As filed with the Securities and Exchange Commission on November 22, 2023

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THE FLEXI GROUP HOLDINGS LTD

(Company number: 2111418)

(Exact name of Registrant as specified in its charter)

N/A

(Translation of Registrant’s name into English)

British Virgin Islands	6512	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Wisma UOA Damansara II, Penthouse 16-1 Level 16, No. 6

Changkat Semantan, Bukit Damansara

50490 Kuala Lumpur, Malaysia

+60 3 2011 9888

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, New York 10168

+1 (212) 947-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christopher Haunschild Joseph Lucosky Lucosky Brookman LLP 101 Wood Avenue South Woodbridge, New Jersey 08830 +1 (732) 395-4400	Mitchell S. Nussbaum David J. Levine Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 +1 (212) 407-4000	Penny Minna Kevin Criddle DLA Piper LLP (US) 6225 Smith Avenue Baltimore, Maryland 21209 +1 (410) 580-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective and all other conditions to the business combination contemplated by the Business Combination Agreement described in the included prospectus have been satisfied or waived.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

☒ Emerging growth company

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED NOVEMBER 22, 2023

Ordinary Shares

The Flexi Group Holdings Ltd

This prospectus relates to the offer and sale of (the “Shares”) ordinary shares, par value $0.0001 per share (“PubCo Ordinary Shares”), of The Flexi Group Holdings Ltd (“PubCo”), a business company with limited liability incorporated under the laws of the British Virgin Islands (“BVI”) and a direct, wholly owned subsidiary of The Flexi Group Limited, a business company with limited liability incorporated under the laws of the BVI (“Flexi”), on a firm commitment basis, at an assumed offering price of $ per share.

On December 5, 2022, PubCo entered into a Business Combination Agreement with TG Venture Acquisition Corp., a special purpose acquisition company (“TGVC”), The Flexi Merger Co. Ltd, a business company with limited liability incorporated under the laws of the BVI and a direct, wholly owned subsidiary of PubCo (“Target Merger Sub”), and Flexi Merger Co. LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of PubCo (“SPAC Merger Sub”), as amended by the First Amendment thereto dated as of August 10, 2023 (as it may be further amended, supplemented, or otherwise modified from time to time, the “Business Combination Agreement”), pursuant to which, among other things, (i) Flexi will merge with and into Target Merger Sub (the “Initial Merger”), upon which the separate existence of Target Merger Sub will cease and Flexi will be the surviving corporation and a direct, wholly owned subsidiary of PubCo, and (ii) TGVC will merge with and into SPAC Merger Sub (the “TGVC Merger” and, together with the Initial Merger, the “Mergers” and the transactions contemplated by the Business Combination Agreement, including the Mergers, the “Business Combination”), upon which the separate existence of SPAC Merger Sub will cease and TGVC will be the surviving corporation and a direct, wholly owned subsidiary of PubCo.

We intend to consummate this offering immediately after the closing of the Business Combination, and the sale of any Shares hereunder is dependent upon the closing of the Business Combination; we will not close this offering or sell any Shares hereunder if the Business Combination is not consummated.

PubCo intends to apply to list the PubCo Ordinary Shares and the PubCo Warrants on The Nasdaq Stock Market LLC (“Nasdaq”) with the ticker symbols “FLXG” and “FLXGW,” respectively.

The actual public offering price per PubCo Ordinary Share in this offering will be determined at the time of pricing between us, the underwriters, and the investors in this offering. Therefore, the assumed public offering price and other items dependent on the offering price used throughout this prospectus may not be indicative of the final offering price.

Following the Business Combination, we will qualify as a “foreign private issuer” as defined under applicable Securities and Exchange Commission (“SEC”) rules and an “emerging growth company” as that term is defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”), and we will be eligible for reduced public company disclosure requirements.

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities. Investing in PubCo’s securities involves a high degree of risk. Please read carefully the section entitled “Risk Factors” beginning on page [•] of this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds to us, before expenses	$	$

(1)	Excludes a non-accountable expense allowance equal to 1% of the public offering price payable to the underwriters. See “Underwriting” beginning on page [•] for additional information regarding the underwriters’ compensation.

We have granted a 45-day option to the representative of the underwriters to purchase up to additional PubCo Ordinary Shares at the public offering price, less underwriting discounts and commissions, solely to cover over-allotments, if any.

The underwriters expect to deliver the Shares to purchasers on or about , 2023.

ThinkEquity

The date of this prospectus is , 2023

The Flexi Group

COMMON GROUND • THE CLUSTER • THE HIVE

ABOUT THE PROSPECTUS

You should rely only on the information contained in this prospectus, any amendment or supplement to this prospectus or any free writing prospectus prepared by us or on our behalf. Any amendment or supplement may also add, update, or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such amendment or supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. See “Where You Can Find More Information.”

Neither we nor the underwriters have authorized any other person to provide you with different or additional information. Neither we nor the underwriters take responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide. The information contained in this prospectus is accurate only as of the date of this prospectus or such other date stated in this prospectus, and our business, financial condition, results of operations and/or prospects may have changed since those dates. This prospectus contains summaries of certain provisions contained in some of the documents described in this prospectus, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to in this prospectus have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, any you may obtain copies of those documents as described under “Where You Can Find More Information.”

Neither we nor the underwriters are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Except as otherwise set forth in this prospectus, neither we nor the underwriters have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

The Flexi name, logos and other trademarks and service marks of Flexi appearing in this prospectus are the property of Flexi. Solely for convenience, some of the trademarks, service marks, logos and trade names referred to in this prospectus are presented without the ® and ™ symbols, but such references are not intended to indicate, in any way, that Flexi will not assert, to the fullest extent under applicable law, its rights or the rights of the applicable licensors to these trademarks, service marks and trade names. This prospectus contains additional trademarks, service marks and trade names of others. All trademarks, service marks and trade names appearing in this prospectus are, to our knowledge, the property of their respective owners. We do not intend our use or display of other companies’ trademarks, service marks, copyrights, or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Certain amounts that appear in this prospectus may not sum due to rounding.

References in this prospectus to “PRC” or “China” means the People’s Republic of China, including the Hong Kong Special Administrative Region of the PRC, the Macau Special Administrative Region of the PRC, and the Taiwan Region, unless otherwise indicated in this prospectus.

IMPORTANT INFORMATION ABOUT IFRS AND NON-IFRS FINANCIAL MEASURES

Flexi’s audited consolidated financial statements as of and for the years ended December 31, 2022 and 2021, and unaudited consolidated financial statements as of and for the six months ended June 30, 2023, included in this prospectus, which are denominated in U.S. Dollars, have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”).

We refer in various places in this prospectus to non-IFRS financial measures, including earnings before interest, taxes, depreciation, and amortization (“EBITDA”). The presentation of non-IFRS information is not meant to be considered in isolation or as a substitute for Flexi’s audited consolidated financial results prepared in accordance with IFRS.

Following the Business Combination, PubCo will qualify as a foreign private issuer and will prepare its financial statements, which will be denominated in U.S. Dollars, in accordance with IFRS. Accordingly, the unaudited pro forma condensed combined financial information and the comparative per share information presented in this prospectus is prepared in accordance with IFRS and is denominated in U.S. Dollars.

INDUSTRY AND MARKET DATA

This prospectus contains estimates, projections, and other information concerning Flexi’s industry and business, as well as data regarding market research, estimates, and forecasts prepared by Flexi’s management. Information that is based on estimates, forecasts, projections, market research, or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. The industry in which Flexi operates is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors.” Unless otherwise expressly stated, Flexi obtained industry, business, market, and other data from reports, research surveys, studies, and similar data prepared by market research firms and other third parties, industry and general publications, government data, and similar sources. Forecasts and other forward-looking information with respect to industry, business, market, and other data are subject to the same qualifications and additional uncertainties as the other forward-looking statements in this prospectus. See “Cautionary Statement Regarding Forward-Looking Statements.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements regarding, among other things, the operational and financial plans, strategies, and prospects of Flexi. These statements are based on the beliefs and assumptions of Flexi’s management. Although Flexi believes that its plans, intentions, and expectations reflected in or suggested by these forward-looking statements are reasonable, Flexi cannot assure you that it will achieve or realize these plans, intentions, or expectations. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events, or results of operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus include, but are not limited to, statements about:

●	the benefits from the Business Combination;

●	any satisfaction or waiver (if applicable) of the conditions to the Business Combination, including, among other things: the satisfaction or waiver of certain customary closing conditions (including the non-existence of a material adverse effect affecting TGVC or Flexi and receipt of certain stockholder approvals contemplated by this prospectus);

●	the occurrence of any other event, change or other circumstances that could give rise to the termination of the Business Combination Agreement;

●	PubCo’s ability to initially list, and once listed, maintain the listing of the PubCo Ordinary Shares on Nasdaq following the Business Combination;

●	PubCo Ordinary Shares’ potential liquidity and trading;

●	Flexi’s expectations regarding future growth and expansion;

●	Flexi’s future financial performance following the Business Combination, including expectations regarding changes in revenues and expenses and expected sources of income in the future;

●	the implementation, market acceptance and success of Flexi’s business model, including the benefits associated with its asset-light model;

●	the impact of the COVID-19 pandemic;

●	PubCo’s ability to raise financing in the future;

●	the success of Flexi in retaining or recruiting, or changes required in, Flexi’s officers, key employees or directors following the completion of the Business Combination; and

●	Flexi’s ability to raise additional financing following the consummation of the Business Combination or otherwise in the future.

These forward-looking statements are based on the beliefs and assumptions of Flexi’s management as of the date of this prospectus. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. Accordingly, forward-looking statements should not be relied upon as representing Flexi’s views as of any subsequent date, and Flexi does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date the statements were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

In addition, statements that Flexi “believes,” and similar statements, reflect Flexi’s beliefs and opinions on the relevant subject. These statements are based upon information available to Flexi as of the date of this prospectus, and while Flexi believes that such information forms a reasonable basis for such statements, such information may be limited or incomplete, and these statements should not be read to indicate that Flexi has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause PubCo’s actual results to differ include:

●	the inability to complete the Business Combination due to the failure to obtain approval of the TGVC stockholders or Flexi shareholders or the failure of other conditions to closing of the Business Combination;

●	the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreement;

●	the outcome of any legal proceedings that may be instituted against TGVC, Flexi or others following announcement of the Business Combination and the transactions contemplated therein;

●	the risk that the proposed transaction disrupts current plans and operations as a result of the announcement and consummation of the Business Combination;

●	the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, the ability of PubCo to grow and manage growth profitably, maintain relationships with customers, compete within its industry and retain its key employees;

●	costs related to the Business Combination;

●	the possibility that Flexi may be adversely impacted by other economic, business, or competitive factors;

●	the significant uncertainty created by the COVID-19 pandemic;

●	Flexi’s success in retaining or recruiting, or changes required in, Flexi’s officers, key employees or directors following the completion of the Business Combination;

●	Flexi may experience difficulties in managing its growth and expanding its operations;

●	the ability of PubCo to maintain an effective system of internal control over financial reporting;

●	the health of the commercial real estate industry;

●	risks associated with Flexi’s real estate assets and increased competition in the commercial real estate industry;

●	the ability of Flexi to manage, develop and refine its platform for managing and powering flexible workspaces and access to Flexi’s customer base;

●	the success of strategic relationships with third parties; and

●	other risks and uncertainties indicated in this prospectus, including those in the section titled “Risk Factors” herein, and other filings that have been made or will be made with the SEC by TGVC or PubCo.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere, or incorporated by reference, in this prospectus. This summary does not contain all the information that you should consider before investing in our securities. Before making an investment decision, you should read this entire prospectus carefully, especially “Risk Factors” and the financial statements and related notes thereto, and the other documents to which this prospectus refers. Some of the statements in this prospectus constitute forward-looking statements that involve risks and uncertainties. See “Cautionary Statement Regarding Forward-Looking Statements” for more information.

Unless otherwise indicated or the context otherwise requires, references in this Summary of the Prospectus to “PubCo” refer to PubCo and its consolidated subsidiaries (including TGVC and Flexi) after giving effect to the Business Combination and references to “Flexi” refer to The Flexi Group Limited and its consolidated subsidiaries.

Our Company

PubCo was incorporated under the laws of the BVI on November 10, 2022 and is a direct, wholly owned subsidiary of Flexi. PubCo was formed for the sole purpose of entering into and consummating the Business Combination. Accordingly, PubCo has no operations, only nominal assets, no liabilities or contingent liabilities, and no outstanding commitments other than as described in the Business Combination Agreement.

Upon consummation of the Business Combination, each of Flexi and TGVC will be a direct, wholly owned subsidiary of PubCo.

As a result of the Business Combination, (i) all outstanding shares of Flexi will be automatically cancelled in exchange for the right to receive a number of PubCo Ordinary Shares determined by reference to the “Flexi Exchange Ratio” calculated in accordance with the Business Combination Agreement, which as of November 20, 2023 was 74.82141, (ii) each outstanding TGVC Unit, comprised of one share of TGVC class A common stock (each, a “TGVC Public Share”) and one warrant to purchase one share of TGVC class A common stock for $11.50 per share (each whole warrant, a “TGVC Warrant”), will be automatically detached and the holder thereof will be deemed to hold one share of TGVC class A common stock and one TGVC Warrant, (iii) each outstanding share of TGVC class B common stock will automatically convert into one share of TGVC class A common stock, (iv) each outstanding share of TGVC class A common stock will be cancelled in exchange for the right to receive one PubCo Ordinary Share, and (v) each outstanding TGVC Warrant will be converted into a warrant to purchase PubCo Ordinary Shares (the “Assumed Warrants” and, together with the warrants to purchase PubCo Ordinary Shares to be issued to the representative of the underwriters in this offering, the “PubCo Warrants”). PubCo will issue up to (i) 26,542,634 PubCo Ordinary Shares and (ii) 17,057,500 Assumed Warrants in the Business Combination. Following the Mergers, the Flexi shareholders will have the right to receive up to an additional 2,900,000 PubCo Ordinary Shares (the “Earnout Shares”) based on PubCo’s achievement of certain revenue thresholds during the two-year period following the closing of the Business Combination.

Flexi

Flexi was formed through the mergers of three prominent coworking brands in the Asia-Pacific region. Hong Kong Hive Limited was incorporated in January 2012 and leveraged award-winning design and accessibility to expand across Asia. Flexi was originally incorporated in February 2015 as The Hive Worldwide Limited (“Hive Worldwide”) to act as a holding company for Hong Kong Hive Limited and other related entities. In April 2021, Hive Worldwide acquired The Cluster, a pioneer of Australia’s coworking industry according to the Melbourne Guide and an established, premium brand. In June 2022, Hive Worldwide acquired Common Ground Works Pte Ltd (“Common Ground”) and began operating all three brands as “The Flexi Group.”

Flexi believes that it is a leading operator and pioneer of “asset-light” flexible workspaces across the Asia-Pacific region. With 43 locations in eight countries, Flexi builds beautifully designed workspaces that inspire genuine connections, unlock flexibility and drive productivity. Flexi has three distinct brands – the Hive, Common Ground and The Cluster – providing a wide range of flexible office solutions to businesses of all sizes, from “hot desk” memberships for start-ups to large, bespoke spaces designed for enterprise customers. Flexi expects that its asset-light growth strategy, whereby it partners with landlords and real estate owners on mutually advantageous joint venture structures rather than entering into traditional lease agreements, will allow it to quickly add new venues with lower capital outlay. Currently, approximately 46.5% of Flexi’s locations are operated pursuant to traditional leases and the remainder are operated under arrangements that Flexi considers to be “asset-light” arrangements.

On a combined basis, Flexi has more than 25 years of experience in designing, building, and operating flexible workspaces in Australia, Singapore, Malaysia, Hong Kong, Taiwan, Thailand, the Philippines, and Vietnam. Flexi was an early adopter of the asset-light flexible workspace model in the Asia-Pacific region, beginning implementation in 2017 when few, if any, competing operators employed this method.

The mailing address of Flexi’s principal executive office is Wisma UOA Damansara II, Penthouse 16-1 Level 16, No. 6, Changkat Semantan, Bukit Damansara, 50490 Kuala Lumpur, Malaysia, and its phone number is + 60 3 2011 9888.

Upon the earlier of the effectiveness of the registration statement of which this prospectus is a part or the registration statement with respect to the Business Combination, PubCo will report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as a non-U.S. public company with foreign private issuer status. Even after PubCo no longer qualifies as an emerging growth company, as long as PubCo continues to qualify as a foreign private issuer under the Exchange Act, PubCo will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or Current Reports on Form 8-K, upon the occurrence of specified significant events.

In addition, PubCo will not be required to file annual reports and financial statements with the SEC as promptly as U.S. domestic companies whose securities are registered under the Exchange Act, and will not be required to comply with Regulation FD, which restricts the selective disclosure of material information.

As a foreign private issuer, PubCo will be permitted and intends to follow home country corporate governance practices instead of certain corporate governance practices required by Nasdaq for U.S. domestic issuers. For further information, see the section of this prospectus titled “Foreign Private Issuer Exemption.”

As of the date of this prospectus, the directors of PubCo are Christopher Ian Edwards, Constant Tedder, Erman Akinci, Juhn Teo and Alexis Grolin.

The address of PubCo’s registered office is Conyers Trust Company (BVI) Limited, Wickhams Cay 1, PO Box 3140, Road Town, Tortola, BVI VG1110 and its registration number is 2111418. Upon the closing of the Business Combination, the principal office of PubCo will be that of Flexi: Wisma UOA Damansara II, Penthouse 16-1 Level 16, No. 6, Changkat Semantan, Bukit Damansara, 50490 Kuala Lumpur, Malaysia, and its phone number is + 60 3 2011 9888.

Reliance on Dividends

Flexi is a holding company and has no material assets other than its ownership interests in its subsidiaries that own and operate each of Flexi’s locations. Flexi has no independent means of generating revenue. Flexi intends to cause its subsidiaries to make distributions in an amount sufficient to cover all applicable taxes and other expenses payable and dividends, if any, declared by it. To the extent that Flexi needs funds, and one or more of its subsidiaries is restricted from making such distributions under applicable law or regulation, or is otherwise unable to provide such funds, it could materially adversely affect Flexi’s liquidity and financial condition.

PubCo’s cash is expected to be primarily held by PubCo and by its subsidiaries located in Hong Kong, Singapore, Malaysia, Australia, and Vietnam, and it does not believe that there are any significant restrictions on their ability to distribute these funds to PubCo from their respective distributable profits or other distributable reserves in accordance with applicable laws. While PubCo does not currently have any mainland China subsidiaries, there would be restrictions on the ability of any future mainland China subsidiaries to pay dividends under mainland China laws and regulations. In particular, any of PubCo’s future mainland China subsidiaries would be permitted to pay dividends only out of their respective accumulated after-tax profits after making up losses as determined in accordance with mainland China accounting standards and regulations. In addition, any of PubCo’s future mainland China subsidiaries would be required to set aside at least 10% of its accumulated after-tax profits each year, if any, to fund a statutory reserve fund, until the aggregate amount of such fund reaches 50% of its registered capital. Such reserve funds could not be distributed to PubCo as dividends. At its discretion, any future mainland China subsidiary could allocate a portion of its after-tax profits based on mainland China accounting standards to a discretionary common reserve.

Any future mainland China subsidiaries would likely generate a portion of their revenue in Renminbi, which is not freely convertible into other currencies. As a result, any restriction on currency exchange may limit the ability of any such mainland China subsidiaries to use their Renminbi revenues to pay dividends to PubCo.

In addition, the Enterprise Tax Law of the People’s Republic of China (the “EIT Law”) and its implementing rules provide that dividends paid by a mainland China entity to a nonresident enterprise for income tax purposes is subject to mainland China withholding tax at a rate of 10%, subject to reduction by an applicable tax treaty with mainland China. Pursuant to the Arrangement between mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, the withholding tax rate in respect to the payment of dividends by a mainland China enterprise to a Hong Kong enterprise may be reduced to 5% from a standard rate of 10% if the Hong Kong enterprise directly holds at least 25% of the mainland China enterprise. Pursuant to the Notice of the State Administration of Taxation (“SAT”) on the Issues concerning the Application of the Dividend Clauses of Tax Agreements (“SAT Circular 81”), a Hong Kong resident enterprise must meet the following conditions, among others, in order to apply the reduced withholding tax rate: (i) it must be a company; (ii) it must directly own the required percentage of the total owner’s equity and the proportion of the voting shares in the mainland China resident enterprise; and (iii) it must have directly owned such required percentage in the mainland China resident enterprise throughout the consecutive 12 months prior to receiving the dividends. In October 2019, the SAT promulgated the Administrative Measures for Nonresident Taxpayers to Enjoy Treatment under Tax Treaties (“SAT Circular 35”), which became effective on January 1, 2020. SAT Circular 35 provides that nonresident enterprises are not required to obtain pre-approval from the relevant tax authority in order to enjoy the reduced withholding tax. Instead, nonresident enterprises and their withholding agents may, by self-assessment and on confirmation that the prescribed criteria to enjoy the tax treaty benefits are met, directly apply the reduced withholding tax rate, and file necessary forms and supporting documents when performing tax filings, which will be subject to post-tax filing examinations by the relevant tax authorities. Accordingly, Flexi’s Hong Kong subsidiary may be able to benefit from the 5% withholding tax rate for dividends it receives from any future mainland China subsidiaries, if it satisfies the conditions prescribed under SAT Circulate 81 and other relevant tax rules and regulations. However, according to SAT Circular 81 and SAT Circular 35, if the relevant tax authorities consider the transactions or arrangements between a mainland China enterprise and a non-mainland China enterprise are for the primary purpose of enjoying a favorable tax treatment, the relevant tax authorities may adjust the favorable withholding tax in the future.

Furthermore, if certain procedural requirements are satisfied, the payment of current account items, as defined in the relevant PRC laws and regulations, including profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from mainland China’s State Administration of Foreign Exchange or its local branches. However, where Renminbi is to be converted into foreign currency and remitted out of mainland China to pay capital expenses, such as the repayment of loans denominated in foreign currencies, approval from or registration with competent government authorities or their authorized banks is required. The mainland China government may take measures at its discretion from time to time to restrict access to foreign currencies for current account or capital account transactions. To the extent that PubCo desires to use funds from any future mainland China subsidiaries to fund its operations, the foreign exchange control system could prevent PubCo from obtaining sufficient foreign currencies to satisfy its foreign currency demands, and PubCo may not be able to pay dividends in foreign currencies to any offshore intermediate holding companies or ultimate parent company, or to its shareholders or investors in PubCo Ordinary Shares. Further, we cannot assure you that new regulations or policies that may further restrict the remittance of Renminbi into or out of mainland China will not be promulgated in the future. We cannot assure you, in light of the restrictions in place, or any amendment that might be made from time to time, that future PubCo mainland China subsidiaries, if any, will be able to satisfy their respective payment obligations that are denominated in foreign currencies, including the remittance of dividends outside of mainland China.

Legal and Operational Risks Associated with Flexi’s Operations in Hong Kong

While Flexi has operations in Hong Kong, it currently does not have operations in mainland China, does not generate revenues from mainland China, and does not provide services or conduct sales or marketing activities in mainland China or to residents in mainland China. Accordingly, Flexi is not regulated by any regulatory authorities in mainland China. Pursuant to the Basic Law, which is a national law of mainland China and the constitutional document for Hong Kong, national laws of mainland China shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law and applied locally by promulgation or local legislation. The Basic Law expressly provides that the national laws of mainland China, which may be listed in Annex III of the Basic Law, shall be confined to those relating to defense and foreign affairs as well as other matters outside the autonomy of Hong Kong. While the National People’s Congress has the power to amend the Basic Law, the Basic Law also expressly provides that no amendment to the Basic Law shall contravene the basic policies of the PRC regarding Hong Kong. As a result, national laws of mainland China not listed in Annex III of the Basic Law (and any regulatory notices issued pursuant to those national laws) do not apply to Hong Kong-based businesses. Nonetheless, the legal and operational risks associated with operating in mainland China apply to companies with operations in Hong Kong.

Except as set forth above, the laws in mainland China are expected to apply to mainland China-based businesses and not businesses in Hong Kong, which operate under a different set of laws from mainland China. Nonetheless, the legal and operational risks associated with operating in mainland China apply to companies with operations in Hong Kong. The laws and regulations in the PRC continue to evolve, and their enactment timetable, interpretation, and implementation involve significant uncertainties.

As Flexi maintains operations in Hong Kong, a Special Administrative Region of the PRC, there is no guarantee that certain existing or future laws of mainland China will not become applicable to a company such as Flexi. Given the mainland China government’s significant oversight over the conduct of business operations in the PRC, and in light of (a) mainland China’s recent extension of authority not only in mainland China but also into Hong Kong and (b) the fact that rules and regulations in China can change quickly with little or no advance notice, there are risks and uncertainties that Flexi cannot foresee at this time. For example, (i) the government of Hong Kong may (x) enact similar laws and regulations to those in mainland China, which may seek to exert control over business combinations conducted by Hong Kong-based subsidiaries or their parent companies or (y) implement laws on such business activities to be more aligned with mainland China, and (ii) certain mainland China laws and regulations may become applicable in Hong Kong in the future. To the extent that any mainland China laws and regulations become applicable to Flexi, Flexi may be subject to the risks and uncertainties associated with the evolving laws and regulations of mainland China, their interpretation and implementation, and the legal and regulatory system in mainland China more generally, including with respect to the enforcement of laws and the possibility of changes of rules and regulations with little or no notice. If certain mainland China laws and regulations, including existing laws and regulations and those enacted or promulgated in the future, were to become applicable to companies such as Flexi or its subsidiaries in the future, the application of such laws and regulations may have a material adverse impact on Flexi’s business, financial condition, results of operations, and prospects and its ability to offer securities to investors, any of which may, in turn, cause the value of Flexi’s securities to significantly decline or become worthless.

Relevant organizations of mainland China’s government have made recent statements or recently taken regulatory actions related to cybersecurity, data security, anti-monopoly, and overseas listings of mainland China-based businesses. For example, in addition to the Cybersecurity Review Measures issued by the Cyberspace Administration of China (the “CAC”), relevant mainland China government agencies have recently taken anti-trust enforcement action against certain mainland China-based businesses. Flexi’s management understands that such enforcement action was taken pursuant to the mainland China Anti-Monopoly Law that applies to monopolistic activities in domestic economic activities in mainland China and monopolistic activities outside mainland China that eliminate or restrict market competition in mainland China. In addition, in July 2021, the mainland China government provided new guidance on mainland China-based companies raising capital outside of mainland China, including through variable interest entities (“VIEs”). In light of such developments, the SEC has imposed enhanced disclosure requirements on mainland China-based companies seeking to register the offer and sale of securities with the SEC.

Additionally, on February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) published the Overseas Listing Filing Rules, which became effective on March 31, 2023 and regulate both direct and indirect overseas offering and listing of mainland China-based companies by adopting a filing-based regulatory regime. According to the Overseas Listing Filing Rules, if the issuer meets both of the Criteria for CSRC Filing, the overseas securities offering and listing conducted by such issuer shall be deemed as an indirect overseas offering and listing: (i) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by domestic mainland China-based companies; and (ii) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in mainland China, or the senior managers in charge of its business operation and management are mostly citizens of mainland China or domiciled in mainland China. As of the date of this filing, neither Flexi nor PubCo, whether prior to or after the consummation of the Business Combination, meet the Criteria for CSRC Filing.

While Flexi currently does not have any operations in mainland China, there is no guarantee that the recent statements or regulatory actions by the relevant organizations of mainland China’s government, including statements relating to the Data Security Law, the Personal Information Protection Law of the People’s Republic of China (the “Personal Information Protection Law”), and VIEs, as well as the anti-monopoly enforcement actions will continue not to apply to Flexi. Should such statements or regulatory actions apply to companies such as Flexi or its subsidiaries in the future, it could have a material adverse impact on Flexi’s business, financial condition, results of operations, and prospects, its ability to accept foreign investments, and its ability to offer or continue to offer securities to investors on a U.S. or other international securities exchange, any of which may, in turn, cause the value of Flexi’s securities to significantly decline or become worthless. We cannot predict the extent of such impact if such events were to occur.

Flexi may also become subject to the laws and regulations of mainland China to the extent that it commences business and customer facing operations in mainland China as a result of any future partnership, acquisition, expansion, or organic growth.

As Flexi maintains operations in Hong Kong, it is subject to certain Hong Kong laws and regulations. As of the date of this filing, Flexi believes that it is in compliance with each of the Hong Kong laws and regulations to which it is subject.

The Personal Data (Privacy) Ordinance (the “PDPO”) imposes a statutory duty on data users to comply with the requirements of the Data Protection Principles. The PDPO provides that a data user shall not do an act, or engage in a practice, that contravenes a Data Protection Principle unless the act or practice, as the case may be, is required or permitted under the PDPO. The six Data Protection Principles are: (i) purpose and manner of collection of personal data; (ii) accuracy and duration of retention of personal data; (iii) use of personal data; (iv) security of personal data; (v) information to be generally available; and (vi) access to personal data. Non-compliance with a Data Protection Principle may lead to a complaint to the Privacy Commissioner. The Privacy Commissioner may serve an enforcement notice to direct the data user to remedy the contravention and/or instigate prosecution actions. A data user who contravenes an enforcement notice commits an offense that may lead to a fine and imprisonment. The PDPO criminalizes, including, but not limited to, the misuse or inappropriate use of personal data in direct marketing activities, non-compliance with a data access request, and the unauthorized disclosure of personal data obtained without the relevant data user’s consent. An individual who suffers damage, including injured feelings, by reason of a contravention of the PDPO in relation to his or her personal data may seek compensation from the data user concerned. As of the date hereof, Flexi’s Hong Kong subsidiary does not collect, process, or use personal information of entities or individuals other than what is necessary for its business, does not disseminate such information, and does not conduct any data processing activities in mainland China.

The Competition Ordinance prohibits and deters undertakings in all sectors from adopting anticompetitive conduct that has the objective or effect of preventing, restricting or distorting competition in Hong Kong. The Competition Ordinance prohibits three forms of behavior to prevent and discourage anti-competitive conduct: (i) agreements between undertakings that have the objective or effect of preventing, restricting or distorting competition in Hong Kong; (ii) engaging in conduct that has the objective or effect of preventing, restricting or distorting competition in Hong Kong by undertakings with a substantial degree of market power in a market; and (iii) mergers that have or are likely to have the effect of substantially lessening competition in Hong Kong. Currently, the merger rule only applies to the telecommunications sector. Each of the aforesaid rules is, however, subject to a number of exclusions and exemptions.

Pursuant to section 82 of the Competition Ordinance, if the Competition Commission has reasonable cause to believe that (i) a contravention of the first conduct rule has occurred; and (ii) the contravention does not involve serious anti-competitive conduct, it must, before bringing proceedings in the Competition Tribunal against the undertaking whose conduct is alleged to constitute the contravention, issue a notice to the undertaking. However, under section 67 of the Competition Ordinance, where a contravention of the first conduct rule has occurred and the contravention involves serious anti-competitive conduct or a contravention of the second conduct rule has occurred, the Competition Commission may, instead of bringing proceedings in the Competition Tribunal in the first instance, issue an Infringement Notice to the person against whom it proposes to bring proceedings, offering not to bring those proceedings on condition that the person makes a commitment to comply with requirements of the Infringement Notice.

In the event of breaches of the Competition Ordinance, the Competition Tribunal may make orders including: imposing a pecuniary penalty if satisfied that an entity has contravened a competition rule; disqualifying a person from acting as a director of a company or taking part in the management of a company; prohibiting an entity from making or giving effect to an agreement; modifying or terminating an agreement; and requiring the payment of damages to a person who has suffered loss or damage.

Under the Inland Revenue Ordinance, where an employer commences to employ in Hong Kong an individual who is or is likely to be chargeable to tax, or any married person, the employer shall give a written notice to the Commissioner of Inland Revenue not later than three months after the date of commencement of such employment. Where an employer ceases or is about to cease to employ in Hong Kong an individual who is or is likely to be chargeable to tax, or any married person, the employer shall give a written notice to the Commissioner of Inland Revenue not later than one month before such individual ceases to be employed in Hong Kong.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect to dividends paid by Hong Kong companies.

The diagram below depicts a simplified version of our organizational structure immediately following the closing of the Business Combination and this offering, together with the governing law of each corporate entity.

Implications of Being an “Emerging Growth Company” and a “Foreign Private Issuer”

PubCo qualifies as an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012. As an “emerging growth company,” PubCo may take advantage of certain exemptions from specified disclosure and other requirements that are otherwise generally applicable to public companies. These exemptions include:

●	not being required to comply with the auditor attestation requirements for the assessment of our internal control over financial reporting provided by Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”);

●	reduced disclosure obligations regarding executive compensation; and

●	not being required to hold a nonbinding advisory vote on executive compensation or seek shareholder approval of any golden parachute payments not previously approved.

PubCo may take advantage of these reporting exemptions until it is no longer an “emerging growth company.”

PubCo will also be considered a “foreign private issuer” and will report under the Exchange Act as a non-U.S. company with “foreign private issuer” status. This means that, even after PubCo no longer qualifies as an “emerging growth company,” as long as it qualifies as a “foreign private issuer” under the Exchange Act, it will be exempt from certain provisions of the Exchange Act that are applicable to U.S. public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events

PubCo may take advantage of these reporting exemptions until such time that it is no longer a “foreign private issuer.” PubCo could lose its status as a “foreign private issuer” under current SEC rules and regulations if more than 50% of PubCo’s outstanding voting securities become directly or indirectly held of record by U.S. holders and any one of the following is true: (i) the majority of PubCo’s directors or executive officers are U.S. citizens or residents; (ii) more than 50% of PubCo’s assets are located in the United States; or (iii) PubCo’s business is administered principally in the United States.

PubCo may choose to take advantage of some but not all of these reduced burdens. PubCo has taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained in this prospectus may be different from the information you receive from PubCo’s competitors that are public companies, or other public companies in which you have made an investment.

As a foreign private issuer, PubCo will also be permitted to follow certain home country corporate governance practices instead of those otherwise required under the applicable rules of Nasdaq for domestic U.S. issuers. In order to rely on this exception, PubCo is required to disclose each Nasdaq rule that it does not intend to follow and describe the home country practice that it will follow in lieu thereof. For further information, see the section of this prospectus titled “Foreign Private Issuer Exemption.”

Summary of Risk Factors

Investing in our securities entails a high degree of risk as more fully described under “Risk Factors.” You should carefully consider such risks before deciding to invest in our securities. These risks include, among others:

●	Flexi has a history of losses and may not be able to achieve or maintain profitability in the future.

●	If Flexi is unable to effectively manage recent and expected future growth, its financial performance and future prospects will be adversely affected.

●	Flexi may not be able to retain existing members or attract new members in sufficient numbers or at sufficient rates to sustain or increase its membership.

●	An economic downturn or subsequent decline in market rents may result in increased member terminations and could adversely affect Flexi’s results of operations.

●	The long-term and fixed-cost nature of a portion of Flexi’s leases may limit its ability to operate effectively and could adversely affect Flexi’s liquidity and financial performance.

●	Flexi’s current and projected portfolio contains a significant portion of joint venture agreements with developers, asset owners, and landlords, and a portion contain early termination clauses, which may impact Flexi’s revenues and profitability at any time.

●	A significant part of Flexi’s growth strategy will be through joint ventures with developers, asset owners and landlords, and disputes with Flexi’s partners may adversely affect its interest in these joint ventures.

●	Flexi’s success depends on its ability to maintain the value and reputation of its brands and the success of its partnerships.

●	The COVID-19 pandemic has adversely impacted Flexi’s business and may continue to do so.

●	Flexi may be unable to adequately protect or prevent unauthorized use of its intellectual property rights and may be prevented by third parties from using or registering its intellectual property.

●	Security breaches and other disruptions could disrupt Flexi’s business, result in the disclosure of confidential information, damage Flexi’s reputation, and create significant financial and legal exposure.

●	Flexi’s ability to secure new locations may be adversely affected by changes in market conditions or its health.

●	A portion of Flexi’s growth relies on its ability to execute on acquisitions, often in markets where it does not have any footprint or experience, which holds risks as acquisitions may not bring the desired results, may divert management’s attention or Flexi may not be successful in pursuing investment and acquisition opportunities.

●	Flexi’s expansion and ability to accelerate growth is limited by the risks associated with the design, development, and construction of the locations into which it expands.

●	Flexi’s costs relating to the preparation, maintenance, repair, refurbishment, and reinstatement of its locations may be higher than it has anticipated.

●	Flexi’s only material assets are its ownership interests in its subsidiaries, and Flexi is accordingly dependent upon distributions from its subsidiaries to pay dividends and expenses.

●	Flexi’s business, financial condition, results of operations, and prospects may be materially and adversely affected because certain laws and regulations of the PRC are applicable to Flexi and its subsidiaries.

●	The recent state government interference into business activities of U.S. listed mainland China-based companies may negatively impact Flexi’s existing and future operations in the PRC.

●	PubCo shareholders may experience difficulties in effecting service of legal process in the U.S. and enforcing civil liabilities in the PRC against PubCo and certain of its directors and officers.

●	Certain rules and regulations of mainland China establish certain procedures for some acquisitions of mainland China-based companies by foreign investors that could make it more difficult for PubCo to pursue growth through future acquisitions in mainland China.

●	Interpretation of mainland China laws and their implementation in Hong Kong involve uncertainty.

●	PubCo may be exposed to liabilities under anti-corruption laws.

●	The PRC government may issue further restrictive measures in the future that could adversely affect PubCo’s business and prospects.

●	Flexi’s Hong Kong subsidiary may be subject to a variety of laws and other obligations regarding cybersecurity and data protection, and any failure to comply with applicable laws and obligations could have a material and adverse effect on its business, financial condition, and results of operations.

●	It may be difficult for overseas shareholders and/or regulators to conduct investigation or collect evidence within China (including Hong Kong).

●	The Hong Kong legal system embodies uncertainties that could limit the legal protections available to Flexi and PubCo.

●	If the mainland China government determines that PubCo is a mainland China-based issuer, the mainland China government would be able to intervene in and influence PubCo’s operations at any time and such governmental or regulatory interference could result in a material change in PubCo’s operations and/or the value of the PubCo Ordinary Shares.

●	Fluctuations in currency exchange rates could result in declines in Flexi’s reported revenue and operating results.

●	Flexi may be exposed to risks in operating or investing in Southeast Asia.

●	Negative publicity could damage Flexi’s brand image and corporate reputation and may cause its business to suffer.

●	Flexi operates in a hyper-competitive industry, often competing with dozens of other operators for the same business.

●	Flexi’s business depends on hiring, developing, retaining, and motivating highly skilled and dedicated team members, and failure to do so, including turnover in Flexi’s senior management and other key personnel, could have a material adverse effect on Flexi’s business.

●	While TGVC and Flexi work to complete the Business Combination, Flexi’s management’s focus and resources may be diverted from operational matters and other strategic opportunities.

●	PubCo may be exposed to unknown or contingent liabilities after the Business Combination and may be required to subsequently take write-downs/offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition, results of operations and the price of its securities.

●	PubCo will incur significant increased expenses and administrative burdens as a public company, which could have an adverse effect on its business, financial condition, and results of operations.

●	The historical financial results of Flexi and unaudited pro forma financial information included elsewhere in this prospectus may not be indicative of what Flexi’s actual financial position or results of operations would have been if it were a public company.

●	The loss of certain Flexi key personnel after the consummation of the Business Combination could negatively impact PubCo’s operations and financial results.

●	PubCo does not expect to declare any dividends in the foreseeable future.

●	If, following the Business Combination, securities or industry analysts do not publish or cease publishing research or reports about PubCo, its business, or its market, or if they change their recommendations regarding PubCo’s securities adversely, the price and trading volume of PubCo’s securities could decline.

●	There can be no assurance that the PubCo Ordinary Shares will remain listed on Nasdaq.

●	A market for the PubCo Ordinary Shares may not continue, which would adversely affect the liquidity and price of the PubCo Ordinary Shares.

●	If the Business Combination’s benefits do not meet the expectations of investors or securities analysts, the market price of the PubCo Ordinary Shares may decline.

●	The requirements of being a public company may strain PubCo’s resources, divert PubCo’s management’s attention and affect PubCo’s ability to attract and retain qualified board members.

●	PubCo will be deemed to be an “emerging growth company” and, as a result of the reduced disclosure and governance requirements applicable to emerging growth companies, PubCo Ordinary Shares may be less attractive to investors.

●	As PubCo is incorporated under the laws of the BVI, it may be more difficult for its shareholders to protect their rights and enforce judgments against PubCo than it would if they were shareholders of a company incorporated in another jurisdiction.

●	The rights of PubCo’s shareholders are not as extensive as those rights of shareholders of U.S. corporations.

●	PubCo will be exempt from a number of U.S. securities laws and rules promulgated thereunder and will be permitted to publicly disclose less information than U.S. public companies must. This may limit the information available to holders of PubCo Ordinary Shares.

●	PubCo will be permitted, and intends, to follow certain home country corporate governance practices instead of otherwise applicable Nasdaq corporate governance requirements, and this may result in less investor protection than that afforded to investors under rules applicable to domestic U.S. issuers.

●	PubCo may lose its foreign private issuer status in the future, which could result in significant additional costs and expenses. This would subject PubCo to accounting principles generally accepted in the United States of America reporting requirements that may be difficult for it to comply with.

●	PubCo will be required to comply with economic substance requirements in the BVI.

Corporate Information

PubCo was incorporated as a business company under the laws of BVI on November 10, 2022, solely for the purpose of effectuating the Business Combination described herein. Following the Business Combination, PubCo will be considered a foreign private issuer as defined in Rule 3b-4 under the Exchange Act.

At formation, PubCo was authorized to issue a maximum of 50,000 ordinary shares of a single class without par value. Under PubCo’s Amended and Restated Memorandum and Articles of Association, PubCo is authorized to issue 200,000,000 PubCo Ordinary Shares. One ordinary share of PubCo has been issued and currently represents the sole issued and outstanding share of PubCo. For descriptions of PubCo’s securities, please see the section of this prospectus titled “Description of PubCo’s Securities.” The objectives for which PubCo is established are unrestricted and PubCo has full power and authority to carry out any objective not prohibited by the laws of the BVI.

Prior to the consummation of the Business Combination, the sole shareholder of PubCo is Flexi. Currently, the directors of PubCo are Christopher Ian Edwards, Constant Tedder, Erman Akinci, Juhn Teo, and Alexis Grolin. Upon the closing of the Business Combination, the board of directors of PubCo (the “PubCo Board”) will consist of no less than five individuals, two of whom may be designated by TGVC’s sponsor, Tsangs Group Holdings Limited (the “Sponsor”), and that complies with all diversity requirements under applicable law. We expect that the Sponsor will decline to designate any initial members of the PubCo Board and, as a result, that the PubCo Board upon consummation of the Business Combination will consist of Christopher Ian Edwards, Constant Tedder, Erman Akinci, Juhn Teo, and Alexis Grolin.

The mailing address of PubCo’s registered office is Commerce House, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, British Virgin Islands VG 1110. After the consummation of the Business Combination, PubCo’s principal executive office will be located at Wisma UOA Damansara II, Penthouse 16-1 Level 16, No. 6, Changkat Semantan, Bukit Damansara.

Flexi’s principal website is www.theflexigroup.com. We do not incorporate the information thereon, or accessible through, such website into this prospectus, and you should not consider it a part of this prospectus.

THE OFFERING

The summary below describes the principal terms of the offering. The “Description of PubCo’s Securities” section of this prospectus contains a more detailed description of the PubCo Ordinary Shares.

Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors.”

PubCo Ordinary Shares offered by us	[_______] shares.

PubCo Ordinary Shares to be outstanding after this offering(1)	[_______] shares ([______] shares if the underwriters exercise their over-allotment option in full).

Underwriters’ option to purchase additional shares	We have granted the underwriters an option for a period of 45 days to purchase up to an additional [_______] PubCo Ordinary Shares.

Use of proceeds	We estimate that the net proceeds from this offering will be approximately $[________], or approximately $[_________], if the underwriters exercise their over-allotment option in full, at an assumed initial public offering price of $[_____] per share, after deducting the underwriting discounts, commissions and estimated offering expenses payable by us. We intend to use net proceeds from this offering primarily to pay transaction expenses incurred in connection with the Business Combination and for working capital and other general corporate purposes. For additional information regarding our proposed use of proceeds, see “Use of Proceeds.”

Lock-up agreements	As of the effective date of the registration statement of which this prospectus is a part, we and our executive officers and directors, TGVC, certain affiliates of the Sponsor, and holders of more than 5% of the issued and outstanding PubCo Ordinary Shares, have agreed with the underwriters, subject to certain exceptions, not to sell, transfer, or dispose of their PubCo Ordinary Shares or similar securities for a period of six months from the date of this prospectus, excluding 5% of the PubCo Ordinary Shares owned by such person. For additional information regarding our arrangement with the underwriters, see “Underwriting.”

Risk factors	Investment in the PubCo Ordinary Shares involves substantial risks. See “Risk Factors” beginning on page [•] and other information included in this prospectus for a discussion of factors to consider carefully before deciding to invest in PubCo Ordinary Shares.

Proposed trading market and symbol	We intend to apply to list the PubCo Ordinary Shares and the PubCo Warrants on Nasdaq with the ticker symbols “FLXG” and “FLXGW,” respectively.

(1)	The number of PubCo Ordinary Shares that will be outstanding after this offering assumes that PubCo issues [______] PubCo Ordinary Shares in the Business Combination (based on [______] Flexi Shares outstanding as of [____], 2023 and an assumed Flexi Exchange Ratio of 74.82141, [_____] shares of TGVC common stock outstanding as of [____], 2023, and that no holders of TGVC Public Shares (the “TGVC Public Stockholders”) exercise their redemption rights in connection with the Business Combination), and excludes:

	●	17,057,500 PubCo Ordinary Shares that will be issuable pursuant to the Assumed Warrants;

	●	the 2,900,000 Earnout Shares;

	●	PubCo Ordinary Shares issuable pursuant to warrants underlying any loans that may be provided to TGVC by the Sponsor for working capital;

	●	up to [_______] shares pursuant to the underwriters’ over-allotment option; and

	●	[_______] PubCo Ordinary Shares issuable upon exercise of warrants to be issued to the representative of the underwriters (the “Representative’s Warrants”) at the closing of this offering at an exercise price of $[____] (assuming an initial public offering price of $[___] per share).

SUMMARY OF SELECTED HISTORICAL FINANCIAL INFORMATION AND OPERATING DATA OF FLEXI

The information presented below is derived from Flexi’s audited consolidated financial statements as of and for the fiscal years ended December 31, 2022, and December 31, 2021, and its unaudited financial statements as of and for the six months ended June 30, 2023, included elsewhere in this prospectus. The information presented below should be read alongside Flexi’s consolidated financial statements and accompanying footnotes included elsewhere in this prospectus. You should read the following financial data together with “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The summary consolidated financial data in this section is not intended to replace Flexi’s consolidated financial statements and related notes and are qualified in their entirety thereby. Flexi’s historical results are not necessarily indicative of the results to be expected in the future or for any full year period.

		For the year ended
	For the six months ended June 30, 2023	December 31, 2022	December 31, 2021
Income Statement Data:
Revenue from operations	$11,425,670	$18,105,055	$11,937,078
Cost of sales	(4,500,292)	(7,725,291)	(6,366,591)
Gross profit	6,925,378	10,379,764	5,570,487

Other income/(expense)	395,615	139,223	(743,857)
Administration expenses	(7,557,411)	(13,033,558)	(7,951,446)
Net impairment losses of financial assets	—	(47,620)	—
Finance cost	(679,302)	(1,177,589)	(996,728)
Share of profit from equity accounted investments	(79,160)	(140,142)	—
Loss before income tax expense	(994,880)	(3,879,922)	(4,121,544)
Income tax (expense)/benefit	(93,085)	(182,145)	828,632
Loss for the year	(1,087,965)	(4,062,067)	(3,292,912)
Loss attributable to
Non-controlling interest	7,070	(36,864)	—
Owners of the parent	$(1,095,035)	$(4,025,203)	$(3,292,912)

	As of June 30, 2023
	Actual	Pro Forma(1)	Pro Forma as Adjusted(2)
Balance Sheet Data:
Intangible assets	$55,160,286
Property, plant and equipment	$22,477,782
Total non-current assets	$88,851,484
Total current assets	$5,305,381
Total assets	$94,156,865
Lease liabilities	$20,657,705
Total non-current liabilities	$26,928,913
Trade and other payables	$11,790,186
Total current liabilities	$17,320,795
Total liabilities	$44,249,708
Total equity	$49,907,157

(1) Presents pro forma data for PubCo and gives effect to the Business Combination as if it had occurred on June 30, 2023, assuming that PubCo issues [______] PubCo Ordinary Shares in the Business Combination (based on [______] Flexi Shares outstanding as of [____], 2023 and an assumed Flexi Exchange Ratio of 74.82141, [_____] shares of TGVC common stock outstanding as of [____], 2023, and that no TGVC Public Stockholders exercise their redemption rights in connection with the Business Combination), and excludes the Earnout Shares and the PubCo Ordinary Shares that will be issuable pursuant to the Assumed Warrants, the Representative’s Warrants, and warrants underlying any loans that may be provided to TGVC by the Sponsor for working capital.

(2) Presents pro forma data for PubCo giving additional effect to the sale of [______] PubCo Ordinary Shares in this offering at the assumed initial public offering price of $[____] per Share after deducting underwriting discounts and commissions and estimated offering expenses payable by us, as if the sale had occurred on June 30, 2023.

		For the year ended
	For the six months ended June 30, 2023	December 31, 2022	December 31, 2021
Cash Flow Statement Data:
Net cash from operating activities	$4,663,902	$6,970,784	$3,604,384
Net cash used in investing activities	(113,445)	(590,190)	(2,421,525)
Net cash used in financing activities	(4,646,651)	(8,380,651)	(2,915,687)
Net increase in cash and cash equivalents	(96,194)	(2,000,057)	(1,732,826)
Cash and cash equivalents at beginning of year	3,297,485	2,251,884	2,720,412
Effect of foreign exchange rate changes	55,116	(99,074)	1,264,299
Cash acquired on acquisition	—	3,144,732	—
Cash and cash equivalents at end of year	$3,256,407	$3,297,485	$2,251,884

RISK FACTORS

An investment in our securities is highly speculative, involves a high degree of risk and should be made only by investors who can afford a complete loss. If any of the following risks actually occurs, then our business, financial condition or results of operations could be materially adversely affected, the trading of the PubCo Ordinary Shares could decline, and you may lose all or part of your investment therein. Unless otherwise indicated or the context otherwise requires, references in this section to PubCo refer to PubCo and its consolidated subsidiaries (including TGVC and Flexi) after giving effect to the Business Combination. References in this section to “Flexi” refer to The Flexi Group Limited and its subsidiaries. In addition to the risks outlined below, risks and uncertainties not presently known to us or that we currently consider immaterial may also impair our business operations. Potential risks and uncertainties that could affect our operating results and financial condition include, without limitation, the following:

Risks Related to Flexi’s Business and Industry

Flexi has a history of losses and may not be able to achieve or maintain profitability in the future.

On a pro forma basis Flexi has incurred net losses in each fiscal year since its inception. As of June 30, 2023, Flexi had accumulated losses of $29.4 million. Flexi expects to continue to incur significant costs and expenses associated with the operation and development of an expanding business. These efforts may prove more expensive than Flexi currently anticipates, and Flexi may not succeed in increasing its revenue sufficiently, or at all, to offset these higher expenses and to achieve and maintain profitability. Growth of Flexi’s revenue may slow or revenue may decline for a number of possible reasons, including a decrease in Flexi’s ability to attract and retain members, a failure to increase the number of Flexi’s landlord partners, an increase in competition, and a decrease in the growth of Flexi’s overall markets compared to current expectations. If Flexi is unable to address these risks and challenges as it encounters them, Flexi’s business and operating results may be adversely affected, and it may not be able to achieve or sustain profitability.

Flexi’s workforce and operations have grown substantially since its inception, and Flexi expects that they will continue to do so. If Flexi is unable to effectively manage that growth, its financial performance and future prospects will be adversely affected.

Flexi has experienced rapid growth since its inception. For example, the number of Flexi’s full-time employees has increased from 63 as of December 31, 2017, to 177 as of June 30, 2023. Flexi is committed to expanding its global operations. Such expansion will increase the complexity of Flexi’s business and place significant strain on its management, personnel, operations, systems, technical performance, financial resources, and internal financial control and reporting functions. Flexi may not be able to manage its growth effectively, which could damage Flexi’s reputation, limit its growth, increase its costs, and negatively affect its results of operations. In part due to Flexi’s increased headcount, Flexi has increased its reliance on third party providers, which has introduced additional complexities, including more complex and expanded reporting structures. Flexi’s business is becoming increasingly more complex, and this complexity and Flexi’s rapid growth have demanded, and will continue to demand, substantial resources and attention from Flexi’s management.

To accommodate Flexi’s expected growth, Flexi must improve and maintain its technology, systems, and network infrastructure. Failure to effectively upgrade its technology or network infrastructure could result in unanticipated system disruptions, slow response times, and/or poor experiences for Flexi’s customers. Flexi’s current and planned personnel, systems, procedures, and controls may not be adequate to support its future operations. If Flexi is unable to expand its operations in an efficient manner, it could adversely affect customer satisfaction and cause Flexi’s expenses to grow disproportionately relative to its revenue, and its financial performance and future prospects will be adversely affected.

Flexi may not be able to retain existing members, most of whom enter into membership agreements with short-term commitments, or attract new members in sufficient numbers or at sufficient rates to sustain or increase its membership.

A significant portion of Flexi’s business is generated from the sale of memberships, which can expire without renewal or be subject to downgrades or early terminations. Due to the COVID-19 pandemic, Flexi has experienced, and may continue to experience, higher levels of membership non-renewals. While Flexi is unable to quantify how many members terminated or did not renew their memberships due to the COVID-19 pandemic, during the period from March 2020 to December 31, 2021, members cited the following reasons for non-renewal: inability to utilize the office space due to government enforced restrictions on people’s movement and accessibility of the workspace; inability to travel to the office space if based overseas; slowdown of business performance or complete shutdown/ bankruptcy; or increased adoption of work from home workplace strategies. Flexi has seen this occur across all of its markets. In addition, while Flexi’s membership agreements provide that they are not terminable by the member prior to their expiration date, members may nevertheless abandon their space without making further payments and leaving outstanding payments. Although the amount of outstanding payments as a result of such abandonments to date has not been material, such outstanding payments, in the aggregate, may have a material adverse effect on Flexi’s results of operations. Non-renewal of or non-payment on membership contracts may occur for many reasons, including, but not limited to, underutilized office space, a downward trend in performance of a member’s business, a member’s lack of cash flow or need to reduce its expenses, a member’s perception that alternative work environments may provide a better value or a more preferable experience, or a change in a member’s senior management. As of October 27, 2023, 830 of Flexi’s members, including those with virtual memberships, representing approximately $106,013 or approximately 5.8% of Flexi’s monthly membership income, may cancel their memberships in any one calendar month.

In addition, Flexi’s results of operations could be adversely affected by a decline in demand for its memberships. Demand for Flexi’s memberships has been and may continue to be negatively affected by public health concerns, including COVID-19, and could also be affected by a number of other factors, including geopolitical uncertainty, cybersecurity incidents, decline in Flexi’s reputation, competition, and saturation in the markets where Flexi operates and prevailing general and local economic conditions. Current and potential members that are small- and mid-sized businesses may be disproportionately affected by adverse economic conditions.

Flexi must continually add new members both to replace departing members and to expand its current member base. However, Flexi may not be able to attract new members in sufficient numbers to fully replace departing members. For these and other reasons, Flexi may continue to experience a decline in its revenue growth, which could adversely affect its results of operations.

An economic downturn or subsequent decline in market rents may result in increased member terminations and could adversely affect Flexi’s results of operations.

While Flexi believes that it has a durable business model in all economic cycles, there can be no assurance that this will be the case in an economic downturn. A significant portion of Flexi’s member base consists of small- and mid-sized businesses and freelancers who may be disproportionately affected by adverse economic conditions. In addition, Flexi’s concentration in specific cities magnifies the risk to Flexi of adverse localized economic conditions in those cities or the surrounding regions. Economic downturns in Flexi’s current markets may have an adverse effect on Flexi’s ability to retain members, in particular members that are small- and mid-sized businesses, which may require Flexi to expend time and resources on sales and marketing activities that may not be successful. Furthermore, an outbreak of a contagious disease, such as a resurgence of COVID-19 or any similar illness, has had and may continue to have a disproportionate effect on businesses located in large metropolitan areas, as larger cities may be more likely to institute a quarantine or “shelter-in-place” requirements. In addition, Flexi’s business may be affected by generally prevailing economic conditions in the markets where it operates, which can result in a general decline in real estate activity, reduce demand for Flexi’s products and services, and exert downward pressure on its revenue.

The long-term and fixed-cost nature of a portion of Flexi’s leases may limit its ability to operate effectively and could adversely affect Flexi’s liquidity and financial performance.

Currently, approximately 46.5% of Flexi’s locations are operated pursuant to traditional leases, 39.5% of Flexi’s locations are operated pursuant to hybrid agreements, 9.3% of Flexi’s locations are operated pursuant to management agreements, and 4.7% of Flexi’s locations are operated pursuant to enterprise agreements. While Flexi considers hybrid agreements, management agreements and enterprise agreements to be “asset-light” agreements, they each include some features of a traditional lease. Except for limited exceptions, Flexi is not permitted to terminate these traditional, enterprise and hybrid agreements prior to the end of their term. Flexi’s obligations to landlords under these agreements extend for periods that generally exceed the length of Flexi’s agreements with its members.

Flexi’s traditional leases generally provide for fixed monthly or quarterly payments that are not tied to space utilization or the size of Flexi’s member base, and the majority of its hybrid agreements contain variable or minimum rental payment obligations.

As a result, in locations where Flexi does not generate sufficient revenue from members at a particular space, including if members terminate their membership agreements with Flexi and Flexi is not able to replace these departing members or Flexi ceases to operate at leased spaces, Flexi’s lease cost expense may exceed its revenue. In addition, Flexi may not be able to negotiate lower fixed monthly payments under its leases to rates that are commensurate with the lower rates Flexi may agree to for its monthly membership fees, which may also result in its rent expense exceeding its membership and service revenue at these locations. At certain locations, Flexi has not been able to, and may not be able to, reduce its rent under the lease or otherwise terminate the lease, whether in accordance with its terms or by negotiation.

If Flexi experiences a prolonged reduction in revenues at a particular leased location, including as a result of any resurgence in COVID-19, its results of operations in respect of that space would be adversely affected unless and until the lease or hybrid agreement expires or Flexi is able to assign the lease or sublease the space to a third party or otherwise renegotiate the terms of the lease or an exit from that space. Flexi’s ability to assign a lease or sublease for a particular space to a third party may be constrained by provisions in the agreement that restrict these transfers without notice to, or the prior consent of, the landlord. Additionally, Flexi could incur significant costs if it decides to assign or sublease unprofitable leases or hybrid agreements, as Flexi may incur transaction costs associated with finding and negotiating with potential transferees, and the ultimate transferee may require upfront payments or other inducements. Flexi is also party to a variety of lease agreements and other types of occupancy agreements containing a variety of contractual rights and obligations that may be subject to interpretation. Flexi’s interpretation of such contracts may be disputed by its landlords or members, which could result in litigation, damage to its reputation, or contractual or other legal remedies becoming available to such landlords and members and may negatively impact its results of operations.

Flexi’s consolidated financial condition and results of operations depend on its ability to perform its obligations under its leases and other agreements over time. Flexi’s business, reputation, financial condition, and results of operations depend on Flexi’s ongoing compliance with its leases and other agreements.

Should there be a change in market conditions that negatively affects Flexi’s business and its ability to sustain demand for any particular location, Flexi’s financial performance may suffer as the location sustains losses.

Flexi’s current and projected portfolio contains a significant portion of joint venture agreements with developers, asset owners, and landlords, and a portion contain early termination clauses, which may impact Flexi’s revenues and profitability at any time.

Flexi’s growth strategy includes and has historically included entering into joint ventures with landlords in non-U.S. jurisdictions, such as Australia, Hong Kong, Malaysia, Philippines, Singapore, Taiwan, Thailand, and Vietnam. Flexi’s success in these locations is therefore partially dependent on third parties whose actions Flexi cannot control.

Joint venture arrangements with Flexi’s landlord partners come in varying forms and with varying termination clauses, such as, but not limited to, the failure to achieve performance hurdles, the failure to make timely payments, and the failure to report correctly, which may provide Flexi’s landlord partners the ability to terminate Flexi’s agreements more easily than they would under traditional lease arrangements. Any dispute arising from the failure to uphold all clauses within joint venture arrangements can lead to a risk of early termination. There are also variations within each form of agreement such that Flexi’s arrangements with its landlord partners may differ from deal to deal, landlord to landlord, or country to country. For example, Flexi includes a variable rent provision providing that rent can vary from $0 to market rate based on landlords and market rental expectations. Some of Flexi’s locations operate under traditional leases, which can be more expensive for flexible workspace operators than asset-light arrangements.

A significant part of Flexi’s growth strategy will be through joint ventures with developers, asset owners and landlords, and disputes with Flexi’s partners may adversely affect its interest in these joint ventures.

Joint venture arrangements with Flexi’s landlord partners come in varying forms and with varying clauses that require partner consent, such as but not limited to, consent on repairs and maintenance of a location, approvals on commissions payable, approval on barter deals, and so on. Flexi’s partners in these joint ventures may have interests that differ from Flexi’s, and Flexi may disagree with its partners on a resolution of a particular issue or as to the management or conduct of the business in general. Any dispute arising from issues within joint venture arrangements can lead to a risk of a lengthy dispute and could have a material adverse effect on Flexi’s interest in the joint venture or the business of the joint venture in general. In addition, Flexi has entered into and may continue to enter into agreements that provide its partners with exclusivity or other pre-emptive rights in agreed-upon geographic areas, which may limit Flexi’s ability to pursue business opportunities in the manner that Flexi desires.

Flexi’s success depends on its ability to maintain the value and reputation of its brands and the success of its partnerships.

Flexi’s workspace brands are integral to its business. Maintaining, promoting, and positioning the Hive, Common Ground, and The Cluster brands will depend largely on Flexi’s ability to provide a consistently high-quality member experience and on its marketing and community-building efforts. To the extent that Flexi’s locations, workspace solutions, or product or service offerings are perceived to be of low quality or otherwise are not compelling to new and existing members, Flexi’s ability to maintain positive brand reputations may be adversely affected.

In addition, failure by third parties on whom Flexi relies but whose actions it cannot control, such as joint venture partners, general contractors, and construction managers who oversee its construction activities, or their respective facilities management staff, to uphold a high and consistent standard of workmanship, ethics, conduct, and legal compliance could subject Flexi to reputational harm based on their association with Flexi and its brands.

Unfavorable publicity or member perception or experience with Flexi’s offerings, practices, or services could adversely affect Flexi’s reputation, resulting in difficulties in attracting and retaining employees, members, landlords, and other partners, regulatory scrutiny, and litigation, and limiting the success of Flexi’s community-building efforts and the range of products and services that Flexi is able to offer. Any or all of these could have a material adverse effect on Flexi’s business, prospects, financial condition, and results of operations.

The COVID-19 pandemic has adversely impacted Flexi’s business and may continue to do so, thereby exposing it to risks associated with member bankruptcy, fluctuating revenue streams, and financial position.

The global spread and unprecedented impact of COVID-19, including variants of the virus, have resulted in significant disruption and created additional risks to Flexi’s business, its landlord partners, Flexi’s industry, and the global economy generally. During the COVID-19 pandemic, governments in Flexi’s countries of operations imposed numerous restrictions at different times, including travel bans and restrictions, quarantines, stay-at-home orders, social distancing requirements, and mandatory closure of “non-essential” businesses in an effort to curb the spread of COVID-19.

As a result, Flexi’s and its landlord partners’ businesses were significantly disrupted and their operations significantly reduced. These included varying degrees of government enforced restrictions on movement and accessibility of the workplace across the majority of Flexi’s countries of operation. These restrictions ranged from:

Australia	March 2020 to October 2020 February 2021 May 2021 to October 2021
Hong Kong	January 2021 to March 2021 May 2021 to September 2021
Japan	April 2020 to September 2021 November 2021 to October 2022
Malaysia	March 2020 to October 2021
The Philippines	March 2020 to September 2021
Singapore	April 2020 to June 2022
Taiwan	No major restrictions
Thailand	No major restrictions
Vietnam	July 2021 to October 2021

COVID-19 was first prevalent in Flexi’s markets of operation in March 2020, and, as such, it is pertinent to discuss the adverse impacts when analyzing 2019 to 2020. Flexi’s revenues decreased 0.1% from 2019 to 2020, when the COVID-19 pandemic hit most of Flexi’s markets of operation and governments enforced restrictions on movement and accessibility of the workplace. This decrease was offset by the opening of four new locations in 2019, which accounted for approximately 8.6% of gross revenue in 2019 and 15.0% of gross revenue in 2020. Typically, new openings take 10-12 months to achieve stabilized performance, which coincided with slowdown across legacy locations due to COVID-19 restrictions, allowing Flexi to maintain gross revenue stability across 2019 to 2020.

Other revenues decreased by approximately 58.4% from 2019 to 2020 and space rental income decreased by approximately 18.1% across the same period.

Similar to 2020, 2021 saw continued government enforced restrictions on movement and workplace accessibility in most of Flexi’s markets. During this period, however, Flexi increased revenues by approximately 18.6%. Any slowdown in performance within Flexi’s legacy locations was offset by the four new locations opened in 2019 achieving stable performance, as well as two additional new locations and the acquisition of The Cluster in April 2021. Together, these new locations accounted for 29.2% of gross revenue in 2021. Excluding the new locations, Flexi’s membership-related revenues decreased from approximately $7,911,078 to $7,487,082, or 5.36%, from 2020 to 2021. Similarly, space rental income decreased from approximately $437,940 to $408,178, or 6.8%, over the same period.

For locations under the Common Ground brand, Flexi experienced an average monthly churn rate of 8.0% in 2020 and 7.0% in 2021, compared to 5.0% in 2022. For locations under the Hive and The Cluster brands, Flexi experienced an average monthly churn rate of 3.0% in 2020, 5.0% in 2021 and 1.0% in 2022. Flexi believes that the higher churn rates in 2020 and 2021 were due to increased COVID-19 related restrictions on movement and workplace accessibility in the majority of its markets. While such restrictions are not currently in place, it is possible that such measures could be re-imposed in the future based on developments with COVID-19, in particular, the emergence of new strains of the virus. In addition, the spread of COVID-19 has caused Flexi to modify its business practices (including employee travel, employee work locations and cancellation of physical participation in meetings, events, and conferences), and Flexi may take further actions, as may be required by government authorities or that Flexi determines are in the best interests of its employees and members. There is no certainty that such measures will be sufficient to mitigate the risks that continue to be posed by COVID-19, and Flexi’s ability to perform critical functions, including operating its locations, could be further adversely affected.

Flexi also experienced a reduction in new memberships, membership renewals, and sales of ancillary products and services since the start of the COVID-19 pandemic, which negatively affected, and may continue to negatively affect, Flexi’s results of operations. While Flexi is unable to quantify how many members terminated or did not renew their memberships due to the COVID-19 pandemic, members cited the following reasons for non-renewal: inability to utilize the office space due to government enforced restrictions on people’s movement and accessibility of the workspace; inability to travel to the office space if based overseas; slowdown of business performance or complete shutdown / bankruptcy; or increased adoption of work from home workplace strategies. As of October 27, 2023, 830 of Flexi’s members, including those with virtual memberships, representing approximately $106,013 or approximately 5.8% of monthly membership income may cancel their memberships in any one calendar month. Flexi was also, and may continue to be, adversely impacted by non-payment (or delayed payment) from its members seeking payment concessions or deferrals as a result of the COVID-19 pandemic.

Flexi may be unable to adequately protect or prevent unauthorized use of its intellectual property rights and Flexi may be prevented by third parties from using or registering its intellectual property.

To protect its intellectual property rights, Flexi relies on a combination of trademark, copyright, trade dress, and trade secret protection laws, and protective agreements with its employees and third parties, and physical and electronic security measures. Flexi has obtained a strategic set of intellectual property registrations and applications, including for the Hive, Common Ground, and The Cluster brands and Ambition Engine, in certain jurisdictions throughout the world. Nevertheless, these applications may not proceed to registration or issuance or otherwise be granted protection. Flexi may not be able to adequately protect or enforce its intellectual property rights or prevent others from copying or using Flexi’s intellectual property in certain jurisdictions throughout the world and in jurisdictions where intellectual property laws may not be adequately developed or favorable to Flexi. In addition, third parties may attack Flexi’s trademarks by opposing said applications or cancelling registrations on a variety of bases, including validity and non-use. Third parties may claim that Flexi is infringing their intellectual property rights or challenge the validity or enforceability of Flexi’s intellectual property rights, and Flexi may not be successful in defending these claims. These claims, even if they are without merit, could result in the prevention of Flexi registering or enforcing its intellectual property. These claims can also cause Flexi to stop using certain intellectual property and force Flexi to rebrand or redesign its marketing, product, or technology. Additionally, the agreements and security measures that Flexi has in place may be inadequate or otherwise fail to effectively accomplish their protective purposes. In some cases, Flexi may need to litigate these claims or negotiate a settlement that can include a monetary payment or license arrangement or cause it to stop using certain intellectual property. This may also trigger certain indemnification provisions in third party license agreements. Flexi may be unable to defend its proprietary rights or prevent infringement or misappropriation without substantial expense to it and this may negatively impact its intellectual property rights.

Third parties may also infringe or misappropriate Flexi’s intellectual property rights, including its brands or Ambition Engine, and Flexi may not be successful in asserting intellectual property rights against third parties. There may be instances where Flexi may need to resort to litigation or other proceedings to enforce its intellectual property rights, which may be costly and result in counterclaims against Flexi.

Further, Flexi licenses certain intellectual property rights, including the Hive, Common Ground, and The Cluster brands, to joint venture partners and other third parties. If a licensee fails to maintain the quality of the services used in connection with Flexi’s trademarks, Flexi’s rights to and the value of its trademarks could be diminished. Failure to maintain, control and protect Flexi’s brand and other intellectual property could negatively affect Flexi’s ability to acquire members, and ultimately, negatively affect its business. If the licensees misuse Flexi’s intellectual property, then this could lead to third party claims against Flexi and could negatively affect its brands.

Many companies have encountered significant problems in protecting and defending intellectual property rights in certain of the jurisdictions in which Flexi operates. The legal systems in certain jurisdictions outside of the United States, particularly those in certain developing countries, do not favor the enforcement of trademarks, trade secrets, and other intellectual property protection, which could make it difficult to stop any infringement, misappropriation, or other violation of Flexi’s intellectual property rights. Flexi may not prevail in proceedings that it initiates and the damages or other remedies awarded to Flexi, if any, may not be meaningful or fully address the resulting harms to it.

If the measures that Flexi has taken to protect its brands, Ambition Engine, and its other proprietary rights are inadequate to prevent unauthorized use or misappropriation by third parties or if Flexi is prevented from using intellectual property due to successful third party claims, the value of its brands and other intangible assets may be diminished and its business and results of operations may be adversely affected.

Security breaches and other disruptions could disrupt Flexi’s business, result in the disclosure of confidential information, damage Flexi’s reputation, and create significant financial and legal exposure.

As further discussed in “Business,” a significant portion of Flexi’s operations are dependent on its in-house designed, developed, and operated proprietary software that manages the core of its business, which is used by members to, among other things, pay invoices and book meeting rooms and event spaces, and by Flexi’s employees to manage its locations. As a result, Flexi’s operations are dependent upon its ability to protect its computer systems and network infrastructure against damage from physical break-ins, cybersecurity breaches, and other disruptive problems caused by internet problems, other users, or unrelated third parties.

In September 2022, Flexi discovered that Googlebot had spammed Flexi’s server with random URL suffix and that Google search results showed non-existent commonground.work URLs, which led to spam sites. As a result, Flexi’s server slowed down from the constant spamming from Googlebot, and Flexi’s search engine optimization results were affected.

While this incident did not cause material problems or result in the loss of any data, any further such incidents, cyberattacks, and other disruptions could jeopardize the security of information stored in and transmitted through Flexi’s computer systems and network infrastructure, including proprietary business information or member information (including personal information of third parties). Despite the security measures that Flexi has put in place it may be subject to cyberattacks that could threaten Flexi’s data, systems, and networks.

The occurrence of any system failures, interruption, or breach of security could damage Flexi’s reputation and result in a loss of existing and potential members and other business, or expose Flexi to litigation and possible financial liability. Any of these events could have a material adverse effect on Flexi’s business, prospects, financial condition, and results of operations.

Flexi’s ability to secure new locations may be adversely affected by changes in market conditions or its health.

A significant portion of Flexi’s growth will occur through its ability to secure new locations on joint venture arrangements with developers, asset owners, and landlords. Any changes to market conditions, reputational damage involving Flexi or its brands, or Flexi’s financial position may impact its ability to scale at projected rates, which will have a negative impact on Flexi’s ability to meet its growth plans and, as a result, will have an adverse effect on its financial performance.

A portion of Flexi’s growth relies on its ability to execute on acquisitions, often in markets where it does not have any footprint or experience. This inherently holds risks as acquisitions may not bring the desired results, may divert management’s attention or Flexi may not be successful in pursuing investment and acquisition opportunities.

Flexi has completed strategic acquisitions in the past and plans to explore additional acquisitions in the future. For example, Flexi acquired The Cluster in Australia in 2021 and merged Hive Worldwide, The Cluster and Common Ground together in 2022.

Strategic acquisitions and the subsequent integration of new businesses and assets with Flexi’s business can require significant attention from Flexi’s management and result in a diversion of resources from Flexi’s existing business, which in turn could adversely affect its business operations. There is a risk that acquisitions may fail to meet Flexi’s strategic objectives or that the acquired business may not perform in line with expectations. The process of integrating an acquired company, business or technology may also create unforeseen operating difficulties and expenses, and Flexi may fail to achieve expected synergies, cost savings, returns, and other benefits as a result of integration challenges. There is also a risk that customers of acquired businesses do not remain customers after such acquisition, for example, if they are unwilling to pay higher prices or do not agree with any changes in membership structure. Any future acquisitions could also fail to achieve anticipated revenue, earnings, or cash flow, and Flexi may be unable to maintain the key customers, business relationships, suppliers, and brand potential of any acquired companies. In addition, there may be difficulties and expenses in assimilating particular portions of any acquisitions, such as their operations, products, technology, information systems, or personnel. Further, there may be challenges and increased demands on Flexi’s personnel associated with the management of additional locations and revenue streams. Any such negative developments could adversely affect Flexi’s business, financial condition, and results of operations.

Acquisitions inherently involve the risk of incurring liability for the past acts, omissions, or liabilities of the acquired business that are unforeseen or greater than anticipated. In such cases, Flexi may be subject to legal, operational, tax, and other risks, its financial and operating performance and growth prospects may be adversely impacted, and its reputation and that of its existing or acquired brands may be harmed. Flexi may continue to be exposed to such risks and liabilities for a period after the actual acquisition as it reviews and integrates its acquisitions and, where necessary, improve the acquired business’ reporting, compliance, and other functions.

While Flexi expects to undertake due diligence investigations in respect of its acquisition targets and may engage external advisors to provide it with reports on due diligence matters, it may not be able to identify all risks (including but not limited to, risks relating to finance, legal, operational, or tax matters) or verify the accuracy, reliability, or completeness of information obtained during its diligence investigations. These risks may increase when there are limitations or restrictions on the scope or nature of the due diligence that Flexi is able to undertake.

Flexi’s expansion and ability to accelerate growth is limited by the risks associated with the design, development, and construction of the locations into which it expands.

Flexi does not have long-term contractual commitments with its contractors, subcontractors, or materials suppliers. The prices Flexi pays for the labor or materials that these third parties provide, or other construction-related costs, could unexpectedly increase, which could have an adverse effect on the viability of the projects Flexi pursues and on its results of operations and liquidity. Skilled parties and high-quality materials may not continue to be available at reasonable rates in the markets in which Flexi pursues its construction activities.

The people that Flexi engages in connection with a construction project are subject to the usual hazards associated with providing construction and related services on construction project sites, which can cause personal injury and loss of life, damage to or destruction of property, plant and equipment, and environmental damage. Flexi’s insurance coverage may be inadequate in scope or coverage amount to fully compensate it for any losses that it may incur arising from any such events at a construction site it operates or oversees. In some cases, general contractors and their subcontractors may use improper construction practices or defective materials. Improper construction practices or defective materials can result in the need to perform extensive repairs to Flexi’s spaces, loss of revenue during the repairs and, potentially, personal injury or death. Flexi also can suffer damage to its reputation, and may be exposed to possible liability, if these third parties fail to comply with applicable laws.

Flexi incurs costs relating to the preparation, maintenance, repair, refurbishment, and reinstatement of its locations, which may be higher than it has anticipated.

The terms of a portion of Flexi’s leases generally require that it maintain, refurbish, and reinstate to their original shell condition its locations. Flexi is also responsible for a portion of such costs under its hybrid agreements with its landlord partners. The costs associated with such repair, maintenance, refurbishment, and reinstatement are often significant, may be ad-hoc, and may not be part of or may vary from Flexi’s projections or forecasts, for example, if there is a major unanticipated repair or early termination of a lease. In addition, Flexi may incur significantly greater expenses, with greater frequency, to maintain its accommodations in a condition that is satisfactory to local codes, ordinances, or regulations. For example, all land in Hong Kong is state property and the government of Hong Kong manages the use and development, as well as lease or grant to individuals or organizations for use and development. Any failure to comply with local codes, ordinances or regulation will materially adversely impact Flexi’s business, results of operations, and financial condition.

Flexi’s only material assets are its ownership interests in its subsidiaries that own and operate each of Flexi’s locations, and Flexi is accordingly dependent upon distributions from its subsidiaries to pay dividends and expenses.

Flexi is a holding company and has no material assets other than its ownership interests in its subsidiaries that own and operate each of Flexi’s locations. Flexi has no independent means of generating revenue. Flexi intends to cause its subsidiaries to make distributions in an amount sufficient to cover all applicable taxes and other expenses payable and dividends, if any, declared by it. To the extent that Flexi needs funds, and one or more of its subsidiaries is restricted from making such distributions under applicable law or regulation, or is otherwise unable to provide such funds, it could materially adversely affect Flexi’s liquidity and financial condition.

Risks Related to Flexi’s Operations in Hong Kong

Flexi’s business, financial condition, results of operations, and prospects may be materially and adversely affected because certain laws and regulations of the PRC are applicable to Flexi and its subsidiaries. Flexi may be subject to the risks and uncertainties associated with the evolving laws and regulations in the PRC, their interpretation and implementation, and the legal and regulatory system in the PRC more generally, including with respect to the enforcement of laws and the possibility of changes of rules and regulations with little or no advance notice.

While Flexi has operations in Hong Kong, it currently does not have operations in mainland China, and none of its directors or officers are based in mainland China. Accordingly, Flexi is not currently regulated by any regulatory authorities in mainland China. Pursuant to the Basic Law, which is a national law of mainland China and the constitutional document for Hong Kong, national laws of mainland China shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law and applied locally by promulgation or local legislation. The Basic Law expressly provides that the national laws of mainland China, which may be listed in Annex III of the Basic Law, shall be confined to those relating to defense and foreign affairs as well as other matters outside the autonomy of Hong Kong. While the National People’s Congress has the power to amend the Basic Law, the Basic Law also expressly provides that no amendment to the Basic Law shall contravene the basic policies of the PRC regarding Hong Kong. As a result, national laws of mainland China not listed in Annex III of the Basic Law do not apply to Hong Kong-based businesses. Nonetheless, the legal and operational risks associated with operating in mainland China apply to companies with operations in Hong Kong.

However, the laws and regulations in the PRC continue to evolve, and their enactment timetable, interpretation, and implementation involve significant uncertainties. As Flexi maintains operations in Hong Kong, a Special Administrative Region of the PRC, there is no guarantee that certain existing or future laws of mainland China will not become applicable to a company such as Flexi. Given the mainland China government’s significant oversight over the conduct of business operations in the PRC, and in light of (a) mainland China’s recent extension of authority not only in mainland China but also into Hong Kong and (b) the fact that rules and regulations in China can change quickly with little or no advance notice, there are risks and uncertainties that Flexi cannot foresee at this time. For example, (i) the government of Hong Kong may (x) enact similar laws and regulations to those in mainland China, which may seek to exert control over business combinations conducted by Hong Kong-based subsidiaries or their parent companies or (y) implement laws on such business activities to be more aligned with mainland China, and (ii) certain mainland China laws and regulations may become applicable in Hong Kong in the future. Accordingly, the legal and operational risks associated with operating in mainland China also apply to operations in Hong Kong. Additionally, if certain mainland China laws and regulations, including existing laws and regulations and those enacted or promulgated in the future, were to become applicable to companies such as Flexi or its subsidiaries in the future, the application of such laws and regulations may have a material adverse impact on the business, financial condition, results of operations, and prospects of Flexi and its ability to offer securities to investors, any of which may, in turn, cause the value of Flexi’s securities to significantly decline or become worthless.

Relevant organizations of mainland China’s government have made recent statements or recently taken regulatory actions related to cybersecurity, data security, anti-monopoly, and overseas listings of mainland China-based businesses. For example, in addition to the Cybersecurity Review Measures issued by the CAC, relevant mainland China government agencies have recently taken anti-trust enforcement action against certain mainland China-based businesses. Flexi’s management understands that such enforcement action was taken pursuant to the mainland China Anti-Monopoly Law that applies to monopolistic activities in domestic economic activities in mainland China and monopolistic activities outside mainland China that eliminate or restrict market competition in mainland China. In addition, in July 2021, the mainland China government provided new guidance on mainland China-based companies raising capital outside of mainland China, including through VIEs. In light of such developments, the SEC has imposed enhanced disclosure requirements on mainland China-based companies seeking to register the offer and sale of securities with the SEC.

While Flexi currently does not have any operations in mainland China, there is no guarantee that the recent statements or regulatory actions by the relevant organizations of mainland China’s government, including statements relating to the Data Security Law, the Personal Information Protection Law, and VIEs as well as the anti-monopoly enforcement actions will continue not to apply to Flexi. Should such statements or regulatory actions apply to companies such as Flexi or its subsidiaries in the future, it could have a material adverse impact on Flexi’s business, financial condition, results of operations, and prospects, its ability to accept foreign investments, and its ability to offer or continue to offer securities to investors on a U.S. or other international securities exchange, any of which may, in turn, cause the value of Flexi’s securities to significantly decline or become worthless. Flexi cannot predict the extent of such impact if such events were to occur.

Flexi may also become subject to the laws and regulations of mainland China to the extent that it commences business and customer facing operations in mainland China as a result of any future partnership, acquisition, expansion, or organic growth.

The recent state government interference into business activities of U.S. listed mainland China-based companies may negatively impact Flexi’s existing and future operations in the PRC.

Recently, the mainland China government announced that it would step up supervision of mainland China-based firms listed offshore. Under the new measures, the mainland China government will improve regulation of cross-border data flows and security, crack down on illegal activity in the securities market and punish fraudulent securities issuances, market manipulation and insider trading. The mainland China government will also check sources of funding for securities investment and control leverage ratios. The CAC has also opened a cybersecurity probe into several U.S.-listed technology giants focusing on anti-monopoly, financial technology regulation and, more recently, with the passage of the Data Security Law, how companies collect, store, process, and transfer data. If Flexi’s Hong Kong subsidiary is subject to such a probe or if it is required to comply with stepped-up supervisory requirements, Flexi may have to expend valuable management time and money in complying and/or responding to the probe and requirements, thus diverting valuable resources and attention away from its operations. This may, in turn, negatively impact Flexi’s operations.

PubCo’s registered office is in the BVI. PubCo is not a Chinese operating company but a BVI holding company and, after consummation of the Business Combination, it will have operations conducted by its subsidiary based in Hong Kong. This structure involves unique risks to investors. Flexi does not, and PubCo does not intend to, use VIEs in their corporate structure. Flexi is a flexible workspace operator that provides a wide range of flexible office solutions to businesses. This business activity does not appear to be within the current targeted areas of concern for the mainland China government. Following the Business Combination, Flexi will explore a consolidation strategy in several jurisdictions, including Asia-Pacific, North America, the Middle East, and Europe. Nonetheless, Flexi intends to keep Hong Kong as part of its operating structure going forward and this would potentially subject it to political and economic influence from China to the extent of such operations.

Because of Flexi’s subsidiary in Hong Kong and its operations there and given the mainland China government’s significant oversight and discretion over the conduct of Flexi’s Hong Kong subsidiary’s business operations there, there is always a risk that the mainland China government may, in the future, seek to affect operations of any company with any level of operations in China including its ability to offer securities to investors, list its securities on a U.S. or other foreign exchange, conduct its business or accept foreign investment. In light of the mainland China government’s recent extension of authority not only in mainland China but also into Hong Kong, there are risks and uncertainties that PubCo and Flexi cannot presently foresee, and rules and regulations in China can change quickly with little or no advance notice. The mainland China government may intervene in or influence Flexi’s current and future operations in Hong Kong at any time, or may exert more control over offerings conducted overseas and/or foreign investment in issuers like PubCo.

If any or all of the foregoing were to occur, this could lead to a material change in Flexi’s Hong Kong subsidiary’s operations and/or the value of the PubCo Ordinary Shares and/or significantly limit or completely hinder PubCo’s ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless.

PubCo shareholders may experience difficulties in effecting service of legal process in the U.S. and enforcing civil liabilities in the PRC against PubCo and certain of its directors and officers.

Flexi conducts a significant amount of its operations in Hong Kong through its Hong Kong Hive Limited subsidiary. It may be difficult or impossible for investors to effect service of legal process upon Flexi or its management in the PRC, or to obtain swift and equitable enforcement of laws that do exist or to obtain enforcement of the judgment of one court by a court of another jurisdiction. Mainland China’s legal system is based on the civil law regime, that is, it is based on written statutes. A decision by one judge does not set a legal precedent that is required to be followed by judges in other cases. In addition, the recognition and enforcement of foreign judgments are provided for under the Civil Procedures Law of the People’s Republic of China (the “Civil Procedures Law”). The courts in mainland China may recognize and enforce foreign judgments in accordance with the requirements of the Civil Procedures Law and other applicable laws and regulations based either on treaties between mainland China and the country where the judgment is made or on principles of reciprocity between jurisdictions. The PRC does not have any treaties or other forms of reciprocity with the United States or the BVI that provide for the reciprocal recognition and enforcement of foreign judgments. Due to the lack of reciprocity and treaties between the U.S. and the BVI, on the one hand, and the PRC, on the other hand, and the additional time and cost constraints in order to enforce judgments obtained in U.S. courts based upon the civil liability provisions of U.S. federal securities laws in the PRC, Flexi shareholders and, after the consummation of the Business Combination, PubCo shareholders, may experience difficulties in effecting service of legal process in the U.S. or the BVI and enforcing civil liabilities in the PRC against Flexi, and after the consummation of the Business Combination, PubCo, and certain of their directors and officers. In addition, according to the Civil Procedures Law, courts in mainland China will not enforce a foreign judgment against Flexi or its management if they decide that the judgment violates the basic principles of law or national sovereignty, security, or public interest in mainland China. Therefore, it is uncertain whether a mainland China court would enforce a judgment rendered by a court in the United States or in the BVI. Under the Civil Procedures Law,

foreign investors may originate actions based on the law of mainland China against a company in mainland China for disputes if they can establish sufficient nexus to mainland China for a court in mainland China to have jurisdiction, and meet other procedural requirements, including, among others, that the plaintiff have a direct interest in the case, and that there be a concrete claim, a factual basis and a cause for the suit. There is also uncertainty as to whether the courts of Hong Kong would enforce in Hong Kong, in original actions or in actions for enforcement, judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any state or territory within the United States. A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (i) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty) and (ii) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment. As a result, PubCo’s investors may have more difficulty in protecting their interests through actions against its management, directors or major stockholders than would investors of a corporation doing business entirely or predominantly within the U.S. For more information, see “Service of Process and Enforcement of Civil Liabilities Under U.S. Securities Laws.”

The M&A Rules and certain other regulations of mainland China establish certain procedures for some acquisitions of mainland China-based companies by foreign investors that could make it more difficult for PubCo to pursue growth through future acquisitions in mainland China.

On August 8, 2006, six mainland China governmental agencies, including the Ministry of Commerce (“MOFCOM”) jointly issued the Rules on Mergers and Acquisitions of Domestic Enterprise by Foreign Investors (the “M&A Rules”), which took effect on September 8, 2006, and were amended on June 22, 2009. The M&A Rules and other recently adopted regulations and rules concerning mergers and acquisitions established certain procedures and requirements for merger and acquisition activities by foreign investors in mainland China. For example, the M&A Rules require that MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor takes control of a domestic enterprise in mainland China, if any important industry is concerned, such transaction involves factors that impact or may impact national economic security, or such transaction will lead to a change in control of a domestic enterprise which holds a famous trademark or a mainland China time-honored brand. In addition, the M&A Rules require an overseas special purpose vehicle formed for listing purposes through acquisitions of domestic companies and controlled by mainland China persons or entities to obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange.

In addition, in 2011, the General Office of the State Council of the People’s Republic of China promulgated a Notice on Establishing the Security Review System for Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (“Circular 6”), which officially established a security review system for mergers and acquisitions of domestic enterprises by foreign investors. Further, MOFCOM promulgated the Regulations on Implementation of Security Review System for the Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, effective in September 2011, to implement Circular 6. Under Circular 6, a security review is required for mergers and acquisitions by foreign investors having “national defense and security” concerns and mergers and acquisitions by which foreign investors may acquire “de facto control” of domestic enterprises with “national security” concerns. Under the foregoing MOFCOM regulations, MOFCOM will focus on the substance and actual impact of the transaction when deciding whether a specific merger or acquisition is subject to security review. If MOFCOM decides that a specific merger or acquisition is subject to a security review, it will submit such transaction to the Inter-Ministerial Panel, an authority established under Circular 6 led by the National Development and Reform Commission, or NDRC, and MOFCOM under the leadership of the State Council of the People’s Republic of China, to carry out security review. The regulations prohibit foreign investors from bypassing the security review by structuring transactions through holding shares on behalf of others, trusts, reinvestment at multiple levels, leases, loans, control through contractual arrangements or offshore transactions.

On December 19, 2020, the NDRC and MOFCOM jointly promulgated the Measures on the Security Review of Foreign Investment, effective on January 18, 2021, setting forth provisions concerning the security review mechanism on foreign investment, including the types of investments subject to review, and the scope and procedures for review, among others. The Office of the Working Mechanism of the Security Review of Foreign Investment (the “Office of the Working Mechanism”) will be established under the NDRC, which will lead the task together with MOFCOM. Foreign investors or relevant parties in mainland China must declare the security review to the Office of the Working Mechanism prior to the investments in or obtaining control over enterprises in certain industries, including among others, important cultural products and services, important information technology and internet products and services, important financial services, key technologies, and other important fields relating to national security.

In the future, PubCo may grow its business by acquiring complementary businesses in mainland China, although it has no current plans or intensions to do so. Complying with the requirements of the above-mentioned regulations and other relevant rules to complete such transactions could be time-consuming and costly, and any required approval processes, including obtaining approval from mainland China governmental agencies may delay or inhibit PubCo’s ability to complete such transactions. If PubCo fails to comply with such requirements, it may be subject to penalty, including but not limited to, a fine.

Interpretation of mainland China laws and their implementation in Hong Kong involve uncertainty.

Mainland China’s legal system is based on written statutes, and prior court decisions can only be used as a reference. Since 1979, the mainland China government has promulgated laws and regulations in relation to economic matters such as foreign investment, corporate organization and governance, commerce, taxation, and trade, with a view to developing a comprehensive system of commercial law, including laws relating to property ownership and development. However, because these laws and regulations have not been fully developed, and because of the limited volume of published cases and the non-binding nature of prior court decisions, interpretation of mainland China’s laws and regulations involves a degree of uncertainty. Some of these laws may be changed with little advance notice, without immediate publication or may be amended with retroactive effect.

On June 30, 2020, mainland China’s top legislature unanimously passed a new National Security Law for Hong Kong (the “Hong Kong National Security Law”) that was enacted on the same day. Similar to mainland China’s laws and regulations, the interpretation of the Hong Kong National Security Law involves a degree of uncertainty.

Depending on the government agency or how an application or case is presented to such agency, Flexi or PubCo may receive less favorable interpretations of laws and regulations than its competitors, particularly if a competitor has long been established in the locality and has developed a relationship with such agency. In addition, any litigation may be protracted and result in substantial costs and a diversion of resources and management attention. All of these uncertainties may cause difficulties in the enforcement of Flexi’s land use rights, entitlements under its permits and other statutory and contractual rights and interests.

PubCo may be exposed to liabilities under the Foreign Corrupt Practices Act and Chinese anti-corruption laws.

In connection with any future offering, PubCo may be subjected to the U.S. Foreign Corrupt Practices Act (“FCPA”) and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute for the purpose of obtaining or retaining business. PubCo and/or Flexi may also be subjected to Chinese anti-corruption laws, which strictly prohibit the payment of bribes to government officials. Going forward, Flexi’s Hong Kong subsidiary may have operations, agreements with third parties, and sell its memberships in Hong Kong, and it may experience corruption. Flexi’s Hong Kong subsidiary’s future activities in Hong Kong may create the risk of unauthorized payments or offers of payments by one of its employees, because these employees are out of Flexi’s direct control. Violations of the FCPA or Chinese anti-corruption laws may result in severe criminal or civil sanctions, and PubCo and/or Flexi may be subject to other liabilities, which could negatively affect their business, operating results, and financial condition. In addition, the government may seek to hold PubCo liable for successor liability for FCPA violations committed by companies in which PubCo invests or that it acquires.

The mainland China government may issue further restrictive measures in the future that could adversely affect PubCo’s business and prospects.

PubCo cannot assure you that the mainland China government will not issue further restrictive measures in the future. To the extent that PubCo commences business and operations in mainland China as a result of any future partnership, acquisition, expansion, or organic growth, or to the extent that the mainland China government determines that additional mainland China rules and regulations should apply in Hong Kong, the mainland China government’s restrictive regulations and measures could increase PubCo’s existing and future operating costs in adapting to these regulations and measures, limit its access to capital resources or even restrict its existing and future business operations, which could adversely affect its business and prospects.

Flexi’s Hong Kong subsidiary may be subject to a variety of laws and other obligations regarding cybersecurity and data protection, and any failure to comply with applicable laws and obligations could have a material and adverse effect on its business, financial condition, and results of operations.

Flexi’s Hong Kong subsidiary may be subject to various risks and costs associated with the collection, use, sharing, retention, security, and transfer of confidential and private information, such as personal information and other data. This data is wide ranging and relates to employees, contractors, and other counterparties and third parties. The relevant PRC laws apply not only to third-party transactions, but also to transfers of information between Flexi, its subsidiaries, and other parties with which they have commercial relations.

The PRC regulatory and enforcement regime with regard to privacy and data security is still evolving. The Cybersecurity Law of the People’s Republic of China (the “Cybersecurity Law”), which was promulgated on November 7, 2016 and became effective on June 1, 2017, provides that personal information and important data collected and generated by operators of critical information infrastructure in the course of their operations in mainland China should be stored in mainland China, and the law imposes heightened regulation and additional security obligations on operators of critical information infrastructure. According to the Cybersecurity Review Measures promulgated by the CAC and certain other mainland China regulatory authorities in April 2020, which became effective in June 2020, operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services that do or may affect national security. If they provide or are deemed to provide such network products and services to critical information infrastructure operators, or they are deemed to be a critical information infrastructure operator, they would be required to follow cybersecurity review procedures. There can be no assurance that Flexi would be able to complete the applicable cybersecurity review procedures in a timely manner, or at all, if it was required to follow such procedures. Any failure or delay in the completion of the cybersecurity review procedures may prevent it from using or providing certain network products and services, and may result in fines of up to ten times the purchase price of such network products and services being imposed upon it, if it is deemed a critical information infrastructure operator using network products or services without having completed the required cybersecurity review procedures. The mainland China government is increasingly focused on data security, recently launching cybersecurity review against a number of mobile apps operated by several U.S.-listed mainland China-based companies and prohibiting these apps from registering new users during the review period.

On June 10, 2021, the Standing Committee of the National People’s Congress of China (the “Standing Committee”) promulgated the Data Security Law, which took effect in September 2021. The Data Security Law provides for data security and privacy obligations of entities and individuals carrying out data activities, prohibits entities and individuals in mainland China from providing any foreign judicial or law enforcement authority with any data stored in mainland China without approval from the competent mainland China authority, and sets forth the legal liabilities of entities and individuals found to be in violation of their data protection obligations, including rectification order, warning, fines of up to 10 million Renminbi, suspension of relevant business, and revocation of business permits or licenses.

On August 20, 2021, the Standing Committee adopted the Personal Information Protection Law, which became effective November 1, 2021. The Personal Information Protection Law includes the basic rules for personal information processing, the rules for cross-border provision of personal information, the rights of individuals in personal information processing activities, the obligations of personal information processors, and the legal responsibilities for illegal collection, processing, and use of personal information.

In addition, on December 28, 2021, the CAC, the NDRC, and several other administrations jointly issued the revised Measures for Cybersecurity Review (the “Cybersecurity Revised Review Measures”), which became effective and replaced the Cybersecurity Review Measures on February 15, 2022. The Cybersecurity Revised Review Measures require any “online platform operator” that possesses personal data of more than one million users and intends to list in a foreign country to apply for a cybersecurity review. The National Security Law of the People’s Republic of China (the “Mainland China National Security Law”) covers various types of national security, including technology security and information security.

Flexi’s Hong Kong subsidiary does not collect, process, or use personal information of entities or individuals other than what is necessary for its business, does not disseminate such information, and does not conduct any data processing activities in mainland China. It does not operate mobile apps and it does not possess information on more than one million entities/individuals. Although Flexi believes that it currently is not required to obtain clearance from the CAC under the Cybersecurity Revised Review Measures or the Opinions on Strictly Cracking Down on Illegal Securities Activities, it faces uncertainties as to the interpretation or implementation of such regulations or rules, and if required, whether such clearance can be timely obtained, or at all.

Compliance with the Cybersecurity Law, the Mainland China National Security Law, the Data Security Law, the Personal Information Protection Law, and the Cybersecurity Revised Review Measures, as well as additional laws and regulations that mainland China regulatory bodies may enact in the future, including data security and personal information protection laws, may result in additional expenses to PubCo and subject PubCo to negative publicity, which could harm its reputation among users and negatively affect the trading price of the PubCo Ordinary Shares in the future. The Cybersecurity Law, the Mainland China National Security Law and the Data Security Law are still relatively new and subject to interpretation by regulators, and as such there are uncertainties with respect to how they will be implemented and interpreted in practice. Mainland China regulators have been increasingly focused on regulation in the areas of data security and data protection and are enhancing the protection of privacy and data security by rulemaking and enforcement actions at central and local levels. PubCo expects that these areas will receive greater and continued attention and scrutiny from regulators and the public going forward, which could increase Flexi’s Hong Kong subsidiary’s compliance costs and subject it to heightened risks and challenges associated with data security and protection. If Flexi’s Hong Kong subsidiary is unable to manage these risks, it could become subject to penalties, including fines, suspension of business, prohibition against new user registration (even for a short period of time) and revocation of required licenses, and its reputation and results of operations could be materially and adversely affected.

It may be difficult for overseas shareholders and/or regulators to conduct investigation or collect evidence within China (including Hong Kong).

Shareholder claims or regulatory investigation that are common in the United States generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to providing information needed for regulatory investigations or litigation initiated outside China. Although the authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such cooperation with the securities regulatory authorities in the United States may not be efficient in the absence of mutual and practical cooperation mechanism. Furthermore, according to Article 177 of the Securities Law of the People’s Republic of China, which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC (excluding Hong Kong), although in August 2022 the U.S. Public Company Accounting Oversight Board signed an agreement with mainland China authorities that allows it to inspect and investigate audit firms based in mainland China and Hong Kong whose clients trade on U.S. exchanges. While detailed interpretation or implementation of rules under Article 177 have yet to be promulgated, the inability for an overseas securities regulator, such as the Department of Justice, the SEC, and other authorities, to directly conduct investigation or evidence collection activities within the PRC may further increase difficulties faced by you in protecting your interests. Although Article 177 is currently interpreted to refer to the territory of the PRC, exclusive of Hong Kong, such interpretation could change and Article 177 could, in the future, be extended to apply to Hong Kong.

Some of Flexi’s business operations are conducted in Hong Kong through its Hong Kong subsidiary. In the event that (i) the mainland China securities laws are extended to apply to Hong Kong, (ii) U.S. regulators carry out an investigation of Flexi or PubCo, and (iii) there is a need to conduct an investigation or collect evidence within the territory of Hong Kong, the U.S. regulators may not be able to carry out such investigation or evidence collection directly in Hong Kong under the mainland China laws. U.S. regulators may consider cross-border cooperation with securities regulatory authority of mainland China by way of judicial assistance, diplomatic channels or regulatory cooperation mechanism established with the securities regulatory authority of mainland China.

The Hong Kong legal system embodies uncertainties that could limit the legal protections available to Flexi and PubCo.

Hong Kong is a Special Administrative Region of the PRC and enjoys a high degree of autonomy under the “one country, two systems” principle. The Hong Kong Special Administrative Region’s constitutional document, the Basic Law, ensures that the current political situation will remain in effect for 50 years. Hong Kong has enjoyed the freedom to function in a high degree of autonomy for its affairs, including currencies, immigration and custom, independent judiciary system and parliamentary system. However, we are not in any position to guarantee the implementation of the “one country, two systems” principle and the level of autonomy as currently in place at the moment. Any changes in the state of political environment in Hong Kong may materially and adversely affect Flexi’s and/or PubCo’s business and operations. These uncertainties could limit the legal protections available Flexi, including Flexi’s ability to enforce its agreements with its clients.

The mainland China government may intervene in or influence the operations of mainland China-based issuers at any time and may exert control over offerings conducted overseas and foreign investment in mainland China-based issuers. If the mainland China government determines that PubCo is a mainland China-based issuer, the mainland China government would be able to intervene in and influence PubCo’s operations at any time and such governmental or regulatory interference could result in a material change in PubCo’s operations and/or the value of the PubCo Ordinary Shares. Additionally, mainland China governmental and regulatory interference could significantly limit or completely hinder PubCo’s ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless.

Approximately 29% of PubCo’s revenues are expected to be derived in Hong Kong and approximately 21% of PubCo’s operations are expected to be conducted in Hong Kong. Accordingly, PubCo’s results of operations, financial condition and prospects are influenced by economic, political, and legal developments in China, especially the policies of the mainland China government. The mainland China government has significant oversight and authority to exert influence on the ability of a mainland China-based company to conduct its business. If the mainland China government determines that PubCo is a mainland China-based issuer or that the mainland China laws and regulations apply in Hong Kong, it could regulate and may intervene in or influence PubCo’s operations at any time, which could result in a material adverse change in PubCo’s operations and/or the value of the PubCo Ordinary Shares. Implementation of any industry-wide regulations directly targeting PubCo’s operations could cause PubCo’s securities to significantly decline in value or become worthless. Also, the mainland China government has recently indicated an intent to exert more oversight over offerings that are conducted overseas and/or foreign investment in mainland China-based issuers. Any such action could significantly limit or completely hinder PubCo’s ability to offer or continue to offer securities to investors, and any uncertainties or negative publicity regarding such actions could also materially and adversely affect PubCo’s business, prospects, financial condition, reputation, and the trading price of the PubCo Ordinary Shares, which may cause PubCo’s securities to significantly decline in value or become worthless. Therefore, investors in PubCo face potential uncertainty from the actions taken by the mainland China government.

Moreover, the significant oversight of the mainland China government could also be reflected from the uncertainties arising from the legal system in mainland China. The laws and regulations of mainland China can change quickly without sufficient notice in advance, which makes it difficult for Flexi to predict which kinds of laws and regulations will come into effect in the future and how they will affect PubCo. Any actions by the mainland China government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in mainland China-based issuers could significantly limit or completely hinder PubCo’s ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless.

As Flexi maintains operations in Hong Kong, it is subject to certain Hong Kong laws and regulations. As PubCo is expected to maintain operations in Hong Kong following the Business Combination, it expects to also be subject to certain Hong Kong laws and regulations. Such laws and regulations could result in oversight by the Hong Kong government over Flexi’s and, after the consummation of the Business Combination, PubCo’s business, as discussed below. As of the date of this filing, Flexi believes that it is in compliance with each of the Hong Kong laws and regulations to which it is subject. If Flexi’s belief that it is in compliance with each of the Hong Kong laws and regulations to which it is subject is incorrect or if Flexi (or PubCo) ceases to be in compliance with such laws and regulations, Flexi’s (or PubCo’s) operations and the value of its securities could be materially affected.

The PDPO imposes a statutory duty on data users to comply with the requirements of the Data Protection Principles. The PDPO provides that a data user shall not do an act, or engage in a practice, that contravenes a Data Protection Principle unless the act or practice, as the case may be, is required or permitted under the PDPO. The six Data Protection Principles are: (i) purpose and manner of collection of personal data; (ii) accuracy and duration of retention of personal data; (iii) use of personal data; (iv) security of personal data; (v) information to be generally available; and (vi) access to personal data. Non-compliance with a Data Protection Principle may lead to a complaint to the Privacy Commissioner. The Privacy Commissioner may serve an enforcement notice to direct the data user to remedy the contravention and/or instigate prosecution actions. A data user who contravenes an enforcement notice commits an offense that may lead to a fine and imprisonment. The PDPO criminalizes, including, but not limited to, the misuse or inappropriate use of personal data in direct marketing activities, non-compliance with a data access request, and the unauthorized disclosure of personal data obtained without the relevant data user’s consent. An individual who suffers damage, including injured feelings, by reason of a contravention of the PDPO in relation to his or her personal data may seek compensation from the data user concerned. As of the date hereof, Flexi’s Hong Kong subsidiary does not collect, process, or use personal information of entities or individuals other than what is necessary for its business, does not disseminate such information, and does not conduct any data processing activities in mainland China.

The Competition Ordinance prohibits and deters undertakings in all sectors from adopting anticompetitive conduct that has the objective or effect of preventing, restricting or distorting competition in Hong Kong. The Competition Ordinance prohibits three forms of behavior to prevent and discourage anti-competitive conduct: (i) agreements between undertakings that have the objective or effect of preventing, restricting or distorting competition in Hong Kong; (ii) engaging in conduct that has the objective or effect of preventing, restricting or distorting competition in Hong Kong by undertakings with a substantial degree of market power in a market; and (iii) mergers that have or are likely to have the effect of substantially lessening competition in Hong Kong. Currently, the merger rule only applies to the telecommunications sector. Each of the aforesaid rules is, however, subject to a number of exclusions and exemptions.

Pursuant to section 82 of the Competition Ordinance, if the Competition Commission has reasonable cause to believe that (i) a contravention of the first conduct rule has occurred and (ii) the contravention does not involve serious anti-competitive conduct, it must, before bringing proceedings in the Competition Tribunal against the undertaking whose conduct is alleged to constitute the contravention, issue a notice to the undertaking. However, under section 67 of the Competition Ordinance, where a contravention of the first conduct rule has occurred and the contravention involves serious anti-competitive conduct or a contravention of the second conduct rule has occurred, the Competition Commission may, instead of bringing proceedings in the Competition Tribunal in the first instance, issue an Infringement Notice to the person against whom it proposes to bring proceedings, offering not to bring those proceedings on condition that the person makes a commitment to comply with requirements of the Infringement Notice.

In the event of breaches of the Competition Ordinance, the Competition Tribunal may make orders including: imposing a pecuniary penalty if satisfied that an entity has contravened a competition rule; disqualifying a person from acting as a director of a company or taking part in the management of a company; prohibiting an entity from making or giving effect to an agreement; modifying or terminating an agreement; and requiring the payment of damages to a person who has suffered loss or damage.

Under the Inland Revenue Ordinance, where an employer commences to employ in Hong Kong an individual who is or is likely to be chargeable to tax, or any married person, the employer shall give a written notice to the Commissioner of Inland Revenue not later than three months after the date of commencement of such employment. Where an employer ceases or is about to cease to employ in Hong Kong an individual who is or is likely to be chargeable to tax, or any married person, the employer shall give a written notice to the Commissioner of Inland Revenue not later than one month before such individual ceases to be employed in Hong Kong.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect to dividends paid by Hong Kong companies.

For more detailed discussions of risks arising from legal systems in the PRC, especially the recent changes concerning the offshore offerings, anti-monopoly regulatory actions, and oversight on cybersecurity and data privacy, please refer to “—Risks Related to Flexi’s Operations in Hong Kong.”

Risks Related to Flexi’s Geographic Operations

Fluctuations in currency exchange rates could result in declines in Flexi’s reported revenue and operating results.

Flexi conducts its operations entirely outside of the United States and most of its operations will continue to be conducted outside the U.S. going forward. As a result, Flexi’s revenues and expenses are denominated in currencies other than U.S. Dollars. As Flexi reports its operating results in U.S. Dollars, however, its reported operating results are subject to effects of fluctuations in currency exchange rates. Fluctuations in the exchange rates between the U.S. Dollar and other currencies could result in the U.S. Dollar equivalent of Flexi’s revenues being lower or the U.S. Dollar equivalent of its expenses being higher. This could have a negative impact on Flexi’s operating results. Although Flexi may in the future decide to undertake foreign exchange hedging transactions to cover a portion of its foreign currency exchange exposure, Flexi currently does not hedge its exposure to foreign currency exchange risks.

Flexi operates a significant portion of its business in Southeast Asia, and therefore it may be exposed to risks in operating or investing within this region.

A significant portion of Flexi’s business is located in Southeast Asian or emerging market countries such as Malaysia, Philippines, Thailand, and Vietnam. Emerging market countries are typically subject to greater political, policy, legal, economic, taxation, and other risks and uncertainties, including but not limited to the risk of expropriation, nationalization and commercial or governmental disputes, inflation, interest rate, and currency fluctuations, and greater difficulty in enforcing or collecting payment against contracts or in having certainty that all required governmental and regulatory approvals necessary to run Flexi’s business are in place and will be renewed. Additionally, intellectual property rights and confidentiality protections in these countries may not be as effective as in the United States or other countries. Asian markets are inherently non-homogenous and require bespoke business models for each country in which Flexi operates, which adds complexity and reduces economies of scale.

Emerging market countries in which Flexi operates may have less sophisticated legal, taxation, and regulatory systems and frameworks compared to countries with advanced economies such as the United States and European Union countries, including but not limited to unexpected changes in, or inconsistent application, interpretation, or enforcement of, applicable laws and regulatory requirements. In particular, because legislation and other laws and regulations in emerging markets are often undeveloped, it is frequently difficult to interpret those laws and regulations with certainty. Regulatory authorities may adopt different interpretations of such laws and regulations than Flexi or may revise laws, regulations, or interpretations, potentially with retrospective effect, in ways that adversely affect Flexi’s business, financial condition, and results of operations. This gives rise to increased risks relating to labor practices, foreign ownership restrictions, tax regulation and enforcement, difficulty in enforcing contracts, changes to or uncertainty in the relevant legal and regulatory regimes, and other issues in a number of the markets in which Flexi currently operates or may operate in the future. Such risks could interrupt or adversely impact some or all of Flexi’s business and may adversely affect its business, prospects, financial condition, and results of operations.

General Business Risks

Negative publicity could damage Flexi’s brand image and corporate reputation and may cause its business to suffer.

Flexi’s success depends on its ability to build and maintain the brand image for its existing and acquired brands, its existing products and services, new products and services, and brand extensions and to maintain Flexi’s corporate reputation. There can be no assurance that Flexi’s advertising, marketing, and promotional programs and its commitment to product and service quality will have the desired impact on its brand image and on consumer preferences and demand. Claims regarding product and service quality, Flexi’s culture and workforce, or adverse publicity reports or other media attention regarding Flexi or any of its subsidiaries or brands and/or publicity about events or controversy at any or all of its locations, even if false or unfounded, could tarnish the image of its brands and may cause consumers to choose other brands. Consumer demand for Flexi’s products and services could diminish significantly if Flexi, its employees, or its business partners fail to preserve the quality of its products and services, act or are perceived to act in an unethical, illegal, discriminatory, unequitable, or socially irresponsible manner, including with respect to the service and treatment of Flexi’s customers or the use of customer data. Furthermore, Flexi’s brand image or perceived product or service quality could be adversely affected by regulatory or other governmental inquiries and proposed or new legislation affecting its industry. Negative postings or comments on social media or networking websites about Flexi or any one of its brands, even if inaccurate or malicious, could generate adverse publicity that could damage the reputation of Flexi or its brands. Business incidents, whether isolated or recurring and whether originating from Flexi or its business partners that erode consumer trust can significantly reduce brand value and can have a negative impact on consumer demand for Flexi’s products and services as well as its reputation and financial results. The impact of such incidents may be exacerbated if they receive considerable publicity, including rapid dissemination through social or digital media, and may result in litigation.

Flexi operates in a hyper-competitive industry, often competing with dozens of other operators for the same business.

Flexi operates in a competitive market with well-established organizations such as WeWork, International Workplace Group, and ServCorp. Some of Flexi’s competitors have longer operating histories with a longer track record of sustained growth and profitability and greater resources than Flexi, and they could use their substantial financial resources to develop a competing business model, develop products or services that are more attractive to potential customers than those that Flexi offers, or convince Flexi’s potential customers that they provide financing arrangements that are impractical for smaller companies to offer. As well as competing for new customers, Flexi also competes in new locations, in all markets with all competitors. Increased competition from both local and international competitors may also impact Flexi’s ability to sell its products and services at market and historical rates, which would reduce the volume and price at which Flexi can sell its products and services. Flexi’s competitors may offer similar products and services at prices below cost, devote significant sales forces to competing with Flexi, or attempt to recruit Flexi’s key personnel by increasing compensation, any of which could improve their competitive positions. These competitive factors could make it more difficult for Flexi to attract and retain customers, cause Flexi to lower its prices in order to compete, or reduce Flexi’s market share and revenue, any of which could have a material adverse effect on Flexi’s financial condition and operating results. Flexi can provide no assurance that it will continue to compete effectively against its current competitors or additional companies that may enter its markets. In addition, market conditions may change, which could impact Flexi’s ability to scale as rapidly as its competitors. For example, increased demand for flexible workspace in any one of Flexi’s markets may provide an opportunity for growth to Flexi’s competitors, who may not be limited by low investable capital. This will impact Flexi’s ability to maintain market share and show sustainable growth in these markets.

Flexi’s business depends on hiring, developing, retaining, and motivating highly skilled and dedicated team members, and failure to do so, including turnover in Flexi’s senior management and other key personnel, could have a material adverse effect on Flexi’s business.

Flexi relies upon the performance, expertise, and experience of its key management personnel, board of directors, and employees. Because Flexi’s service value is about going the extra mile for all of its members, with its teams acting as concierge, office manager, and reliable friends, any loss or changes to the quantity or quality of the operational services provided by these key personnel, or an inability to attract qualified and motivated personnel to provide these services, could adversely affect Flexi’s financial performance. In addition, given the increasingly competitive market for talent, it may be difficult for Flexi to find suitable replacements for departing personnel on a timely basis, on competitive terms, or at all. Flexi has experienced and may continue to experience operational disruptions in the process of building out its senior management team. Changes to or turnover among senior management or other key personnel could disrupt Flexi’s strategic focus or create uncertainty for management, employees, members, partners, landlords, and stockholders. These changes, and the potential failure to retain and recruit senior management and other key employees, could have a material adverse effect on Flexi’s operations and ability to manage the day-to-day aspects of its business. Unexpected or abrupt departures may result in the failure to effectively transfer institutional knowledge and may impede Flexi’s ability to act quickly and efficiently in executing its business strategy as it devotes resources to recruiting new personnel or transitioning existing personnel to fill those roles. If Flexi is unable to effectively manage employee turnover and retain existing key personnel or timely address its hiring needs or successfully integrate new hires, its employee morale, productivity, and retention could suffer, which could adversely affect its business, prospects, financial condition, and results of operations. In addition, the success of each of Flexi’s new and existing locations depends on its ability to hire and retain dedicated community managers and community team members. As Flexi enters new geographic markets, it may experience difficulty attracting employees in the areas it requires.

Flexi has experienced significant changes in its management team in 2023, particularly in Finance. Executive and other management transitions can be inherently difficult to manage, may cause significant and costly disruption to Flexi’s business, might lead to additional departures of existing personnel, and could have a material adverse effect on Flexi’s business, operating results, financial condition, and internal accounting controls.

Risks Related to the Business Combination

While TGVC and Flexi work to complete the Business Combination, Flexi’s management’s focus and resources may be diverted from operational matters and other strategic opportunities.

Successful completion of the Business Combination may place a significant burden on Flexi’s management and other internal resources. The diversion of management’s attention and any difficulties encountered in the transition process could harm Flexi’s and, following the Business Combination, PubCo’s, business, financial condition, results of operations and prospects. In addition, uncertainty about the effect of the Business Combination on Flexi’s employees, consultants, customers, suppliers, partners, and other third parties, including regulators, may have an adverse effect on PubCo following the Business Combination. These uncertainties may impair PubCo’s ability to attract, retain and motivate key personnel for a period of time after the completion of the Business Combination.

Subsequent to consummation of the Business Combination, PubCo may be exposed to unknown or contingent liabilities and may be required to subsequently take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition, results of operations, and the price of its securities, which could cause you to lose some or all of your investment.

We cannot assure you that the due diligence that TGVC conducted in relation to Flexi in connection with the Business Combination has identified all material issues or risks associated with Flexi, its business, or the industry in which it competes. Furthermore, we cannot assure you that factors outside of Flexi’s and PubCo’s control will not later arise. As a result of these factors, PubCo may be exposed to liabilities and incur additional costs and expenses and it may be forced to later write down or write off assets, restructure its operations, or incur impairment or other charges that could result in PubCo reporting losses. Even if TGVC’s due diligence has identified certain risks, unexpected risks may arise, and previously known risks may materialize in a manner not consistent with its preliminary risk analysis. If any of these risks materialize, this could have a material adverse effect on PubCo’s financial condition and results of operations and could contribute to negative market perceptions about PubCo or its securities, including the PubCo Ordinary Shares.

Following the consummation of the Business Combination, PubCo will incur significant increased expenses and administrative burdens as a public company, which could have an adverse effect on its business, financial condition, and results of operations.

Following the consummation of the Business Combination, PubCo will face a significant increase in insurance, legal, accounting, administrative and other costs, and expenses as a public company that Flexi does not incur as a private company. The Sarbanes-Oxley Act, including the requirements of Section 404, as well as rules and regulations subsequently implemented by the SEC, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations promulgated and to be promulgated thereunder, the U.S. Public Company Accounting Oversight Board, the SEC, and the securities exchanges, impose additional reporting and other obligations on public companies. Compliance with public company requirements will increase costs and make certain activities more time-consuming. A number of those requirements will require PubCo to carry out activities that Flexi has not engaged in previously. For example, PubCo will create new board committees and adopt new internal controls and disclosure controls and procedures. In addition, PubCo will incur expenses associated with SEC reporting requirements that Flexi has never incurred. Furthermore, if any issues in complying with those requirements are identified (for example, if the auditors identify a material weakness or significant deficiency in the internal control over financial reporting), PubCo could incur additional costs rectifying those issues, and the existence of those issues could adversely affect PubCo’s reputation or investor perceptions of it. Being a public company could make it more difficult or costly for PubCo to obtain certain types of insurance, including director and officer liability insurance, and PubCo may be forced to accept reduced policy limits and coverage with increased self-retention risk or incur substantially higher costs to obtain the same or similar coverage. Being a public company could also make it more difficult and expensive for PubCo to attract and retain qualified persons to serve on the PubCo Board, board committees or as executive officers. Furthermore, if PubCo is unable to satisfy its obligations as a public company, it could be subject to delisting of the PubCo Ordinary Shares, fines, sanctions, and other regulatory action and potentially civil litigation.

The additional reporting and other obligations imposed by various rules and regulations applicable to public companies will increase legal and financial compliance costs and the costs of related legal, accounting, and administrative activities. These increased costs will require PubCo to divert a significant amount of money that it could otherwise use to expand its business and achieve strategic objectives. Advocacy efforts by shareholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase costs.

The historical financial results of Flexi and unaudited pro forma financial information included elsewhere in this prospectus may not be indicative of what Flexi’s actual financial position or results of operations would have been if it were a public company.

The historical financial results of Flexi included in this prospectus do not reflect the financial condition, results of operations, or cash flows that it would have achieved as a public company during the periods presented or those that PubCo will achieve in the future. PubCo’s financial condition and future results of operations could be materially different from amounts reflected in Flexi’s historical financial statements included elsewhere in this prospectus, so it may be difficult for investors to compare PubCo’s future results to historical results or to evaluate its relative performance or trends in its business.

As a privately-held company, Flexi has not been required to comply with many corporate governance and financial reporting practices and policies required of a publicly-traded company. Following the Business Combination, PubCo will be a public company with significant operations, and as such (and particularly after it is no longer an “emerging growth company” or, if ever, a “foreign private issuer”), will face increased legal, accounting, administrative, and other costs and expenses as a public company that Flexi did not incur as a private company. Compliance with public company requirements will increase costs and make certain activities more time-consuming. A number of those requirements will require PubCo to carry out activities that Flexi has not engaged in previously. In addition, PubCo will incur expenses associated with SEC reporting requirements. If any issues in complying with those requirements are identified (for example, if the auditors identify a significant deficiency or additional material weaknesses in the internal control over financial reporting), PubCo could incur additional costs to rectify those issues, and the existence of those issues could adversely affect its reputation or investor perceptions. In addition, PubCo will purchase director and officer liability insurance, which has substantial additional premiums. Advocacy efforts by stockholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase costs. The additional reporting and other obligations associated with being a public company will increase legal and financial compliance costs and the costs of related legal, accounting, and administrative activities.

Similarly, the unaudited pro forma financial information in this prospectus is presented for illustrative purposes only and has been prepared based on a number of assumptions including, but not limited to, Flexi being treated as the “acquiror” for financial reporting purposes in the Business Combination, the total debt obligations and the cash and cash equivalents of Flexi on the closing date of the Business Combination and the number of shares of TGVC class A common stock that TGVC redeems in connection with the Business Combination. Accordingly, such pro forma financial information may not be indicative of PubCo’s future operating or financial performance and PubCo’s actual financial condition and results of operations may vary materially from the pro forma results of operations and balance sheet contained elsewhere in this prospectus, including as a result of such assumptions not being accurate. See “Unaudited Pro Forma Condensed Combined Financial Information.”

The ability of PubCo’s management to operate the business successfully following the consummation of the Business Combination will be largely dependent upon the efforts of certain key personnel of Flexi. The loss of such key personnel could negatively impact the operations and financial results of the combined business.

The ability of PubCo’s management to operate the business successfully following the Business Combination is dependent upon the efforts of certain key personnel of Flexi. Although we expect Flexi’s key personnel to remain with PubCo following the Business Combination, there can be no assurance that they will do so. It is possible that Flexi or PubCo will lose some key personnel, the loss of which could negatively impact PubCo’s operations and profitability. Furthermore, following the Business Combination, certain of the key personnel of Flexi may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause PubCo to have to expend time and resources helping them become familiar with such requirements.

If the number of Flexi ordinary shares (“Flexi Shares”) that are outstanding immediately prior to the effective time of the Initial Merger and that are held by Flexi shareholders who have not voted in favor of the Initial Merger nor consented thereto in writing and who have given a notice of election to dissent pursuant to section 179 of the BVI Business Companies Act, 2004, as amended (“Dissenting Flexi Shares”), is larger than expected, Flexi may incur significant additional costs.

Flexi shareholders are entitled to dissent from the Initial Merger that forms part of the Business Combination and to receive payment of the “fair value” of their shares following its consummation. If the Business Combination is completed, a Flexi shareholder who has complied with applicable requirements under section 179 of the BVI Business Companies Act, 2004, as amended (the “BVI Act”) may, instead of receiving PubCo Ordinary Shares in exchange for his, her or its Flexi Shares in the Business Combination, require Flexi to pay the fair value of such dissenting Flexi shareholder’s Flexi Shares in cash. To the extent that Flexi and a Flexi shareholder who has exercised such rights to dissent are unable to agree on the “fair value,” a statutory appraisal procedure is required to determine the “fair value.” While the “fair value” of such Flexi Shares as determined under this appraisal procedure could be more than or the same as the value of the PubCo Ordinary Shares for which such Flexi Shares would be exchanged in the Business Combination, it could also be determined to be less than such value and the “fair value” would be determined as of the close of business on the day prior to the date on which the vote to approve the Business Combination was taken, excluding any appreciation or depreciation, directly or indirectly induced by the proposed Business Combination. We cannot predict the number of Flexi Shares that will constitute Dissenting Flexi Shares in the Initial Merger, the additional amount of cash that Flexi may be required to pay following the Initial Merger with respect to Dissenting Flexi Shares, or the expenses that may be incurred in connection with addressing any assertion of dissenters’ rights. If substantial costs are incurred in connection with any assertion of dissenters’ rights, it could have a material and adverse effect on PubCo.

Risks Related to the PubCo Ordinary Shares and This Offering

PubCo does not expect to declare any dividends in the foreseeable future.

PubCo does not anticipate declaring any cash dividends to holders of PubCo Ordinary Shares in the foreseeable future subsequent to the closing of this offering. Consequently, investors may need to rely on sales of their shares after price appreciation, which may never occur, as the only way to realize any future gains on their investment.

If, following the Business Combination, securities or industry analysts do not publish or cease publishing research or reports about PubCo, its business, or its market, or if they change their recommendations regarding PubCo’s securities adversely, the price and trading volume of PubCo’s securities could decline.

The trading market for PubCo’s securities will be influenced by the research and reports that industry or securities analysts may publish about PubCo or its business, market, or competitors. Securities and industry analysts do not currently, and may never, publish research on PubCo. If no securities or industry analysts commence coverage of PubCo, PubCo’s share price and trading volume would likely be negatively impacted. If any of the analysts who may cover PubCo change their recommendation regarding PubCo Ordinary Shares adversely, or provide more favorable relative recommendations about PubCo’s competitors, the price of the PubCo Ordinary Shares would likely decline. If any analyst who may cover PubCo were to cease coverage of PubCo or fail to regularly publish reports on it, PubCo could lose visibility in the financial markets, which in turn could cause its share price or trading volume to decline.

There can be no assurance that the PubCo Ordinary Shares will remain listed on Nasdaq after approval of their listing, or that PubCo will be able to comply with Nasdaq’s continued listing standards.

PubCo intends to apply for the listing of the PubCo Ordinary Shares on Nasdaq. If, after listing, Nasdaq chooses to delist the PubCo Ordinary Shares for failure to meet the listing standards, PubCo and its shareholders could face significant material adverse consequences including:

●	a limited availability of market quotations for the PubCo Ordinary Shares;

●	reduced liquidity for the PubCo Ordinary Shares;

●	a determination that PubCo Ordinary Shares are a “penny stock,” which will require brokers trading in the PubCo Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for its securities;

●	a limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, a U.S. federal statute, prevents or preempts U.S. states from regulating the offer and sale of certain securities, which are referred to as “covered securities.” If the PubCo Ordinary Shares are listed on Nasdaq, they will be covered securities. Although the states would then be preempted from regulating the offer and sale of the PubCo Ordinary Shares, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While PubCo is not aware of a state, other than the State of Idaho, having used these powers to prohibit or restrict the sale of securities issued by blank check companies, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if the PubCo Ordinary Shares were not listed on Nasdaq, the PubCo Ordinary Shares would not be covered securities and PubCo would be subject to regulation in each state in which it offers the PubCo Ordinary Shares.

A market for the PubCo Ordinary Shares may not continue, which would adversely affect the liquidity and price of the PubCo Ordinary Shares.

Following the Business Combination and this offering, the price of the PubCo Ordinary Shares may fluctuate significantly due to the market’s reaction to the Business Combination and general market and economic conditions. An active trading market for the PubCo Ordinary Shares may never develop or, if developed, it may not be sustained. In addition, the price of the PubCo Ordinary Shares after the consummation of the Business Combination may vary due to general economic conditions and forecasts, PubCo’s general business condition, and the release of PubCo’s financial reports. Additionally, if the PubCo Ordinary Shares are not listed on, or become delisted from, Nasdaq for any reason, their liquidity and price may be more limited than if they were listed on Nasdaq or another national securities exchange. You may be unable to sell any PubCo Ordinary Shares that you purchase in this offering unless a market can be established or sustained.

If the Business Combination’s benefits do not meet the expectations of investors or securities analysts, the market price of the PubCo Ordinary Shares may decline.

Following the Business Combination and this offering, fluctuations in the price of the PubCo Ordinary Shares could contribute to the loss of all or part of your investment. Currently, there is no public market for the PubCo Ordinary Shares. Accordingly, the valuation ascribed to PubCo may not be indicative of the price that will prevail in the trading market following the Business Combination and this offering. If an active market for the PubCo Ordinary Shares develops and continues, the trading price of the PubCo Ordinary Shares could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond PubCo’s control. Any of the factors listed below could have a material adverse effect on your investment in the PubCo Ordinary Shares and the PubCo Ordinary Shares may trade at prices significantly below the amount of your investment in them. In such circumstances, the trading price of the PubCo Ordinary Shares may not recover and may experience a further decline.

Factors that affect the trading price of the PubCo Ordinary Shares may include:

●	actual or anticipated fluctuations in PubCo’s quarterly financial results or the quarterly financial results of companies perceived to be similar to it;

●	changes in the market’s expectations about PubCo’s operating results;

●	success of competitors;

●	PubCo’s operating results failing to meet the expectation of securities analysts or investors in a particular period;

●	changes in financial estimates and recommendations by securities analysts concerning PubCo or the industries in which it will operate;

●	operating and share price performance of other companies that investors deem comparable to PubCo;

●	PubCo’s ability to market new and enhanced products and technologies on a timely basis;

●	changes in laws and regulations affecting PubCo’s business;

●	PubCo’s ability to meet compliance requirements;

●	commencement of, or involvement in, litigation involving PubCo;

●	changes in PubCo’s capital structure, such as future issuances of securities or the incurrence of additional debt;

●	the volume of PubCo Ordinary Shares available for public sale;

●	any major change in the PubCo Board or management;

●	sales of substantial amounts of PubCo Ordinary Shares by PubCo’s directors, executive officers or significant shareholders or the perception that such sales could occur; and

●	general economic and political conditions such as recessions, interest rates, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of the PubCo Ordinary Shares irrespective of PubCo’s operating performance. The stock market in general, and Nasdaq in particular, have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these securities, and of the PubCo Ordinary Shares, may not be predictable. A loss of investor confidence in the market for retail securities or the securities of other companies that investors perceive to be similar to PubCo could depress PubCo’s share price regardless of PubCo’s business, prospects, financial condition, or results of operations. A decline in the market price of the PubCo Ordinary Shares also could adversely affect PubCo’s ability to issue additional securities and to obtain additional financing in the future.

Failure to maintain effective internal control over financial reporting could have a material adverse effect on PubCo’s business, operating results, and stock price.

Currently, PubCo is neither a publicly listed company nor an affiliate of a publicly listed company, and it has not dedicated accounting personnel and other resources to address internal control over financial reporting and other procedures commensurate with those of a publicly listed company. Effective internal control over financial reporting is necessary to increase the reliability of financial reports and all companies required to file Exchange Act reports with the SEC are required to maintain internal control over financial reporting.

The internal control over financial reporting standards are significantly more stringent than any financial reporting controls required of Flexi as a privately held company. Management may not be able to effectively and timely implement controls and procedures that adequately respond to the increased regulatory compliance and reporting requirements that will be applicable after the consummation of the Business Combination and this offering. If PubCo is not able to implement required internal control over financial reporting in a timely manner or with adequate compliance, it may not be able to assess whether its internal control over financial reporting is effective, which may subject it to adverse regulatory consequences and could harm investor confidence and the market price of the PubCo Ordinary Shares.

To date, neither Flexi nor its auditors have been required to perform an evaluation of Flexi’s internal control over financial reporting in accordance with the provisions of the Sarbanes-Oxley Act as it is a private company. Following the Business Combination and this offering, PubCo’s independent registered public accounting firm will not be required to report on the effectiveness of its internal control over financial reporting until PubCo’s first Form 20-F following the date on which it ceases to qualify as an “emerging growth company,” which may be up to five full fiscal years following the date of its first sale of common equity securities pursuant to an effective registration statement. If such evaluation were performed, control deficiencies could be identified by PubCo’s management, and those control deficiencies could also represent one or more material weaknesses. PubCo cannot predict the outcome of any such determination and whether PubCo will need to implement remedial actions in order to implement effective control over financial reporting. If in subsequent years PubCo is unable to assert that its internal control over financial reporting is effective, or if PubCo’s auditors express an opinion that PubCo’s internal control over financial reporting is ineffective, PubCo may fail to meet the future reporting obligations in a timely and reliable manner and its financial statements may contain material misstatements. Any such failure could also adversely cause PubCo’s investors to have less confidence in the accuracy and completeness of its financial reports, which could have a material adverse effect on the price of the PubCo Ordinary Shares.

Each of TGVC and Flexi has incurred and will incur substantial costs in connection with the Business Combination and the related transactions, such as legal, accounting, consulting, and financial advisory fees.

As part of the Business Combination, each of TGVC and Flexi is utilizing professional service firms for legal, accounting, and financial advisory services. Although TGVC and Flexi have been provided with estimates of the costs for each advisory firm, the total actual costs for their legal, accounting, and financial advisory fees, which will, as noted above, be paid out of the proceeds of this offering, may exceed those estimates. In addition, Flexi may retain consulting services to assist in the integration of the businesses following the Business Combination. These consulting services may extend beyond the current estimated timeframe, resulting in higher-than-expected costs and such higher costs may result in less funds available for PubCo’s general corporate purposes following the Business Combination.

The requirements of being a public company may strain PubCo’s resources, divert PubCo’s management’s attention, and affect PubCo’s ability to attract and retain qualified board members.

PubCo will incur additional legal, accounting, and other expenses following completion of the Business Combination and this offering. PubCo will be subject to the reporting requirements of the Exchange Act, Nasdaq listing requirements, and other applicable securities rules and regulations. These expenses may increase even more if PubCo no longer qualifies as an “emerging growth company,” as defined in Rule 405 of the Securities Act. The Exchange Act requires, among other things, that PubCo file annual and current reports with respect to its business and operating results and maintain effective disclosure controls and procedures and internal control over financial reporting. PubCo may need to hire more employees post-Business Combination or engage outside consultants to comply with these requirements, which will increase its post-Business Combination costs and expenses.

Changing laws, regulations, and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We expect that these laws and regulations will increase PubCo’s legal and financial compliance costs after the consummation of the Business Combination and this offering and will render some activities more time-consuming and costly, although we are currently unable to estimate these costs with any degree of certainty.

PubCo’s anticipated management team has limited experience managing a publicly traded company, interacting with public company investors, and complying with the increasingly complex laws pertaining to public companies. PubCo’s management team may not successfully or efficiently manage the transition to being a public company subject to significant regulatory oversight and reporting obligations under the federal securities laws and regulations and the continuous scrutiny of securities analysts and investors. The need to establish the corporate infrastructure demanded of a public company may divert management’s attention from implementing its growth strategy, which could prevent PubCo from improving its business, financial condition, and results of operations. Furthermore, we expect these rules and regulations to make it more difficult and more expensive for PubCo to obtain director and officer liability insurance, and consequently PubCo may be required to incur substantial costs to obtain such coverage. These additional obligations could have a material adverse effect on PubCo’s business, financial condition, results of operations, and prospects. These factors could also make it more difficult for PubCo to attract and retain qualified members to serve on the PubCo Board (particularly to serve on PubCo’s audit committee and, should it constitute such committees, compensation committee and nominating committee), and qualified executive officers.

As a result of disclosure of information in this prospectus and in filings required of a public company, PubCo’s business and financial condition will become more visible, which may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, PubCo’s business and operating results could be adversely affected, and, even if the claims do not result in litigation or are resolved in PubCo’s favor, these claims, and the time and resources necessary to resolve them, could have an adverse effect on its business, financial condition, results of operations and prospects.

PubCo will be deemed to be an “emerging growth company” and, as a result of the reduced disclosure and governance requirements applicable to emerging growth companies, PubCo Ordinary Shares may be less attractive to investors.

PubCo will be deemed to be an “emerging growth company” as defined in Rule 12b-2 under the Exchange Act, and it intends to take advantage of some of the exemptions from reporting requirements that are available to emerging growth companies, including not being required to comply with the auditor attestation requirements in the assessment of PubCo’s internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act.

PubCo may take advantage of these reporting exemptions until it is no longer an emerging growth company. PubCo will remain an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of the date of its first sale of common equity securities pursuant to an effective registration statement, (ii) PubCo having total annual gross revenue of at least $1.235 billion, (iii) the date on which PubCo has issued more than $1.0 billion in non-convertible debt during the prior three-year period, and (iv) PubCo being deemed to be a large accelerated filer, which means the market value of PubCo Ordinary Shares that is held by non-affiliates exceeds $700 million as of the prior June 30th.

PubCo cannot predict if investors will find the PubCo Ordinary Shares less attractive because it will rely on the accommodations and exemptions available to emerging growth companies. If some investors find PubCo Ordinary Shares less attractive as a result, there may be a less active trading market for the PubCo Ordinary Shares and PubCo’s share price may be more volatile.

Risks Related to Investment in a BVI Company and PubCo’s Status as a Foreign Private Issuer

As PubCo is incorporated under the laws of the BVI, it may be more difficult for its shareholders to protect their rights than it would if they were shareholders of a company incorporated in another jurisdiction.

PubCo is a company incorporated under the laws of the BVI, and upon the consummation of the Business Combination, the majority of its assets will be located outside the United States. Furthermore, all of PubCo’s current and expected directors and officers reside outside the United States and all or a substantial portion of their assets are located outside the United States. As a result, investors may not be able to effect service of process within the United States upon PubCo’s directors or officers or enforce judgments obtained in U.S. courts against them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for PubCo shareholders to enforce in U.S. courts judgments obtained against these persons in courts located in jurisdictions outside the United States.

PubCo’s corporate affairs are to a large extent governed by its Amended and Restated Memorandum and Articles of Association, the BVI Act, and the common law of the BVI. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of PubCo’s directors to it under the BVI law are to a large extent governed by the BVI Act and the common law of the BVI. The common law of the BVI is derived from English common law, and the decisions of the English courts are of persuasive authority but are not binding on a court in the BVI. The rights of PubCo’s shareholders and the fiduciary responsibilities of its directors under BVI law may not be as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, BVI has a less developed body of securities laws as compared to the United States, and some states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law.

In addition, the BVI Act permits the PubCo Board to refuse to permit a shareholder to review, copy or inspect certain documents (including the list of shareholders or directors or minutes and resolutions of shareholders) if the PubCo Board believes it would be contrary to its interests to allow review, copy or inspection. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest. Furthermore, while statutory provisions do exist in BVI law for derivative actions to be brought in certain circumstances, shareholders in BVI companies may not have standing to initiate a shareholder derivative action in a federal court of the United States. The circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect to any such action, may result in the rights of shareholders of a BVI company being more limited than those of shareholders of a company organized in the United States. Accordingly, shareholders may have fewer alternatives available to them if they believe that corporate wrongdoing has occurred.

As a result of all of the above, PubCo’s shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the PubCo Board or controlling shareholders than they would as shareholders of a U.S. company. For more information, see “Service of Process and Enforcement of Civil Liabilities Under U.S. Securities Laws.”

As PubCo is incorporated under the laws of the BVI, it may be more difficult for its shareholders to enforce judgments against PubCo than it would if they were shareholders of a company incorporated in another jurisdiction.

There is no statutory recognition in the BVI of judgments obtained in the United States, although any final and conclusive monetary judgment for a definite sum obtained against PubCo in U.S. federal or state courts would be treated by the BVI courts as a cause of action in itself and sued upon as a debt at common law so that no retrial of the issues would be necessary provided that:

●	the U.S. court issuing the judgment had jurisdiction in the matter and PubCo either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;

●	there is due compliance with the correct procedures under the laws of the BVI

●	the judgment given by the U.S. court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of PubCo;

●	in obtaining judgment there was no fraud on the part of the person in whose favor judgment was given or on the part of the court;

●	no new admissible evidence relevant to the action was submitted prior to the rendering of the judgment by the BVI courts;

●	recognition or enforcement of the judgment in the BVI would not be contrary to public policy; and

●	the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

BVI courts are also unlikely:

●	to recognize or enforce judgments against PubCo of courts of the United States based on certain civil liability provisions of U.S. securities laws; and

●	to impose liabilities against PubCo in original actions brought in BVI based on certain civil liability provisions of U.S. securities laws that are penal in nature.

There are grounds upon which a BVI court may not enforce the judgments of U.S. courts and some remedies available under the laws of U.S. jurisdictions, including some remedies available under U.S. federal securities laws, may not be permitted under the BVI courts as contrary to public policy in the BVI. Furthermore, no claim may be brought in the BVI by or against PubCo or its directors and officers in the first instance for violation of U.S. federal securities laws because these laws have no extraterritorial application under BVI law and do not have force of law in the BVI, although a BVI court may impose civil liability, including the possibility of monetary damages, on PubCo or its directors and officers if the facts alleged in a complaint constitute or give rise to a cause of action under BVI law.

The rights of PubCo’s shareholders are not as extensive as those rights of shareholders of U.S. corporations.

The rights of PubCo’s shareholders will be governed by PubCo’s Amended and Restated Memorandum and Articles of Association, as interpreted in accordance with the laws of the BVI. Where any provision of any contractual arrangement between a shareholder and PubCo or any third party is inconsistent with the provisions of PubCo’s Amended and Restated Memorandum and Articles of Association, PubCo’s shareholder may be unable to claim certain remedies, including specific performance, for breach of such provision against PubCo. As well, principles of BVI corporate law relating to such matters as the validity of a company’s procedures, the fiduciary duties of management and the rights of a company’s shareholders may differ from those that would apply if PubCo were incorporated in a jurisdiction within the U.S. Under U.S. law, majority and controlling shareholders generally have certain “fiduciary” responsibilities to the minority shareholders. A U.S. shareholder action must be taken in good faith. Also, actions by controlling shareholders in a U.S. jurisdiction and executive compensation that are obviously unreasonable may be declared null and void. In addition, in the U.S., directors generally owe a fiduciary duty to the corporation and its shareholders, including a duty of care, pursuant to which directors must properly apprise themselves of all reasonably available information, and a duty of loyalty, pursuant to which they must protect the interests of the corporation and refrain from conduct that injures the corporation or its shareholders, that deprives the corporation or its shareholders of any profit or advantage or that allows them to take advantage of a corporate opportunity for their own benefit. Many U.S. jurisdictions have enacted various statutory provisions that permit the monetary liability of directors to be eliminated or limited. Under BVI law, liability of a director of a BVI company to the BVI company is primarily limited to the duties set out in the BVI company’s memorandum and articles of association, the BVI Act, and the common law of the BVI, as well as additional liability that can arise upon the insolvency of the company.

Further, BVI law may not protect the interests of minority shareholders to the extent that the law in the U.S. protects minority shareholders in U.S. corporations. PubCo’s shareholders may have difficulty in protecting their interests in the face of actions by the PubCo Board and may have more limited rights than they might have as shareholders of a company incorporated in many U.S. jurisdictions.

As a foreign private issuer, PubCo will be exempt from a number of U.S. securities laws and rules promulgated thereunder and will be permitted to publicly disclose less information than U.S. public companies must. This may limit the information available to holders of the PubCo Ordinary Shares.

Following the Business Combination, PubCo will qualify as a “foreign private issuer,” as defined in the SEC’s rules and regulations. Consequently, PubCo will not be subject to all of the disclosure requirements applicable to public companies organized within the United States. For example, PubCo will be exempt from certain rules under the Exchange Act that regulate disclosure obligations and procedural requirements related to the solicitation of proxies and consents or authorizations applicable to a security registered under the Exchange Act. In addition, PubCo’s officers and directors are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and related rules with respect to their purchases and sales of PubCo’s securities. For example, some of PubCo’s key executives may sell a significant amount of PubCo Ordinary Shares and such sales will not be required to be disclosed as promptly as would be the case for sales of securities of public companies organized within the United States. Accordingly, once such sales are eventually disclosed, the price of PubCo Ordinary Shares may decline significantly. Moreover, PubCo will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. public companies. PubCo will also not be subject to Regulation FD under the Exchange Act, which would prohibit PubCo from selectively disclosing material nonpublic information to certain persons without concurrently making a widespread public disclosure of such information. Accordingly, there may be less publicly available information concerning PubCo than there is for U.S. public companies.

As a foreign private issuer, PubCo will file an annual report on Form 20-F within four months of the close of each fiscal year ended December 31 and furnish reports on Form 6-K relating to certain material events promptly after PubCo publicly announces these events. However, because of the above exemptions for foreign private issuers, which PubCo intends to rely on, PubCo shareholders will not be afforded the same information generally available to investors holding shares in public companies that are not foreign private issuers.

As a foreign private issuer, PubCo will be permitted, and intends, to follow certain home country corporate governance practices instead of otherwise applicable Nasdaq corporate governance requirements, and this may result in less investor protection than that afforded to investors under rules applicable to domestic U.S. issuers.

As a foreign private issuer, PubCo will be permitted, and intends, to follow certain home country corporate governance practices instead of those otherwise required under Nasdaq’s rules for domestic U.S. issuers, provided that it discloses which requirements it is not following and describes the equivalent home country requirement. Availing itself of any of the other corporate governance exemptions, as opposed to complying with the requirements that are applicable to a U.S. domestic issuer, may provide less protection to investors than is afforded to investors under Nasdaq’s corporate governance rules. Therefore, any foreign private issuer exemptions that PubCo may avail itself of may reduce the scope of information and protection to its investors. For more information, see “Foreign Private Issuer Exemption.”

PubCo may lose its foreign private issuer status in the future, which could result in significant additional costs and expenses. This would subject PubCo to accounting principles generally accepted in the United States of America (“U.S. GAAP”) reporting requirements that may be difficult for it to comply with.

As a “foreign private issuer,” PubCo would not be required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act and related rules and regulations. Under those rules, the determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter, and, accordingly, the next determination will be made with respect to PubCo on June 30, 2024.

In the future, PubCo could lose its foreign private issuer status if a majority of the PubCo Ordinary Shares are held by residents of the United States and it fails to meet any one of the additional “business contacts” requirements. Although PubCo may follow certain practices that are consistent with U.S. regulatory provisions applicable to U.S. companies, PubCo’s loss of foreign private issuer status would make such provisions mandatory. The regulatory and compliance costs to PubCo under U.S. securities laws if it is deemed a U.S. domestic issuer may be significantly higher. If PubCo is not a foreign private issuer, PubCo will be required to file periodic reports and prospectuses on U.S. domestic issuer forms with the SEC, which are more detailed and extensive than the forms available to a foreign private issuer. Further, PubCo would become subject to Regulation FD, aimed at preventing issuers from making selective disclosures of material information. PubCo also may be required to modify certain of its policies to comply with good governance practices associated with U.S. domestic issuers, which would involve additional costs. In addition, PubCo may lose its ability to rely upon exemptions from certain Nasdaq corporate governance requirements that are available to foreign private issuers. For example, Nasdaq’s corporate governance rules require listed companies to have, among other things, a majority of independent board members and independent director oversight of executive compensation, nomination of directors, and corporate governance matters. Nasdaq rules also require shareholder approval of certain share issuances, including approval of equity compensation plans. As a foreign private issuer, PubCo would be permitted, and intends, to follow home country practice in lieu of the above requirements. As long as PubCo relies on the foreign private issuer exemption to certain of Nasdaq’s corporate governance standards, a majority of the directors on the PubCo Board are not required to be independent directors, its compensation committee, if it forms one, is not required to be comprised entirely of independent directors, it will not be required to have a nominating and corporate governance committee and it will not be required to obtain shareholder approval of equity incentive plans and certain other equity issuances. Also, PubCo would be required to change its basis of accounting from IFRS as issued by the IASB to U.S. GAAP, which may be difficult and costly for it to comply with, if it no longer qualified as a foreign private issuer. If PubCo loses its foreign private issuer status and fails to comply with U.S. securities laws applicable to U.S. domestic issuers, Nasdaq may delist PubCo’s securities and it could be subject to investigation by the SEC, Nasdaq, and other regulators, among other materially adverse consequences.

If PubCo elects to take advantage of the exemptions afforded to foreign private issuers, PubCo’s shareholders would not have the same protections afforded to shareholders of companies that are subject to all of Nasdaq corporate governance standards. For further information, see the section of this prospectus titled “Foreign Private Issuer Exemption.”

PubCo will be required to comply with economic substance requirements in the BVI.

The BVI, together with several other non-European Union jurisdictions, introduced legislation aimed at addressing concerns raised by the Council of the European Union (the “EU”) as to offshore structures engaged in certain activities that attract profits without real economic activity. With effect from January 1, 2019, the Economic Substance (Companies and Limited Partnerships) Act, 2018 (as amended, the “ES Act”) came into force in the BVI introducing certain economic substance requirements for BVI tax resident companies which are engaged in certain “relevant activities,” which in PubCo’s case applies for financial years commencing from 2022 onwards. On October 17, 2023, the EU, as part of this ongoing initiative, announced that BVI has been removed from the list of non-cooperative tax jurisdictions.

Based on the ES Act currently, it is not anticipated that PubCo itself will be subject to any such requirements prior to any business combination and thereafter, subject to the structuring of such combination, PubCo may still remain out of scope of the legislation or else be subject to more limited substance requirements. Although it is presently anticipated that the ES Act will have little material impact on PubCo or its operations, as the legislation is relatively new and remains subject to further clarification and interpretation, it is not currently possible to ascertain the precise impact of these legislative changes on PubCo.

If our activities change or if the scope of the “relevant activities” is changed by subsequent legislation, we may be required to increase our substance in the BVI to satisfy such requirements, which could result in additional costs that could adversely affect our financial condition or results of operations. If we were required to satisfy economic substance requirements in the BVI but failed to do so, we could face financial penalties, restriction or regulation of our business activities and/or may be struck off as a registered entity in the BVI or liquidated.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

The following unaudited pro forma condensed combined financial information presents the combination of financial information of TGVC and Flexi, adjusted to give effect to the Business Combination. The unaudited pro forma condensed combined financial information does not give effect to the offering.

The following unaudited pro forma condensed combined balance sheet as of June 30, 2023 combines the historical unaudited consolidated balance sheet of Flexi as of June 30, 2023, with the historical unaudited balance sheet of TGVC as of June 30, 2023, giving pro forma effect to the Business Combination as if it had occurred as of June 30, 2023.

The following unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2023 combines the historical unaudited statement of operations of Flexi for the six months ended June 30, 2023 and the historical unaudited statement of operations of TGVC for the six months ended June 30, 2023 on a pro forma basis as if the Business Combination had occurred on January 1, 2022, the beginning of the earliest period presented.

The following unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 combines the historical audited statement of operations of Flexi for the year ended December 31, 2022 and the historical audited statement of operations of TGVC for the year ended December 31, 2022 on a pro forma basis as if the Business Combination had occurred on January 1, 2022, the beginning of the earliest period presented.

The unaudited pro forma condensed combined balance sheet as of June 30, 2023 has been derived from:

●	the historical unaudited financial statements of TGVC as of June 30, 2023, and the related notes thereto included elsewhere in this prospectus; and

●	the historical unaudited consolidated financial statements of Flexi as of June 30, 2023, and the related notes thereto included elsewhere in this prospectus.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2023 has been derived from:

●	the historical unaudited financial statements of TGVC for the six months ended June 30, 2023, and the related notes thereto included elsewhere in this prospectus; and

●	the historical unaudited financial statements of Flexi for the six months ended June 30, 2023, and the related notes thereto included elsewhere in this prospectus.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 has been derived from:

●	the historical audited financial statements of TGVC for the year ended December 31, 2022, and the related notes thereto included elsewhere in this prospectus; and

●	the historical audited financial statements of Flexi for the year ended December 31, 2022, and the related notes thereto included elsewhere in this prospectus.

On June 1, 2022, Flexi completed the acquisition of Common Ground.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as in effect on the date of this prospectus, which incorporates transaction accounting adjustments. Flexi and TGVC have elected not to present any estimates related to potential synergies and other transaction effects that are reasonably expected to occur or have already occurred and are presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information.

This information should be read together with the financial statements and related notes, as applicable, of each of Flexi and TGVC included in this prospectus and the other financial information included elsewhere in this prospectus.

Share Redemptions

On November 1, 2023, TGVC held a special meeting of its stockholders, at which TGVC stockholders approved extending the date by which TGVC had to complete a business combination from November 5, 2023 to up until May 5, 2024 (the “Second Extension”). In connection with such extension, the TGVC Public Stockholders elected to redeem an aggregate of 467,026 TGVC Public Shares. As a result, an aggregate of approximately $5.2 million, or approximately $11.04 per share, was released from TGVC’s trust account (the “Trust Account”) to pay such redeeming TGVC stockholders. Entries were made in the pro forma balance sheet to present an adjusted TGVC balance sheet that presents the effect of these redemptions.

Second Extension Non-Redemption Agreement

In connection with the Second Extension, (i) in order to induce certain TGVC Public Stockholders (the “Non-Redemption Investors”) not to redeem their TGVC Public Shares, TGVC and the Sponsor entered into an agreement with the Non-Redemption Investors (the “Second Extension Non-Redemption Agreement”), whereby, among other things, the Sponsor, or its designee, agreed to pay up to an aggregate of $369,002 to the Non-Redemption Investors in exchange for the Non-Redemption Investors agreeing to hold and not redeem their TGVC Public Shares, and (ii) TGVC amended its advisory agreement with ThinkEquity and agreed to pay ThinkEquity an advisory fee of $40,000. As of the date hereof, the Sponsor or its designee has paid a total of $87,749 of the Second Extension Non-Redemption Payment to the Non-Redemption Investors and such amount is considered to be a working capital loan provided by the Sponsor to TGVC for working capital purposes. Pursuant to the terms of the Second Extension Non-Redemption Agreement, if the Sponsor or its designee fails to make a payment to the Non-Redemption Investors by the applicable payment date (subject to a two-day grace period), then TGVC will liquidate and dissolve as soon as practicable (and not later than three days) after such date. Entries were made in the pro forma balance sheet to present an adjusted TGVC balance sheet that presents the effect of the Second Extension Non-Redemption Agreement.

Business Combination

On December 5, 2022, TGVC, PubCo, Target Merger Sub, SPAC Merger Sub and Flexi entered into the Business Combination Agreement. On August 10, 2023, TGVC, PubCo, Target Merger Sub, SPAC Merger Sub and Flexi entered into the First Amendment.

Pursuant to the Business Combination Agreement, subject to the terms and conditions set forth therein, upon the closing of the Business Combination, (i) Target Merger Sub will merge with and into Flexi, whereby the separate corporate existence of Target Merger Sub will cease and Flexi will be the surviving corporation and become a direct, wholly owned subsidiary of PubCo, and (ii) immediately following confirmation of the effective filing of the Initial Merger, SPAC Merger Sub will merge with and into TGVC, whereby the separate corporate existence of SPAC Merger Sub will cease and TGVC will be the surviving corporation of the TGVC Merger and a direct, wholly owned subsidiary of PubCo.

As a result of the Mergers, (i) all outstanding shares of capital stock of Flexi will be automatically cancelled in exchange for the right to receive such number of newly-issued PubCo Ordinary Shares that is equal to the Flexi Exchange Ratio calculated in accordance with the Business Combination Agreement, which as of November 20, 2023 was 74.82141, (ii) each outstanding TGVC Unit will be automatically detached and the holder thereof will be deemed to hold one share of TGVC class A common stock and one TGVC Warrant, (iii) each outstanding share of TGVC class B common stock will automatically convert into one share of TGVC class A common stock, (iv) each outstanding share of TGVC class A common stock will be cancelled in exchange for the right to receive one PubCo Ordinary Share, and (v) each outstanding TGVC Warrant will be converted into an Assumed Warrant.

The Flexi shareholders will have the right to receive an aggregate of up to an additional 2,900,000 PubCo Ordinary Shares based on PubCo’s achievement of certain revenue thresholds during the two-year period following the date of closing of the Business Combination.

Accounting for the Business Combination

The Business Combination will be accounted for as a capital reorganization in accordance with IFRS. Under this method of accounting, TGVC will be treated as the “acquired” company for financial reporting purposes, and Flexi will be the accounting “acquirer.” This determination was primarily based on the assumption that:

●	Flexi shareholders will hold a majority of the voting power of PubCo post Business Combination;

●	The business of Flexi will substantially comprise the ongoing operations of PubCo;

●	Flexi is the larger entity in terms of substantive operations and employee base;

●	Flexi’s designees will comprise a majority of the governing body of PubCo; and

●	Flexi’s senior management will be the senior management of PubCo.

Another determining factor was that TGVC does not meet the definition of a “business” pursuant to IFRS 3, and thus, for accounting purposes, the Business Combination will be accounted for as a capital reorganization, within the scope of IFRS 2. The net assets of TGVC will be stated at historical cost, with no goodwill or other intangible assets recorded. Any excess of fair value of PubCo Ordinary Shares issued to TGVC over the fair value of TGVC’s identifiable net assets acquired represents compensation for the service of a stock exchange listing for its shares and is expensed as incurred.

TGVC has elected to provide the unaudited pro forma condensed combined financial information under two different redemption scenarios of TGVC Public Shares into cash as more fully described below:

●

Scenario 1 — Assuming No Additional Redemptions: This presentation assumes that, after the redemption of (i) 10,164,304 TGVC Public Shares in connection with the extension of the date by which TGVC must complete a business combination for an additional six months, from May 5, 2023 to November 5, 2023, approved by the TGVC stockholders at a special meeting of the stockholders held in May 2023 (the “May Redemptions”), and (ii) 467,026 TGVC Public Shares in connection with the extension of the date by which TGVC must complete a business combination for up to an additional six months, from November 5, 2023 to up until May 5, 2024, approved by the TGVC stockholders at a special meeting of the stockholders held in November 2023 (the “November Redemptions” and, together with the May Redemptions, the “2023 Redemptions”), no TGVC Public Stockholders exercise redemption rights with respect to their TGVC Public Shares upon consummation of the Business Combination.

●

Scenario 2 — Assuming Maximum Redemptions: This presentation assumes that, after the 2023 Redemptions, TGVC Public Stockholders exercise their redemption rights with respect to 470,488 TGVC Public Shares for approximately $5.2 million upon consummation of the Business Combination at a redemption price of approximately $11.04 per share. The maximum redemptions amount reflects the maximum number of the TGVC Public Shares that can be redeemed without violating the conditions of the Business Combination Agreement. The maximum redemption amount reflects the assumption that TGVC’s Amended and Restated Certificate of Incorporation, as amended (the “TGVC Charter”) is amended pursuant to the proposal to be presented at the special meeting of TGVC stockholders scheduled to be held on [●], 2023 (the “Charter Limitation Amendment Proposal”), such that TGVC will not be required to maintain a minimum net tangible asset value of $5,000,001 either immediately prior to or upon the closing of the Business Combination. If the Charter Limitation Amendment Proposal is not approved, TGVC would not be permitted to proceed with the Business Combination unless TGVC has net tangible asset value of at least $5,000,001 either immediately prior to or upon the closing of the Business Combination. This scenario includes all adjustments contained in the “No Additional Redemptions” scenario and presents additional adjustments to reflect the effect of the maximum redemptions.

The following table sets out share ownership of PubCo on a pro forma basis assuming the No Additional Redemptions Scenario and the Maximum Redemptions Scenario:

	No Additional Redemptions		Maximum Redemptions
Pro Forma Ownership	Number of Shares	Percent Outstanding	Number of Shares	Percent Outstanding
Flexi shareholders	19,000,000	80.4%	19,000,000	82.1%
TGVC Public Stockholders	868,670	3.7%	398,182	1.7%
TGVC’s directors and officers and the Sponsor Related Parties(1)	2,889,149	12.2%	2,889,149	12.5%
ARC Group Limited	827,315	3.5%	810,263	3.5%
ThinkEquity, LLC	57,500	0.2%	57,500	0.2%
Total shares outstanding	23,642,634	100.0%	23,155,094	100.0%

(1)	Sponsor Related Parties include the following: Sponsor, Dragon Active Limited, TriPoint Capital Management and HFI Limited, as the initial stockholders of TGVC class B common stock, and any permitted transferees (excluding the TGVC independent directors and officers).

The following unaudited pro forma condensed combined statement of financial position as of June 30, 2023 and the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2023 and for the year ended December 31, 2022 are based on the historical financial statements of TGVC and Flexi. The unaudited pro forma adjustments are based on information currently available, assumptions, and estimates underlying the pro forma adjustments and are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Balance Sheet
 As Of June 30, 2023(1)

				Scenario 1: No Redemption Scenario			Scenario 2: Maximum Redemption Scenario
	Flexi (IFRS Historical)	TGVC (US GAAP Historical)	IFRS Conversion and Presentation Alignment (Note 4)	Transaction Accounting Adjustments		Pro Forma Combined	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Non-current assets
Intangible assets	$55,160,286	$—	$—	$—		$55,160,286	$—		$55,160,286
Property, plant and equipment	6,121,021	—	—	—		6,121,021	—		6,121,021
Right-of-use assets	22,477,782	—	—	—		22,477,782	—		22,477,782
Deferred tax assets	871,638	—	—	—		871,638	—		871,638
Investments accounted for using equity method	1,763,118	—	—	—		1,763,118	—		1,763,118
Other long-term financial assets	2,457,639	—	—	400,000	B	2,857,639	—		2,857,639
Investments held in Trust Account	—	14,284,440	—	(9,590,434)	A	—	—		—
				(5,156,138)	J
				213,711	L
				248,421	M
Total non-current assets	88,851,484	14,284,440	—	(13,884,440)		89,251,484	—		89,251,484

Current assets
Trade and other receivables	2,038,326	—	—	—		2,038,326	—		2,038,326
Cash and cash equivalents	3,256,407	809,199	—	9,590,434	A	6,930,133	(5,194,361)	E	1,819,772
				(5,896,562)	B		84,000	B
				(213,711)	L
				320,567	N
				(936,201)	H
Current tax assets	10,648	—	—	—		10,648	—		10,648
Due from related party	—	106,856	—	213,711	L	—	—		—
				(320,567)	N
Prepaid expenses	—	60,000	—	—		60,000	—		60,000
Total current assets	5,305,381	976,055	—	2,757,671		9,039,107	(5,110,361)		3,928,746
Total assets	$94,156,865	$15,260,495	$—	$(11,126,769)		$98,290,591	$(5,110,361)		$93,180,230

EQUITY
Flexi Group share premium	$74,947,920	$—	$—	(74,947,920)	C	$—	$—		$—
Other reserves	3,118,990	—	—	—		3,118,990	—		3,118,990
TGVC preferred stock	—	—	—	—		—			—
TGVC Class A common stock	—	6	—	1,900	C	2,365	(47)	E	2,316
				87	E		(2)	I
				289	G
				83	I
TGVC Class B common stock	—	289	—	(289)	G	—	—		—
Additional paid-in capital	—	—	—	(896,673)	B	85,149,794	(5,194,314)	E	79,837,577
				74,946,020	C		52,615	F
				(44,414,128)	D		(170,518)	I
				9,142,340	E
				38,099,168	F
				8,273,067	I
Accumulated deficit	(29,377,959)	(4,467,882)	(383,794)	(1,623,956)	B	(37,651,109)	(52,615)	F	(37,449,204)
				44,414,128	D		84,000	B
				(38,099,168)	F		170,520	I
				(8,273,150)	I
				(87,749)	K
				248,421	M
Non-controlling interests	1,218,206	—	—	—		1,218,206	—		1,218,206
Total equity	49,907,157	(4,467,587)	(383,794)	6,782,470		51,838,246	(5,110,361)		46,727,885

LIABILITIES
Non-current liabilities
Lease liabilities	20,657,705	—	—	—		20,657,705	—		20,657,705
Borrowings	1,396,569	—	—	—		1,396,569	—		1,396,569
Provision for restoration cost	1,849,112	—	—	—		1,849,112	—		1,849,112
Other payables	3,025,527	—	—	—		3,025,527	—		3,025,527
Warrant liabilities	—	—	383,794	—		383,794	—		383,794
Class A common stock subject to possible redemption	—	—	14,298,565	(9,142,427)	E	—	—		—
				(5,156,138)	J
Total non-current liabilities	26,928,913	—	14,682,359	(14,298,565)		27,312,707	—		27,312,707

Current liabilities
Trade and other payables	11,790,186	—	3,067,118	(2,975,933)	B	11,881,371	—		11,881,371
Lease liabilities	3,779,331	—	—	—		3,779,331	—		3,779,331
Borrowings	476,935	—	—	—		476,935	—		476,935
Contract and other liabilities	1,210,894	—	—	—		1,210,894	—		1,210,894
Current tax liabilities	63,449	—	—	—		63,449	—		63,449
Due to related parties	—	8,885	—	(8,885)	H	—	—		—
Advance from related party	—	106,856	—	(320,567)	H	—	—		—
				213,711	L
Promissory note - related party	—	519,000	—	(606,749)	H	—	—		—
				87,749	K
Excise tax payable	—	1,056,197	—	—		1,056,197	—		1,056,197
Income taxes payable	—	671,461	—	—		671,461	—		671,461
Accounts payable and accrued expenses	—	3,067,118	(3,067,118)	—		—	—		—
Total current liabilities	17,320,795	5,429,517	—	(3,610,674)		19,139,638	—		19,139,638
Total liabilities	44,249,708	5,429,517	14,682,359	(17,909,239)		46,452,345	—		46,452,345

Class A common stock subject to possible redemption	—	14,298,565	(14,298,565)	—		—	—		—
Total equity and liabilities	$94,156,865	$15,260,495	$—	$(11,126,769)		$98,290,591	$(5,110,361)		$93,180,230

(1)	The unaudited pro forma condensed combined balance sheet as of June 30, 2023 combines the historical unaudited consolidated balance sheet of Flexi as of June 30, 2023, with the historical unaudited balance sheet of TGVC as of June 30, 2023.

Unaudited Pro Forma Condensed Combined Statement of Operations
 For the SIX MONTHS ENDED JUNE 30, 2023

				Scenario 1: No Redemption Scenario				Scenario 2: Maximum Redemption Scenario
	Flexi (IFRS Historical)	TGVC (US GAAP Historical)	IFRS Conversion and Presentation Alignment (Note 4)	Transaction Accounting Adjustments		Pro Forma Combined		Transaction Accounting Adjustments	Pro Forma Combined

Revenue	$11,425,670	$—	$—	$—		$11,425,670		$—	$11,425,670
Cost of sales	(4,500,292)	—	—	—		(4,500,292)		—	(4,500,292)
Gross profit	6,925,378	—	—	—		6,925,378		—	6,925,378

Other income (expense)	(7,557,411)	—	(2,524,207)	(2,020,107)	AA	(10,078,948)		—	(10,078,948)
			2,020,107	2,670	BB
Administration expenses	395,615	—	—	—		395,615		—	395,615
Net impairment loss on financial assets	—	—	—	—		—		—	—
General and administrative expenses	—	(2,524,207)	2,524,207	—		—		—	—
Finance costs	(679,302)	—	—	—		(679,302)		—	(679,302)
Share of loss from equity accounted investments	(79,160)	—	—	—		(79,160)		—	(79,160)
Change in fair value of warrant liabilities	—	—	639,656	—		639,656		—	639,656
Interest income on marketable securities held in Trust Account	—	2,020,107	(2,020,107)	—		—		—	—

(Loss) income before income tax expense	(994,880)	(504,100)	639,656	(2,017,437)		(2,876,761)		—	(2,876,761)

Income tax expense	(93,085)	(403,222)	—	—		(496,307)		—	(496,307)

(Loss) income for the period	(1,087,965)	(907,322)	639,656	(2,017,437)		(3,373,068)		—	(3,373,068)
Non-controlling interest	7,070	—	—	—		7,070		—	7,070
Net (loss) income	$(1,095,035)	$(907,322)	$639,656	$(2,017,437)		$(3,380,138)		$—	$(3,380,138)

Basic and diluted net loss per share, Class A common stock subject to possible redemption		$(0.08)

Basic and diluted net loss per share, Class B common stock		$(0.08)

Pro forma weighted average number of shares outstanding - basic and diluted						23,642,634	(2)		23,155,094 (2)

Pro forma earnings per share - basic and diluted						$(0.14)			$(0.15)

(1)	The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2023 combines the historical unaudited statement of operations of Flexi for the six months ended June 30, 2023 and the historical unaudited statement of operations of TGVC for the six months ended June 30, 2023.

(2)	Please refer to Note 7 – Net Earnings (Loss) per Share for details.

Unaudited Pro Forma Condensed Combined Statement of Operations
 For the YEAR Ended DECEMBER 31, 2022(1)

						Scenario 1: No Additional Redemption Scenario			Scenario 2: Maximum Redemption Scenario
	Flexi (IFRS Historical)	For the Period from January 1, 2022 Through May 31, 2022 Common Ground (Historical)	Flexi (Pro Forma)	TGVC (US GAAP Historical)	IFRS Conversion and Presentation Alignment (Note 4)	Transaction Accounting Adjustments		Pro Forma Combined	Transaction Accounting Adjustments		Pro Forma Combined
Revenue	$18,105,055	$3,347,619	$21,452,674	$—	$—	$—		$21,452,674	$—		$21,452,674
Cost of sales	(7,725,291)	(1,033,300)	(8,758,591)	—	—	—		(8,758,591)	—		(8,758,591)
Gross profit	10,379,764	2,314,319	12,694,083	—	—	—		12,694,083	—		12,694,083

Other income (expense)	(13,033,558)	245,893	(12,787,665)	—	(2,238,122)	(1,648,827)	AA	(61,392,765)	(52,615)	CC	(61,274,860)
					1,648,827	5,340	BB		170,520	DD
						(38,099,168)	CC
						(8,273,150)	DD
Administration expenses	139,223	(3,753,763)	(3,614,540)	—	—	—		(3,614,540)	—		(3,614,540)
Net impairment loss on financial assets	(47,620)	—	(47,620)	—	—	—		(47,620)	—		(47,620)
General and administrative expenses	—	—	—	(2,238,122)	2,238,122	—		—	—		—
Finance costs	(1,177,589)	(344,758)	(1,522,347)	—	—	—		(1,522,347)	—		(1,522,347)
Share of loss from equity accounted investments	(140,142)	(169,437)	(309,579)	—	—	—		(309,579)	—		(309,579)
Change in fair value of warrant liabilities	—	—	—	—	6,309,569	—		6,309,569	—		6,309,569
Interest income on marketable securities held in Trust Account	—	—	—	1,648,827	(1,648,827)	—		—	—		—
(Loss) income before income tax expense	(3,879,922)	(1,707,746)	(5,587,668)	(589,295)	6,309,569	(48,015,805)		(47,833,199)	117,905		(47,765,294)

Income tax expense	(182,145)	(21,295)	(203,440)	(268,239)	—	—		(471,679)	—		(471,679)

(Loss) income for the period	(4,062,067)	(1,729,041)	(5,791,108)	(857,534)	6,309,569	(48,015,805)		(48,354,878)	117,905		(48,236,973)
Non-controlling interest	(36,864)	—	(36,864)	—	—	—		(36,864)	—		(36,864)
Net (loss) income	$(4,025,203)	$(1,729,041)	$(5,754,244)	$(857,534)	$6,309,569	$(48,015,805)		$(48,318,014)	$117,905		$(48,200,109)
Basic and diluted net loss per share, Class A common stock subject to possible redemption				$(0.06)

Basic and diluted net loss per share, Class B common stock				$(0.06)

Pro forma weighted average number of shares outstanding - basic and diluted								23,642,634 (2)			23,155,094 (2)

Pro forma earnings per share - basic and diluted								$(2.04)			$(2.08)

(1)	The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 combines the historical audited statement of operations of Flexi for the year ended December 31, 2022, the historical unaudited statement of operations of Common Ground for the period from January 1, 2022 through May 31, 2022 and the historical audited statement of operations of TGVC for the year ended December 31, 2022.

(2)	Please refer to Note 7 – Net Earnings (Loss) per Share for details.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note 1 — Description of the Proposed Transactions

On December 5, 2022, TGVC entered into the Business Combination Agreement with Flexi, PubCo, Target Merger Sub and SPAC Merger Sub. Pursuant to the Business Combination Agreement, subject to the terms and conditions set forth therein, (i) Target Merger Sub will merge with and into Flexi, whereby the separate existence of Target Merger Sub will cease and Flexi will be the surviving entity of the Initial Merger and become a direct wholly owned subsidiary of PubCo, and (ii) following confirmation of the effective filing of the documents required to implement the Initial Merger, SPAC Merger Sub will merge with and into TGVC, the separate existence of SPAC Merger Sub will cease and TGVC will be the surviving entity of the TGVC Merger and a direct, wholly owned subsidiary of PubCo.

As a result of the Mergers, among other things, (i) each outstanding Flexi Share will be cancelled in exchange for the right to receive such number of PubCo Ordinary Shares that is equal to the Flexi Exchange Ratio, (ii) each outstanding TGVC Unit will be automatically detached and the holder thereof will be deemed to hold one share of TGVC class A common stock and one TGVC Warrant, (iii) each outstanding share of TGVC class B common stock will automatically convert into one share of TGVC class A common stock, (iv) each outstanding share of TGVC class A common stock will be cancelled in exchange for the right to receive one PubCo Ordinary Share, and (v) each outstanding TGVC Warrant will be converted into an Assumed Warrant.

The Business Combination Agreement, subject to the terms and conditions set forth therein, provides that Flexi shareholders as of the Initial Merger will have the right to receive up to an aggregate of 2,900,000 additional PubCo Ordinary Shares based on the total annual revenues of PubCo in each of the two full fiscal years following the closing date of the Business Combination.

Note 2 — Basis of Presentation and Accounting Policies

The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that Flexi will experience. Flexi and TGVC have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified Transaction Accounting Adjustments and present the Management’s Adjustments. TGVC has elected not to present Management’s Adjustments and is presenting Transaction Accounting Adjustments only in the following unaudited pro forma condensed combined financial information.

TGVC does not meet the definition of a “business” pursuant to IFRS 3 as it is an empty listed shell holding only cash raised as part of its original equity issuance. As a result, the Business Combination does not qualify as a “business combination” within the meaning of IFRS 3, Business Combinations; rather, the Business Combination will be accounted for as a capital reorganization in accordance with IFRS 2, Share-Based Payments. See Note 3 – Accounting for the Business Combination for more details.

The historical financial statements of Flexi have been prepared in accordance with IFRS as issued by the IASB. The historical financial statements of TGVC have been prepared in accordance with U.S. GAAP. The unaudited pro forma condensed combined financial information reflects IFRS, the basis of accounting used by Flexi. Two adjustments required to convert TGVC’s financial statements from U.S. GAAP to IFRS for purposes of the unaudited pro forma condensed combined financial information were to (i) reclassify TGVC class A common stock subject to possible redemption to non-current financial liabilities under IFRS 2, and (ii) reclassify TGVC Warrants to non-current financial liabilities under IAS 32.

TGVC has elected to provide the unaudited pro forma condensed combined financial information under two different redemption scenarios of TGVC Public Shares into cash as more fully described below:

●	Scenario 1 — Assuming No Additional Redemptions: This presentation assumes that, after the 2023 Redemptions, no TGVC Public Stockholders exercise redemption rights with respect to their TGVC Public Shares upon consummation of the Business Combination.

●

Scenario 2 — Assuming Maximum Redemptions: This presentation assumes that, after the 2023 Redemptions, TGVC Public Stockholders exercise their redemption rights with respect to 470,488 TGVC Public Shares for approximately $5.2 million upon consummation of the Business Combination at a redemption price of approximately $11.04 per share. The maximum redemptions amount reflects the maximum number of the TGVC Public Shares that can be redeemed without violating the conditions of the Business Combination Agreement. The maximum redemption amount reflects the assumption that the TGVC Charter is amended pursuant to the Charter Limitation Amendment Proposal such that TGVC will not be required to maintain a minimum net tangible asset value of $5,000,001 either immediately prior to or upon the closing of the Business Combination. If the Charter Limitation Amendment Proposal is not approved, TGVC would not be permitted to proceed with the Business Combination unless TGVC has net tangible asset value of at least $5,000,001 either immediately prior to or upon the closing of the Business Combination. This scenario includes all adjustments contained in the “No Additional Redemptions” scenario and presents additional adjustments to reflect the effect of the maximum redemptions.

After the consummation of the Business Combination, the TGVC Public Stockholders, TGVC’s directors and officers and the Sponsor Related Parties, ARC, ThinkEquity, and current Flexi shareholders, under the different redemption scenarios, would be expected to own approximately the following percentages of PubCo Ordinary Shares:

	No Additional Redemptions		Maximum Redemptions
Ownership percentage post-Business Combination	Number of Shares	Percent Outstanding	Number of Shares	Percent Outstanding
Flexi shareholders	19,000,000	80.4%	19,000,000	82.1%
TGVC Public Stockholders	868,670	3.7%	398,182	1.7%
TGVC’s directors and officers and the Sponsor Related Parties	2,889,149	12.2%	2,889,149	12.5%
ARC	827,315	3.5%	810,263	3.5%
ThinkEquity	57,500	0.2%	57,500	0.2%
Total shares outstanding	23,642,634	100.0%	23,155,094	100.0%

The pro forma adjustments do not have an income tax effect as they are either (i) incurred by legal entities that are not subject to a corporate income tax, or (ii) permanently non-deductible or non-taxable based on the laws of the relevant jurisdiction.

The share amounts and ownership percentages set forth above are not indicative of voting percentages and do not take into account TGVC Warrants that will remain outstanding immediately following the Business Combination and may be exercised thereafter.

Upon consummation of the Business Combination, management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities that, when conformed, could have a material impact on the financial statements of the post-combination company. Management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

Note 3 — Accounting for the Business Combination

The Business Combination will be accounted for as a capital reorganization, in accordance with IFRS. Under this method of accounting, TGVC will be treated as the “acquired” company for financial reporting purposes, and Flexi will be the accounting “acquirer.” This determination was primarily based on the assumption that:

●	Current Flexi shareholders will hold a majority of the voting power of PubCo post Business Combination;

●	The business of Flexi will substantially comprise the ongoing operations of PubCo;

●	Flexi is the larger entity in terms of substantive operations and employee base;

●	Flexi’s designees will comprise a majority of the governing body of PubCo; and

●	Flexi’s senior management will be the senior management of PubCo.

Another determining factor was that TGVC does not meet the definition of a “business” pursuant to IFRS 3, and thus, for accounting purposes, the Business Combination will be accounted for as a capital reorganization, within the scope of IFRS 2. The net assets of TGVC will be stated at historical cost, with no goodwill or other intangible assets recorded. Any excess of fair value of shares issued to TGVC over the fair value of TGVC’s identifiable net assets acquired represents compensation for the service of a stock exchange listing for its shares and is expensed as incurred.

Note 4 — IFRS Conversion and Presentation Alignment

The historical financial information of TGVC has been adjusted to give effect to the differences between U.S. GAAP and IFRS as issued by the IASB for the purposes of the unaudited pro forma condensed combined financial information. Two adjustments required to convert TGVC’s financial statements from U.S. GAAP to IFRS for purposes of the unaudited pro forma condensed combined financial information were to (i) reclassify TGVC class A common stock subject to redemption to non-current financial liabilities under IFRS 2, as shareholders have the right to require TGVC to redeem the TGVC Public Shares and TGVC has an irrevocable obligation to deliver cash for such redemption, and (ii) reclassify TGVC Warrants to non-current financial liabilities under IAS 32 measured at fair value through profit or loss, due to the “cashless” settlement provisions in the warrant agreement.

Further, as part of the preparation of the unaudited pro forma condensed combined financial information, certain reclassifications were made to align TGVC’s historical financial information in accordance with the presentation of Flexi’s historical financial information.

Note 5 — Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2023

The pro forma adjustments to the unaudited pro forma condensed combined balance sheet as of June 30, 2023 are as follows:

A.	Reflects the liquidation and reclassification of approximately $9.62 million of funds held in the Trust Account to cash and bank balances that become available following the Business Combination.

B.	In the No Additional Redemptions Scenario, represents preliminary estimated transaction costs expected to be incurred by TGVC and Flexi of approximately $5.0 million and $2.1 million, respectively, for legal, accounting, printing and other fees incurred as part of the Business Combination. In the Maximum Redemptions Scenario, represents preliminary estimated transaction costs expected to be incurred by TGVC and Flexi of approximately $4.9 million and $2.1 million, respectively, for legal, accounting, printing and other fees incurred as part of the Business Combination.

For the TGVC Transaction Expenses, $0.5 million of these fees have been paid and $2.9 million have been accrued as of the pro forma balance sheet date. The remaining amount of $1.6 million in the No Additional Redemptions Scenario and the $1.5 million in the Maximum Redemptions Scenario is reflected as an adjustment to accumulated losses.

For the Flexi Transaction Expenses, $0.7 million of these fees have been paid and $0.1 million accrued as of the pro forma balance sheet date. An estimated $0.4 million is reflected as a prepayment of directors’ and officers’ insurance premium. The remaining $0.9 million is included as an adjustment to additional paid-in capital.

C.	Represents the exchange of outstanding Flexi Shares into 19,000,000 PubCo Ordinary Shares at par value of $0.0001 per share upon the Business Combination.

D.	Represents the elimination of TGVC’s historical accumulated losses after recording the TGVC Transaction Expenses as described in (B) above, the recognition of share-based compensation by TGVC as described in (F) below, the payment to non-redeeming stockholders under the Second Extension Non-Redemption Agreement as described in (K) below, and the recognition of interest earned on the Trust Account subsequent to June 30, 2023 as described in (M) below.

E.

The No Additional Redemptions Scenario assumes that, after the 2023 Redemptions, no TGVC Public Stockholders exercise their redemption rights for cash and the TGVC Public Shares subject to redemption amounting to $9.1 million would be transferred to permanent equity. The Maximum Redemptions Scenario reflects, after the 2023 Redemptions, the redemption of 470,488 TGVC Public Shares for aggregate redemption payments of approximately $5.2 million at a redemption price of approximately $11.04 per share. The $5.2 million, or 470,488 TGVC Public Shares, represents the permitted amount of redemptions. The maximum redemption amount reflects the assumption that the TGVC Charter is amended pursuant to the Charter Limitation Amendment Proposal, such that TGVC will not be required to maintain a minimum net tangible asset value of $5,000,001 either immediately prior to or upon the closing of the Business Combination. If the Charter Limitation Amendment Proposal is not approved, TGVC would not be permitted to proceed with the Business Combination unless TGVC has net tangible asset value of at least $5,000,001 either immediately prior to or upon the closing of the Business Combination.

F.	The No Additional Redemptions Scenario represents the preliminary estimated expense recognized, in accordance with IFRS 2, for the excess of the deemed costs of the shares issued by PubCo and the fair value of TGVC’s identifiable net assets at the date of the Business Combination, resulting in a $38.1 million increase to accumulated loss. The Maximum Redemptions Scenario represents the preliminary estimated expense recognized, in accordance with IFRS 2, for the excess of the deemed costs of the shares issued by PubCo and the fair value of TGVC’s identifiable net assets at the date of the Business Combination, resulting in a $38.2 million increase to accumulated loss. PubCo has determined that the fair value of the Earnout Shares should be accounted for as a component of the deemed cost of the listing services upon consummation of the Business Combination. However, PubCo also determined that no separate adjustment is necessary as the fair value of the Earnout Shares will be inherently reflected within the quoted price of the shares of TGVC common stock used in valuing the consideration given to the TGVC stockholders, in deriving the deemed cost of listing services. The fair value of PubCo Ordinary Shares issued was estimated based on a market price of $10.75 per share (as of November 8, 2023). The value is preliminary and will change based on fluctuations in the share price of the TGVC common stock through the closing date of the Business Combination. In the No Additional Redemptions Scenario, a 1% change in the market price per share would result in a change of $0.41 million in the estimated expense. In the Maximum Redemptions Scenario, a 1% change in the market price per share would result in a change of $0.36 million in the estimated expense.

	No Additional Redemptions		Maximum Redemptions
	Scenario		Scenario
	Shares	Dollars	Shares	Dollars
TGVC Stockholders
TGVC Public Stockholders	868,670		398,182
Sponsor Related Parties, TGVC’s directors
and officers and ThinkEquity	2,946,649		2,946,649
Deemed costs of shares to be issued to
TGVC Stockholders		$41,014,679		$35,956,933
Net assets of TGVC as of June 30, 2023		9,830,978		9,830,978
Less: TGVC transaction expenses		(1,623,956)		(1,539,956)
Less: TGVC Warrant liabilities		(383,794)		(383,794)
Add: Interest earned in the Trust Account		248,421		248,421
Less: November Redemptions		(5,156,138)		(5,156,138)
Less: Effect of redemption of TGVC class A
common stock		—		(5,194,361)
Adjusted net assets (liabilities) of TGVC
as of June 30, 2023		2,915,511		(2,194,850)
Difference being IFRS 2 charge for listing
services		$38,099,168		$38,151,783

G.	Reflects the conversion of TGVC class B common stock into TGVC class A common stock on a one-for-one basis.

H.	Reflects the repayment of TGVC’s $0.9 million due to related parties, advance from related parties and promissory note – related party.

I.	Reflects the issuance of 827,315 PubCo Ordinary Shares, for an aggregate amount of $8.3 million, in the No Additional Redemptions scenario, or 810,263 PubCo Ordinary Shares, for an aggregate amount of $8.1 million in the Maximum Redemptions Scenario, to certain advisors at $10.00 per share in exchange for professional services provided in connection with the Business Combination.

J.

Reflects the redemption of 467,026 TGVC Public Shares for a cash payment of approximately $5.2 million, or $11.04 per share, on November 1, 2023 to extend the date by which TGVC has to consummate a business combination from November 5, 2023 to May 5, 2024.

K.	Reflects the payment to stockholders who elected not to redeem their TGVC Public Shares under the Second Extension Non-Redemption Agreement.

L.	Reflects additional borrowings from the Sponsor in order to fund the extension payments into the Trust Account.

M.	To record interest earned in the Trust Account subsequent to June 30, 2023.

N.	To reflect the receipt of amounts owed from the Sponsor in order to fund the extension payments into the Trust Account.

Note 6 — Adjustments and Reclassifications to Unaudited Pro Forma Condensed Combined Statement of Operations for the Six Months Ended June 30, 2023 and for the Year Ended December 31, 2022

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2023 and for the year ended December 31, 2022 are as follows:

AA.	Reflects the elimination of interest income generated from the investments held in the Trust Account.

BB.	Reflects the elimination of office and administrative support fees paid by TGVC to the Sponsor.

CC.	Represents the preliminary estimated expense recognized, in accordance with IFRS 2, for the excess of the deemed costs of PubCo Ordinary Shares issued by PubCo over the fair value of TGVC’s identifiable net assets at the date of the Business Combination.

DD.	Reflects the expense related to the issuance of PubCo Ordinary Shares to certain advisors in exchange for professional services provided in connection with the Business Combination and the related transactions.

Note 7 — Net Earnings (Loss) per Share

Represents the earnings (loss) per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2022. As the Business Combination is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted earnings (loss) per share assumes that the shares issued in connection with the Business Combination have been outstanding for the entire period presented. If the number of TGVC Public Shares described under the “Assuming Maximum Redemptions” scenario described above are redeemed, this calculation is retroactively adjusted to eliminate such shares for the entire period.

The unaudited pro forma condensed combined financial information has been prepared assuming two alternative levels of redemption of TGVC Public Shares:

	For the Six Months Ended June 30, 2023 and for the Year Ended December 31, 2022
	No Additional Redemption Scenario	Maximum Redemption Scenario
Weighted average shares outstanding – basic and diluted
Flexi Shares	19,000,000	19,000,000
TGVC Public Shares	868,670	398,182
Founder Shares	2,889,149	2,889,149
Shares held by ARC	827,315	810,263
Representative Shares	57,500	57,500
Total	23,642,634	23,155,094

	For the Six Months Ended June 30, 2023
	Assuming No Additional Redemptions	Assuming Maximum Redemptions
Pro forma net loss	$(3,380,138)	$(3,380,138)
Weighted average shares outstanding of common stock – basic and diluted	23,642,634	23,155,094
Net loss per share – basic and diluted	$(0.14)	$(0.15)
Excluded securities(1)
TGVC Public Warrants	11,500,000	11,500,000
TGVC Placement Warrants	5,500,000	5,500,000
Representative’s Warrants	57,500	57,500

	For the Year Ended December 31, 2022
	Assuming No Additional Redemptions	Assuming Maximum Redemptions
Pro forma net loss	$(48,318,014)	$(48,200,109)
Weighted average shares outstanding of common stock – basic and diluted	23,642,634	23,155,094
Net loss per share – basic and diluted	$(2.04)	$(2.08)
Excluded securities(1)
TGVC Public Warrants	11,500,000	11,500,000
TGVC Placement Warrants	5,500,000	5,500,000
Representative’s Warrants	57,500	57,500

(1)	The potentially dilutive outstanding securities were excluded from the computation of pro forma net loss per share, basic and diluted, because their effect would have been anti-dilutive.

USE OF PROCEEDS

We estimate that the net proceeds from our issuance and sale of the Shares in this offering will be approximately $[•], or approximately $[•] million if the underwriters exercise their option to purchase additional PubCo Ordinary Shares in full, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering to pay transaction expenses incurred in connection with the Business Combination and for general corporate purposes, including to open additional locations and finance acquisitions of other businesses. As discussed in the section of this prospectus titled “Business—Consolidation through Mergers and Acquisitions,” following consummation of the Business Combination, Flexi intends to explore a consolidation strategy in several jurisdictions and to pursue growth through the acquisition of operators with strong brand presence in their areas of operation. Flexi has not, however, entered into agreements or negotiations with respect to any such potential acquisitions.

DIVIDEND POLICY

PubCo does not anticipate declaring any cash dividends to holders of PubCo Ordinary Shares in the foreseeable future. PubCo currently intends to retain all available funds and any future earnings to support operations and to finance the growth and development of its business.

From time to time, PubCo may enter into loan or credit agreements or similar borrowing arrangements that may restrict our ability to declare or pay dividends on the PubCo Ordinary Shares. The PubCo Board will have sole discretion in making any future determination to pay dividends, subject to applicable laws, taking into account, among other factors, PubCo’s results of operations, financial condition, contractual restrictions, and capital requirements.

Certain BVI Legal Requirements Related to Dividends

Dividends may only be paid in accordance with the provisions of our Amended and Restated Memorandum and Articles of Association and Section 57 of the BVI Act where the Board of Directors is satisfied on reasonable grounds that immediately after the payment of the dividend, the value of PubCo’s assets will exceed its liabilities and PubCo will be able to pay its debts as they fall due. Pursuant to PubCo’s Amended and Restated Memorandum and Articles of Association, all dividends unclaimed for three years after having been declared may be forfeited by a resolution of directors for the benefit of PubCo. See “Description of PubCo’s Securities.”

CAPITALIZATION

The following table sets forth cash and cash equivalents and capitalization as of [________]:

●	for Flexi on an actual basis;

●	for PubCo on an unaudited pro forma consolidated basis, after giving effect to the Business Combination; and

●

for PubCo on an as-adjusted, pro-forma basis to give effect to the Business Combination and the sale of [______] PubCo Ordinary Shares in this offering at the assumed initial public offering price of $[____] per Share after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

The as-adjusted information below is illustrative only and our capitalization following the closing of this offering will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. You should read this information together with our financial statements and the related notes thereto included elsewhere in this prospectus and the information set forth under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

As of [________]
	Actual(1)	Pro Forma	As Adjusted, Pro Forma(2)

Cash and cash equivalents
Total liabilities
Equity:
Issued capital, additional paid in capital and warrants
Share based payment reserve
Additional paid-in capital
Accumulated losses
Other reserves
Total equity
Total equity and liabilities

(1)	For Flexi based on its [un]audited consolidated financial statements as of and for the [ ] ended [ ] found elsewhere in this prospectus.

(2)	Each $[•] increase (decrease) in the assumed public offering price of $[•] per share would increase (decrease) cash and cash equivalents, working capital, total assets, total liabilities, additional paid-in capital and total stockholders’ (deficit) equity by approximately $[•], assuming that the number of Shares offered by us, as set forth on the cover page of this prospectus, remains the same, after deducting the underwriting discounts and commissions. Similarly, each increase (decrease) of [•] Shares offered by us would increase (decrease) each of cash and cash equivalents, working capital, total assets, additional paid-in capital and total stockholders’ (deficit) equity by $[•], assuming the public offering price of $[•] per share remains the same, and after deducting the underwriting discount and commissions.

The foregoing as adjusted, pro forma information is illustrative only, and our capitalization following the completion of this offering will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. You should read this table together with “Unaudited Pro Forma Condensed Financial Information” and the financial statements and related notes included elsewhere in this prospectus.

The above discussion and table are based on the assumption that PubCo issues [•] PubCo Ordinary Shares in the Business Combination (based on [______] Flexi Shares outstanding as of [________] and an assumed Flexi Exchange Ratio of 74.82141, [_____] shares of TGVC common stock outstanding as of [____] and that no TGVC Public Stockholders exercise their redemption rights in connection with the Business Combination), and excludes the following:

●	[•]

DILUTION

If you invest in the Shares, your ownership interest will be diluted to the extent of the difference between the public offering price per Share and the as adjusted net tangible book value per PubCo Ordinary Share immediately after this offering. Dilution results from the fact that the assumed public offering price per Share offered in this offering is substantially in excess of the net tangible book value per PubCo Ordinary Share attributable to the existing shareholders for our presently outstanding PubCo Ordinary Shares.

Our net tangible book value was approximately $[•], or approximately $[•] per PubCo Ordinary Share, as of [________]. Our net tangible book value represents the amount of our total consolidated tangible assets (which is calculated by subtracting intangible assets from our total consolidated assets), less the amount of our total consolidated liabilities. Dilution is determined by subtracting net tangible book value per share after giving effect to this offering.

After giving effect to the sale of [•] Shares in this offering and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, excluding the proceeds, if any, from the exercise of the warrants issued in this offering, our as adjusted net tangible book value as of [________] would have been approximately $[•], or approximately $[•] per PubCo Ordinary Share. This amount represents an immediate increase in net tangible book value of $[•] per Share attributable to this offering and an immediate dilution in net tangible book value of $[•] per Share to purchasers of the Shares in this offering, as illustrated in the following table.

Assumed public offering price per Share	$	[•]
Net tangible book value per PubCo Ordinary Share at [________]	$	[•]
Decrease in net tangible book value per PubCo Ordinary Share attributable to new investors in this offering	$	[•]
As adjusted net tangible book value per PubCo Ordinary Share immediately after this offering	$	[•]
Dilution per Share to new investors in this offering	$	[•]

If the underwriters exercise the over-allotment option in full, the as adjusted net tangible book value per PubCo Ordinary Share, as adjusted to give effect to this offering, would be $[•] per share, and the dilution in net tangible book value per share to new investors purchasing Shares in this offering would be $[•] per share.

A $[•] increase (decrease) in the assumed public offering price of $[•] per Share would increase (decrease) our net tangible book value after giving effect to the offering by approximately $[•], the net tangible book value per PubCo Ordinary Share after giving effect to this offering by $[•] per PubCo Ordinary Share and the dilution in net tangible book value per Share to new investors in this offering by $[•] per Share, assuming no change to the number of Shares offered by us as set forth on the cover page of this prospectus, no exercise of over-allotment option and after deducting underwriting discounts and commissions, non-accountable expense allowance and estimated offering expenses payable by us.

The pro forma information discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual public offering price of the Shares and other terms of this offering determined at pricing.

The above discussion and table are based on [__________] PubCo Ordinary Shares outstanding as of [________], 2023 and assumes that PubCo issues [______] shares in the Business Combination, and excludes the following:

●	[•]

The foregoing discussion and table do not take into account further dilution to new investors that could occur upon the exercise of outstanding options or warrants. To the extent that stock options or warrants are exercised, new stock options are issued under any equity compensation plan that PubCo may adopt, or we issue additional PubCo Ordinary Shares in the future, there will be further dilution to investors participating in this offering.

In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

Information Related to PubCo

PubCo was incorporated under the laws of the BVI on November 10, 2022, solely for the purpose of effectuating the Business Combination. Following the Business Combination, PubCo will be considered a foreign private issuer as defined in Rule 3b-4 under the Exchange Act.

Prior to the consummation of the Business Combination, the sole shareholder of PubCo is Flexi.

The mailing address of PubCo’s registered office is Commerce House, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, British Virgin Islands VG 1110. After the consummation of the Business Combination, PubCo’s principal executive office will be located at Wisma UOA Damansara II, Penthouse 16-1 Level 16, No. 6, Changkat Semantan, Bukit Damansara, and its phone number is + 60 3 2011 9888.

PubCo expects its auditor to be BF Borgers CPA, PC.

BUSINESS

Unless the context otherwise requires, all references in this section to “we,” “our,” “us,” or “Flexi” generally refer to Flexi and its consolidated subsidiaries prior to the consummation of the Business Combination and, as applicable, its predecessor entities, which will be the business of Flexi and its subsidiaries following the consummation of the Business Combination.

Overview

We believe that Flexi is a leading operator and pioneer of “asset-light” flexible workspaces across the Asia-Pacific region, whereby Flexi partners with landlords and real estate owners on mutually advantageous joint venture structures, rather than entering into traditional lease agreements. With 43 locations in eight countries, Flexi builds beautifully designed workspaces that inspire genuine connections, unlock flexibility and drive productivity. Flexi has three distinct brands – the Hive, Common Ground and The Cluster –providing a wide range of flexible office solutions to businesses of all sizes, from “hot desk” memberships for start-ups to large, bespoke spaces designed for enterprise customers. Flexi’s mission is to provide a second home where members become friends, and ideas become reality. For more information on Flexi’s asset-light growth strategy and joint venture structures, including the structuring of the leases, please see “—History and Footprint” below.

On a combined basis, we have more than 25 years of experience in designing, building, and operating flexible workspaces in Australia, Singapore, Malaysia, Hong Kong, Taiwan, Thailand, the Philippines, and Vietnam. Flexi was an early adopter of the asset-light flexible workspace model in the Asia-Pacific region, beginning implementation in 2017 when few, if any, competing operators employed this method.

Flexi believes it is well-positioned to lead the flexible workspace transformation through joint ventures with landlords and a calculated acquisition strategy.

Flexi currently operates its business, and after consummation of the Business Combination, PubCo will operate its business, through its subsidiaries. The following table sets forth PubCo’s significant direct and indirect subsidiaries upon consummation of the Business Combination.

Name	Jurisdiction of Incorporation or Organization	Ownership Interest
The Flexi Group Limited	British Virgin Islands	100%
Common Ground Works Sdn Bhd	Malaysia	100%
Common Ground (Thailand) Company Limited	Thailand	29%
Hong Kong Hive Ltd	Hong Kong	100%
The Hive International Ltd	Hong Kong	100%
The Hive Coworking Australia Pty Ltd	Australia	100% (indirect)
White Moon Holdings Ltd	Australia	100% (indirect)
The Hive Coworking Space Singapore Pte Ltd	Singapore	100%
The Hive Bangkok Ltd	Thailand	100%
TG Venture Acquisition Corp.	Delaware	100%

History and Footprint

Flexi was formed through the mergers of three prominent coworking brands in the Asia-Pacific region. Hong Kong Hive Limited was incorporated in January 2012 and leveraged award-winning design and accessibility to expand across Asia. Flexi was originally incorporated in February 2015 as The Hive Worldwide Limited to act as a holding company for Hong Kong Hive Limited and other related entities. In April 2021, Hive Worldwide acquired The Cluster, a pioneer of Australia’s coworking industry according to the Melbourne Guide and an established, premium brand. In June 2022, Hive Worldwide acquired Common Ground and began operating all three brands as “The Flexi Group.” On a combined basis, Flexi has more than 25 years of experience in designing, building, and operating flexible workspaces in Australia, Singapore, Malaysia, Hong Kong, Taiwan, Thailand, the Philippines, and Vietnam.

Flexi built its presence in the Asia-Pacific region through joint venture partnerships with some of the region’s largest landlords and through strategic acquisitions to begin consolidating a fragmented industry. Flexi’s growth has increasingly been underpinned by an asset-light business model, with a strong focus on partnering with landlords and real estate asset owners on mutually advantageous joint venture arrangements rather than traditional leases. Currently, approximately 46.5% of Flexi’s locations are operated pursuant to traditional leases, 39.5% of Flexi’s locations are operated pursuant to hybrid agreements, 9.3% of Flexi’s locations are operated pursuant to management agreements, and 4.7% of Flexi’s locations are operated pursuant to enterprise agreements. While we consider hybrid agreements, management agreements and enterprise agreements to be “asset-light” arrangements, they each include some features of a traditional lease. Flexi’s increasingly “asset-light” approach has allowed it to grow with less capital outlay and has helped accelerate the expansion from nine locations to 43 over the last six years. There are, however, risks inherent in this model, including that our success under such joint venture arrangements is in part dependent on third parties whose actions we cannot control, that landlords may terminate Flexi’s agreements more easily than they would under traditional lease arrangements, that these arrangements require our joint venture partners’ consent to take certain actions, and that any disputes in connection therewith could have a material adverse effect on our interest in, or the business of, such joint venture. See “Risk Factors—Risks Related to Flexi’s Business and Industry” for how this asset-light model may affect Flexi’s business and growth strategy.

Flexi’s footprint reflects a “hub and spoke” model within its cities of operation, with a main “hub” location in a central business district (“CBD”) flanked by multiple “spoke” locations in CBD fringe or residential areas. This venue depth allows Flexi to target different market segments and allows members and their teams the opportunity to work closer to home.

With more than two decades of combined operating experience in eight countries, Flexi’s localized market expertise and deep cultural familiarity provide a strong platform for future growth across the Asia-Pacific region and beyond.

Flexi’s vision is to lead the flexible workspace industry by expanding across the Asia-Pacific region and into new markets through its asset-light approach and calculated consolidation strategy.

Market Overview and Opportunity

The world has experienced a seismic shift in workplace trends, with companies of all sizes adopting varying strategies for where, when, and how to work. What began as a necessary reaction to the COVID-19 pandemic has evolved into a flexible workplace model with companies of all sizes re-evaluating their commercial real estate needs. According to JLL research, 41% of corporate tenants expect to increase the use of flexible workspace as part of their post-pandemic workplace plans. Similarly, Next Move Strategy Consulting projects that the flexible workspace industry will grow from $6.9 billion in 2021 to $24.0 billion by 2030. The flexible workspace market is highly fragmented and is served largely through regional and local companies of varying sizes and resources. The larger national or international operators only account for approximately 14% of the global flexible workspace market.

The Asia-Pacific flexible workspace market is one of the largest in the world, with eight of the top 18 flexible workspace markets located in Asia. According to Mordor Intelligence, flexible workspace in the Asia-Pacific region is projected to increase from 10% to 15% of all commercial office stock by 2030. The tailwinds driving greater adoption of flexible workspaces are further evidenced by occupancy rates. The Instant Group’s 2022 Future of Flex Survey (Dec. 9, 2022) notes that 50% of flexible workspace operators in the Asia-Pacific region had occupancy rates of 81% to 100%, second only to the United Kingdom.

Flexi believes that current market trends in the Asia-Pacific region also demonstrate significant, long-term macroeconomic strengths that enhance its growth prospects, including:

●	Favorable GDP Growth Rates. Flexi currently operates in several countries with advanced economies, such as Australia, Hong Kong, Taiwan, and Singapore, and with emerging and developing economies, such as Malaysia, the Philippines, Thailand and Vietnam. Amidst a global cost of living crisis and geopolitical tensions, many of the markets in which Flexi operates are experiencing higher gross domestic product growth rates than more economically mature regions, including the United States, United Kingdom, and the EU.

●	Middle Income Class Growth. The global middle class continues to increase across the markets in which Flexi currently operates. According to the Brookings Institution, the number of middle-income consumers in the Asia-Pacific region will increase by approximately 1.4 billion people by 2030. Flexi expects this increase in spending power to drive continued corporate investment in the Asia-Pacific region and increase demand for Flexi’s workspace solutions.

●	Increasing Urbanization of Key Working Populations. Asia is the most densely populated continent on the planet, and its urban populations have been steadily increasing over the last 10 years as people move to cities for higher income opportunities. Many of these workers are also young, with 68% of the workforce being under the age of 65. Flexi believes that these demographic and urbanization trends create further tailwinds for Flexi’s market opportunities in the Asia-Pacific region.

There are, however, risks inherent in operating in the Asia-Pacific region, particularly in the Southeast Asian and emerging market countries in which Flexi does a significant portion of its business, that could have a counterbalancing impact on our prospects in this market. For example, emerging market countries are typically subject to greater political, policy, legal, economic, taxation and other risks and uncertainties. Additionally, they may have less sophisticated legal, taxation and regulatory systems and frameworks than countries with advanced economies such as the United States, United Kingdom, and the EU. See “Risk Factors—Risks Related to Flexi’s Geographic Operations” for a discussion of how operating in the Asia-Pacific region may affect Flexi’s business and prospects.

Competitive Advantages

Flexi believes that it is well-positioned to grow and compete in the Asia-Pacific region. Key elements of Flexi’s competitive advantages include the following:

●	Large Venue Depth. With 43 locations in 11 cities and eight countries, Flexi has been recognized as one of the largest networks of flexible workspaces in the Asia-Pacific region by Mordor Intelligence. While its competitors are focused on centralized structures with a few large venues, Flexi has built a flexible, decentralized structure with a broader collection of localized venues. This venue depth offers Flexi’s members greater accessibility and convenience.

●	Multi-Brand Strategy. Flexi operates multiple brands that cater to different price points, customer industries and market segments. Similar to the structure of multi-brand hotel offerings, Flexi’s multi-brand strategy allows it to capitalize on a greater percentage of market and expansion opportunities.

●	Asset-Light Model. Flexi believes that it pioneered the asset-light model among flexible workspace providers in the Asia-Pacific region. Flexi’s asset-light model is based on building partnerships with landlords and real estate owners on mutually advantageous joint venture structures rather than entering into traditional lease agreements. The arrangements typically provide for the landlord to pay for 70% to 100% of a venue’s fit-out in exchange for a share of the venue’s profit. With a lower capital outlay, such arrangements may allow Flexi to expand more quickly than its competitors that use traditional leases. There are, however, risks inherent in this model. For example, Flexi’s asset-light model may allow our landlord partners to terminate their agreements with us more easily than they could under a traditional landlord-tenant relationship. For a discussion relating to the risk of early termination by landlord partners presented by Flexi’s asset-light model, please see “Risk Factors—Risks Related to Flexi’s Business and Industry—Flexi’s current and projected portfolio contains a significant portion of joint venture agreements with developers, asset owners, and landlords, and a portion contain early termination clauses, which may impact its revenues and profitability at any time.” While we believe there are advantages to the asset-light model, there are additional risks related to having a significant portion of our portfolio of locations under this model. For additional risks related to our asset-light model, please see “Risk Factors—Risks Related to Flexi’s Business and Industry.”

●	Proprietary Technology. Flexi’s Ambition Engine is a proprietary software application that drives venue operations software, member experience, workspace engagement tools and ecommerce software. Ambition Engine achieves these outcomes on the front end by encouraging Flexi’s members to engage with social and intercompany networking tools, and by providing Flexi’s members the ability to pay membership invoices, book meeting rooms and event spaces, check in/out of spaces, redeem benefits through Flexi’s ecommerce platform, search for or post job opportunities and purchase other Flexi services. Flexi designed this proprietary front and back-end software solution specifically for Flexi’s operations and, based on management’s experience in the industry at companies that do not use such proprietary software, it allows Flexi to operate locations at higher efficiencies, enhance members’ experiences and maximize yield through ecommerce-related revenue streams. If, however, we are unable to protect or prevent the unauthorized use of our intellectual property rights with respect to Ambition Engine, this will dilute the strength of this particular competitive advantage. See “Risk Factors—Risks Related to Flexi’s Business and Industry—Flexi may be unable to adequately protect or prevent unauthorized use of its intellectual property rights and Flexi may be prevented by third parties from using or registering its intellectual property.”

●	Top-Tier Partners. Flexi has key partnerships with some of the largest developers and real estate owners in the Asia-Pacific region, including Central Pattana Plc (Thailand), Chinachem Group (Hong Kong), Hirsh and Faigen (Australia) and Ortigas Land (Philippines). Flexi’s track record of performance and strong partner relationships allow it to showcase the benefits of the asset-light model to prospective landlords in new locations and markets. See “—Growth Strategy—Asset-Light Model—Benefits of the Asset-Light Model—Benefits to Asset Owners.”

●	Member Experience. Member experience is at the forefront of everything Flexi does. Flexi’s service-orientated culture is focused on going the extra mile for all members, building real connections and creating strong, vibrant communities. Member engagement is also cultivated through curated events and Hive Life, which is Flexi’s online magazine focusing on entrepreneurship, business, and lifestyle. In 2022, Flexi held over 1,000 events across its 43 locations and Hive Life had approximately 70,000 unique visitors per month.

Growth Strategy

Flexi’s growth strategy is focused on two primary areas: (i) organic expansion through asset-light arrangements; and (ii) acquisitions of other workspace operators.

Asset-Light Model

Since inception, Flexi has been increasingly focusing its portfolio on “asset-light” arrangements. Flexi’s asset-light arrangements are based on a partnership or management agreement deal structure with a variable rent or profit share element. Landlords typically provide 70% to 100% of the capital outlay for the venue’s fit-out and the operating capital necessary during the renovation period. Flexi is responsible for designing, building, and operating the space in return for a percentage of the gross revenue and profits. By contrast, in a traditional lease arrangement, a flexible workspace operator covers the entire cost of the fit-out, a security deposit and all operating capital necessary during the renovation period. Based on Flexi’s experience, a traditional lease is approximately 80% more capital intensive than an asset-light arrangement to set up a new venue. As of the date hereof, approximately half of Flexi’s 43 locations were operating under asset-light deal arrangements, with approximately 46.5% of Flexi’s locations operated pursuant to traditional leases and 53.5% of Flexi’s locations operated pursuant to hybrid agreements, management agreements and enterprise agreements that include some features of both an asset-light arrangement and a traditional lease. Except for limited exceptions, Flexi is not permitted to terminate these leases/agreements prior to the end of their term, and Flexi’s obligations to landlords under these agreements extend for periods that generally exceed the length of Flexi’s agreements with its members. For a discussion relating to the risk of having to continue the lease agreements for longer than the membership agreements, please see “Risk Factors—Risks Related to Flexi’s Business and Industry—The long-term and fixed-cost nature of a portion of Flexi’s leases may limit its ability to operate effectively and could adversely affect Flexi’s liquidity and financial performance.”

Benefits of the Asset-Light Model

Flexi intends to phase out of traditional leases over time and expects that 80% of its existing venues will be operating under asset-light arrangements by 2026. Flexi believes that there are several advantages to its asset-light strategy for both Flexi and the asset owners.

Benefits of the Asset-Light Model to Flexi

We believe the advantages to Flexi of the asset-light strategy include the following:

●	Optimization of Cash Flow. With 70-100% of the necessary capital investment funded by landlord partners, Flexi can more efficiently and strategically manage its capital for operational and expansion efforts.

●	Profitability and Resilience. Asset-light arrangements that include a variable rental structure, pursuant to which rent payable by Flexi to landlords can vary from $0 to market rate based on landlord and market rental expectations, and that lack a guaranteed base rent amount allow Flexi to be more resilient in market fluctuations and economic downturns. These arrangements, however, include early termination clauses in the landlord’s favor, which may have an impact on Flexi’s profitability. See “Risk Factors—Risks Related to Flexi’s Business and Industry—Flexi’s current and projected portfolio contains a significant portion of joint venture agreements with developers, asset owners, and landlords, and a portion contain early termination clauses, which may impact its revenue and profitability at any time.”

●	Scalability. With lower capital requirements necessary to fund expansion activities under the asset-light model, Flexi expects to create venue depth across its current markets faster than its competitors. To sustain growth, however, Flexi must continually add new members to replace departing members and expand its current member base. See “Risk Factors—Risks Related to Flexi’s Business and Industry—Flexi may not be able to retain existing members, most of whom enter into membership agreements with short-term commitments, or attract new members in sufficient numbers or at sufficient rates to sustain or increase its membership.”

●	Accessibility to broad landlord partners. Flexi believes that its differentiated brand portfolio positions it well to grow organically through asset-light partnerships. With a strong track record across asset ranges, Flexi enjoys a broad pool of potential landlord partners for new locations – from low-rise buildings with a historic edge (the Hive), to grade A/B corporate offices or large retail centers (Common Ground), to premium grade A/A+ buildings (The Cluster).

Benefits to Asset Owners

Flexi believes that its joint venture arrangements provide many advantages to landlords, which make Flexi’s asset-light model attractive to potential partners. Key elements of the value proposition to landlords include the following:

●	Tenant Engagement and Retention. Given the shift in post-pandemic workspace strategies, landlords are highly incentivized to create engagement and build loyalty among tenants. Flexi believes that its landlord partners enjoy increased tenant engagement within buildings because Flexi’s events deliver meaningful workshops, lectures and social gatherings that are specifically tailored to building tenants. In addition, Flexi’s high-density, collaborative workspaces bring vibrancy and a greater sense of community to the building, which in Flexi’s experience, increases loyalty and improves retention rates among the building’s other tenants. In an effort to further enhance this value proposition, Flexi’s future partnership arrangements may offer a broader suite of management services, encompassing an entire building’s hospitality offerings, such as food and beverage services, showers and bike storage and front desk services.

●	Amenities. With the recent shift in workplace trends, many large tenants have redesigned their offices to increase or enhance social and collaborative spaces to meet the changing needs of their workforce. Flexi’s locations can save costs and improve tenant optimization and occupancy, as they are already outfitted with thoughtfully designed board and meeting rooms, bookable hot desks, cafes, event spaces, townhall areas, photography studios, wellness studios, and numerous other spaces for collaboration.

●	Financial Performance. According to a 2022 research report by the Instant Group, 29% of landlords stated that additional revenue generation was a motivating factor in delivering flexible workspace solutions. A partnership with Flexi allows landlords to participate in the growth of the flexible workspace model, beyond a fixed rental payment.

While we believe there are advantages to the asset-light model, there are also risks inherent in this model. For a discussion of risks related to our asset-light model, please see “Risk Factors—Risks Related to Flexi’s Business and Industry.”

Types of Deal Structures

Flexi utilizes various types of deal structures. The three primary types are management, hybrid, and enterprise. The main differences between each such structure relate to Flexi’s financial exposure and obligations relative to Flexi’s landlord partners’ financial exposure and obligations. A lower financial contribution by Flexi equates to a lower yield for Flexi across the term of the partnership. There are also variations within each form of agreement such that Flexi’s arrangements with its landlord partners may differ from deal to deal, landlord to landlord, or country to country. For example, some hybrid agreements include a form of low guaranteed base payable to the landlord, in the event the operating entity does not generate sufficient cash flow to fund operations; and other hybrid agreements include a variable rent provision providing that rent can vary from $0 to market rate based on landlord and market rental expectations.

●	Management Agreements. A management agreement provides that the landlord funds all renovation costs and operating cash flow needs and typically does not require Flexi to provide a security deposit. Flexi typically collects all revenues generated by the operations, manages the day-to-day operation, and distributes profits to landlords after receiving a management fee based on percentage of gross revenue and a profit share based on a percentage of property specific EBITDA, payable monthly or quarterly. While management agreement arrangements provide Flexi with a financially risk-free way of expansion, they often generate lower yields and are more difficult to secure than hybrid or enterprise agreements as a result of the larger up-front costs to the landlord.

●	Hybrid Agreements. A hybrid agreement is a mix of a traditional lease and a management agreement and is the most common form of Flexi’s landlord partnerships. Under a hybrid agreement, Flexi typically funds a portion of the renovation costs and all or almost all of the operating cash flow requirements, and the landlord funds the remainder. Flexi usually pays a security deposit to the landlord as well as either a variable or low guaranteed base rent. As with management agreements, under these arrangements, Flexi typically collects all revenues generated through operations, manages the day-to-day operation, but receives a higher management fee based on a percentage of gross revenue and a higher profit share based on a percentage of property specific EBITDA than under management agreements. The profit share percentage is driven largely by the proportion of the initial capital funded by Flexi relative to the landlord. Each hybrid agreement deal structure may vary significantly and may or may not include the following:

o	Some form of base rental, which may be a fixed fee or variable depending on business performance.

o	Some form of service, building or maintenance fees payable to the landlord of the property.

o	Generally, a fixed tenure with renewal options built into the agreement.

o	Property reinstatement obligations whereby we must pay to renovate the space back to its original state.

o	Security deposit payments to the landlord.

o	Other less punitive terms such as building operating times, exclusivity rights, repairs and maintenance rights, rights to operate food and beverage services, etc.

●	Enterprise Agreements. Under an enterprise agreement, Flexi scouts, designs, builds, and operates a space on behalf of a large, generally multinational, company as the client. In turn, Flexi signs a traditional lease with a landlord, typically correlated to the length of the agreement between Flexi and the client, and funds all renovation costs associated with the space. Flexi then charges back the renovation costs to its client on a monthly basis over the lifespan of the agreement. Services that Flexi provides to a client under an enterprise agreement generally include fit-out / design, service and hospitality, events / community engagement, meeting room management, and technology usage. The benefits to the client under this arrangement are access to Flexi’s design, space management and operational experience, increased flexibility on deal terms such as shorter tenures in comparison to traditional leases, the ability to make further space adjustments over time, as well as increased employee flexibility through access to all Flexi locations. The benefits to Flexi under this arrangement are guaranteed revenues and profitability, given that the terms of the deal are locked in over the term of the agreement.

The following table summarizes the three types of our deal structures:

	Management Agreements	Hybrid Agreements	Enterprise Agreements
Flexi Capital Expenditure Contribution	0%	Up to 30%	100% (amortized back over lease term with client)
Flexi Operating Cash Flow Contribution	Typically 0%	Up to 100%	N/A (guaranteed earnings for Flexi and no cash flow deficit from month one of agreement)
Guaranteed Rent Payable to Landlord From Flexi	None	Generally none; variable rent depending on business performance at 50-100% of market rate (usually with no guarantee)	100%
Flexi required to pay security deposit?	Typically no	Typically yes	Yes
Flexi Profit Sharing (% of Gross Revenue)	Low	Medium	High
Flexi Management Fee (% of EBITDA)	Low	Medium	High

The following table provides a breakdown of Flexi’s current deal structure by mix of venue/location:

Country	No. of Venues Operating Under an Enterprise Agreement	No. of Venues Operating Under a Traditional Lease	No. of Venues Operating Under a Management Agreement	No. of Venues Operating Under a Hybrid Agreement		Total Current Number of Venues
Hong Kong	0	7	2	0		9
Singapore	0	4	0	0		4
Thailand	0	2	0	2	*	4
Vietnam	0	3	0	0		3
Taiwan	0	1	0	0		1
Australia	0	2	0	2		4
Malaysia	1	0	2	12	*	15
Philippines	0	1	0	2		3
Total	1	20	4	18		43

*These locations in Thailand and two of these locations in Malaysia are what Flexi refers to as “hybrid within enterprise” where certain enterprise agreements are held within a currently-operating hybrid agreement whereby an enterprise customer will take a portion of the space but not hold exclusivity over the entire location.

Consolidation through Mergers and Acquisitions

The flexible workspace industry is highly fragmented, and, following consummation of the Business Combination, Flexi intends to explore a consolidation strategy in several jurisdictions, including the Asia-Pacific region, North America, the Middle East, and Europe, as well as Australia, and to pursue growth through the acquisition of operators with strong brand presence in their areas of operation. Flexi evaluates potential acquisition targets based on a variety of factors, including:

●	areas of operation, and number and size of locations;

●	track record of profitability or a clear pathway and confirmed pipeline of new business to achieve profitability;

●	local marketing and brand presence;

●	design aesthetic, brand values and differentiation; and

●	team structure and cultural fit.

This growth strategy is strongly related to Flexi’s multi-brand approach, as adding additional brands to the Flexi portfolio would provide further differentiation in local markets. Separately, given Flexi’s centralized operations, the addition of further portfolio brands may provide additional commercial efficiencies, including staffing consolidation, reduced external supplier costs from increased negotiating power and streamlined technology costs.

Strong Track Record of Acquisitions

We have a strong track record of successfully acquiring and integrating companies. Over the last two years, Flexi has supplemented its organic growth with a successful consolidation strategy across the Asia-Pacific region, primarily to accelerate its market presence and penetration in key markets such as Australia, as well as to increase its scale to improve profitability through operational and financial synergies and to advance its growth opportunities.

In April 2021, Flexi completed its first acquisition by purchasing The Cluster, the operator of a premium workspace in Australia and one of the pioneers of the flexible workspace industry in Melbourne, according to the Melbourne Guide. Flexi successfully integrated The Cluster into its wider portfolio, and The Cluster now sits as the premium workspace brand in The Flexi Group’s portfolio. Flexi may utilize The Cluster in its asset-light growth strategy through partnerships with asset owners with Grade A/Grade A+ buildings.

In June 2022, Flexi completed the merger among Hive Worldwide, Common Ground and The Cluster, forming The Flexi Group. This merger doubled Flexi’s number of locations and employees, and significantly increased its revenues. Flexi’s senior management team led a 200-day integration and restructure plan that resulted in Flexi realizing operational, financial, and commercial synergies ahead of schedule.

Given Flexi’s track record of successfully executing on transformative acquisitions, Flexi believes that it is well-positioned to implement this industry consolidation strategy and continue expanding its footprint. However, this acquisition strategy entails a number of risks, including that such acquisitions may not be successful and consequently may have a material adverse effect on Flexi’s business, financial condition, and results of operations. For a discussion related to the risks inherent in Flexi’s acquisition strategy, please see “Risk Factors—Risks Related to Flexi’s Business and Industry.”

Products and Services

Flexi’s suite of products and services position it well to capitalize on the shift towards greater workspace flexibility. With a careful focus on convenience, flexibility and versatility, Flexi’s venue depth and proprietary technology allow customers to mix their desired products and services to build a workspace solution that is tailored to their needs.

The below table provides an overview of Flexi’s primary offerings:

Product	Description
Virtual Memberships	● Customers pay for mail handling and establishing a primary business address
Flexi Memberships	● Unreserved, flexible hot desks, typically available 24-7 ● Perfect for start-ups, freelancers, and large enterprise customers offering a second office option to their employees
Fixed Desk / Booth Desk Memberships

● A dedicated desk/booth where members can leave their belongings

● Typically, within a communal area, available 24-7

● Booth desks, where available, include a partition that surrounds the top surface of the desk for added privacy

● Perfect for more established start-ups, small businesses, or freelancers looking for a more permanent desk solution

Private Office Memberships	● A private space for teams of all sizes, available 24-7 ● Office sizes of up to 150+ desks
Meeting Rooms	● Available for use by all membership categories via credit redemption ● Additional revenue source from external bookings
Event Spaces

● Additional revenue source from members booking event spaces or from external bookings

● Community driven space and a main connection point in all locations

● Event space rental is an additional charge and not included in memberships

Corporate Flex Solutions

● On demand workspace solution for businesses of all sizes, from small and medium-sized business to multinational corporations

● Offers company employees the ability to drop into any of our locations and have the fees related to time spent charged to a corporate account

Enterprise Solutions	● Fully customized office spaces for large companies ● Can be under a Flexi brand or white-labelled to the client ● Usually for 50-200+ employees across an entire floor

Memberships

Flexi provides a variety of membership options for companies of all sizes that can be scaled at the customer’s option and allows their teams to work from any of Flexi’s locations across eight countries. The memberships range from a virtual membership to establish a business address, to private, dedicated office space for larger businesses. Members typically sign contracts for a term of six to 12 months; however, some members, typically larger multinational companies, sign longer contracts for up to 36 months.

Memberships typically include mail handling services, front desk services, printing and meeting room credits, access to events, and partner benefits, such as free gifts and discounts on food and beverage and retail outlets. Memberships can also include additional privileges depending on membership category and brand, including telephone answering and messaging services, food and beverage, event space or photography studio credits, and administrative support services.

Virtual Memberships

Virtual memberships are designed primarily for companies, generally small and early-stage companies, and individuals who do not need a physical workspace but require a business address for the receipt of mail and packages. Monthly rates for virtual memberships range from $13.00 - $58.00, with an average monthly rate of $34.00, for the Hive locations, and $27.00 - $55.00, with an average monthly rate of $45.00, for Common Ground locations, and are $56.00 at our office operated under The Cluster brand. Under our membership agreements for the Hive locations, we may offer discounts to our members, but in the event a member terminates the membership agreement early, we may retroactively charge back this discount to the member. The ranges for the term for virtual memberships are as follows: three to 36 months for the Hive locations, six to 36 months for Common Ground locations, and one to 36 months for The Cluster location. The agreements for virtual memberships governing the Hive locations require a refundable deposit (net of possible charges for damages and repairs) as security against the member’s default that is equal to one month of the monthly contract rate, though in practice we generally collect a three-month security deposit. In addition, we require prepayment of membership fees upon execution of a membership agreement with a term of three months or longer in Singapore and Philippines and a term of six months or longer in Vietnam. Virtual memberships for Common Ground locations require a security deposit equal to two months of the monthly contract amount and prepayment for the full contract period. Our form of membership agreement for The Cluster location requires, but does not specify a particular amount of, a security deposit, but in practice we generally collect a security deposit equal to two months of the monthly contract amount upon execution of a membership agreement.

Our standard membership agreement for the Hive brand locations provides that if a member terminates or seeks to terminate their membership agreement prior to the specified end date in the contract, we may charge the member for the full amount due for the remainder of the contract term, although in practice it can be difficult to collect these amounts. For agreements that do not include a specified end date, however, members can terminate their agreement upon one-month’s written notice. With respect to Common Ground locations, members that terminate their membership agreement before expiration of the contract term are obligated to pay all membership fees for the remainder of the contract term and are not entitled to a refund of any such fees due to the early termination. Our membership agreements for our location under The Cluster brand do not address terminations, and members do not have the ability to terminate their membership agreements prior to the date that such agreements expire pursuant to their terms.

Our form of membership agreement for the Hive permits us to raise membership rates upon one month’s notice, although in practice we have rarely raised a member’s monthly membership rate outside of contract renewals. If we did raise a member’s monthly membership rate outside of a renewal, however, we would likely permit the member to terminate their membership without penalty or further payments if they did not want to pay the increased rate.

	the Hive locations	Common Ground locations	The Cluster location
Monthly Rate (Range)	$13.00 - $58.00	$27.00 - $55.00	$56.00
Monthly Rate (Average)	$34.00	$45.00	-
Term (Range)	Three - 36 months	Six - 36 months	One - 36 months
Security Deposit	One month required; but typically three months collected	Two months	Not required; but typically two months collected
Early Termination	Early termination of contract with specified contract term requires payment in full for remainder of term; one month notice required for termination of contracts without specified contract term	Early termination of contract with specified contract term requires payment in full for remainder of term	No early termination available

Flexi Memberships

Flexi memberships are designed for members that need a physical workspace, but only on a flexible basis and without the need for a reserved and permanent desk. Monthly rates for Flexi memberships range from $63.00 - $615.00, with an average monthly rate of $185.00, for the Hive locations, $110.00 - $160.00, with an average monthly rate of $127.00, for Common Ground locations, and $267.00 - $333.00 for our location operated under The Cluster brand. Contract length ranges from one to 36 months for Flexi memberships.

The Flexi membership agreements for the Hive and Common Ground locations provide for a one-month security deposit; the security deposit requirement for The Cluster location is the same under Flexi memberships and virtual memberships (described above). The termination provisions under the Flexi membership agreements are the same as under the virtual membership agreements (described above).

	the Hive locations	Common Ground locations	The Cluster location
Monthly Rate (Range)	$63.00 - $615.00	$110.00 - $160.00	$267.00 - $333.00
Monthly Rate (Average)	$185.00	$127.00	-
Term (Range)	One - 36 months	One - 36 months	One - 36 months
Security Deposit	One month required	One month required	Not required; but typically two months collected
Early Termination	Early termination of contract with specified contract term requires payment in full for remainder of term; one month notice required for termination of contracts without specified contract term	Early termination of contract with specified contract term requires payment in full for remainder of term	No early termination available

Fixed Desk / Booth Desk Memberships

Monthly rates for fixed (sometimes called “dedicated”) desk / booth desk memberships range from $127.00 - $705.00, with an average monthly rate of $330.00, for the Hive locations, $130.00 - $220.00, with an average monthly rate of $186.00, for Common Ground locations, and is $535.00 at our office operated under The Cluster brand. As with virtual memberships and Flexi memberships, the length of the term of each membership agreement varies depending on the member’s needs, with contract lengths ranging from one to 36 months. The security deposit and early termination provisions for fixed desk/booth desk memberships are the same as for Flexi memberships (described above), except that a two-month, in lieu of a one-month, security deposit is required at Common Ground locations.

Members at the Hive locations can request to downgrade their memberships to a lower-tier membership once per agreement term by providing Flexi with a one-month advance notice in writing. The maximum duration for a downgrade is four weeks, and any such temporary downgrade must be agreed to in writing with the applicable location manager and/or the finance department. Downgrades with respect to memberships at Common Ground locations may be negotiated on a case-by-case basis. Downgrades are not permitted at The Cluster location.

Finally, our membership agreements for the Hive locations provide us with the right to relocate a member’s assigned desk to any other place within the office location, provided that the square footage of the new assignment is not substantially lower than the original assignment. Common Ground and The Cluster membership agreements do not permit us to relocate members’ assigned spaces.

	the Hive locations	Common Ground locations	The Cluster location
Monthly Rate (Range)	$127.00 - $705.00	$1300.00 - $220.00	$535.00
Monthly Rate (Average)	$330.00	$186.00	-
Term (Range)	One - 36 months	One - 36 months	One - 36 months
Security Deposit	One month required	Two months required	Not required; but typically two months collected
Early Termination	Early termination of contract with specified contract term requires payment in full for remainder of term; one month notice required for termination of contracts without specified contract term	Early termination of contract with specified contract term requires payment in full for remainder of term	No early termination available
Downgrade in Membership	Permitted with proper notice and approval; temporary with maximum duration of four weeks	Negotiated on a case-by-case basis	Not permitted
Relocation of Member’s Desk	Permitted (if comparable square footage)	Not permitted	Not permitted

Private Office Memberships

Monthly rates for private office memberships range from $175.00 - $923.00, with an average monthly rate of $460.00, for the Hive locations, $180.00 - $290.00, with an average monthly rate of $249.00, for Common Ground locations, and is $668.00 at our office operated under The Cluster brand. As with our other membership categories, the length of the term of each membership agreement varies depending on the member’s needs, and contract lengths range from one to 36 months. The security deposit, early termination, ability to downgrade, and relocation provisions for private office memberships are the same as those under fixed desk/booth desk memberships (described above), except that a two-month, in lieu of a one-month, security deposit is required at the Hive locations.

	the Hive locations	Common Ground locations	The Cluster location
Monthly Rate (Range)	$175.00 - $923.00	$180.00 - $290.00	$668.00
Monthly Rate (Average)	$460.00	$249.00	-
Term (Range)	One - 36 months	One - 36 months	One - 36 months
Security Deposit	Two months required	Two months required	Not required; but typically two months collected
Early Termination	Early termination of contract with specified contract term requires payment in full for remainder of term; one month notice required for termination of contracts without specified contract term	Early termination of contract with specified contract term requires payment in full for remainder of term	No early termination available
Downgrade in Membership	Permitted with proper notice and approval; temporary with maximum duration of four weeks	Negotiated on a case-by-case basis	Not permitted
Relocation of Member’s Desk	Permitted (if comparable square footage)	Not permitted	Not permitted

Meeting Rooms and Event Spaces

Meeting rooms and event spaces form an important part of Flexi’s venues. They provide members with dedicated spaces to collaborate with their teams and clients, and provide Flexi with an additional revenue stream from bookings from internal members as well as external customers. All memberships except virtual memberships typically include meeting room credits, with the amount determined by membership category. We issue credits monthly to a membership account, which expire at the end of the month and cannot be accrued. Members may redeem such credits for access to meeting rooms at any of Flexi’s locations. We charge members for bookings that exceed their total amount of monthly credits at a membership-discounted hourly rate.

Event space rental is not included as a membership benefit and is chargeable by the hour, half day, or full day. Members receive preferential rates on event space rentals. However, most of Flexi’s event space bookings are from external sources, such as businesses seeking an offsite space for an event, advertisers seeking a photo or video shoot location, or corporate training businesses that need a space for their training sessions.

Our event spaces are often flexible, revenue-generating spaces that can be utilized as a work area during the day and private, bookable event space during the evening. In addition to renting these spaces to members and non-members, we often use the event spaces within our venues to organize our own community events.

Corporate Flex Solution

Our Corporate Flex Solution is a technology-driven, pay-as-you-go solution that allows a member’s employees to check in and out of any Flexi location. The Corporate Flex Solution allows corporate members access to Flexi’s Ambition Engine app to set and track an adjustable team budget.

After signing up for a Corporate Flex Solution membership, employers can use our back-end Ambition Engine App to set and track a total, adjustable budget and the employees they want to have access to the solution. Team members can then check in and out of any one of our locations across eight countries and be charged for every 30 minutes of usage. Authorized team members can utilize all location products and amenities that we offer, such as meeting room or event space rental, food and beverage purchase, and printing and courier services, all at an additional charge. Bookings can be made via the Ambition Engine app and are charged directly to the corporate account.

Flexi designed the Corporate Flex Solution to support companies looking for ultimate flexibility in a core-flex workspace plan. Small and mid-size companies can use the service for all their office needs, allowing them to bring their team members together in person only when necessary. For larger customers, the Corporate Flex Solution can form part of their office strategy by offering an additional benefit to their employees of access to workspace locations that are closer to where they live for the days that they are not working at corporate headquarters.

Enterprise Solutions

Following the COVID-19 pandemic, an increasing number of large companies are looking to partner with flexible workspace operators to custom-design, build, and operate entire floors under a white-labelled or co-branded office solution. Enterprise solutions memberships, which are typically for a minimum of 40 employees and upwards of 400 or more, can be within a currently operating Flexi location or a location or building can be sourced via our expansion team on the client’s behalf once we understand the specifications of office size, location, building, and facilities needed. These locations are built according to the enterprise member’s specifications, and are typically built by long-term contractor suppliers that offer cost effective, wholesale prices to Flexi. The enterprise locations offer all the benefits of being within a Flexi-managed venue – full-scale event and engagement activities, managed products and services including meeting rooms and event spaces, technology to drive front and back-end management, hospitality and reception services, repair and maintenance management, internet and information technology infrastructure and food and beverage services. Flexi has successfully deployed enterprise solutions with several multinational corporate members, including GlaxoSmithKline, Al Rajhi Bank and Amazon Web Services, custom-building workspaces for their employees either within an active Flexi location or within a building of their choice.

Multi-Brand Strategy

Flexi is comprised of three distinct brands that target customer segments with different pricing, building, location, and office size preferences. This allows Flexi to operate a 360° portfolio and appeal to a wider range of customers in each market and thus capitalize on a greater percentage of market opportunities. The distinct brand positioning of the Hive, Common Ground and The Cluster are summarized in the table below:

	the Hive	Common Ground	The Cluster
Countries of Operation	Australia, Hong Kong, Singapore, Taiwan, Thailand, Vietnam	Malaysia, Philippines, Thailand	Australia
Pricing	Mid-Tier	Mid-High Tier	High Tier
Target Market	Creative, young, start-ups and small and mid-size enterprises (“SMEs”)	Technology companies, professional services companies, SMEs, multinational corporations (“MNCs”)	Technology companies, professional services companies, MNCs
Location Strategy	Residential, suburban, CBD, CBD fringe	CBD, CBD fringe	CBD
Building Types	Historical, grade B/C	Grade A, up-market retail	Grade A / grade A+
Private Office Sizes	2-20 people	5-150+ people	2 – 50 people
Service Standard	Personable, hospitality driven	Personable, hospitality driven	Personable, hospitality driven

Flexi believes that there are several strategic advantages to its multi-brand strategy, including the following:

●	It allows Flexi to earn a greater market share by targeting various marketing segments with the same core offerings.

●	It allows future targets of acquisitions to become part of the Flexi portfolio but retain their brands’ existing goodwill and loyal customers.

●	It allows Flexi to target a variety of landlord and developer partnerships across various asset types and classes.

●	It provides Flexi’s members access to varied products and services across market segments and locations, regardless of where they hold their membership.

●	It provides Flexi the ability to offer a variety of design aesthetics to fit all enterprise specifications and budgets, within differing building types and locations.

The following table sets forth Flexi’s total revenues by category of activity and by Flexi’s geographic market for the six months ended June 30, 2023 and for each of the years ended December 31, 2022 and 2021. For additional discussion relating to Flexi’s sources of revenue and the definitions of the revenue categories, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

			For the year ended
		For the six months ended June 30, 2023	December 31, 2022	December 31, 2021
Australia	Membership fee income	965,366	2,299,250	1,412,018
	Rental income	352	249,575	232,284
	Event services income	125,824	117,593	23,824
	Other services income	166,512	287,522	139,520
	Total Revenue	1,258,054	2,953,939	1,807,646

Hong Kong	Membership fee income	2,280,713	4,717,164	4,771,255
	Rental income	50,624	180,809	248,558
	Event services income	63,529	54,544	57,437
	Other services income	140,035	198,906	257,613
	Total Revenue	2,534,901	5,151,423	5,334,863

Japan	Membership fee income	66,384	592,732	620,753
	Rental income	330	11,872	11,766
	Event services income	1,802	10,774	1,661
	Other services income	16,893	16,880	35,592
	Total Revenue	85,409	632,258	669,771

Singapore	Membership fee income	2,115,852	2,454,826	2,134,243
	Rental income	21,465	82,300	55,020
	Event services income	88,800	9,403	5,344
	Other services income	112,935	112,651	99,616
	Total Revenue	2,339,052	2,659,179	2,294,224

Taiwan	Membership fee income	290,410	630,919	634,029
	Rental income	1,570	4,106	5,133
	Event services income	2,528	4,888	6,089
	Other services income	9,790	13,890	12,912
	Total Revenue	304,298	653,803	658,163

Thailand	Membership fee income	269,758	460,031	437,841
	Rental income	46,439	48,062	99,837
	Event services income	16,005	16,042	11,959
	Other services income	28,832	22,437	36,506
	Total Revenue	361,034	546,572	586,142

Vietnam	Membership fee income	339,516	636,394	560,045
	Rental income	2,692	9,919	3,668
	Event services income	8,396	6,237	3,084
	Other services income	19,767	27,025	19,470
	Total Revenue	370,371	679,574	586,268

Malaysia	Membership fee income	2,824,964	3,174,375	—
	Rental income	—	—	—
	Event services income	90,102	151,494	—
	Other services income	275,087	469,408	—
	Total Revenue	3,190,153	3,795,277	—

Philippines	Membership fee income	897,034	880,401	—
	Rental income	—	—	—
	Event services income	21,570	14,824	—
	Other services income	63,794	137,806	—
	Total Revenue	982,398	1,033,031	—

Flexi also tracks the following key performance indicators:

●	Number of Locations

●	Total Number of Desks Sold

●	Total Number of Desks

●	Occupancy Rate

●	Desk Churn Rate

●	Revenue Per Occupied Desk

Please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Key Performance Indicators” for additional information.

Flexi’s Technology

Ambition Engine

Ambition Engine is a proprietary front-end and back-end software application that manages the core of Flexi’s business. It allows Flexi to operate locations at higher efficiencies, provide an enhanced workspace experience and maximize yield per member. Ambition Engine encompasses a front-end member application that encourages member engagement with social and intercompany networking tools, provides members with the ability to pay membership invoices, book meeting rooms and event spaces, check in/out of spaces, redeem benefits through Flexi’s ecommerce platform, search for and post job opportunities and purchase other Flexi services. On the back-end, Ambition Engine is a scalable member management platform that allows Flexi’s teams to efficiently manage locations through functions such as automated membership billing, member database management and meeting room and event space management. In addition to these core functions, Flexi has integrated Ambition Engine with certain third-party services to complement or enhance its capabilities, such as payment engines, network services and door access.

Ambition Engine also facilitates additional revenue streams through its ecommerce features. The application offers members and their teams ancillary products and services, including travel services and bookings, e-store purchases, food and beverage products, office supplies or gifts, and office services. Flexi believes that Ambition Engine’s ecommerce platform differentiates it from competitors by providing additional, diverse revenue opportunities.

Having a significant portion of our business dependent on the smooth operation of Ambition Engine, however, makes Flexi particularly vulnerable to disruptions, financial and legal exposure, and other harms to our business from security breaches and other disruptions to the proper functioning of Ambition Engine. See “Risk Factors—Risks Related to Flexi’s Business and Industry—Security breaches and other disruptions could disrupt Flexi’s business, result in the disclosure of confidential information, damage Flexi’s reputation, and create significant financial and legal exposure.”

Sales and Marketing

Flexi sells memberships and services using a variety of sales and marketing avenues that are often differentiated by brand. These sales avenues include digital and social media marketing, search engine advertisements, content development and a structured events strategy. Flexi’s centralized marketing team is responsible for all marketing efforts. Flexi also employs direct-to-customer sales representatives located in key cities who directly engage and sell to consumers.

Human Capital

Flexi is in the business of providing each member an unforgettable, personalized experience. Flexi’s dynamic, personable, and driven team is key to differentiating its business.

As of June 30, 2023, Flexi had 177 employees. The following tables set forth a breakdown of the number of employees by department and geographic location at June 30, 2023:

Department	Number of Employees
Admin	1
C-Suite	1
Commercial	2
Community	91
Country Management	10
Design & Expansion	4
Events	3
Finance	24
Hive Life	1
IT Support	4
Marketing	12
Operations	5
People / HR	4
Real Estate & Enterprise	1
Regional Management	1
Sales	9
Technology	4
177

Location	Number of Employees
Australia	13
Hong Kong	35
Malaysia	74
Philippines	9
Singapore	12
Taiwan	3
Thailand	22
Vietnam	9

Flexi had 165, 85, and 88 employees as of December 31, 2022, 2021, and 2020, respectively.

None of our employees are represented by a labor union. With an energetic culture of open communication, personal development and ambition, Flexi puts its people first and promotes inclusion. There can be no assurance, however, that we will continue to be able to hire, develop, retain, and motivate the personnel required to successfully operate our business, especially as we enter new geographic markets. See “Risk Factors—General Business Risks—Flexi’s business depends on hiring, developing, retaining, and motivating highly skilled and dedicated team members, and failure to do so, including turnover in Flexi’s senior management and other key personnel, could have a material adverse effect on Flexi’s business.”

Intellectual Property

Flexi relies on a combination of trademark, unfair competition, and trade secret laws, as well as confidentiality procedures and contractual restrictions, to establish, maintain and protect its proprietary rights. Flexi has trademark registrations in relevant markets throughout the world for its brands, including the Hive, Common Ground and The Cluster. Flexi’s success depends, in part, upon its ability to obtain and maintain proprietary protection for Flexi’s brands, technologies and know-how, operate without infringing the proprietary rights of others, and prevent others from infringing Flexi’s proprietary rights. See “Risk Factors—Risks Related to Flexi’s Business and Industry—Flexi may be unable to adequately protect or prevent unauthorized use of its intellectual property rights and Flexi may be prevented by third parties from using or registering its intellectual property.”

Government Regulation

Flexi is subject to a variety of laws, rules, regulations, and standards across the jurisdictions where it operates. Like other market participants operating in numerous jurisdictions and across various service lines, we must comply with several regulatory regimes. Flexi is subject to laws, rules, regulations, and standards including employment laws, health and safety regulations, and taxation regimes in jurisdictions in which it operates. Some of our offerings also require registrations, permits, licenses and/or approvals from governmental agencies and regulatory authorities, which may be costly or time consuming to obtain. A failure to obtain any such registrations, permits, licenses and/or approvals could subject us to penalties for noncompliance.

Because we receive, store, and use personally identifiable information received from and generated by our members, we are subject to laws and regulations governing data privacy, use of personal data, and cybersecurity. Our internal technology systems and internal processes on the management of personal information adhere to the laws and regulations that pertain to each market, and we are unaware of any applicable data privacy, data use, or cybersecurity laws violations.

Legal Proceedings

Flexi is not party to any material legal proceedings. From time to time, Flexi may be involved in legal proceedings or subject to claims incident to the ordinary course of business. Regardless of the outcome, such proceedings or claims can have an adverse impact on Flexi because of defense and settlement costs, diversion of resources and other factors, and there can be no assurances that favorable outcomes will be obtained.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Unless the context otherwise requires, all references in this section to “Flexi,” “we,” “us,” or “our” refer to the business of Flexi and its subsidiaries prior to the consummation of the Business Combination, which will be the business of PubCo and its subsidiaries following the consummation of the Business Combination.

You should read the following discussion and analysis of our financial condition and results of operations together with the “Summary of Selected Historical Financial Information and Operating Data of Flexi” and Flexi’s historical audited consolidated financial statements as of and for the years ended December 31, 2022 and 2021, Flexi’s unaudited consolidated financial statements as of and for the six months ended June 30, 2023, and the related notes thereto included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. As a result of many factors, such as those set forth under the “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” sections and elsewhere in this prospectus, our actual results may differ materially from those anticipated in these forward-looking statements.

Further, some of the numbers in the below discussion may not add up to the reportable figures due to rounding.

Overview

Flexi was formed on June 1, 2022, as a result of Flexi’s acquisition of Common Ground on that date. The acquisition resulted in the consolidation of three leading brands in the co-working space:

●	Hive Worldwide, a limited liability company incorporated in the BVI, that operates flexible workspaces across seven countries in Australia, Hong Kong, Singapore, Taiwan, Thailand, and Vietnam;

●	Common Ground, a private limited liability company incorporated and domiciled in Malaysia that operates flexible workspaces across three countries in Malaysia, the Philippines and Thailand, and now operates as a subsidiary of Flexi; and

●	White Moon Holdings Pty Ltd. (“White Moon Holdings”), also called “The Cluster,” which operated flexible work and events space in Melbourne, Australia. Hive Worldwide acquired White Moon Holdings in April 2021 and its operations were integrated with those of Hive Worldwide at that time.

Flexi has 25 years of combined experience designing, building, and operating flexible workspaces in Asia and Australia. With 43 locations in 11 cities and eight countries including Australia, Hong Kong, Malaysia, Philippines, Singapore, Taiwan, Thailand and Vietnam, Flexi has been recognized as one of the largest operators in the Asia-Pacific region by Mordor Intelligence.

Unlike other flexible workspace operators, Flexi has increasingly been pursuing an asset-light approach to its real estate ventures, partnering with landlords on joint ventures instead of leasing office space and taking on potentially significant financial obligations under rental agreements. Currently, approximately 46.5% of Flexi’s locations are operated pursuant to traditional leases, 39.5% of Flexi’s locations are operated pursuant to hybrid agreements, 9.3% of Flexi’s locations are operated pursuant to management agreements, and 4.7% of Flexi’s locations are operated pursuant to enterprise agreements. While we consider hybrid agreements, management agreements and enterprise agreements as “asset-light” agreements, they each include some features of a traditional lease.

Flexi primarily earns revenues from membership fees, where a member pays a monthly fee for usage of space as a workplace (which we refer to as “membership fees income”). These fees differ depending on the amount of access a member has to the space, the size of space rented, and the additional services that the member requires. Flexi earns additional revenues from event space rental and meeting room space rental (which we refer to as “rental income”), events services such as catering or technological support (which we refer to as “event services income”), and additional services such as pantry item income (food and drink available for purchase in the pantry section of our locations), courier and postage fees, fees for telephone answering service (receptionist to answer the business phone during normal business hours), printing income, other miscellaneous income such as parking fees, charges for access cards, reinstatement fees, and credit card surcharges, and certain other ancillary services we offer at our locations (which we collectively refer to as “other services”).

We currently have six reportable geographic segments – Australia, Hong Kong, Malaysia, the Philippines, Singapore and Others. We had seven reportable geographic segments during the year ended December 31, 2022 – Australia, Hong Kong, Japan, Malaysia, Philippines, Singapore and Others – and had five reportable geographic segments during the year ended December 31, 2021 - Australia, Hong Kong, Japan, Singapore, and Others.

Key Performance Indicators

We use the following key business metrics to evaluate our business and measure Flexi’s performance. The information is also an important input to business decision making and strategic planning.

●	Number of Locations. The number of our locations increased from 20 at December 31, 2021 to 45 at December 31, 2022, and decreased to 43 at June 30, 2023. As of the date hereof, we have 43 locations.

We recently closed two of our locations, including our sole location in Japan, that were at the end of their lease terms. While we are not currently looking at replacing our location in Japan, we expect to reassess opportunities in the future and do not expect that our recent exit will be permanent.

●	Total Number of Desks Sold. This refers to the total number of physical desks sold across all operating locations. We count one flexi or fixed / booth desk membership as one sold desk and each desk within a private office as one sold desk. We do not count virtual offices or memberships without a physical seat in this metric. Total number of desks sold increased from 2,679 at December 31, 2021 to 7,979 at December 31, 2022, and decreased to 7,628 at June 30, 2023.

●	Total Number of Desks. We use the total number of desks metric to derive occupancy statistics. Total number of desks increased from 3,559 at December 31, 2021 to 10,701 at December 31, 2022, primarily due to the acquisition of Common Ground in June 2022, and decreased to 10,639 at June 30, 2023.

●	Occupancy Rate. Occupancy is a key metric for tracking performance in each of our locations and across all membership categories, and is often used in comparison to locations benchmark breakeven occupancy rates. We calculate occupancy rate by dividing the total number of occupied desks (or total number of memberships sold) by the total number of desks or total capacity, multiplied by 100 to reach an occupancy percentage. Our occupancy rate decreased a small amount, from 75.3% at December 31, 2021 to 74.6% at December 31, 2022 and to 71.7% at June 30, 2023, due to a larger increase in our total number of desks relative to total memberships.

●	Desk Churn Rate. Desk churn rate is an important metric for how we track membership retention in each of our locations and across all membership categories. We calculate this by taking our total number of new desks sold in a calendar month and adding or subtracting the total number of departing members per calendar month and dividing this total by the total number of desks sold at the beginning of the month. Our average monthly churn rate across total number of desks sold during the year ended December 31, 2022 and for the six months ended June 30, 2023 was 3% and 8%, respectively, for all of the Hive and The Cluster locations and 5% and 6%, respectively, for all Common Ground locations. We did not accurately track this metric during 2021.

●	Revenue Per Occupied Desk. We calculate revenue per occupied desk by dividing total membership revenues (across all memberships) by the total number of occupied desks. We track yield per membership at group, country and location level and make continuous adjustments to improve yield. Monthly revenue per occupied desk decreased from $398.01 during the year ended December 31, 2021 to $267.79 during the year ended December 31, 2022, primarily due to the acquisition of Common Ground, as our Common Ground locations across Malaysia, Thailand and the Philippines tend to yield a lower revenue per occupied desk in comparison to legacy locations. Revenue per occupied desk marginally increased to $280.75 for the six months ended June 30, 2023, due primarily to higher other services revenue and event income in Hong Kong, the Philippines and Singapore.

Historical Impact of COVID-19

During the COVID-19 pandemic, governments in Flexi’s countries of operations imposed numerous restrictions, including travel bans and restrictions, quarantines, stay-at-home orders, social distancing requirements, and mandatory closure of “non-essential” businesses in an effort to curb the spread of COVID-19. As a result, Flexi’s business was significantly disrupted, and its operations were significantly reduced. While we do not believe that the COVID-19 pandemic impacted Flexi’s results of operations for the year ended December 31, 2022, Flexi’s results of operations for the years ended December 31, 2020 and December 31, 2021 were impacted by the COVID-19 pandemic and related government-enforced restrictions on movement and workplace accessibility in most of Flexi’s markets. For example, excluding new locations, membership-related revenues decreased from approximately $7,911,078 to $7,487,082, or 5.36%, and space rental income decreased from approximately $437,940 to $408,178, or 6.8%, during the year ended December 31, 2021 compared to the year ended December 31, 2020.

In addition, Flexi experienced higher membership churn rates during the years ended December 31, 2020 and December 31, 2021, which we believe are largely attributable to the government-imposed restrictions caused by the COVID-19 pandemic. For example, locations under the Common Ground brand experienced an average monthly churn rate of approximately 8.0% in 2020 and 7.0% in 2021, as compared to 5.0% during 2022. Locations under the Hive and The Cluster brands experienced an average monthly churn rate of approximately 3.0% in 2020 and 5.0% in 2021, as compared to 1.0% in 2022.

The cumulative impact of lower revenue and higher churn adversely impacted Flexi’s growth, which was largely stagnant for the years ended December 31, 2020 and December 31, 2021, as a result of the COVID-19 pandemic. However, with the easing of these restrictions in October 2021, Flexi has not experienced further operational disruptions related to the COVID-19 pandemic. For more information, please see “Risk Factors—Risks Related to Flexi’s Business and Industry—The COVID-19 pandemic has adversely impacted Flexi’s business and may continue to do so, thereby exposing it to risks associated with member bankruptcy, fluctuating revenue streams, and financial position.” A slower than anticipated return to the office in several of Flexi’s key markets following the lifting of such restrictions, including Hong Kong, Singapore and Australia, however, has negatively impacted Flexi’s ability to attract new members and, therefore, its occupancy rates in these markets. Further, increased competition from other operators since the lifting of such restrictions has led to Flexi offering higher discounts to acquire new members.

Business Combination and Public Company Costs

Upon the closing of the Business Combination, PubCo will become an SEC reporting company with securities listed on Nasdaq, which will require PubCo to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. PubCo expects to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees, and additional internal and external accounting, legal, and administrative resources, including increased audit and legal fees.

Reportable Segments

The following table illustrates the breakdown of our revenue by reportable segment for each of the six-month periods ended June 30, 2023 and 2022:

	For the Six Months Ended June 30,
	2023	2022
Australia	11.0%	20.7%
Hong Kong	22.2	35.9
Singapore	20.5	15.9
Malaysia	27.9	7.8
Philippines	8.6	1.8
Others	9.8	17.8
Total*	100.0%	99.9	%*

* Does not add up to 100% due to rounding.

The following table illustrates the breakdown of our revenue by reportable segment for each of the years ended December 31, 2022 and 2021:

	For the Year Ended December 31,
	2022	2021
Hong Kong	28.5%	44.7%
Australia	16.3	15.1
Japan	3.5	5.6
Singapore	14.7	19.2
Malaysia	21.0	—
Philippines	5.7	—
Others	10.3	15.4
Total	100%	100%

Key Components of the Results of Operations

Revenue from Operations — We derive revenue primarily from membership fees, which are the fees that members pay for access to our workspaces and the use of facilities such as workstations, internet connection, pantry amenities, business address, etc. While we offer related services, membership fee income constituted 88.0% and 88.7%, respectively, of operating revenues during the six-month periods ended June 30, 2023 and 2022 and 87.5% and 88.5%, respectively, of operating revenues during the years ended December 31, 2022 and 2021.

Cost of Sales — Cost of sales primarily consists of costs directly attributable to our operating revenues, that is, in delivering our product and service offerings to our members. This includes lease costs that are accounted for under depreciation of right of use assets. In that regard, in accordance with IFRS, we capitalize leases when we first obtain the right to control or use a leased asset by including an amount equal to the present value of all remaining lease payments as both a “lease liability” and a “right of use asset” on our balance sheet. Thereafter, the “right of use asset” is depreciated in equal monthly amounts over the term of the lease agreement via a decrease in the right of use asset amounts on the balance sheet and in a “depreciation of right of use asset” account that is part of cost of sales as reflected in our statements of profit and loss and other comprehensive income, in each case for a corresponding amount.

Other Income/Expense — Other income/expense consists primarily of income or expenses not directly related to our regular business operations, including bank interest income, gains and losses due to fluctuations in currency exchange rates, early termination of membership fees, government grants, gain or loss on disposal of property, plant, and equipment, deferred income recognized, and the discounting effect on security deposits.

Administration Expenses — Administration expenses consist of expenses that are not directly related to delivering our product and service offerings, such as employee-related expenses, depreciation of all property, plant and equipment, amortization of intangible assets, and other miscellaneous operating expenses.

Results of Operations for the Six Months Ended June 30, 2023 Compared to the Six Months Ended June 30, 2022

The following table sets forth Flexi’s consolidated statements of operations for the six months ended June 30, 2023 and 2022:

	For the Six Months Ended June 30,
	2023	2022	Change
Revenue	$11,425,670	$6,960,233	$4,465,437
Cost of sales	(4,500,292)	(3,060,842)	1,439,450
Gross profit	6,925,378	3,899,391	3,025,987
Other income/(expense)	395,615	(736,424)	1,132,039
Administration expenses	(7,557,411)	(5,208,025)	2,349,386
Finance cost	(679,302)	(517,050)	162,252
Share of (loss)/profit from equity accounted investments	(79,160)	22,150	(101,670)
Loss before tax expense	(994,880)	(2,539,598)	(1,544,718)
Income tax expense	(93,085)	(5,190)	87,895
Loss after tax	(1,087,965)	(2,544,788)	(1,456,823)
Profits attributable to non-controlling interest*	7,070	15,074	(8,004)
Loss attributable to owners of the parent	(1,095,035)	(2,559,862)	(1,464,827)
Other comprehensive income	(142,924)	994,391	(1,137,315)
Total comprehensive loss for the period	(1,230,889)	(1,550,398)	(319,509)

*	Profit attributable to non-controlling interest is profit pertaining to the minority shareholders from five subsidiaries in Philippines, where Flexi holds 90% of the equity interests in three out of five subsidiaries and 60% of the equity interests in the other two subsidiaries.

Revenue from Operations

The following table sets forth the various components of Flexi’s revenues from operations for each of the six months ended June 30, 2023 and 2022:

	For the Six Months Ended June 30,
	2023	2022	Change
Membership fee income	$10,049,997	$6,170,742	$3,879,255
Rental income	123,472	122,399	1,073
Event services income	418,556	211,131	207,425
Other services	833,645	455,961	377,684
Total	11,425,670	6,960,233	4,465,437

Revenue from operations increased $4.5 million, or 64.2%, for the six months ended June 30, 2023 compared to the six months ended June 30, 2022, primarily due to a $3.9 million, or 62.9%, increase in membership fee income. Increases in income from other services and event services income during the six months ended June 30, 2023 compared to the six months ended June 30, 2022, also contributed to the increase, though to a much lesser extent.

The increase in membership fee income was primarily due to the inclusion of the operations of Common Ground (which Flexi acquired on June 1, 2022) in Flexi’s results for the entire six-month period ended June 30, 2023, compared to just one month during the six months ended June 30, 2022, which accounted for $3.2 million of the $3.9 million increase. In addition, we commenced operations at two new locations in Singapore in November 2022, which generated membership fee income of approximately $1.0 million during the six months ended June 30, 2023. These increases were partially offset by a decrease of approximately $224,000 in membership fees resulting from the closure of a location in Japan in February 2023 upon the expiration of the lease for that location.

Income from other services consists of income derived from ancillary services we offer to members at our locations, primarily meeting room services, renovation services, parking services, café income, pantry item income (food and drinks available for purchase in the pantry section of certain locations), fees for telephone answering service (receptionist to answer the business phone during normal business hours), and printing income. Income from other services increased by $377,684, or 82.8%, during the six months ended June 30, 2023 compared to the six months ended June 30, 2022, primarily as a result of increases of $260,524 attributable to Flexi’s acquisition of Common Ground, $45,089 attributable to the two new locations in Singapore, and $46,423 from legacy operations. The increase from legacy operations was primarily a result of the inclusion of a new location in Hong Kong, which commenced operations in April 2022, and its income from other services being reflected for the entire six months ended June 30, 2023 compared to only two months during the comparable 2022 period.

Event services income increased by $207,425, or 98.2%, during the six months ended June 30, 2023 compared to the six months ended June 30, 2022, with such increase consisting primarily of increases of $95,096 as a result of the inclusion of Common Ground’s operations for the entire six months of the 2023 period compared to just one month during the 2022 period, $54,932 from the two new locations in Singapore, and $57,397 from Flexi’s legacy operations, primarily in Singapore and Hong Kong, due to a continued increase in the number of events booked at our locations in these markets, which was due to the continued easing of COVID-19 government restrictions on large gatherings, which were fully lifted in June 2022 in Singapore, and continued to December 2022 in Hong Kong. For this reason, Flexi expects its events services income from legacy operations to continue to increase across the remainder of 2023 and stabilize in 2024.

We expect continuing increases in revenues from operations during the remainder of the year ending December 31, 2023, as Common Ground’s revenues become fully reflected in Flexi’s operating results. We also expect revenues to increase as occupancies across our locations improve as employers and workers adjust to the trends of hybrid and flexible work and as pandemic work and travel restrictions continue easing in our countries of operation. It is possible, however, that an increase in unemployment in our markets, including as a result of an economic downturn, could result in employers being more comfortable requiring employees to mandate a “return to office” that could temper our expectations in this regard for certain membership types such as flexible hot desks. Further, any surges in COVID-19, including as a result of new variants, or similar disease outbreaks, that would require social distancing and similar measures, would likely result in slower growth or a decrease in revenues. We cannot, however, predict the likeliness of such a surge or outbreak or the actual impact on our revenues from operations that any such event would actually have.

Cost of Sales

The following table sets forth the various components of Flexi’s cost of sales for each of the six-month periods ended June 30, 2023 and 2022:

	For the Six Months Ended June 30,
	2023	2022	Change
Supplies expenses	$71,891	$69,442	$2,449
Event expenses	90,268	52,560	37,708
Depreciation of right of use assets	4,062,779	2,882,163	1,180,616
Miscellaneous expenses	275,354	56,677	218,677
Total	4,500,292	3,060,842	1,439,450

Cost of sales increased $1.4 million, or 47.0%, during the six months ended June 30, 2023 compared to the six months ended June 30, 2022, primarily as a result of a $1.2 million, or 41.0%, increase in depreciation of right of use assets period-over-period. The increase in the depreciation of right of use assets was attributable to Flexi’s acquisition of Common Ground, as the assets acquired from Common Ground reflect a $671,011 depreciation of right of use assets, and our two new locations in Singapore, which accounted for $799,418 of the increase. These increases were partially offset by a $289,813 decrease in depreciation of right of use assets attributable to our legacy operations, which was primarily a result of the closures of one location in Hong Kong in December 2022 and one location in Japan in February 2023.

Miscellaneous expenses, which consists of commissions, complimentary items, and cost of sales associated with ancillary products or services provided to the members and then billed back to them, such as parking fees, office renovation costs, extra internet, and phone line services, increased from $56,677 during the six months ended June 30, 2022 to $275,354 during the six months ended June 30, 2023, primarily as a result of the inclusion of Common Ground’s $188,026 in miscellaneous expenses for the entire six months of 2023 compared to just $20,976 for the period from June 1 through June 30, 2022. Common Ground’s miscellaneous expenses for the six months ended June 30, 2023 consisted primarily of $73,496 in commissions paid to sales staff and third party real estate brokers, which Common Ground tends to use more regularly, and $114,530 for cost of sales associated with ancillary services. Increases in miscellaneous expenses of $26,736 attributable to our two new Singapore locations opened in November 2022 and $24,891 attributable to legacy operations, in each case due to higher consumption of pantry supplies and commissions paid, also contributed to the increase.

In addition, event expenses, which consist of catering, staffing, and other expenses related to event space bookings, increased $37,708, or 71.7%, during the six months ended June 30, 2023, compared to the six months ended June 30, 2022, with $28,374, or 75.2%, of the increase attributable to the acquisition of Common Ground and the remainder to legacy operations, consistent with the increase in the number of events held at our locations as discussed above under “—Revenue from Operations.”

Other Income/(Expense)

	For the Six Months Ended June 30,
	2023	2022	Change
Bank interest income	$7,139	$2,021	$5,118
Exchange gain/(loss)	133,858	(872,169)	1,006,027
Government grants received	4,825	53,071	(48,246)
(Loss)/gain on disposal of property, plant and equipment	(128,307)	454	(128,761)
Deferred income recognized	308,932	42,825	266,107
Discounting effect on security deposits	50,671	22,669	28,002
Others	18,497	14,705	3,792
Total	395,615	(736,424)	1,132,039

Other income was $395,615 during the six months ended June 30, 2023, compared to other expense of $736,424 during the six months ended June 30, 2022, primarily as a result of a gain of $133,858 due to fluctuations in currency exchange rates during the six months ended June 30, 2023 compared to an $872,169 loss during the same period of 2022. A $266,107 increase in deferred income recognized also contributed to the increase. These increases were partially offset by a loss on disposal of property, plant and equipment of $128,307 during the six months ended June 30, 2023, which is associated with the closure of a Japan location in February 2023, compared to a gain of $454 during the same period of 2022.

Flexi recorded an exchange gain during the six months ended June 30, 2023 primarily due to the strengthening of the Philippine Peso against the Malaysian Ringgit attributable to intercompany balances, while the exchange loss during the six months ended June 30, 2022 was due to unfavorable exchange rates attributable to intercompany loans and advances denominated in the respective countries’ local currencies, namely the Thai Baht, Japanese Yen, Singapore Dollar, and Australian Dollar.

The deferred income recognized was entirely attributable to the acquisition of Common Ground, which is comprised of fit-out and working capital contributions made by landlord partners for hybrid agreement locations, the entirety of which is recognized as liabilities on the balance sheet and amortized as deferred income over the contractual lease term of each hybrid agreement location.

Administration Expenses

The following table sets forth the various components of Flexi’s administration expenses for each of the six months ended June 30, 2023 and 2022:

	For the Six Months Ended June 30,
	2023	2022	Change
Building management fees	$882,881	$525,164	$357,717
Depreciation and amortization	1,087,151	863,491	223,660
Legal and professional fees	17,343	125,278	(107,935)
Employee related expenses	2,171,877	2,208,415	(36,538)
Variable rent	986,778	202,004	784,774
Marketing and brand building	294,967	181,324	113,643
Miscellaneous expenses	2,116,414	1,102,349	1,014,065
Total	7,557,411	5,208,025	2,349,386

Administration expenses increased $2.3 million, or 45.1%, during the six months ended June 30, 2023 compared to the six months ended June 30, 2022, primarily as a result of increases in miscellaneous expenses and variable rent. Increases in building management fees, depreciation and amortization, and marketing and brand building also contributed to the increase. These increases were slightly offset by a decrease in legal and professional fees.

Miscellaneous expenses, which consist primarily of utilities, advertising, repair and maintenance expenses, office general expenses, business licenses, postage, stationery, cleaning, and similar items, increased $1.0 million, or 92.0%, during the six months ended June 30, 2023 compared to the six months ended June 30, 2022, primarily as a result of the inclusion of $695,241 of such expenses attributable to Common Ground’s operations during the six months ended June 30, 2023, compared to the inclusion of just $261,147 of such expenses attributable to Common Ground’s operations solely for the month of June 2022, following our acquisition of Common Ground, during the six months ended June 30, 2022. The remainder of the increase in miscellaneous expenses was primarily the result of: $218,511 attributable to the reinstatement of Flexi’s Japan location back to its original condition following the location’s closure; $98,163 attributable to the two new locations in Singapore; and $206,649 attributable to the Transactions, including $95,291 for the audit of Flexi’s financial statements as of and for the years ended December 31, 2022 and 2021, $68,421 accrued to date with respect to the audit of Flexi’s financial statements that will be conducted for the year ending December 31, 2023, $22,710 for the preparation of Flexi’s financial statements as of and for the six months ended June 30, 2023 (including preparation of the pro forma financial information included in this prospectus), and $20,227 for a valuation to support Flexi’s impairment assessment on goodwill for the year ended December 31, 2022, in connection with the audit of Flexi’s financial statements.

The $784,774, or 388.5%, increase in variable rent for the six months ended June 30, 2023 compared to the six months ended June 30, 2022 was due to the inclusion of profit-share arrangements in both hybrid agreement and management agreement locations, whereby Flexi pays a portion of its profit to its landlord partners in lieu of a fixed monthly rent payment that would be payable under a traditional lease. The acquisition of Common Ground increased variable rent by $461,305 during the six months ended June 30, 2023, compared to the comparable period of 2022, and the remaining $323,469 of the variable rent increase was attributable to the inclusion of variable rent payments attributable to the operations of our new Hong Kong location, which commenced in April 2022, under a management agreement and the payment of such variable rent during the entire six-month period ended June 30, 2022 compared to less than half of the comparable 2022 period. We expect variable rent expenses to substantially increase during the remainder of the year ending December 31, 2023, as Common Ground’s operating results are fully reflected in Flexi’s financial statements going forward, due to the high proportion of Common Ground locations operating under hybrid agreements that require variable rent payments to landlord partners.

The $357,717, or 68.1%, increase in building management fees was primarily the result of $248,026 of building management fees attributable to the operations of Common Ground for the six-month period ended June 30, 2023, compared to $42,440 from the operations of Common Ground included during the comparable 2022 period, and the new two locations opened in November 2022 in Singapore and the one new location opened in Hong Kong in April 2022, which accounted for $75,046 and $52,071, respectively, of the period-over-period increase.

Depreciation and amortization increased over the same period by $223,660, or 25.9%, primarily due to increases of $417,353 in depreciation of property, plants and equipment attributable to Common Ground locations, partially offset by the absence of a $116,868 depreciation expense on leasehold improvements for the two new locations in Singapore, which have been fully depreciated, and a decrease in depreciation by $64,353 in Japan due to the location’s closure in February 2023.

Marketing and brand building, which consists of expenses incurred to advertise all three brands owned by Flexi via social media platforms, including (but not limited to) Facebook and Instagram, increased $113,643, or 64.3%, during the six months ended June 30, 2023 compared to the same period of 2022. This increase was primarily a result of $67,126 incurred from the operations of Common Ground for the six-month period ended June 30, 2023, compared to the inclusion of just $6,300 for the one month of June 2022 during the prior-year period, and $46,367 for public relations activities to support Flexi’s promotion in the media.

Legal and professional fees decreased $107,935, or 86.2%, during the six months ended June 30, 2023 compared to the six months ended June 30, 2022, primarily due to legal expenses associated with the acquisition of Common Ground on June 1, 2022, for which there was no corresponding expenses during the 2023 period.

Income Tax Expense

Income tax expense of $93,085 during the six months ended June 30, 2023, compared to $5,190 during the six months ended June 30, 2022, was primarily a result of profits at a number of subsidiaries of Common Ground during the period, which triggered income tax expenses of $78,791. The remaining income tax expense of $14,294 was attributable to The Cluster. With a high proportion of Common Ground locations realizing a profit, we expect income tax expense to continue to increase for the remainder of the year ending December 31, 2023.

Results of Operations for the Year Ended December 31, 2022 Compared to the Year Ended December 31, 2021

The following table sets forth Flexi’s consolidated statements of operations for the years ended December 31, 2022 and 2021:

	For the Year Ended December 31
	2022	2021	Change
Revenue	$18,105,055	$11,937,078	$6,167,977
Cost of sales	(7,725,291)	(6,659,175)	1,066,116
Gross profit	10,379,764	5,277,903	5,101,861
Other income/(expenses)	139,223	(743,857)	883,080
Administration expenses	(13,033,558)	(7,658,862)	5,374,696
Net impairment losses of financial assets	(47,620)	—	47,620
Finance cost	(1,177,589)	(996,728)	180,861
Share of loss from equity accounted investments	(140,142)	—	(140,142)
Loss before income tax expense	(3,879,922)	(4,121,544)	(241,622)
Income tax (expense)/benefit	(182,145)	828,632	(1,010,777)
Loss after tax	(4,062,067)	(3,292,912)	769,155
Loss attributable to non-controlling interest*	(36,864)	—	36,864
Loss attributable to owners of the parent	(4,025,203)	(3,292,912)	732,291
Other comprehensive income	522,180	651,316	(129,136)
Total comprehensive loss for the year	(3,539,887)	(2,641,596)	898,291

*	Loss attributable to non-controlling interest is loss pertaining to the minority shareholders from five subsidiaries in Philippines, where Flexi holds 90% of the equity interests in three out of five subsidiaries and 60% of the equity interests in another two Philippines subsidiaries.

Revenue from Operations

The following table sets forth the various components of Flexi’s revenues from operations for each of the years ended December 31, 2022 and 2021:

		For the Year Ended December 31
	2022	2021	Change
Membership fee income	$15,846,091	$10,570,185	$5,275,906
Rental income	586,642	656,267	(69,625)
Event services income	385,797	109,398	276,399
Other services	1,286,525	601,228	685,297
Total	18,105,055	11,937,078	6,167,977

Revenue from operations increased $6.2 million, or 51.7%, for the year ended December 31, 2022 compared to the year ended December 31, 2021, primarily due to a $5.3 million, or 49.9%, increase in membership fee income. Increases in income from other services and event services income during the year ended December 31, 2022 compared to the year ended December 31, 2021, also contributed to the increase, though to a much lesser extent.

The increase in membership fee income was primarily the result of the acquisition of Common Ground on June 1, 2022, and the inclusion of its approximately $4.1 million of membership fee revenues for the period beginning on the date of its acquisition on June 1 through December 31, 2022. In addition, membership fee revenue from Flexi’s legacy operations (that is, backing out the impact of the Common Ground acquisition) increased approximately $1.2 million, or 10.4%, during the year ended December 31, 2022, compared to the prior year, primarily as a result of the inclusion of the operations of White Moon Holdings, which we acquired in April 2021, and the reflection of its operations in our results for the entire year ended December 31, 2022 compared to just nine months during the year ended December 31, 2021, which accounted for $744,344 of the increase. In addition, two new locations in Singapore commenced operations in November 2022 and generated membership fee revenues of approximately $320,000 during fiscal 2022.

Income from other services increased by $685,297, or 114.0%, during the year ended December 31, 2022 compared to the year ended December 31, 2021, including increases of $607,214 as a result of our acquisition of Common Ground and $78,083 from our legacy operations. The increase from legacy operations is due to an increase in meeting room utilization at The Cluster location for the entire 12 months of 2022 compared to only nine months for the year ended December 31, 2021.

Event services income increased $276,399, or 252.7%, during the year ended December 31, 2022 compared to the year ended December 31, 2021, including increases of approximately $110,081 from our legacy operations and $166,318 as a result of our acquisition of Common Ground. The increase from our legacy operations was primarily due to catering income at our The Cluster location increasing by approximately $86,839 during the year ended December 31, 2022 compared to the prior year primarily as a result of the inclusion of White Moon Holdings’ operations for the entire year as opposed to just nine months of 2021.

Cost of Sales

The following table sets forth the various components of Flexi’s cost of sales for each of the years ended December 31, 2022 and 2021:

	For the Year Ended December 31
	2022	2021	Change
Supplies expenses	$169,862	$154,851	$15,011
Event expenses	211,050	57,145	153,905
Depreciation of right of use assets	7,002,888	6,382,209	620,679
Miscellaneous expenses	341,491	64,970	276,521
Total	7,725,291	6,659,175	1,066,116

Cost of sales increased $1.1 million, or 16.0%, during the year ended December 31, 2022 compared to the year ended December 31, 2021, primarily as a result of a $620,679, or 9.7%, increase in depreciation of right of use assets expense and, to a lesser extent, a $276,521 increase in miscellaneous expenses, during the year ended December 31, 2022 compared to 2021. The increase in the depreciation of right of use assets year-over-year was attributable to our acquisition of Common Ground, as the assets acquired from Common Ground reflect an approximately $1.0 million depreciation of right of use assets, partially offset by a $386,269 decrease in depreciation of right to use assets attributable to our legacy operations. The decrease from legacy operations was primarily due to a decrease of $355,120 at White Moon Holdings as there was an additional depreciation expense in 2021 due to the adjustment of financial years from May to June to January to December, for which there was no similar adjustment in 2022.

Miscellaneous expenses increased from $64,970 during the year ended December 31, 2021 to $341,491 during the year ended December 31, 2022, primarily as a result of the Common Ground acquisition and the inclusion of Common Ground’s $287,714 in miscellaneous expenses for the final seven months of 2022. Common Ground’s miscellaneous expenses for the period from June 1 through December 31, 2022 consisted primarily of $100,652 in commissions paid to staff and third party real estate brokers, which Common Ground tends to use more regularly, and $187,062 for cost of sales associated with ancillary services.

In addition, event expenses increased $153,905, or 269.3%, during the year ended December 31, 2022, compared to the year ended December 31, 2021, with approximately 59.8% of the increase attributable to our legacy operations and the remainder to our acquisition of Common Ground and the inclusion of its expenses for the last seven months of 2022. The increase in event expenses for our legacy operations was the result of the additional catering provided during 2022 compared to 2021 that resulted in the increase in event income during 2022 compared to 2021, as discussed above, as well as general price increases primarily relating to inflation during the year ended December 31, 2022.

Other Income/Expenses

Other income was $139,223 during the year ended December 31, 2022, compared to other expense of $743,857 during the year ended December 31, 2021, primarily as a result of income of $422,710 for deferred income recognized in 2022, for which there was no corresponding income or expense in 2021, $134,511 in government grants received during 2022 compared to $29,739 during 2021, and a $326,457, or 32.6%, decrease in exchange losses due to fluctuations in currency exchange rates. The deferred income recognized during 2022 is entirely attributable to our acquisition of Common Ground in June 2022 and is comprised of fit-out and working capital contributions made by our landlord partners for hybrid agreement locations, the entirety of which we recognize as liabilities on our balance sheet and recognize as income over the contractual lease term. Government grants increased in 2022 due to a Hong Kong government employment support program that provided wage subsidies to companies for a period of three months from May to July, 2022 under the Anti-epidemic Fund. Flexi recorded lower unrealized exchange loss during 2022 due to favorable exchange rates as compared to exchange rates during 2021, attributable to intercompany loans and advances denominated in the respective countries’ local currencies, namely Thai Baht, Japanese Yen, Singapore Dollar, and Australian Dollar.

Administration Expenses

The following table sets forth the various components of Flexi’s administration expenses for each of the years ended December 31, 2022 and 2021:

	For the Year Ended December 31
	2022	2021	Change
Building management fees	$857,420	$445,513	$411,907
Depreciation and amortization (other than cost of sales)	2,160,244	1,261,055	899,189
Legal and professional fees	302,368	466,579	(164,211)
Employee related expenses	4,422,773	3,195,077	1,227,696
Variable rent	977,609	—	977,609
Marketing and brand building	444,091	297,760	146,331
Miscellaneous expenses	3,869,053	1,992,878	1,876,175
Total	13,033,558	7,658,862	5,374,696

Administration expenses increased $5.4 million, or 70.2%, during the year ended December 31, 2022 compared to the year ended December 31, 2021, primarily as a result of increases in miscellaneous expenses, employee-related expenses, and depreciation and amortization, as well as $977,609 in variable rent during the year ended December 31, 2022.

Miscellaneous expenses increased $1.9 million, or 94.1%, during the year ended December 31, 2022 compared to the year ended December 31, 2021, primarily as a result of $557,318 of expenses incurred in connection with the Business Combination, including $234,148 for audits, $200,660 for financial statement preparation, and $122,510 for advisory and legal services, and $1.2 million of miscellaneous expenses from Common Ground being included in our operating results for the final seven months of 2022. Employee-related expenses increased $1.2 million, or 38.4%, during 2022 compared to 2021 primarily as a result of $947,559 of Common Ground’s employee costs being included in our operating results for the last seven months of 2022 and our issuance of shares with a value of $249,912 to our directors in June 2022 as remuneration for their service as directors to date in 2022. Depreciation and amortization (other than cost of sales) increased $899,189, or 71.3%, year-over-year primarily due to $1.0 million of depreciation of property, plants and equipment in Common Ground locations, which was partially offset by a decrease of $130,862 in depreciation on leasehold improvements expense in legacy operations, due to one location being fully depreciated in the year ended December 31, 2021.

We incurred variable rent of $977,609 during the year ended December 31, 2022, compared to no such expense during the year ended December 31, 2021. $388,018 of this expense is attributable to profit-sharing payments that we made to landlords pursuant to the terms of two management agreements that we entered into in 2021 and 2022 with respect to new Hive locations in Hong Kong, and $589,591 of this expense was a result of the Common Ground acquisition, specifically, variable rent payments on multiple locations we acquired in such acquisition.

Income Tax Benefit/Expense

We had income tax expense of $182,145 during the year ended December 31, 2022, $138,833 of which was tax payable by White Moon Holdings due to its profitability in 2022, compared to a tax benefit in 2021 due to the recognition of deferred tax derived from right-of-use, lease liabilities and tax losses carried forward. In addition, we incurred a $86,522 tax expense as a result of the Common Ground acquisition, specifically, some of Common Ground’s subsidiaries realizing a profit that triggered taxes.

Liquidity and Capital Resources

As of June 30, 2023 and December 31, 2022, Flexi had cash and cash equivalents of $3.3 million.

PubCo anticipates that the net proceeds from this offering will be approximately $[________], or approximately $[_________] if the underwriters exercise their over-allotment option in full, after deducting the underwriting discounts, commissions, and estimated offering expenses payable by PubCo. PubCo intends to use the net proceeds from this offering primarily to pay transaction expenses incurred in connection with the Business Combination and for working capital and other general corporate purposes. See “Use of Proceeds.”

Contractual Obligations

The following table sets forth certain contractual obligations as of June 30, 2023 and the timing and effect that such obligations are expected to have on our liquidity and capital requirements in future periods:

(Amounts in thousand)	Total	2023	2024	2025	2026	2027	2028 and onwards
Lease liabilities (1)	24,437	3,779	5,206	4,323	3,400	2,624	5,105
Provision for restoration cost (2)	1,849	295	162	418	373	50	551
Fit-out cost payable (3)	560	97	187	49	54	58	115
Borrowing (4)	725	477	248	0	0	0	0
Non-cancellable commitment (5)	57	7	14	15	15	6	0

Total	27,628	4,655	5,817	4,805	3,842	2,738	5,771

(1) See Note 18 to Flexi’s unaudited condensed consolidated financial statements as of and for the six months ended June 30, 2023 and June 30, 2022, included elsewhere in this prospectus. Flexi and/or its subsidiaries entered into lease agreements with landlords in the ordinary course of its business and recorded the lease liability at the present value of the lease payments at the inception of the lease.

(2) Certain lease agreements contain obligations to dismantle and remove the underlying assets and restore the rented premises at the end of lease terms. Flexi recorded provision for restoration cost at the inception of the lease at its estimated costs. See Note 20 to Flexi’s unaudited condensed consolidated financial statements as of and for the six months ended June 30, 2023 and June 30, 2022, included elsewhere in this prospectus.

(3) This is contracting for fit-out services of our two locations and is payable in monthly installments. These obligations are recorded as Trade and Other Payables on Flexi’s consolidated balance sheet as of June 30, 2023.

(4) This represents the principal balance outstanding as of December 31, 2022, as disclosed in Note 19 to Flexi’s unaudited condensed consolidated financial statements as of and for the six months ended June 30, 2023 and June 30, 2022, included elsewhere in this prospectus.

(5) This represents the future undiscounted fixed minimum service fee for a non-cancelable service agreement entered by our location in Thailand. See Note 33 to Flexi’s unaudited condensed consolidated financial statements as of and for the six months ended June 30, 2023 and June 30, 2022, included elsewhere in this prospectus, for additional details.

The Business Combination Agreement provides that Flexi may negotiate a bridge loan, in an amount not exceeding $2.0 million, the terms of which must be mutually agreed upon by Flexi and TGVC. Flexi, through its Malaysian subsidiary Common Ground Works Sdn. Bhd., obtained a bridge loan from Juhn Teo, a current Flexi director and shareholder, in the amount of approximately $500,000. The loan agreement, dated May 9, 2023, as amended pursuant to an addendum dated September 5, 2023, provides that the loan is due and payable on January 1, 2024. The interest rate for the loan is 18% per annum through June 30, 2023 and 22% per annum from July 1, 2023 until the date that all amounts under the bridge loan are repaid. Flexi and PubCo have guaranteed the bridge loan.

We believe that Flexi’s existing cash and cash equivalents balance, together with any cash generated from operations, the proceeds of this offering and the proceeds of the bridge loan, will be sufficient to meet Flexi’s liquidity needs for at least the next 12 months.

Flexi’s future capital requirements will, however, depend on many factors including our revenue and profitability, growth rate, the rate of expansion into new properties, the capital contribution requirements for each individual property, the cost and timing of strategic acquisitions, and the timing and extent of spending to support further sales and marketing and development efforts. In order to finance these opportunities, we may need to raise additional financing. If such financing is needed, we intend to raise such capital through issuances of additional equity and debt. If additional financing is required from outside sources, we may not be able to raise it on terms acceptable to us or at all. If we are unable to raise additional capital when desired, our business, results of operations, and financial condition could be materially and adversely affected.

Historically we have funded our liquidity needs through the issuance of equity and convertible notes, cash from operating activities, and debt financing. We may decide to enhance our liquidity position or increase our cash reserves for future investments, acquisitions, or operations through additional financing activities, which may include further equity or debt financing. The issuance and sale of additional equity would result in further dilution to our shareholders. The incurrence of additional indebtedness would result in increased fixed obligations and could result in operating covenants that may restrict our future operations. There is no assurance that, should such financing be required, that it would be available on acceptable terms or at all.

Cash Flows

The following tables summarize Flexi’s cash flows for the periods indicated:

	For the Six Months Ended June 30,
	2023	2022
Net cash from operating activities	$4,858,356	$4,147,327
Net cash used in investing activities	(113,445)	(663,897)
Net cash used in financing activities	(4,646,651)	(4,266,216)

	For the Year Ended December 31,
	2022	2021
Net cash from operating activities	$6,970,784	$3,604,384
Net cash used in investing activities	(590,190)	(2,421,525)
Net cash used in financing activities	(8,380,651)	(2,915,686)

Cash Flows from Operating Activities

Net cash from operating activities for the six months ended June 30, 2023 was $4.9 million, primarily related to noncash adjustments for depreciation expenses, offset by the loss for the period.

Changes in working capital were $2,816 during the six months ended June 30, 2023, as a result of a decrease of $555,532 in accruals and other account payables, mainly due to deferred income of $308,932 recognized in the statement of profit and loss and $240,025 being paid during the six months ended June 30, 2023 for expenses that were already recorded in prior financial year which related to the Transactions, partially offset by a $559,650 increase in long term deposits attributable to the landlord’s return of a security deposit upon expiration of the lease for our former location in Japan.

Net cash from operating activities for the six months ended June 30, 2022 was $4.1 million, primarily related to noncash adjustments for depreciation expenses and changes in our working capital accounts, offset by the loss for the period. The net cash generated in changes in our net operating assets and liabilities of $1.9 million was the result of increases of $1.4 million in accruals and other account payables and $857,218 in long term deposits, partially offset by a $381,501 decrease in account receivables.

Net cash from operating activities for the year ended December 31, 2022 was $7.0 million, primarily related to noncash adjustments for depreciation and amortization expenses and the provision for stock-based compensation expense, offset by the loss for the year and changes in our accruals and other payables.

Net cash from operating activities for the year ended December 31, 2021 was $3.6 million, primarily related to noncash adjustments for depreciation expense offset by our net loss for the year and a $995,061 decrease in accounts payable.

Cash Used in Investing Activities

Net cash used in investing activities was $113,445 and $663,897, respectively, for the six months ended June 30, 2023 and 2022. Net cash used in investing activities in each such period related primarily to purchases of office equipment, furniture, and fittings for our legacy operations.

Net cash used in investing activities was $590,190 and $2.4 million, respectively, for the years ended December 31, 2022 and 2021. Net cash used in investing activities related primarily to fit-out costs in connection with two enterprise agreements that we entered into during 2022 as well as purchases of office equipment, furniture, and fittings for new locations for the year ended December 31, 2022, and the acquisition of White Moon Holdings (investment in subsidiary) for the year ended December 31, 2021.

Cash Used in Financing Activities

Net cash used in financing activities for the six months ended June 30, 2023 was $4.6 million, consisting primarily of $4.6 million of repayment of principal and interest on lease liabilities, $1.1 million of repayment of two loans from Batur Ltd (“Batur”), and $466,285 of repayment of principal and interest on a loan from Lyte Finance under a facility that one of our subsidiaries drew on to fund the acquisition of White Moon Holdings in March 2021, partially offset by proceeds of $1.1 million from a Hong Kong government backed loan issued by The Hong Kong and Shanghai Banking Corporate Limited to Hong Kong Hive Ltd in January 2023 and $444,798 from the Bridge Loan provided by Flexi director Juhn Teo.

Net cash used in financing activities for the six months ended June 30, 2022 was $4.3 million, consisting primarily of repayment of principal and interest of lease liabilities and repayment of principal of loans amounting to $4.0 million and $405,394, respectively.

Net cash used in financing activities for the year ended December 31, 2022 was $8.4 million, consisting primarily of repayment of principal and interest of lease liabilities and repayment of principal of long-term borrowings amounting to $7.6 million and $824,010, respectively. Net cash used in financing activities during the year ended December 31, 2021 was $2.9 million, consisting primarily of repayment of principal and interest of lease liabilities of $4.8 million, partially offset by the $2.0 million of net proceeds from borrowings used to fund the White Moon Holdings acquisition.

BOARD OF DIRECTORS AND EXECUTIVE MANAGEMENT

Currently, the directors of PubCo are Christopher Ian Edwards, Constant Tedder, Erman Akinci, Juhn Teo, and Alexis Grolin. Upon the closing of the Business Combination, the PubCo Board will consist of no less than five individuals, two of whom may be designated by the Sponsor, and that complies with all diversity requirements under applicable law. We expect that the Sponsor will decline to designate any initial members of the PubCo Board and, as a result, that the PubCo Board will consist of Christopher Ian Edwards, Constant Tedder, Erman Akinci, Juhn Teo, and Alexis Grolin.

Each of our directors has been appointed to the board of directors of Flexi pursuant to the Amended and Restated Shareholders Agreement Related to Hive Worldwide dated June 1, 2022, by and among Common Ground Works, Hive Worldwide, and the Flexi shareholders, which provides the parties thereto with rights to appoint persons to Hive Worldwide’s, now Flexi’s, board of directors. Under the terms of the Shareholders Agreement, HUIS S.A.S. has the right to appoint one director, Common Ground has the right to appoint two directors, and Mr. Tedder and the other shareholders party thereto collectively have the right to appoint two directors. Mr. Grolin serves as HUIS S.A.S.’s designee, Messrs. Tedder and Edwards serve as Mr. Tedder’s and the other shareholders’ designees, and Messrs. Akinci and Teo serve as Common Ground’s designees on the Flexi board of directors.

The names, ages, business address, and current positions of Flexi’s current directors and executive officers are listed in the table below. We expect that these directors (as noted above) and executive officers will continue as directors and executive officers of PubCo following the Business Combination.

Name	Age	Business Address	Title
Mr. Constant Tedder	53	Level 21 23 Luard Road Wanchai Hong Kong	Chairman
Mr. Erman Akinci	41	Wisma Uoa Damansara II, Penthouse 16-1 Level 16, No 6, Changkat Semantan, Bukit Damansara, 50490 Kuala Lumpur	Director
Mr. Juhn Teo	45	Wisma Uoa Damansara II, Penthouse 16-1 Level 16, No 6, Changkat Semantan, Bukit Damansara, 50490 Kuala Lumpur	Director
Mr. Alexis Grolin	43	NHOOD 42 rue de Paradis 75010 Paris France	Director
Mr. Christopher Ian Edwards	35	Wisma Uoa Damansara II, Penthouse 16-1 Level 16, No 6, Changkat Semantan, Bukit Damansara, 50490 Kuala Lumpur	Chief Executive Officer, Director
Mr. Yee Fei “Jaylvin” Chan	35	Wisma Uoa Damansara II, Penthouse 16-1 Level 16, No 6, Changkat Semantan, Bukit Damansara, 50490 Kuala Lumpur	Chief Financial Officer

Mr. Constant Tedder. Constant Tedder has served as Chairman of Flexi since June 2022 and was the Founder of and served as Chief Executive Officer of Hive Worldwide from 2012 until June 2022. Mr. Tedder is Co-Founder and Co-Chief Executive Officer of FlyFarm, an agritech company located in Hong Kong. He was the first investor, co-founder, and from February 2001 through September 2008 served as Chief Executive Officer of Jagex Ltd, a major developer/publisher of the massively multiplayer online role-playing game (MMORPG) RuneScape, which was sold in 2016 for $325 million. A serial entrepreneur, he also founded renewable energy company Dawn Energy and Earth.Org, a not-for-profit data journalism platform.

Mr. Erman Akinci. Erman Akinci has served as a director of Flexi since June 2022 and was the Co-Founder and served as Co-Chief Executive Officer of Common Ground from 2017 until its acquisition by Hive Worldwide in June 2022. Prior to joining Common Ground, Mr. Akinci served as Director of Business Development for investment firm Catcha Group from December 2009 to November 2016. He currently serves as Managing Partner and Co-Founder at Emissary Capital, a boutique investment firm focusing on Southeast Asia, a position he has held since August 2020. Mr. Akinci earned his Bachelor of Applied Science (BASc) from Penn State University and an Executive MBA from Kellogg-HKUST.

Mr. Juhn Teo. Juhn Teo has served as a director of Flexi since June 2022 and was the Co-Founder and served as Co-Chief Executive Officer of Common Ground from 2017 until its acquisition by Hive Worldwide in June 2022. Prior to his role at Common Ground, Mr. Teo served as Chief Executive Officer of Tower REIT, a Malaysian-based real estate investment trust, and Head of Investment at Guocoland (Malaysia) Berhad, both Kuala Lumpur Stock Exchange listed entities focusing on property development, property investment, property management, and hotel operations, from March 2014 to June 2016. Prior to that, he was Chief Investment Officer at Assetwise Capital Management from March 2011 to March 2014 and Chief Executive Officer and Co-Founder of real estate company Centro Properties Group from November 2005 to January 2011. He currently serves as Managing Partner and Co-Founder at Emissary Capital, a position he has held since August 2020.

Mr. Alexis Grolin. Alexis Grolin has served as a director of Flexi since June 2022 and has served as a director at Hive Worldwide since 2017. He currently serves as Leader of Asset Management at NHOOD, a mixed-use real estate operator in France, a position he has held since May 2020. Prior to that he had been Finance Director Haut De Bilan at NHOOD beginning in September 2019. He was formerly Managing Director of Creadev China and Head of Project Finance at Bouygeus Construction. Mr. Grolin received a Bachelor of Commerce from Telfer Management School, Ottawa University and attended NEOMA Business School.

Mr. Christopher Edwards. Chris Edwards has served as Chief Executive Officer at Flexi since June 2022 and was the Chief Operating Officer at Hive Worldwide from April 2020 to June 2022. Prior to joining Hive Worldwide, he led growth and operations as General Manager, Hong Kong and Vietnam at the Next Story Group, a leading Asian and Australian hospitality provider with flexible buildings incorporating hotel, food and beverage, event, and coworking spaces, from November 2018 to April 2020. Prior to this role, Mr. Edwards has both led and founded businesses in hospitality, transportation, concierge, and loyalty program development with a focus in Singapore, Hong Kong, Japan, Thailand, Vietnam, and China.

Yee Fei “Jaylvin” Chan. Mr. Chan joined Flexi as Chief Financial Officer on August 1, 2023. Prior to joining Flexi, he was the Chief Financial Officer of Treasure Global Inc. (Nasdaq:TGL), an innovative technology solutions provider based in Malaysia, from October 15, 2020 to July 31, 2023. In his role as Chief Financial Officer, Mr. Chan helped lead Treasure Global’s initial public offering and listing on Nasdaq in 2022, and was responsible for overall fiscal management, reporting, risk management, operational strategies, and growth activities. Prior to joining Treasure Global, Mr. Chan served in managerial roles across industries such as technology, ecommerce, and private equity. Mr. Chan is currently a Chartered Accountant registered with the Malaysian Institute of Accountants and received a bachelor’s degree in accounting at the University of Malaysia and is pursuing a Master of Business Administration at the Open University of Malaysia as well as a Certified Public Accountant from The Malaysian Institute of Certified Public Accountants.

Senior Leadership Team

Our executive team is supported by an experienced and dynamic senior leadership team in headquarters that have a proven track record of leading community and service driven businesses in departments such as operations, design and expansion, technology, financial planning and analysis, accounting, commercial and people.

We have experienced significant changes in our management team in 2023, particularly in finance. Executive and other management transitions can be inherently difficult to manage, may cause significant and costly disruption to our business, might lead to additional departures of existing personnel, and could have a material adverse effect on our business, operating results, financial condition, and internal control over financial reporting. For more information, see “Risk Factors—General Business Risks—Flexi’s business depends on hiring, developing, retaining, and motivating highly skilled and dedicated team members, and failure to do so, including turnover in Flexi’s senior management and other key personnel, could have a material adverse effect on Flexi’s business.”

At the local level, our operations are led by two Regional Country Managers who oversee a number of markets. The Regional Country Managers are supported by individual Country Managers who are responsible for all service, performance, and expansion activities within their region of management. Our operations leadership teams are highly experienced in opening, driving, and operating locations and together hold a combined 40 years of experience directly in the flexible workspace and coworking sectors.

Compensation

During the year ended December 31, 2022, Flexi and its predecessor entities paid the following aggregate amounts of compensation to their directors and executive officers:

●	Aggregate Director Compensation: $76,303.42

●	Aggregate Executive Officer Compensation: $309,506.69, plus

o	$3,672.27 for Flexi-provided medical insurance (available to all employees), and

o	$1,016,431.60 representing the value of 14,078 shares of Hive Partners, a stockholder in Flexi set up to function as an employee stock ownership plan for Flexi employees, that Flexi’s Chief Executive Officer has the right to receive upon the occurrence of certain liquidity events involving Flexi, including a stock exchange listing.

Directors of Flexi do not, and we do not expect that directors of PubCo will, have any agreements with Flexi or PubCo, respectively, or their subsidiaries that provide for benefits upon termination of their service as directors.

Board Committees

Concurrent with or prior to the closing of the Business Combination and this offering, the PubCo Board will form an audit committee. In accordance with Nasdaq’s listing rules, PubCo intends that the PubCo Board will adopt a charter for the audit committee that provides such committee with the specific audit committee responsibilities and authority necessary to comply with Rule 10A-3(b)(2), (3), (4) and (5) under the Exchange Act (subject to the exemptions provided in Rule 10A-3(c) under the Exchange Act), with respect to the committee’s responsibilities relating to its registered public accounting firm, establishing procedures for (i) the receipt, retention, and treatment of complaints received by PubCo regarding accounting, internal accounting controls, or auditing matters and (ii) the confidential, anonymous submission by employees of the listed issuer of concerns regarding questionable accounting or auditing matters, the authority to engage advisers, and that PubCo provide for appropriate funding for the committee and its operations. In accordance with BVI practice, however, we do not expect, at least initially, that such audit committee will comply with Nasdaq’s listing rules regarding the independence of audit committee members. Further, we do not intend that the PubCo Board will form a separate compensation committee. See “Foreign Private Issuer Exemption.”

Third Party Advisors

On April 8, 2022, Flexi engaged ARC Group Limited (“ARC”)1 to assist Flexi with its transition to a public company. ARC assisted Flexi by sourcing suitable SPACs and advising Flexi throughout the transaction process. Pursuant to the terms of the ARC Engagement Letter, as of the date hereof, Flexi has paid ARC an aggregate transaction fee of $75,000 and has agreed to further compensate ARC with an additional $150,000 and an amount of PubCo Ordinary Shares equal to 3.5% of the PubCo Ordinary Shares upon the completion of the Business Combination. As of the date hereof, it is expected that ARC will be issued 1,481,682 PubCo Ordinary Shares. Such number of PubCo Ordinary Shares is based upon the number of Flexi Shares and shares of common stock of TGVC issued and outstanding as of September 25, 2023 and assumes that (i) no Earnout Shares are issued, (ii) no TGVC Warrants are exercised, (iii) no warrants underlying any loans that may be provided to TGVC by the Sponsor for working capital loans are exercised, (iv) no Flexi shareholder exercises its rights of appraisal in connection with the Business Combination, and (v) no TGVC stockholders exercise redemption rights in connection with their shares of TGVC class A common stock after such date. If TGVC stockholders exercise any redemption rights in respect of their shares of TGVC class A common stock, or any of the other assumptions are not correct, the number of shares issued to ARC will be different.

Classified Board of Directors

In accordance with PubCo’s Amended and Restated Memorandum and Articles of Association, the PubCo Board will be divided into three classes with only one class of directors being elected in each year and each class (except for those directors initially appointed as Class II and Class III directors) serving a three-year term. At the first general meeting of PubCo following the adoption of PubCo’s Amended and Restated Memorandum and Articles of Association on April 3, 2023 for the purpose of electing the PubCo Board, the Class I directors will be nominated for a three-year term of office, the Class II directors will be nominated for a two-year term of office, and the Class III directors will be nominated for a one-year term of office. At a general meeting in each year, successors to the class of directors whose term expires in that year will be nominated for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any director of any class elected to fill a vacancy shall hold office for a term that shall coincide with the remaining term of the other directors of that class, but in no case will a decrease in the number of directors shorten the term of any director then in office.

Prior to the Closing, PubCo will determine which of its directors will serve as Class I, Class II, and Class III directors.

2023 Omnibus Securities and Incentive Plan

Prior to the closing of the Business Combination and this offering, the PubCo Board expects to adopt, and to present to Flexi as its sole stockholder to approve, the Incentive Plan. The following is a brief summary of the anticipated principal terms of The Flexi Group Holdings Ltd 2023 Omnibus Securities and Incentive Plan (the “Incentive Plan”). Capitalized terms in this section not otherwise defined in this prospectus have the meanings given such terms in the Incentive Plan. The following summary is qualified in its entirety by the full text of the Incentive Plan, which is filed as Exhibit 10.9 to the registration statement of which this prospectus is a part.

The Incentive Plan provides for PubCo’s issuance of incentive share options (intended to qualify as “incentive stock options” under Section 422 of the Internal Revenue Code of 1986, as amended), non-qualified share options, restricted share awards, restricted share unit awards, share appreciation rights, unrestricted share awards, or any combination of the foregoing. The aggregate number of PubCo Ordinary Shares that may be issued with respect to awards granted under the Incentive Plan is limited to no more than 10% of the outstanding PubCo Ordinary Shares at any particular time, with the number of PubCo Ordinary Shares underlying outstanding options and share appreciation rights counted towards the 10% limit. The number of PubCo Ordinary Shares underlying an award will be adjusted to reflect certain changes in the authorized or outstanding PubCo Ordinary Shares, including subdivisions, consolidations, share dividends, and recapitalizations.

1 ARC Group Limited’s business address is Units 4801-4803, Sun Hung Kai Centre, 30 Harbour Road, Wanchai, Hong Kong.

All employees and directors of, and consultants providing bona fide consulting, advisory, marketing, or similar services to, PubCo or any affiliate of PubCo are eligible to receive Awards under the Incentive Plan, as long as they are natural persons. Currently, there are four non-employee PubCo directors eligible to be granted Awards under the Incentive Plan and, based on Flexi’s current employees and consultants, we believe that at the closing of the Business Combination and this offering there will be approximately 23 employees and no consultants eligible to be granted awards under the Incentive Plan. The Incentive Plan provides, however, that the sum of the grant date fair value of equity-based awards and the amount of any cash-based compensation granted to a director during any calendar year may not exceed $300,000, but the independent members of the PubCo Board may make exceptions to this limit for a non-executive chair of the PubCo Board, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation.

The PubCo Board has the power to appoint a committee thereof to administer the Incentive Plan, but in the absence of such an appointment, the PubCo Board is empowered to administer the Incentive Plan (the PubCo Board or a committee thereof that has the power to administer the Incentive Plan, the “Administrator”). In addition, even after it has appointed a committee to administer the Incentive Plan, the PubCo Board may exercise the powers and duties of the Administrator, with limited exceptions as required to comply with applicable law or rules of a securities exchange. With limited exceptions, the Administrator may delegate its authority to grant awards to one or more officers or directors of PubCo. The Administrator has the power under the Incentive Plan, in its sole authority and in its discretion, subject to the provisions of the Inventive Plan, to make all determinations under the Incentive Plan, including determining which employees, directors, or consultants will receive an Award, and to determine the terms, restrictions, and provisions of each Award granted thereunder.

Unless sooner terminated by the PubCo Board, the Incentive Plan will terminate 10 years from the date that it is originally adopted by the PubCo Board.

DESCRIPTION OF PUBCO’S SECURITIES

We are a BVI company incorporated with limited liability and our affairs are governed by the provisions of PubCo’s Amended and Restated Memorandum and Articles of Association, as amended and restated from time to time, and by the provisions of applicable BVI law, including the BVI Act and the common law of the BVI.

Our company number in the BVI is 2111418. As provided in clause 4 of our Amended and Restated Memorandum and Articles of Association, subject to BVI law, we have full power and authority to carry out any object not prohibited by the laws of the BVI.

The following description summarizes certain terms of the PubCo Ordinary Shares as set out more particularly in PubCo’s Amended and Restated Memorandum and Articles of Association, which is filed as Exhibit 3.2 to the registration statement of which this prospectus is a part. Because it is only a summary, and it may not contain all the information that is important to you, we urge you to read the applicable provisions of the BVI law and PubCo’s Amended and Restated Memorandum and Articles of Association carefully and in their entirety because they describe your rights as a holder of PubCo Ordinary Shares.

Authorized Shares

We are authorized to issue 200,000,000 PubCo Ordinary Shares of par value $0.0001 each.

Register of Members

Under the BVI Act, shares in PubCo are deemed to be issued when the name of the shareholder is entered in our register of members. PubCo’s register of members will be maintained by its transfer agent. If (i) information that is required to be entered in the register of members is omitted from the register or is inaccurately entered in the register, or (ii) there is unreasonable delay in entering information in the register, a shareholder of PubCo, or any Person who is aggrieved by the omission, inaccuracy or delay, may apply to the BVI court for an order that the register be rectified, and the court may either refuse the application or order the rectification of the register, and may direct PubCo to pay all costs of the application and any damages the applicant may have sustained.

PubCo Ordinary Shares

The following summarizes the rights of holders of PubCo Ordinary Shares:

●	each holder of PubCo Ordinary Shares is entitled to one vote per share on all matters to be voted on by shareholders generally, including the election of directors;

●	the holders of PubCo Ordinary Shares are entitled to an equal share to any dividends and other distributions, as may be declared from time to time by the PubCo Board out of funds legally available for that purpose, if any, and pursuant to PubCo’s Amended and Restated Memorandum and Articles of Association, all distributions unclaimed for three years after having been declared shall be forfeited and shall revert to PubCo; and

●	upon our liquidation, dissolution or winding up, the holders of PubCo Ordinary Shares will be entitled to share ratably in the distribution of all of our assets remaining available for distribution after satisfaction of all our liabilities.

PubCo Warrants

There are no PubCo Warrants outstanding as of the date of this prospectus. Each TGVC Warrant outstanding immediately prior to the effective time of the TGVC Merger will be assumed by PubCo and converted into an Assumed Warrant exercisable for one PubCo Ordinary Share at an exercise price of $11.50 per share. Each such Assumed Warrant will otherwise continue to have and be subject to substantially the same terms and conditions as were applicable to such TGVC Warrant immediately prior to the effective time of the TGVC Merger. As a result, upon the closing of the Business Combination and this offering, there will be outstanding 17,057,500 Assumed Warrants to purchase one PubCo Ordinary Share, or an aggregate of 17,057,500 PubCo Ordinary Shares, at a price of $11.50 per share. The Assumed Warrants will be exercisable beginning 30 days after completion of the Business Combination and will expire five years after the completion of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

Please see “Underwriting—Representative’s Warrants” for a description of the PubCo Warrants to be issued to the representative of the underwriters in this offering.

Preemptive Rights

Holders of PubCo Ordinary Shares do not have any preemptive or other rights to subscribe for additional shares pursuant to PubCo’s Amended and Restated Memorandum and Articles of Association.

Shareholders’ Meetings

The following summarizes certain relevant provisions of BVI law and PubCo’s Amended and Restated Memorandum and Articles of Association in relation to our shareholders’ meetings:

●	the directors of PubCo may convene meetings of shareholders at such times and in such manner and places within or outside the BVI as the directors consider necessary or desirable;

●	upon the written request of shareholders entitled to exercise 30% or more of the voting rights in respect of the matter for which the meeting is requested, the directors are required to convene a meeting of the shareholders while any such request must state the proposed purpose of the meeting;

●	the directors convening a meeting must give not less than 10 clear days’ notice of the proposed meeting to those persons whose names, on the date the notice is given, appear as a shareholder in the register of members of PubCo and are entitled to vote at the meeting. In determining “clear days,” the day the notice is received and the day on which the proposed meeting is to be held are not counted;

●	a shareholder may be represented at a meeting of shareholders by a proxy who may speak and vote on behalf of the shareholder;

●	a meeting of shareholders is duly constituted if, at the commencement of the meeting, there are present in person or by proxy shareholders whose shares represent not less than 50% of the votes of the shares entitled to vote on resolutions of shareholders to be considered at the meeting; and

●	a resolution of shareholders is passed at a meeting of shareholders where approved by a simple majority of the shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting. In computing the majority when a poll is demanded, regard shall be had to the number of votes to which each shareholder is entitled by PubCo’s articles of association.

As permitted by BVI law, PubCo’s Amended and Restated Memorandum and Articles of Association permit the adoption by the shareholders of resolutions in writing, provided that such resolutions are approved by all shareholders entitled to vote thereon.

Appointment of Directors

At the first general meeting which is held after the date of adoption of PubCo’s Amended and Restated Memorandum and Articles of Association for the purpose of electing directors, the directors shall be appointed by resolution of the shareholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. The directors are divided into three classes: Class I, Class II, and Class III. The number of directors in each class must be as nearly equal as possible. The first Class I Directors shall stand elected for a term expiring at PubCo’s third annual general meeting, the first Class II Directors shall stand elected for a term expiring at PubCo’s second annual general meeting and the first Class III Directors shall stand elected for a term expiring at PubCo’s first annual general meeting. Commencing at PubCo’s first annual general meeting, and at each annual general meeting thereafter, directors elected to succeed those directors whose terms expire shall be elected by shareholder resolution for a term of office to expire at the third succeeding annual general meeting after their election. In the interim between annual general meetings or extraordinary general meetings called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, additional directors and any vacancies in the PubCo Board may be filled by the vote of a majority of the remaining directors then in office. A director may be removed from office by a resolution of the shareholders or of all the directors (other than the director who is subject to removal) for “cause,” as defined in PubCo’s Amended and Restated Memorandum and Articles of Association.

Nominations of any individual for election to the PubCo Board at an annual general meeting or an extraordinary general meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such meeting) may be made by any shareholder or the PubCo Board, provided that notice of such nomination must be given to PubCo not later than 10 days following the earlier of the date on which notice of the meeting was posted to the shareholders or the date on which public disclosure of the date of the meeting was made.

Shareholder Rights Generally

The BVI Act provides for a series of remedies that may be available to shareholders. Where a company incorporated under the BVI Act conducts some activity that breaches the BVI Act or its governing documents, the BVI court can issue a restraining or compliance order. Shareholders can also bring derivative or personal actions under certain circumstances. Where a shareholder considers that the affairs of the company have been, are being or are likely to be conducted in a manner likely to be oppressive, unfairly discriminating or unfairly prejudicial to the shareholder, the shareholder may apply to the BVI court for an order in respect of such conduct.

Any shareholder of a BVI company may apply to a BVI court for the appointment of a liquidator for the company and the court may appoint a liquidator for the company if it is of the opinion that it is just and equitable to do so.

The BVI Act provides that any shareholder is entitled to payment of the fair value of his shares upon dissenting from any of the following: (i) a merger (except in certain limited circumstances); (ii) a consolidation; (iii) any sale, transfer, lease, exchange or other disposition of more than 50% in value of the assets or business of the company if not made in the usual or regular course of the business carried on by the company but not including (A) a disposition pursuant to an order of the court having jurisdiction in the matter, (B) a disposition for money on terms requiring all or substantially all net proceeds to be distributed to the shareholders in accordance with their respective interest within one year after the date of disposition, or (C) a transfer pursuant to the power of the directors to transfer assets for the protection thereof; (iv) a redemption of 10% or fewer of the issued shares of the company required by the holders of 90% or more of the shares of the company pursuant to the terms of the BVI Act; and (v) an arrangement, if permitted by the BVI court.

Generally, any other claims against a company by its shareholders must be based on the general laws of contract or tort applicable in the BVI or their individual rights as shareholders as established by PubCo’s Amended and Restated Memorandum and Articles of Association.

Differences in Corporate Law

The BVI Act and the laws of the BVI affecting BVI companies like PubCo and its shareholders differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the laws of the BVI applicable to PubCo and the laws applicable to companies incorporated under the Delaware General Corporation Law in the United States and their shareholders.

Mergers and Similar Arrangements

Under the laws of the BVI, two or more companies may merge or consolidate in accordance with Section 170 of the BVI Act. A merger means the merging of two or more constituent companies into one of the constituent companies (the “surviving company”) and a consolidation means the uniting of two or more constituent companies into a new company (the “consolidated company”). The procedure for a merger or consolidation between PubCo and another company (which need not be a BVI company, and which may be the company’s parent or subsidiary, but need not be) is set out in the BVI Act. In order to merge or consolidate, the directors of each constituent company must approve a written plan of merger or consolidation that, with the exception of a merger between a parent company and its subsidiary, must also be approved by a resolution of a majority of the shareholders voting at a quorate meeting of shareholders or by unanimous written resolution of the shareholders of the BVI company or BVI companies that are to merge. While a director may vote on the plan of merger or consolidation, or any other matter, even if he or she has a financial interest in the plan, the interested director must disclose the interest to all other directors of the company promptly upon becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the company. A transaction entered into by PubCo in respect of which a director is interested (including a merger or consolidation) is voidable by us unless the director’s interest was (i) disclosed to the PubCo Board prior to the transaction or (ii) the transaction is (A) between the director and PubCo and (B) in the ordinary course of PubCo’s business and on usual terms and conditions. Notwithstanding the above, a transaction entered into by PubCo is not voidable if the material facts of the interest are known to the shareholders and they approve or ratify it or PubCo received fair value for the transaction. In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting to approve the plan of merger or consolidation. A foreign company that is able under the laws of its foreign jurisdiction to participate in the merger or consolidation is required by the BVI Act to comply with the laws of that foreign jurisdiction in relation to the merger or consolidation. The shareholders of the constituent companies are not required to receive shares of the surviving or consolidated company but may receive debt obligations or other securities of the surviving or consolidated company, other assets, or a combination thereof. Further, some or all of the shares of a class or series may be converted into a kind of asset while the other shares of the same class or series may receive a different kind of asset. As such, not all the shares of a class or series must receive the same kind of consideration. After the plan of merger or consolidation has been approved by the directors and authorized, if required, by a resolution of the shareholders, articles of merger or consolidation are executed by each company and filed with the Registrar of Corporate Affairs in the BVI. The merger is effective on the date that the articles of merger are registered with the Registrar or on such subsequent date, not exceeding 30 days, as is stated in the articles of merger or consolidation.

As soon as a merger becomes effective: (i) the surviving company or consolidated company (so far as is consistent with its memorandum and articles of association, as amended or established by the articles of merger or consolidation) has all rights, privileges, immunities, powers, objects, and purposes of each of the constituent companies; (ii) in the case of a merger, the memorandum and articles of association of any surviving company are automatically amended to the extent, if any, that changes to its memorandum and articles of association are contained in the articles of merger or, in the case of a consolidation, the memorandum and articles of association filed with the articles of consolidation are the memorandum and articles of the consolidated company; (iii) assets of every description, including choses-in-action and the business of each of the constituent companies, immediately vest in the surviving company or consolidated company; (iv) the surviving company or consolidated company is liable for all claims, debts, liabilities, and obligations of each of the constituent companies; (v) no conviction, judgment, ruling, order, claim, debt, liability, or obligation due or to become due, and no cause existing, against a constituent company or against any member, director, officer, or agent thereof, is released or impaired by the merger or consolidation; and (vi) no proceedings, whether civil or criminal, pending at the time of a merger by or against a constituent company, or against any member, director, officer, or agent thereof, are abated or discontinued by the merger or consolidation; but: (a) the proceedings may be enforced, prosecuted, settled, or compromised by or against the surviving company or consolidated company or against the member, director, officer, or agent thereof; as the case may be; or (b) the surviving company or consolidated company may be substituted in the proceedings for a constituent company. The BVI Registrar of Corporate Affairs shall strike off the register of companies each constituent company that is not the surviving company in the case of a merger and all constituent companies in the case of a consolidation. If the directors determine it to be in the best interests of the company, it is also possible for a merger to be approved as a Court-approved plan of arrangement or scheme of arrangement in accordance with the BVI Act.

A shareholder may dissent from: (i) a merger if PubCo is a constituent company, unless PubCo is the surviving company and the member continues to hold the same or similar shares; (ii) a consolidation if PubCo is a constituent company; (iii) any sale, transfer, lease, exchange, or other disposition of more than 50% in value of PubCo’s assets or business if not made in the usual or regular course of the business carried on by PubCo but not including (a) a disposition pursuant to an order of the court having jurisdiction in the matter, (b) a disposition for money on terms requiring all or substantially all net proceeds to be distributed to the members in accordance with their respective interest within one year after the date of disposition, or (c) a transfer pursuant to the power of the directors to transfer assets for the protection thereof; (iv) a compulsory redemption of 10%, or fewer of the issued PubCo Ordinary Shares required by the holders of 90% or more of the shares pursuant to the terms of the BVI Act; and (e) a plan of arrangement, if permitted by the BVI court (each, an “Action”). A shareholder properly exercising his, her or its dissent rights is entitled to a cash payment equal to the fair value of his shares.

A shareholder dissenting from an Action must object in writing to the Action before the vote by the shareholders on the merger or consolidation, unless notice of the meeting was not given to the shareholder. If the merger or consolidation is approved by the shareholders, PubCo must give notice of this fact to each shareholder within 20 days who gave written objection. Such objection shall include a statement that the member proposes to demand payment for his or her shares if the Action is taken. These shareholders then have 20 days to give to PubCo their written election in the form specified by the BVI Act to dissent from the Action, provided that in the case of a merger, the 20 days starts when the plan of merger is delivered to the shareholder. Upon giving notice of his, her or its election to dissent, a shareholder ceases to have any shareholder rights except the right to be paid the fair value of his, her or its shares. As such, the merger or consolidation may proceed in the ordinary course notwithstanding his dissent. Within seven days of the later of the delivery of the notice of election to dissent and the effective date of the merger or consolidation, PubCo shall make a written offer to each dissenting shareholder to purchase his, her or its shares at a specified price per share that PubCo determines to be the fair value of the shares. PubCo and the shareholder then have 30 days to agree upon the price. If PubCo and a shareholder fail to agree on the price within the 30 days, then PubCo and the shareholder shall, within 20 days immediately following the expiration of the 30-day period, each designate an appraiser and these two appraisers shall designate a third appraiser. These three appraisers shall fix the fair value of the shares as of the close of business on the day prior to the shareholders’ approval of the transaction without taking into account any change in value as a result of the transaction.

Shareholders’ Suits

There are both statutory and common law remedies available to our shareholders as a matter of BVI Law. These are summarized below:

Prejudiced Members

A shareholder who considers that the affairs of PubCo have been, are being, or are likely to be, conducted in a manner that is, or any act or acts of PubCo have been, or are, likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him, her or it in that capacity, can apply to the court under Section 184I of the BVI Act, inter alia, for an order that his shares be acquired, that he, she or it be provided compensation, that the Court regulate the future conduct of PubCo, or that any decision of PubCo that contravenes the BVI Act or PubCo’s Amended and Restated Memorandum and Articles of Association be set aside.

Derivative Actions

Section 184C of the BVI Act provides that a shareholder of a company may, with the leave of the Court, bring an action in the name of PubCo in certain circumstances to redress any wrong done to it. Such actions are known as derivative actions. The BVI court may only grant permission to bring a derivative action where the following circumstances apply:

● PubCo does not intend to bring, diligently continue, or defend or discontinue proceedings; and

● it is in the interests of PubCo that the conduct of the proceedings not be left to the directors or to the determination of the shareholders as a whole.

When considering whether to grant leave, the BVI court is also required to have regard to the following matters:

● whether the shareholder is acting in good faith;

● whether a derivative action is in PubCo’s best interests, taking into account the directors’ views on commercial matters;

● whether the action is likely to proceed;

● the cost of the proceedings in relation to the relief likely to be obtained; and

● whether an alternative remedy is available.

Just and Equitable Winding Up

In addition to the statutory remedies outlined above, shareholders can also petition the BVI court for the winding up of PubCo under the BVI Insolvency Act, 2003 (Revised Edition 2020) (as amended) for the appointment of a liquidator to liquidate PubCo and the BVI court may appoint a liquidator for PubCo if it is of the opinion that it is just and equitable for the court to so order. Save in exceptional circumstances, this remedy is generally only available where PubCo has been operated as a quasi-partnership and trust and confidence between the partners has broken down.

Indemnification of Directors and Executive Officers and Limitation of Liability

PubCo’s Amended and Restated Memorandum and Articles of Association provide that, subject to certain limitations, it shall indemnify against all expenses, including legal fees, and against all judgments, fines, and amounts paid in settlement and reasonably incurred in connection with legal, administrative, or investigative proceedings for any person who:

● is or was a party or is threatened to be made a party to any threatened, pending, or completed proceedings, whether civil, criminal, administrative, or investigative, by reason of the fact that the person is or was a director, an officer, or a liquidator of PubCo; or

● is or was, at PubCo’s request, serving as a director, officer, or liquidator of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust, or other enterprise.

These indemnities do not apply unless the person acted honestly and in good faith and in what he believed to be in PubCo’s best interests and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. The decision of the PubCo Board as to whether the person acted honestly and in good faith and in what he believed to be in the best interests of PubCo and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of the Amended and Restated Memorandum and Articles of Association, unless a question of law is involved. The termination of any proceedings by any judgment, order, settlement, conviction, or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of PubCo or that the person had reasonable cause to believe that his conduct was unlawful.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-Takeover Provisions in Our Amended and Restated Memorandum and Articles of Association

Some provisions of PubCo’s Amended and Restated Memorandum and Articles of Association may discourage, delay, or prevent a change in control of PubCo or management that shareholders may consider favorable. Under the BVI Act there are no provisions that specifically prevent the issuance of preferred shares or any such other “poison pill” measures. While PubCo’s Amended and Restated Memorandum and Articles of Association do not contain any express prohibitions on the issuance of any preferred shares, it does require shareholder approval in order to amend PubCo’s authorized number and class of shares as currently set out in its Amended and Restated Memorandum and Articles of Association which does not provide for preferred shares. Therefore, the directors may not, without the approval of the holders of the PubCo Ordinary Shares, issue preferred shares that have characteristics that may be deemed to be anti-takeover or designed to be used in connection with plans that are poison pill plans. Additionally, under BVI law PubCo’s directors in the exercise of their powers granted to them under PubCo’s Amended and Restated Memorandum and Articles of Association and performance of their duties, are required to act honestly and in good faith in what the director believes to be in the best interests of PubCo.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction.

The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. A director must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer, or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith, and in the honest belief that the action taken was in the best interests of the corporation. This presumption may be rebutted, however, by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

Under BVI law, PubCo’s directors owe fiduciary duties both at common law and under statute including, among others, a statutory duty to act honestly, in good faith, for a proper purpose and with a view to what the directors believe to be in the best interests of PubCo. Our directors are also required, when exercising powers or performing duties as a director, to exercise the care, diligence, and skill that a reasonable director would exercise in comparable circumstances, taking into account without limitation, the nature of PubCo, the nature of the decision and the position of the director and the nature of the responsibilities undertaken. In the exercise of their powers, PubCo’s directors must ensure neither they nor PubCo acts in a manner which contravenes the BVI Act or PubCo’s Amended and Restated Memorandum and Articles of Association. A shareholder has the right to seek damages for breaches of duties owed to PubCo by its directors.

Pursuant to the BVI Act and PubCo’s Amended and Restated Memorandum and Articles of Association, a director of PubCo who has an interest in a transaction and who has declared such interest to the other directors, may:

(i) vote on a matter relating to the transaction;

(ii) attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and

(iii) sign a document on behalf of PubCo, or do any other thing in his or her capacity as a director, that relates to the transaction.

In certain limited circumstances, a shareholder has the right to seek various remedies against PubCo in the event that the directors are in breach of their duties under the BVI Act or PubCo’s Amended and Restated Memorandum and Articles of Association. Pursuant to Section 184B of the BVI Act, if a company or director of a company engages in, or proposes to engage in or has engaged in, conduct that contravenes the provisions of the BVI Act or the company’s memorandum or articles of association, the BVI court may, on application of a shareholder or director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes the BVI Act or the memorandum or articles. Furthermore, pursuant to section 184I(1) of the BVI Act a shareholder of a company who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any acts of the company have been, or are likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the BVI court for an order which, inter alia, can require the company or any other person to pay compensation to the shareholders.

Shareholder Action by Written Consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. BVI law provides that, subject to the memorandum and articles of association of a company, an action that may be taken by members of PubCo at a meeting may also be taken by a resolution of members consented to in writing. PubCo’s Amended and Restated Memorandum and Articles of Association provides for shareholder approval either by (i) a resolution approved at a duly constituted meeting of shareholders by the affirmative vote of a simple majority of the votes of those shareholders entitled to vote, or (ii) unanimous written resolution of shareholders.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings. BVI law provides that, subject to the memorandum and articles of association of a company, the directors or such persons as authorized by its memorandum and articles of association may call a shareholders’ meeting. BVI law and PubCo’s Amended and Restated Memorandum and Articles of Association allow PubCo shareholders holding at least 30% of the voting rights in respect of the matter for which a meeting is requested to requisition a shareholders’ meeting. While there is no requirement under BVI law to hold shareholders’ annual general meetings, PubCo’s Amended and Restated Memorandum and Articles of Association provide that the directors may convene a shareholders’ meeting at such times and in such manner as the PubCo Board consider necessary or desirable. The location of any shareholders’ meeting can be determined by the PubCo Board and can be held anywhere in the world.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under the BVI law, PubCo’s Amended and Restated Memorandum and Articles of Association do not provide for cumulative voting. As a result, PubCo’s shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under PubCo’s Amended and Restated Memorandum and Articles of Association, directors can be removed from office, with “cause” (as defined therein), by a resolution of the shareholders either (i) at a shareholders’ meeting called for the purpose of removing the director or for purposes including the removal of the director or (ii) consented to in writing by all shareholders entitled to vote.

Transactions With Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or that owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction that resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target’s board of directors. BVI law has no comparable statute, but PubCo’s Amended and Restated Memorandum and Articles of Association provides for generally the same protection afforded by the Delaware business combination statute, although it limits business combinations with an interested shareholder for a period of two years instead of three.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under the BVI Act, PubCo may appoint a voluntary liquidator by a resolution of the shareholders or directors, provided that the directors have made a declaration of solvency that PubCo (a) has no liabilities, or (b) is able to pay its debts as they fall due and that the value of PubCo’s assets equals or exceeds its liabilities.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under PubCo’s Amended and Restated Memorandum and Articles of Association, the rights attached to any class or series of shares may only be varied, whether or not PubCo is being wound-up, with the consent in writing of all of the holders of the issued shares of that class or series or by a resolution passed by a majority of the votes cast at a separate meeting of the holders of the shares of such class or series. For these purposes, rights conferred upon the holders of the shares of any class or series issued with preferred or other rights shall not, unless expressly provided by the terms of the issue of the shares of that class or series, be deemed to be varied by the creation or issue of further shares ranking pari passu to an existing class of shares.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by BVI law, PubCo’s Amended and Restated Memorandum and Articles of Association may be amended by a resolution of shareholders and, subject to certain exceptions, by a resolution of directors. An amendment is effective from the date that it is registered at the Registrar of Corporate Affairs in the BVI.

Anti-Money Laundering Laws

In order to comply with legislation or regulations aimed at the prevention of money laundering, PubCo is required to adopt and maintain anti-money laundering procedures and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, PubCo also may delegate the maintenance of its anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

PubCo reserves the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, PubCo may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

If any person resident in the BVI knows or suspects that another person is engaged in money laundering or terrorist financing and the information for that knowledge or suspicion came to their attention in the course of their business the person will be required to report his belief or suspicion to the Financial Investigation Agency of the BVI, pursuant to the Proceeds of Criminal Conduct Act (Revised Edition 2020) (as amended). Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Economic Substance Laws

The BVI, together with several other non-European Union jurisdictions, introduced legislation aimed at addressing concerns raised by the EU as to offshore structures engaged in certain activities which attract profits without real economic activity. With effect from January 1, 2019, the ES Act came into force in the BVI introducing certain economic substance requirements for BVI tax resident companies which are engaged in certain “relevant activities”, which in our case, applies for financial years commencing from 2022 onwards. On October 17, 2023, the EU, as part of this ongoing initiative, announced that BVI has been removed from the list of non-cooperative tax jurisdictions.

Based on the ES Act currently, we do not anticipate that PubCo itself will be subject to any such requirements prior to any business combination and thereafter, subject to the structuring of such combination, PubCo may still remain out of scope of the legislation or else be subject to more limited substance requirements. Although it is presently anticipated that the ES Act will have little material impact on PubCo or its operations, as the legislation is relatively new and remains subject to further clarification and interpretation, it is not currently possible to ascertain the precise impact of these legislative changes on the company.

If our activities change or if the scope of the “relevant activities” is changed by subsequent legislation, we may be required to increase our substance in the BVI to satisfy such requirements, which could result in additional costs that could adversely affect our financial condition or results of operations. If we were required to satisfy economic substance requirements in the BVI but failed to do so, we could face financial penalties, restriction, or regulation of our business activities and/or may be struck off as a registered entity in the BVI or liquidated.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Equity Ownership

Pursuant to the Hive Partners Programme administered by The Hive Partners Ltd to reward its high performers, Mr. Edwards has been awarded share options in The Hive Partners Ltd, which as of November [●], 2023 holds approximately 3.94% of the outstanding Flexi Shares. Upon vesting of these share options, Mr. Edwards will receive shares in The Hive Partners Ltd upon the closing of the Business Combination. However, Mr. Edwards will not hold voting or dispositive control over the PubCo Ordinary Shares that are issued to The Hive Partners Ltd in the Business Combination.

Loans

Flexi has outstanding two loans from Batur, of which Mr. Tedder (one of Flexi’s directors) is the sole owner and director. These loans were originally incurred by Hive Worldwide pursuant to loan agreements entered into between Hive Worldwide and Batur dated October 30, 2018 and November 29, 2018 in the principal amount of $800,000 and $500,000, respectively. Mr. Tedder was the Chief Executive Officer of Hive Worldwide at the time that Flexi entered into such loan arrangements.

Each loan carries an interest rate of 8.0% calculated and payable monthly and must be repaid in its entirety no later than five years from the date of the applicable loan agreement, subject to the right of Batur to call each loan for repayment at any time and Flexi’s right to repay each such loan and interest accrued thereon at any time upon one month’s written notice to Batur or the payment of one month’s interest in lieu of such notice. The loan agreements provide that interest is due monthly beginning five months after the date of such agreement, though Batur has not enforced this provision and Flexi has not made any payments on the loans to date.

As of December 31, 2022, the aggregate amount outstanding on the loans (including interest accrued) was approximately $1.74 million, which was the largest aggregate amount outstanding on these loans since January 1, 2020.

Flexi, through its Malaysian subsidiary Common Ground Works Sdn. Bhd., obtained a bridge loan from Juhn Teo, a current Flexi director and shareholder, in the amount of approximately $500,000. The bridge loan has a maturity date of January 1, 2024 and an interest rate of 18% per annum through June 30, 2023 and 22% per annum from July 1, 2023 until the date that all amounts under the bridge loan are repaid. Flexi and PubCo have guaranteed the bridge loan. For more information, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources.”

Shareholder Support Agreement

Contemporaneously with the execution of the Business Combination Agreement, Flexi, PubCo, and certain Flexi shareholders entered into a Shareholder Support Agreement pursuant to which, among other things, such Flexi shareholders agreed (i) to vote (including by execution of a written consent) their PubCo Ordinary Shares in favor of the Business Combination Agreement and the related transactions, (ii) to waive any rights to seek appraisal or rights of dissent in connection with the Business Combination Agreement and the transactions contemplated thereby, and (iii) to consent to the termination of certain shareholder agreements with Flexi (with certain exceptions), effective at the closing of the Business Combination, subject to the terms and conditions contemplated by the Shareholder Support Agreement.

The Shareholder Support Agreement and all of its provisions will terminate and be of no further force or effect upon the earlier of the closing of the Business Combination and termination of the Business Combination Agreement pursuant to its terms. Upon such termination of the Shareholder Support Agreement, all obligations of the parties under the Shareholder Support Agreement will terminate; provided, however, that such termination will not relieve any party thereto from liability arising in respect of any breach of the Shareholder Support Agreement prior to such termination.

BENEFICIAL OWNERSHIP OF SECURITIES

Security Ownership of Certain Beneficial Owners and Management of PubCo

The following tables set forth information regarding the beneficial ownership of PubCo Ordinary Shares as of November 20, 2023, assuming the Business Combination was completed on such date, by:

●	each Person known by PubCo to be the beneficial owner of more than 5% of the PubCo Ordinary Shares;

●	each of PubCo’s directors and executive officers; and

●	all directors and executive officers of PubCo as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a Person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The expected beneficial ownership of PubCo Ordinary Shares immediately following the consummation of the Business Combination as set forth in the following tables assumes two redemption scenarios as follows:

●	Assuming No Additional Redemptions: This presentation is based on 23,642,634 PubCo Ordinary Shares issued and outstanding and assumes that, after the 2023 Redemptions, no TGVC Public Shares are redeemed and accordingly all such shares are exchanged for PubCo Ordinary Shares.

●	Assuming Maximum Redemptions: This presentation is based on 23,155,094 PubCo Ordinary Shares issued and outstanding and assumes that 470,488 TGVC Public Shares are redeemed.

If the actual facts are different than these assumptions, the numbers in the below tables will be different. See “Unaudited Pro Forma Condensed Combined Financial Information” for further information.

The following tables (i) assume a Flexi Exchange Ratio of 74.82141 and (ii) do not reflect the beneficial ownership of any shares of TGVC class A common stock issuable upon exercise of the TGVC Warrants as such securities are not currently exercisable within 60 days.

Unless otherwise indicated, we believe that all Persons named in the tables below will have as of immediately following the Business Combination sole voting and investment power with respect to the PubCo Ordinary Shares beneficially owned by them. Unless otherwise indicated, the business address of each of the individuals and entities is The Flexi Group Holdings Ltd, Wisma UOA Damansara II, Penthouse 16-1 Level 16, No. 6, Changkat Semantan, Bukit Damansara, 50490 Kuala Lumpur, Malaysia.

Beneficial Ownership Table of PubCo Upon Closing of the Business Combination—No Additional Redemptions Scenario

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Approximate Percentage of Outstanding PubCo Ordinary Shares
Directors and Executive Officers:
Christopher Ian Edwards(1)	—	—
Constant Tedder(2)	6,879,529	29.10%
Erman Akinci(3)(5)	8,360,021	35.36%
Juhn Teo(4)(5)	8,360,021	35.36%
Alexis Grolin(6)(7)	1,495,680	6.33%
Yee Fei Chan	—	—
All directors and executive officers as a group (6 individuals)	16,735,230	70.78%

5% or More Shareholders:
Common Ground Works PTE LTD(3)(4)(5)	8,360,021	35.36%
Batur Ltd(2)	6,131,315	25.93%
Tsangs Group Holdings Limited	1,710,816	7.24%
HUIS S.A.S.(6)(7)	1,495,680	6.33%
Blue Lotus Investment(8)	1,571,250	6.65%

(1)

Pursuant to the Hive Partners Programme administered by The Hive Partners Ltd to reward its high performers, Mr. Edwards has been awarded share options in The Hive Partners Ltd, which as of November 20, 2023 holds approximately 3.94% of the outstanding Flexi Shares. Upon vesting of these share options, Mr. Edwards will receive shares in The Hive Partners Ltd upon the Closing. However, Mr. Edwards will not hold voting or dispositive control over the PubCo Ordinary Shares that are issued to The Hive Partners Ltd in the Business Combination.

(2)	Mr. Tedder is the sole owner and sole director of Batur Ltd and The Hive Partners Ltd and therefore would hold voting and dispositive control over the PubCo Ordinary Shares that are issued to these entities in exchange for their Flexi Shares in the Business Combination. Batur Ltd will be issued 6,131,315 PubCo Ordinary Shares and The Hive Partners Ltd will be issued 748,214 PubCo Ordinary Shares in the Business Combination. The address of Batur Ltd is 7th floor, Cheung Hing Industrial Building, 12p Smithfield, Kennedy Town, Hong Kong.

(3)	Mr. Akinci is a director of Common Ground Works PTE LTD and in that capacity may be deemed to share beneficial ownership of the PubCo Ordinary Shares issuable to Common Ground Works PTE LTD in the Business Combination.

(4)	Mr. Teo is a director of Common Ground Works PTE LTD and in that capacity may be deemed to share beneficial ownership of the PubCo Ordinary Shares issuable to Common Ground Works PTE LTD in the Business Combination.

(5)	Common Ground Works PTE LTD’s board of directors, consisting of Juhn Teo, Choy Kin Mann, Erman Akinci, Patrick Ykin Grove, and Loy Teik Ngan, would hold beneficial ownership of the PubCo Ordinary Shares issuable to Common Ground Works PTE LTD in the Business Combination. The address of Common Ground Works PTE LTD is 1 Goldhill Plaza, #03-39, Goldhill Plaza, Singapore (308899).

(6)	Mr. Grolin is the President of HUIS S.A.S. and in that capacity may be deemed to share beneficial ownership of the PubCo Ordinary Shares issuable to HUIS S.A.S. in the Business Combination. The address of Mr. Grolin is 64, Boulevard de Cambrai, 59100 Roubaix, France.

(7)

HUIS S.A.S. will be the record owner of the PubCo Ordinary Shares issuable to it in the Business Combination and is governed by a board of directors comprised of four directors, which will have voting and dispositive power over such PubCo Ordinary Shares. Alexis Grolin is the President of HUIS S.A.S. with general executive authority and may be deemed to share beneficial ownership of the securities with HUIS S.A.S. The address of HUIS S.A.S. is 64, Boulevard de Cambrai, 59100 Roubaix, France.

HUIS S.A.S. is 100% owned by New Immo Holding SA, a French limited liability company. As a result, New Immo Holding SA may be deemed to share beneficial ownership of the PubCo Ordinary Shares issuable to HUIS S.A.S. in the Business Combination. The registered office of New Immo Holding SA is 243-245 rue Jean-Jaurès, Villeneuve d’Ascq, 59650 France, and the entity is registered under number 428 803 746 (R.C.S. Lille Metropole).

(8)

Blue Lotus Investment will be the record owner of the PubCo Ordinary Shares issuable to it in the Business Combination and Mr. Hugues Desurmont, the representative of MUTATIS S.A., which is the Managing Director of Blue Lotus Investment, will have voting and dispositive power over such PubCo Ordinary Shares. The registered office of Blue Lotus Investment is 29 E rue Terre a Briques, Centre Futur Orcq, 7522 Marquain (Belgium).

Blue Lotus Investment is 100% owned by Creadev International, a French limited liability company. As a result, Creadev International may be deemed to share beneficial ownership of the PubCo Ordinary Shares issuable to Blue Lotus Investment in the Business Combination. The registered office of Creadev International is 64 boulevard de Cambrai, 59100 Roubaix (France).

Beneficial Ownership Table of PubCo Upon Closing Upon Closing of the Business Combination—Maximum Redemptions Scenario

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Approximate Percentage of Outstanding PubCo Ordinary Shares
Directors and Executive Officers:
Christopher Ian Edwards(1)	—	—
Constant Tedder(2)	6,879,529	29.71%
Erman Akinci(3)(5)	8,360,021	36.10%
Juhn Teo(4)(5)	8,360,021	36.10%
Alexis Grolin(6)(7)	1,495,680	6.46%
Yee Fei Chan	—	—
All executive officers and directors as a group (6 individuals)	16,735,230	72.27%

5% or More Shareholders:
Common Ground Works PTE LTD(3)(4)(5)	8,360,021	36.10%
Batur Ltd(2)	6,131,315	26.48%
HUIS S.A.S.(6)(7)	1,495,680	6.46%
Tsangs Group Holdings Limited	1,710,816	7.39%
Blue Lotus Investment(8)	1,571,250	6.79%

(1)

Pursuant to the Hive Partners Programme administered by The Hive Partners Ltd to reward its high performers, Mr. Edwards has been awarded share options in The Hive Partners Ltd, which as of November 20, 2023 holds approximately 3.94% of the outstanding Flexi Shares. Upon vesting of these share options, Mr. Edwards will receive shares in The Hive Partners Ltd upon the Closing. However, Mr. Edwards will not hold voting or dispositive control over the PubCo Ordinary Shares that are issued to The Hive Partners Ltd in the Business Combination.

(2)	Mr. Tedder is the sole owner and sole director of Batur Ltd and The Hive Partners Ltd and therefore would hold voting and dispositive control over the PubCo Ordinary Shares that are issued to these entities in exchange for their Flexi Shares in the Business Combination. Batur Ltd will be issued 6,131,315 PubCo Ordinary Shares and The Hive Partners Ltd will be issued 748,214 PubCo Ordinary Shares in the Business Combination. The address of Batur Ltd is 7th floor, Cheung Hing Industrial Building, 12p Smithfield, Kennedy Town, Hong Kong.

(3)	Mr. Akinci is a director of Common Ground Works PTE LTD and in that capacity may be deemed to share beneficial ownership of the PubCo Ordinary Shares issuable to Common Ground Works PTE LTD in the Business Combination.

(4)	Mr. Teo is a director of Common Ground Works PTE LTD and in that capacity may be deemed to share beneficial ownership of the PubCo Ordinary Shares issuable to Common Ground Works PTE LTD in the Business Combination.

(5)	Common Ground Works PTE LTD’s board of directors, consisting of Juhn Teo, Choy Kin Mann, Erman Akinci, Patrick Ykin Grove, and Loy Teik Ngan, would hold beneficial ownership of the PubCo Ordinary Shares issuable to Common Ground Works PTE LTD in the Business Combination. The address of Common Ground Works PTE LTD is 1 Goldhill Plaza, #03-39, Goldhill Plaza, Singapore (308899).

(6)	Mr. Grolin is the President of HUIS S.A.S. and in that capacity may be deemed to share beneficial ownership of the PubCo Ordinary Shares issuable to HUIS S.A.S. in the Business Combination. The address of Mr. Grolin is 64, Boulevard de Cambrai, 59100 Roubaix, France.

(7)

HUIS S.A.S. will be the record owner of the PubCo Ordinary Shares issuable to it in the Business Combination and is governed by a board of directors comprised of four directors, which will have voting and dispositive power over such PubCo Ordinary Shares. Alexis Grolin is the President of HUIS S.A.S. with general executive authority and may be deemed to share beneficial ownership of the securities with HUIS S.A.S. The address of HUIS S.A.S. is 64, Boulevard de Cambrai, 59100 Roubaix, France.

HUIS S.A.S. is 100% owned by New Immo Holding SA, a French limited liability company. As a result, New Immo Holding SA may be deemed to share beneficial ownership of the PubCo Ordinary Shares issuable to HUIS S.A.S. in the Business Combination. The registered office of New Immo Holding SA is 243-245 rue Jean-Jaurès, Villeneuve d’Ascq, 59650 France, and the entity is registered under number 428 803 746 (R.C.S. Lille Metropole).

(8)

Blue Lotus Investment will be the record owner of the PubCo Ordinary Shares issuable to it in the Business Combination and Mr. Hugues Desurmont, the representative of MUTATIS S.A., which is the Managing Director of Blue Lotus Investment, will have voting and dispositive power over such PubCo Ordinary Shares. The registered office of Blue Lotus Investment is 29 E rue Terre a Briques, Centre Futur Orcq, 7522 Marquain (Belgium).

Blue Lotus Investment is 100% owned by Creadev International, a French limited liability company. As a result, Creadev International may be deemed to share beneficial ownership of the PubCo Ordinary Shares issuable to Blue Lotus Investment in the Business Combination. The registered office of Creadev International is 64 boulevard de Cambrai, 59100 Roubaix (France).

In July, 2023, HUIS S.A.S. transferred 21,000 Flexi Shares to Blue Lotus Investment, which decreased its ownership of the outstanding PubCo Ordinary Shares from 16.1% prior to such transfer to 7.9% immediately following such transfer. PubCo is not aware of any other significant change in the percentage ownership held by any holder of 5% or more of the PubCo Ordinary Shares during the past three years.

Holders of 5% or more of the PubCo Ordinary Shares will not have different voting rights than the other PubCo shareholders.

Other than as set forth above, after the Business Combination and this offering PubCo will not be directly or indirectly owned or controlled by another corporation, by any foreign government, or by any other natural or legal person.

FOREIGN PRIVATE ISSUER EXEMPTION

As a “foreign private issuer,” as defined by the SEC, PubCo will be permitted to follow home country corporate governance practices, instead of certain corporate governance practices required by Nasdaq for U.S. domestic issuers, other than with respect to certain voting, board diversity and audit committee requirements.

PubCo intends to follow home country practice in lieu of Nasdaq corporate governance requirements with respect to the following Nasdaq requirements:

●	Composition of the Board. In accordance with BVI practice, PubCo will not comply with Nasdaq listing rules that would otherwise require that a majority of the PubCo Board consist of independent directors.

●	Executive Sessions. PubCo will not be required to and, in reliance on home country practice does not expect to, comply with certain Nasdaq rules requiring PubCo’s independent directors to meet in regularly scheduled executive sessions at which only independent directors are present. PubCo will follow BVI practice, which does not require that independent directors meet regularly in executive sessions separate from the full board of directors.

●	Nomination of Directors. PubCo will follow BVI practice, which does not require that director nominations be made or recommended solely by independent directors. Further, PubCo will not have a formal written charter or board resolution addressing the director nominations process. PubCo will follow BVI practice, which does not require PubCo to have a formal written charter or board resolution addressing the director nominations process.

●	Compensation Committee. PubCo will not be required to and, in reliance on home country practice, it does not intend to, comply with Nasdaq rules regarding having a compensation committee consisting entirely of independent directors. In addition, in accordance with BVI practice, we do not expect PubCo to adopt a compensation committee charter.

●	Audit Committee. While PubCo will be required to, and intends to, have an audit committee of the PubCo Board that has the specific audit committee responsibilities and authority necessary to comply with Rule 10A-3(b)(2), (3), (4) and (5) under the Exchange Act (subject to the exemptions provided in Rule 10A-3(c) under the Exchange Act), in accordance with BVI practice, we do not expect, at least initially, that such audit committee will comply with Nasdaq’s listing rules regarding the independence of audit committee members.

●	Proxy Statements. PubCo will not be required to and, in reliance on home country practice, it does not intend to, comply with certain Nasdaq listing rules regarding the provision of proxy statements for general meetings of members. PubCo will follow BVI practice, which does not impose a regulatory regime for the solicitation of proxies.

●	Shareholder Approval. PubCo will not be required to and, in reliance on home country practice, it does not intend to, comply with certain Nasdaq rules regarding shareholder approval for certain issuances of securities under Nasdaq Rule 5635.

●	Code of Conduct. We do not expect that PubCo will adopt a code of conduct applicable to all directors, officers, and employees, as it is not required to do so under BVI practice.

●	Related Party Transactions. While we expect that PubCo will conduct an appropriate review and oversight of all related party transactions for potential conflict of interest situations on an ongoing basis by its audit committee, such review will not be conducted by an independent body of the PubCo Board as it is not required to do so under BVI practice and there will not be an independent body of the PubCo Board, at least for some period of time after consummation of the Business Combination.

●	Annual Meetings. Consistent with BVI practice, PubCo may not hold annual meetings of its members.

PubCo intends to take all actions necessary for it to maintain compliance as a foreign private issuer under the applicable corporate governance requirements of the Sarbanes-Oxley Act, the rules adopted by the SEC and Nasdaq corporate governance rules and listing standards.

In addition, because PubCo is expected to be a foreign private issuer upon the consummation of the Business Combination and this offering, its directors and senior management will not be subject to short-swing profit and insider trading reporting obligations under Section 16 of the Exchange Act. They will, however, be subject to the obligations to report changes in share ownership under Section 13 of the Exchange Act and related SEC rules.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of certain material U.S. federal income tax considerations generally applicable to the acquisition, ownership, and disposition of the PubCo Ordinary Shares by a “U.S. holder” (as defined below). This discussion applies only to the PubCo Ordinary Shares that are held by a U.S. holder as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). This discussion does not describe all U.S. federal income tax considerations that may be relevant to a U.S. holder in light of such U.S. holder’s particular circumstances, nor does it address any state, local, or non-U.S. tax considerations, any non-income tax (such as gift or estate tax) considerations, the alternative minimum tax, the special tax accounting rules under Section 451(b) of the Code, the Medicare contribution tax on net investment income, or any tax consequences that may be relevant to U.S. holders that are subject to special tax rules, including, without limitation:

●	banks or other financial institutions;

●	insurance companies;

●	mutual funds;

●	pension or retirement plans;

●	S corporations;

●	broker or dealers in securities or currencies;

●	traders in securities that elect mark-to-market treatment;

●	regulated investment companies;

●	real estate investment trusts;

●	trusts or estates;

●	tax-exempt organizations (including private foundations);

●	persons that hold the PubCo Ordinary Shares as part of a “straddle,” “hedge,” “conversion,” “synthetic security,” “constructive ownership transaction,” “constructive sale,” or other integrated transaction for U.S. federal income tax purposes;

●	persons that have a functional currency other than the U.S. dollar;

●	certain U.S. expatriates or former long-term residents of the United States;

●	persons owning (directly, indirectly, or constructively) 5% (by vote or value) or more of our stock;

●	persons that acquired the PubCo Ordinary Shares pursuant to an exercise of employee stock options or otherwise as compensation;

●	partnerships or other entities or arrangements treated as pass-through entities for U.S. federal income tax purposes and investors in such entities;

●	“controlled foreign corporations” within the meaning of Section 957(a) of the Code;

●	“passive foreign investment companies” within the meaning of Section 1297(a) of the Code; and

●	corporations that accumulate earnings to avoid U.S. federal income tax.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds the PubCo Ordinary Shares, the tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership and the partner. Partnerships holding the PubCo Ordinary Shares should consult their tax advisors regarding the tax consequences in their particular circumstances.

This discussion is based on the Code, U.S. Treasury Regulations promulgated thereunder (the “Treasury Regulations”), administrative rulings, and judicial decisions, all as currently in effect and all of which are subject to change or differing interpretation, possibly with retroactive effect. Any such change or differing interpretation could alter the tax consequences described herein. Furthermore, there can be no assurance that the United States Internal Revenue Service (the “IRS”) will not challenge the tax considerations described herein and that a court will not sustain such challenge.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of PubCo Ordinary Shares, that is, for U.S. federal income tax purposes:

●	an individual who is a U.S. citizen or resident of the United States;

●	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust (i) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more “United States persons” within the meaning of Section 7701(a)(30) of the Code have the authority to control all substantial decisions of the trust or (B) that has in effect a valid election under applicable. Treasury Regulations to be treated as a United States person.

THIS DISCUSSION IS FOR GENERAL INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. THIS SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF PUBCO ORDINARY SHARES. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

Distributions on the PubCo Ordinary Shares

Subject to the PFIC rules discussed below under “—Passive Foreign Investment Company Rules,” distributions on the PubCo Ordinary Shares generally will be taxable as a dividend for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Such distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the applicable U.S. holder’s adjusted tax basis in its PubCo Ordinary Shares. Any remaining excess will be treated as gain realized on the sale or other taxable disposition of the PubCo Ordinary Shares and will be treated as described below under “—Sale or Other Taxable Disposition of the PubCo Ordinary Shares.” The amount of any such distributions will include any amounts required to be withheld by us (or another applicable withholding agent) in respect of any non-U.S. taxes. Any such amount treated as a dividend will be treated as foreign-source dividend income. Any such dividends received by a corporate U.S. holder generally will not qualify for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations. With respect to non-corporate U.S. holders, any such dividends generally will be taxed at currently preferential long-term capital gains rates only if (i) the PubCo Ordinary Shares are readily tradable on an established securities market in the United States or we are eligible for benefits under an applicable tax treaty with the United States, (ii) we are not treated as a PFIC with respect to the applicable U.S. holder at the time the dividend was paid or in the preceding year, and (iii) certain holding period and other requirements are met. Any such dividends paid in a currency other than the U.S. dollar generally will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. dollars at that time. A U.S. holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt.

As noted above and subject to applicable limitations, taxing jurisdictions other than the United States may withhold taxes from distributions on the PubCo Ordinary Shares, and a U.S. holder may be eligible for a reduced rate of withholding to the extent there is an applicable tax treaty between the applicable taxing jurisdiction and the United States and/or may be eligible for a foreign tax credit against the U.S. holder’s U.S. federal income tax liability. The foreign tax credit rules are complex, and U.S. holders should consult their tax advisors regarding the application of such rules, including the creditability of foreign taxes, in their particular circumstances.

Sale or Other Taxable Disposition of the PubCo Ordinary Shares

Subject to the PFIC rules discussed below under “—Passive Foreign Investment Company Rules,” upon any sale or other taxable disposition of the PubCo Ordinary Shares, a U.S. holder generally will recognize gain or loss in an amount equal to the difference, if any, between (i) the sum of (A) the amount of cash and (B) the fair market value of any other property received in such sale or disposition and (ii) the U.S. holder’s adjusted tax basis in the PubCo Ordinary Shares. Any such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. holder’s holding period for such PubCo Ordinary Shares exceeds one year. Long-term capital gain recognized by non-corporate U.S. holders generally will be taxed at currently preferential long-term capital gains rates. The deductibility of capital losses is subject to limitations. For foreign tax credit purposes, any such gain or loss generally will be treated as U.S. source gain or loss.

If the consideration received by a U.S. holder upon a sale or other taxable disposition of the PubCo Ordinary Shares is not paid in U.S. dollars, the amount realized will be the U.S. dollar value of such payment calculated by reference to the exchange rate in effect on the date of such sale or disposition. A U.S. holder may have foreign currency gain or loss to the extent of the difference, if any, between (i) the U.S. dollar value of such payment on the date of such sale or disposition and (ii) the U.S. dollar value of such payment calculated by reference to the exchange rate in effect on the date of settlement.

U.S. holders should consult their tax advisors regarding the tax consequences of a sale or other taxable disposition of the PubCo Ordinary Shares, including the creditability of foreign taxes imposed on such sale or disposition by a taxing jurisdiction other than the United States, in their particular circumstances.

U.S. Federal Income Tax Treatment of the Company

A corporation is generally considered for U.S. federal income tax purposes to be a tax resident in the jurisdiction of its organization or incorporation. Accordingly, under the generally applicable U.S. federal income tax rules, PubCo, which is organized under the laws of the BVI, would be classified as a non-U.S. corporation (and, therefore, not a U.S. tax resident) for U.S. federal income tax purposes. Section 7874 of the Code (“Section 7874”) provides an exception to this general rule (more fully discussed below), under which a non-U.S. incorporated entity may, in certain circumstances, be treated as a U.S. corporation for U.S. federal income tax purposes. These rules are complex and there is limited guidance regarding their application.

Under Section 7874, a corporation created or organized outside the United States (i.e., a non-U.S. corporation) will nevertheless be treated as a U.S. corporation for U.S. federal income tax purposes (and, therefore, as a U.S. tax resident subject to U.S. federal income tax on its worldwide income) if each of the following three conditions are met: (i) the non-U.S. corporation, directly or indirectly, acquires substantially all of the properties held directly or indirectly by a U.S. corporation (including through the acquisition of all of the outstanding shares of the U.S. corporation); (ii) the non-U.S. corporation’s “expanded affiliated group” does not have “substantial business activities” in the non-U.S. corporation’s country of organization or incorporation and tax residence relative to the expanded affiliated group’s worldwide activities (this test is referred to as the “substantial business activities test”); and (iii) subject to the Third Country Rule discussed below, after the acquisition, the former stockholders of the acquired U.S. corporation hold at least 80% (by either vote or value) of the shares of the non-U.S. acquiring corporation by reason of holding shares in the U.S. acquired corporation (taking into account the receipt of the non-U.S. corporation’s shares in exchange for the U.S. corporation’s shares) as determined for purposes of Section 7874 (this test is referred to as the “Ownership Test”).

For purposes of Section 7874, the first condition described above will be met with respect to the Business Combination because PubCo will acquire indirectly all of the assets of Flexi through the Business Combination, and PubCo, including its “expanded affiliated group,” is not expected to satisfy the substantial business activities test upon consummation of the Business Combination. As a result, whether Section 7874 will apply to cause PubCo to be treated as a U.S. corporation for U.S. federal income tax purposes following the Business Combination should depend on the satisfaction of the Ownership Test.

Based upon the terms of the Business Combination, the rules for determining share ownership under Section 7874 and the Treasury Regulations promulgated thereunder, and certain factual assumptions, PubCo currently expects that the Section 7874 ownership percentage of the TGVC stockholders in PubCo should be less than 80%.

Even so, Treasury Regulations promulgated under Section 7874 include a rule that generally provides that, if (i) there is an acquisition of a U.S. corporation by a non-U.S. corporation in which the Section 7874 ownership percentage is at least 60% (without the application of the Third Party Rule, as defined below), and (ii) in a related acquisition, the non-U.S. corporation acquires another non-U.S. corporation and the acquiring non-U.S. corporation is not subject to tax as a resident in the foreign country in which the acquired non-U.S. corporation was subject to tax as a resident prior to the acquisition, then stock of the acquiring non-U.S. corporation held by former stockholders of the acquired non-U.S. corporation by reason of having held stock in the acquired non-U.S. corporation is excluded in applying the Ownership Test. This rule is referred to herein as the “Third Country Rule.” If applicable, the Third Country Rule increases the Section 7874 ownership percentage and generally results in the acquiring non-U.S. corporation meeting the Ownership Test.

Based upon the terms of the Business Combination, the rules for determining share ownership under Section 7874 and the Treasury Regulations promulgated thereunder, and certain factual assumptions, PubCo currently expects that the Section 7874 ownership percentage of the TGVC stockholders in PubCo should be less than 60%.

Accordingly, PubCo is not expected to be treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874. However, whether the Ownership Test has been satisfied must be finally determined after completion of the Business Combination, by which time there could be adverse changes to the relevant facts and circumstances. Further, for purposes of determining the ownership percentage of former Flexi and TGVC stockholders for purposes of Section 7874, former Flexi stockholders will be deemed to own an amount of PubCo Ordinary Shares in respect to certain redemptions by TGVC prior to the Business Combination. In addition, as discussed above, the rules for determining ownership under Section 7874 are complex, unclear and the subject of ongoing regulatory change. Accordingly, there can be no assurance that the IRS would not assert a contrary position to those described above or that such an assertion would not be sustained by a court.

If PubCo were to be treated as a U.S. corporation for U.S. federal income tax purposes, it could be subject to substantial liability for additional U.S. income taxes, and the gross amount of any dividend payments to its non-U.S. holders could be subject to 30% U.S. withholding tax, depending on the application of any income tax treaty that might apply to reduce the withholding tax.

The remainder of this discussion assumes that PubCo will not be treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874.

Passive Foreign Investment Company Rules

Generally. The treatment of U.S. holders of PubCo Ordinary Shares could be materially different from that described above if the Company is treated as a passive foreign investment company (a “PFIC”), for U.S. federal income tax purposes. A PFIC is any foreign corporation with respect to which either: (i) 75% or more of the gross income for a taxable year constitutes passive income for purposes of the PFIC rules, or (ii) 50% or more of such foreign corporation’s assets in any taxable year (generally, based on the quarterly average of the value of its assets during such year) is attributable to assets, including cash, that produce passive income or are held for the production of passive income. Passive income generally includes dividends, interest, certain royalties and rents, annuities, net gains from the sale or exchange of property producing such income and net foreign currency gains. The determination of whether a foreign corporation is a PFIC is based upon the composition of such foreign corporation’s income and assets (including, among others, its proportionate share of the income and assets of any other corporation in which it owns, directly or indirectly, 25% (by value) of the stock), and the nature of such foreign corporation’s activities. A separate determination must be made after the close of each taxable year as to whether a foreign corporation was a PFIC for that year. Once a foreign corporation qualifies as a PFIC it is, with respect to a shareholder during the time it qualifies as a PFIC, and subject to certain exceptions, always treated as a PFIC with respect to such shareholder, regardless of whether it satisfied either of the qualification tests in subsequent years.

Based on the projected composition of PubCo’s income and assets, including goodwill, PubCo does not expect to be classified as a PFIC for its taxable year that includes the date of the Business Combination. The tests for determining PFIC status are applied annually after the close of the taxable year, and it is difficult to predict accurately future income and assets relevant to this determination. The fair market value of the assets of the Company is expected to depend, in part, upon (a) the market value of the PubCo Ordinary Shares, and (b) the composition of PubCo’s assets and income. Further, because PubCo may value its goodwill based on the market value of the PubCo Ordinary Shares, a decrease in the market value of the PubCo Ordinary Shares and/or an increase in cash or other passive assets (including as a result of the Business Combination) would increase the relative percentage of its passive assets. Moreover, any interest income that PubCo earns on its cash deposits would generally be treated as passive income and increase the risk that PubCo would be treated as a PFIC. The application of the PFIC rules is subject to uncertainty in several respects and, therefore, no assurances can be provided that the IRS will not assert that PubCo is a PFIC for the taxable year that includes the date of the Business Combination or in a future year.

If PubCo is or becomes a PFIC during any year in which a U.S. holder holds PubCo Ordinary Shares, there are three separate taxation regimes that could apply to such U.S. holder under the PFIC rules, which are the (i) excess distribution regime (which is the default regime), (ii) mark-to-market regime and (iii) QEF regime (as defined below). A U.S. holder who holds (actually or constructively) stock in a foreign corporation during any year in which such corporation qualifies as a PFIC is subject to U.S. federal income taxation under one of these three regimes. The effect of the PFIC rules on a U.S. holder will depend upon which of these regimes applies to such U.S. holder. However, dividends paid by a PFIC are generally not eligible for the lower rates of taxation applicable to qualified dividend income (“QDI”) under any of the foregoing regimes.

Excess Distribution Regime. If a U.S. holder does not make a mark-to-market election, as described below, the U.S. holder will be subject to the default “excess distribution regime” under the PFIC rules with respect to (i) any gain realized on a sale or other disposition (including a pledge) of PubCo Ordinary Shares, and (ii) any “excess distribution” received on PubCo Ordinary Shares (generally, any distributions in excess of 125% of the average of the annual distributions on PubCo Ordinary Shares during the preceding three years or the U.S. holder’s holding period, whichever is shorter). Generally, under this excess distribution regime:

●	the gain or excess distribution will be allocated ratably over the period during which the U.S. holder held PubCo Ordinary Shares;

●	the amount allocated to the current taxable year, will be treated as ordinary income; and

●	the amount allocated to prior taxable years will be subject to the highest tax rate in effect for that taxable year, and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or excess distribution will be payable generally without regard to offsets from deductions, losses, and expenses. In addition, gains (but not losses) realized on the sale of PubCo Ordinary Shares cannot be treated as capital gains, even if you hold the shares as capital assets. Further, no portion of any distribution will be treated as QDI.

Mark-to-Market Regime. Alternatively, a U.S. holder may make an election to mark marketable shares in a PFIC to market on an annual basis. PFIC shares generally are marketable if: (i) they are “regularly traded” on a national securities exchange that is registered with the Securities and Exchange Commission or on the national market system established under Section 11A of the Exchange Act; or (ii) they are “regularly traded” on any exchange or market that the Treasury Department determines to have rules sufficient to ensure that the market price accurately represents the fair market value of the stock. It is expected that PubCo Ordinary Shares, which are expected to be listed on Nasdaq, will qualify as marketable shares for purposes of the PFIC rules, but there can be no assurance that PubCo Ordinary Shares will be “regularly traded” for purposes of these rules. Pursuant to such an election, a U.S. holder would include in each year as ordinary income the excess, if any, of the fair market value of such stock over its adjusted basis at the end of the taxable year. A U.S. holder may treat as ordinary loss any excess of the adjusted basis of the stock over its fair market value at the end of the year, but only to the extent of the net amount previously included in income as a result of the election in prior years. A U.S. holder’s adjusted tax basis in the PFIC shares will be increased to reflect any amounts included in income, and decreased to reflect any amounts deducted, as a result of a mark-to-market election. Any gain recognized on a disposition of PubCo Ordinary Shares will be treated as ordinary income and any loss will be treated as ordinary loss (but only to the extent of the net amount of income previously included as a result of a mark-to-market election). A mark-to-market election only applies for the taxable year in which the election was made, and for each subsequent taxable year, unless the PFIC shares ceased to be marketable or the IRS consents to the revocation of the election. U.S. holders should also be aware that the Code and the Treasury Regulations do not allow a mark-to-market election with respect to stock of lower-tier PFICs that is non-marketable. There is also no provision in the Code, Treasury Regulations or other published authority that specifically provides that a mark-to-market election with respect to the stock of a publicly traded holding company (such as PubCo) effectively exempts stock of any lower-tier PFICs from the negative tax consequences arising from the general PFIC rules. U.S. holders should consult their own tax advisors to determine whether the mark-to-market tax election is available to them and the consequences resulting from such election.

QEF Regime. Alternatively, a U.S. holder of a PFIC may avoid the adverse PFIC tax consequences described above in respect of stock of the PFIC (but not warrants) by making and maintaining a timely and valid qualified electing fund (“QEF”) election (if eligible to do so) to include in income its pro rata share of the PFIC’s net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the first taxable year of the U.S. holder in which or with which the PFIC’s taxable year ends and each subsequent taxable year. In order to comply with the requirements of a QEF election, a U.S. holder must receive a PFIC Annual Information Statement from the PFIC. The company does not presently intend to provide a PFIC Annual Information Statement in order for U.S. holders to make or maintain a QEF election. However, as described above, PubCo does not expect to be classified as a PFIC for the taxable year that includes the Business Combination or in any subsequent taxable years.

PFIC Reporting Requirements. A U.S. holder of PubCo Ordinary Shares will be required to file an annual report on IRS Form 8621 containing such information with respect to its interest in a PFIC as the IRS may require. Failure to file IRS Form 8621 for each applicable taxable year may result in substantial penalties and result in the U.S. holder’s taxable years being open to audit by the IRS until such Forms are properly filed.

Additional Reporting Requirements

Certain U.S. holders holding specified foreign financial assets with an aggregate value in excess of the applicable dollar thresholds are required to report information to the IRS relating to PubCo Ordinary Shares, subject to certain exceptions (including an exception for PubCo Ordinary Shares held in accounts maintained by U.S. financial institutions), by attaching a complete IRS Form 8938 to their tax return, for each year in which they hold PubCo Ordinary Shares. Substantial penalties apply to any failure to file IRS Form 8938, unless the failure is shown to be due to reasonable cause and not willful neglect. Also, in the event a U.S. holder does not file IRS Form 8938 or fails to report a specified foreign financial asset that is required to be reported, the statute of limitations on the assessment and collection of U.S. federal income taxes of such U.S. holder for the related taxable year may not close before the date which is three years after the date on which the required information is filed. U.S. holders should consult their tax advisors regarding the effect, if any, of these rules on the ownership and disposition of PubCo Ordinary Shares.

Certain U.S. holders may be required to file an IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property to PubCo. Substantial penalties may be imposed on a U.S. holder that fails to comply with this reporting requirement and the statute of limitations on the assessment and collection of U.S. federal income taxes will be extended in the event of any such failure to comply.

Non-U.S. Holders

This section applies to non-U.S. holders. For purposes of this discussion, a “non-U.S. holder” means a beneficial owner (other than a partnership or an entity or arrangement so characterized for U.S. federal income tax purposes) of PubCo Ordinary Shares that is not a U.S. holder, including:

●	a nonresident alien individual, other than certain former citizens and residents of the United States;

●	a foreign corporation; or

●	a foreign estate or trust;

but, generally, does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition.

Ownership and Disposition of PubCo Ordinary Shares by Non-U.S. Holders. A non-U.S. holder of PubCo Ordinary Shares will generally not be subject to U.S. federal income tax or, subject to the discussion below under “—Information Reporting and Backup Withholding,” U.S. federal withholding tax on any dividends received on PubCo Ordinary Shares or any gain recognized on a sale or other disposition of PubCo Ordinary Shares (including, any distribution to the extent it exceeds the adjusted basis in the non-U.S. holder’s PubCo Ordinary Shares) unless the dividend or gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States and, if required by an applicable tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States. In addition, special rules may apply to a non-U.S. holder that is an individual present in the United States for 183 days or more during the taxable year of the sale or disposition, and certain other requirements are met. Such holders should consult their own tax advisors regarding the U.S. federal income tax consequences of the sale or disposition of PubCo Ordinary Shares.

Dividends and gains that are effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally will be subject to U.S. federal income tax at the same regular U.S. federal income tax rates applicable to a comparable U.S. holder and, in the case of a non-U.S. holder that is a corporation for U.S. federal income tax purposes, also may be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

Information Reporting and Backup Withholding

Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries are subject to information reporting, and may be subject to backup withholding, unless (i) the U.S. holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding. Backup withholding (currently at a rate of 24%) may apply to such amounts if the U.S. holder fails to provide an accurate taxpayer identification number (generally on an IRS Form W-9 provided to the paying agent of the U.S. holder’s broker) or is otherwise subject to backup withholding. U.S. holders may be subject to information reporting to the IRS and possible U.S. backup withholding with respect to their PubCo Ordinary Shares. U.S. holders should consult their own tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Information returns may be filed with the IRS in connection with, and non-U.S. holders may be subject to backup withholding on amounts received in respect of their PubCo Ordinary Shares, unless the non-U.S. holder furnishes to the applicable withholding agent the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, as applicable, or the non-U.S. holder otherwise establishes an exemption. Dividends paid with respect to PubCo Ordinary Shares and proceeds from the sale of other disposition of PubCo Ordinary Shares and other securities received in the United States by a non-U.S. holder through certain U.S.-related financial intermediaries may be subject to information reporting and backup withholding unless such non-U.S. holder provides proof of an applicable exemption or complies with certain certification procedures described above, and otherwise complies with the applicable requirements of the backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against the holder’s U.S. federal income tax liability, and a holder may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for a refund with the IRS and furnishing any required information.

FATCA

Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred to as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose U.S. federal withholding tax of 30% on certain withholdable payments to a “foreign financial institution” (as defined in the Code) (an “FFI”) unless the FFI (i) enters into an agreement with the IRS (or is subject to an applicable intergovernmental agreement) to withhold on certain payments and to collect and provide to the IRS (or local revenue authorities, as required under an applicable intergovernmental agreement) information regarding United States persons who hold accounts with the FFI and its affiliates (including certain foreign entities owned by United States persons), and (ii) provides the payor with a properly completed IRS Form W-8BEN-E to document its status or the FFI otherwise qualifies for an exemption. This IRS Form W-8BEN-E must include the FFI’s Global Intermediary Identification Number, which is obtained by registering with the IRS.

FATCA may also impose a 30% withholding tax on withholdable payments to a “non-financial foreign entity” (as defined in the Code) unless the entity provides the withholding agent with a properly completed IRS Form W-8BEN-E certifying that it does not have any “substantial United States owners” (as defined in the Code) or identifying its direct and indirect substantial United States owners or the entity otherwise qualifies for an exemption.

For purposes of FATCA, “withholdable payments” generally include U.S.-source payments otherwise subject to non-resident withholding tax (e.g., U.S. source interest or dividends), and, subject to the proposed Treasury Regulations discussed below, payments of gross proceeds from the sale or other disposition of any property of a type that can produce U.S. source interest or dividends (e.g., retirements and redemptions of indebtedness, sales of securities, or redemptions of stock in a U.S. corporation), even if the payment would otherwise not be subject to U.S. non-resident withholding tax (e.g., because it is capital gain).

While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of property, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may (but are not required to) rely on these proposed Treasury Regulations until final Treasury Regulations are issued. Redeeming non-U.S. holders are encouraged to consult with their own tax advisors regarding the possible application of FATCA to redemptions of PubCo Ordinary Shares.

British Virgin Islands Taxation

The government of the BVI does not, under existing legislation, impose any income, corporate or capital gains tax, estate duty, inheritance tax, gift tax, or withholding tax upon PubCo or its shareholders who are not tax resident in the BVI.

PubCo is not liable to pay any form of taxation in the BVI and all dividends, distributions, interest, rents, royalties, compensations, and other amounts paid by PubCo to persons who are not tax resident in the BVI will not be subject to any income, withholding, or capital gains taxes in the BVI, with respect to the PubCo Ordinary Shares owned by them and dividends received on such PubCo Ordinary Shares, nor will they be subject to any estate or inheritance taxes in the BVI.

No estate, inheritance, succession, or gift tax, rate, duty, levy, or other charge is payable by persons who are not tax resident in the BVI with respect to any shares, debt obligations, or other securities of PubCo.

Except to the extent that we have any interest in real property in the BVI, all instruments relating to transactions in respect of the shares, debt obligations, or other securities of PubCo and all instruments relating to other transactions relating to the business of PubCo are exempt from the payment of stamp duty in the BVI.

There are currently no withholding taxes or exchange control regulations in the BVI applicable to PubCo or its shareholders.

There is no income tax treaty or convention currently in effect between the United States and the BVI.

PUBCO ORDINARY SHARES ELIGIBLE FOR FUTURE SALE

Prior to the completion of this offering and the Business Combination, no PubCo Ordinary Shares are outstanding, other than the PubCo Ordinary Share[s] issued to Flexi, and there has not been a public market for the PubCo Ordinary Shares. Although we intend to apply to list the PubCo Ordinary Shares on Nasdaq, a regular trading market for the PubCo Ordinary Shares may not develop. Future sales of substantial amounts of the PubCo Ordinary Shares in the public market after completion of this offering and the Business Combination, or the possibility of these sales occurring, could cause the prevailing market price for the PubCo Ordinary Shares to fall or impair our ability to raise equity capital in the future. Upon completion of this offering and the Business Combination, there will be issued and outstanding [•] PubCo Ordinary Shares and PubCo Warrants to purchase [•] PubCo Ordinary Shares. All of the PubCo Ordinary Shares sold in this offering and issued pursuant to the Business Combination, and therefore that will be issued and outstanding upon completion of this offering and the Business Combination, will be freely transferable by persons other than our “affiliates” (as defined in Rule 144 under the Securities Act (“Rule 144”)) without restriction or further registration under the Securities Act. In addition, any PubCo Ordinary Shares issued upon exercise of the PubCo Warrants issued in the Business Combination will be freely transferable by persons other than our affiliates upon issuance.

We cannot predict what effect, if any, future sales of PubCo Ordinary Shares, or the availability of PubCo Ordinary Shares for future sale, will have on the trading price of the PubCo Ordinary Shares from time to time. Sales of substantial amounts of PubCo Ordinary Shares in the public market, or the perception that these sales could occur, could adversely affect the trading price of the PubCo Ordinary Shares.

Lock-Up Agreements

Pursuant to the underwriting agreement, we have agreed, for a period of 50 days after the closing of the Business Combination, subject to certain exceptions, not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock, without the prior written consent of ThinkEquity as representative of the underwriters.

Furthermore, pursuant to lock-up agreements dated as of the date of this prospectus (the “Lock-Up Agreements”), our directors and executive officers, TGVC, certain affiliates of the Sponsor, and holders of more than 5% of the issued and outstanding PubCo Ordinary Shares have agreed that, for a period of six months from the date of this prospectus, subject to certain exceptions, they will not offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any securities of PubCo without the prior written consent of ThinkEquity, as representative of the underwriters, excluding 5% of the PubCo Ordinary Shares owned by such person. See “Underwriting.”

Registration Rights Agreements

Concurrently with the execution of the Business Combination Agreement, PubCo entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Sponsor and certain Flexi shareholders pursuant to which, among other things, we agreed to provide the Sponsor and such shareholders with certain rights relating to the registration for resale under the Securities Act of PubCo Ordinary Shares, Assumed Warrants (including any PubCo Ordinary Shares issued or issuable upon the exercise of such Assumed Warrants), and any other equity security of PubCo issued or issuable with respect to any of such securities upon the Business Combination or by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization (the “Registrable Securities”). In particular, we agreed to use our commercially reasonable efforts to file a registration statement with the SEC under the Securities Act registering the resale of the Registrable Securities held by the Sponsor and the other signatories to the Registration Rights Agreement no later than 60 days after the closing of the Business Combination.

Rule 144

Pursuant to Rule 144, commencing on the date that is one year following the date on which PubCo files the information required by SEC Form 20-F as contemplated by Rule 144, our affiliates (as such term in defined therein) will be eligible to resell in the United States PubCo Ordinary Shares or other PubCo securities they own, provided that PubCo has been subject to the Exchange Act periodic reporting requirements for at least three months before the sale and has filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as PubCo was required to file reports) preceding the sale, if they comply with the volume, manner of sale, and notice requirements of Rule 144. Such volume limitations provide that an affiliate may sell within any three-month period only a number of securities that does not exceed the greater of:

●	1% of the total number of PubCo Ordinary Shares or other securities, as applicable, then outstanding; or

●	the average weekly reported trading volume of the PubCo Ordinary Shares or other securities, as applicable, during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

The requirements of Rule 144 would only apply to sales of PubCo securities by affiliates not made pursuant to a registration statement, including the resale registration statement we are obligated to file pursuant to the Registration Rights Agreement, or another exemption from registration.

UNDERWRITING

ThinkEquity LLC is acting as the representative of the underwriters of the offering. We have entered into an underwriting agreement dated [•], 2023 with the representative. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to each underwriter named below, and each underwriter named below has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus, the number of PubCo Ordinary Shares listed next to its name in the following table:

Underwriter	Number of Shares
ThinkEquity LLC
Total

The underwriters are committed to purchase all of the Shares offered by PubCo, other than those covered by the over-allotment option to purchase additional PubCo Ordinary Shares described below, if any are purchased. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, the underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the Shares are subject to various representations and warranties and other customary conditions specified in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

To the extent permitted by law, we have agreed to indemnify the underwriters and their respective affiliates, stockholders, directors, officers, employees, members and controlling persons against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

The underwriters are offering the PubCo Ordinary Shares subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Over-Allotment Option

We have granted a 45-day option to the underwriters to purchase up to [•] additional PubCo Ordinary Shares from us (15% of the PubCo Ordinary Shares sold in this offering) solely to cover over-allotments, if any, at the public offering price, less underwriting discounts and commissions. If the representative exercises this option in whole or in part, then the underwriters will be severally committed, subject to the conditions described in the underwriting agreement, to purchase the additional PubCo Ordinary Shares in proportion to their respective commitments set forth in the prior table.

Discounts, Commissions and Reimbursement

The representative has advised us that the underwriters propose to offer the PubCo Ordinary Shares to the public at the initial public offering price per share set forth on the cover page of this prospectus. The underwriters may offer Shares to securities dealers at that price, less a concession of not more than $[•] per share, of which up to $[•] per share may be reallowed to other dealers. After the initial offering to the public, the public offering price and other selling terms may be changed by the representative.

The following table summarizes the underwriting discounts and commissions and proceeds, before expenses, to us assuming both no exercise and full exercise by the representative of the over-allotment option:

Total
	Per Share	Without Over-allotment Option	With Over-allotment Option
Public offering price	$	$	$
Underwriting discounts and commissions (7.0%)	$	$	$
Non-accountable expense allowance (1%)	$	$	$
Proceeds, before expenses, to us	$	$	$

We have paid an expense deposit of $40,000 to the representative, which will be applied against the actual out-of-pocket accountable expenses that will be paid by us to the representative in connection with this offering and will be reimbursed to us to the extent not incurred. We have agreed to reimburse the representative for the fees and expenses of its legal counsel in connection with the offering in an amount not to exceed $125,000, all fees, expenses and disbursements related to the registration or qualification of the Shares sold in the offering under the “blue sky” securities of such states and other jurisdictions as the representative may reasonably designate, the fees and expenses related to the use of book building, prospectus tracking and compliance software for the offering in the amount of $29,500, up to $15,000 for background checks of our officers and directors, $10,000 for data services and communications expenses, up to $10,000 for the out-of-pocket fees and expenses of the representative for marketing and roadshows for the offering, up to $30,000 of the representative’s market-making and trading, and clearing firm settlement expenses for the offering, and up to $3,000 of the costs associated with preparing bound volumes of the public offering materials and any commemorative mementos or Lucite tombstones for the offering.

We estimate the expenses of this offering payable by us, not including underwriting discounts and commissions and non-accountable expense allowance, will be approximately $[______].

Representative’s Warrants

Upon the closing of this offering, we have agreed to issue to the representative warrants to purchase a number of PubCo Ordinary Shares equal to 5% of the total number of Shares sold in this offering. The Representative’s Warrants will be exercisable at a per share exercise price equal to 125% of the public offering price per PubCo Ordinary Share sold in this offering. The Representative’s Warrants are exercisable at any time and from time to time, in whole or in part, during the four- and one-half-year period commencing six months from the effective date of the registration statement related to this offering. The Representative’s Warrants also provide for one demand registration right of the PubCo Ordinary Shares underlying the Representative’s Warrants, and unlimited “piggyback” registration rights with respect to the registration of the PubCo Ordinary Shares underlying the Representative’s Warrants and customary anti-dilution provisions. The demand registration right provided will not be greater than five years from the effective date of the registration statement related to this offering in compliance with FINRA Rule 5110(g)(8)(C). The piggyback registration right provided will not be greater than seven years from the effective date of the registration statement related to this offering in compliance with FINRA Rule 5110(g)(8)(D).

The Representative’s Warrants and the PubCo Ordinary Shares underlying the Representative’s Warrants have been deemed compensation by the Financial Industry Regulatory Authority (“FINRA”), and are therefore subject to a 180-day lock-up pursuant to Rule 5110(e)(1) of FINRA. The representative, or permitted assignees under such rule, may not sell, transfer, assign, pledge, or hypothecate the Representative’s Warrants or the shares underlying the Representative’s Warrants, nor will the representative engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Representative’s Warrants or the underlying shares for a period of 180 days from the effective date of the registration statement. Additionally, the Representative’s Warrants may not be sold transferred, assigned, pledged, or hypothecated for a 180-day period following the effective date of the registration statement except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. The Representative’s Warrants will provide for adjustment in the number and price of the Representative’s Warrants and the PubCo Ordinary Shares underlying such Representative’s Warrants in the event of recapitalization, merger, stock split, stock dividend or consolidation and further, the number of PubCo Ordinary Shares underlying the Representative’s Warrants may be reduced if necessary to comply with FINRA rules and regulations.

Discretionary Accounts

The underwriters do not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Right of First Refusal

Until [•], 2025, 18 months from the effective date of the registration statement of which this prospectus is a part, the representative shall have an irrevocable right of first refusal to act as sole investment banker, sole book-runner and/or sole placement agent, at the representative’s sole discretion, for each and every future public and private equity and debt offering for PubCo, or any successor to or any subsidiary of PubCo, including all equity linked financings, on terms customary to the representative. The representative shall have the sole right to determine whether or not any other broker-dealer shall have the right to participate in any such offering and the economic terms of any such participation.

Nasdaq Stock Market

PubCo intends to apply to list the PubCo Ordinary Shares and the PubCo Warrants on Nasdaq with the ticker symbols “FLXG” and “FLXGW,” respectively.

Lock-Up Agreements

Pursuant to the underwriting agreement and the Lock-Up Agreements, we and our executive officers and directors, TGVC, certain affiliates of the Sponsor, and holders of more than 5% of the issued and outstanding PubCo Ordinary Shares as of the effective date of the registration statement of which this prospectus is a part have agreed, subject to limited exceptions, not to directly or indirectly, offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, PubCo Ordinary Shares or any securities convertible into or exercisable or exchangeable for PubCo Ordinary Shares (the “Lock-Up Securities”), enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, make any demand for, or exercise any right, or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Lock-Up Securities, or enter into any transaction, swap, hedge or other arrangement relating to any Lock-Up Securities, subject to customary exceptions, or publicly disclose the intention to do any of the foregoing, for a period of six months (three months in the case of PubCo) from the date of this prospectus, without the prior written consent of the Representative; provided, however, that (i) other than with respect to PubCo, the restrictions with respect to resale of the Lock-Up Securities excludes 5% of the PubCo Ordinary Shares owned by such person and (ii) the restrictions with respect to filing a registration statement with respect to the Lock-Up Securities apply only for 50 days after the closing of the Business Combination.

Electronic Offer, Sale, and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members. The representative may agree to allocate a number of securities to underwriters and selling group members for sale to its online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus is a part, has not been approved or endorsed by us, and should not be relied upon by investors.

Price Stabilization, Short Positions and Penalty Bids

The underwriters may engage in transactions that stabilize, maintain, or otherwise affect the price of our securities. In connection with the offering, the underwriters may purchase and sell our securities in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares in the offering. The underwriters may close out any covered short position by either exercising the over-allotment option to purchase shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option to purchase shares. “Naked” short sales are sales in excess of the over-allotment option to purchase shares. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our securities in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares made by the underwriters in the open market before the completion of the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of our securities. As result, the price of our securities may be higher than the price that might otherwise exist in the open market.

The underwriters make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our securities. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

Certain of the underwriters and their affiliates may in the future provide various advisory, investment banking, commercial banking and other financial services to us and our affiliates for which they may in the future receive customary fees and commissions.

Pricing of the Offering

Prior to this offering, there was no established public market for the PubCo Ordinary Shares. The initial public offering price will be determined by negotiations among us and the representative of the underwriters. In addition to prevailing market conditions, among the factors to be considered in determining the initial public offering price of the PubCo Ordinary Shares will be:

➢ estimates of our business potential and our earnings prospects;

➢ an assessment of our management; and

➢ the consideration of the above factors in relation to market valuation of companies in related businesses.

The estimated initial public offering price range set forth on the cover page of this prospectus is subject to change as a result of market conditions and other factors. Neither we nor the underwriters can assure investors that an active trading market for the PubCo Ordinary Shares will develop or that, after the offering, the PubCo Ordinary Shares will trade in the public market at or above the public offering price.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after their transfer to the offeree under this prospectus.

BVI

This prospectus does not constitute and shall not be construed as an offer or solicitation to the public in the BVI to subscribe for Shares. Shares shall not be acquired for the account or benefit of any person who is a resident of, or who is domiciled in, the BVI (other than a business company incorporated in the BVI that is not resident in the BVI), nor to a custodian, nominee or trustee of any such person.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor. Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI33-105 regarding underwriter conflicts of interest in connection with this offering.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the PRC (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

European Economic Area—Belgium, Germany, Luxembourg, and Netherlands

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC (“Prospectus Directive”), as implemented in Member States of the European Economic Area (each, a “Relevant Member State”), from the requirement to produce a prospectus for offers of securities.

An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

●	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

●	to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);

●	to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining the prior consent of the Company or any underwriter for any such offer; or

●	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

France

This document is not being distributed in the context of a public offering of financial (securitieestrfre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code Monétaire et Financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité destraihés financiers (“AMF”). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to be distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseuestraintiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D.744-1, D.754-1, and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercestraintint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1; and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The securities have not been offered or sold, and will not be offered, sold, or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the “ISA”), nor have such securities been registered for sale in Israel. The Shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals, or licenses in connection with the offering or publishing of the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be made only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Societa e la Borsa, or “CONSOB”) pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

●	to Italian qualified investors, as defined in Article 100 of Decree No.58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999, as amended (“Regulation No. 11971”) (“Qualified Investors”); and

●	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971.

Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

●	made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

●	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and Regulation No. 11971, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissăo do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales, and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it, or the information contained in it, to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale, in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it, or the information contained in it, to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA).

This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

Neither this document nor the securities have been approved, disapproved, or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor has the Company received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the securities, including the receipt of applications and/or the allotment or redemption of such securities, may be rendered within the United Arab Emirates by PubCo.

No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published, or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to PubCo.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

EXPENSES RELATED TO THE OFFERING

Set forth below is an itemization of our total expenses, excluding underwriting discounts [and commissions], which are expected to be incurred in connection with the offer and sale of the securities by us. With the exception of the SEC registration fee, all amounts are estimates.

U.S. dollar
SEC Registration Fee	$
Legal Fees and Expenses	$
Accounting Fees and Expenses	$
Printing Expenses	$
Miscellaneous Expenses	$
Total	$

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES UNDER U.S. SECURITIES LAWS

PubCo is incorporated under the laws of the BVI as a business company with limited liability. PubCo is incorporated in the BVI to take advantage of benefits associated with being a BVI business company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions, and the availability of professional and support services. The BVI does, however, have a less-developed body of securities laws as compared to the United States and provides less protections for investors. In addition, BVI companies do not have standing to sue before the federal courts of the United States.

All of Flexi’s assets are, and all of PubCo’s assets will be, located outside the United States. In addition, all of Flexi’s officers and directors and PubCo’s current and intended officers and directors are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon PubCo or these persons, or to enforce judgments obtained in U.S. courts against any of them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for PubCo shareholders to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against PubCo and its officers and directors.

The following table provides the country of citizenship and current residence for each of Flexi’s officers and directors and PubCo’s current and intended officers and directors.

Officer/Director	Country of Citizenship	Country of Current Residence
Christopher Edwards	United Kingdom	Hong Kong
Yee Fei Chan	Malaysia	Malaysia
Constant Tedder	United Kingdom	Hong Kong
Erman Akinci	Malaysia	Malaysia
Juhn Teo	Malaysia	Malaysia
Alexis Grolin	France	France

PubCo has appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, New York 10168, as its agent upon whom process may be served in any action brought against it under the securities laws of the United States.

Conyers Dill & Pearman, Flexi and PubCo’s BVI counsel, and Lucosky Brookman, Flexi and PubCo’s United States counsel, have advised Flexi and PubCo that the United States and the BVI do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would not automatically be enforceable in the BVI. Conyers Dill & Pearman has also advised PubCo that a final and conclusive judgment obtained in U.S. federal or state courts under which a sum of money is payable as compensatory damages (i.e., not being a sum claimed by a revenue authority for taxes or other charges of a similar nature by a governmental authority, or in respect of a fine or penalty or multiple or punitive damages) may be the subject of an action on a debt in the court of the BVI under the common law doctrine of obligation.

PubCo’s Amended and Restated Memorandum and Articles of Association does not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between PubCo, its officers and directors, and its shareholders be arbitrated.

Conyers Dill & Pearman has further advised PubCo that there is uncertainty as to whether the BVI would:

●	recognize or enforce judgments of United States courts obtained against PubCo or its directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

●	entertain original actions brought in each respective jurisdiction against PubCo or its directors or officers predicated upon the securities laws of the United States or any state in the United States.

The PRC does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States and many other countries and regions. Therefore, recognition and enforcement in the PRC of judgments of U.S. courts in relation to any matter not subject to a binding arbitration provision may be difficult or impossible.

The recognition and enforcement of foreign judgments are provided for under the Civil Procedures Law. Mainland China courts may recognize and enforce foreign judgments in accordance with the requirements of the Civil Procedures Law based either on treaties between mainland China and the country where the judgment is made or on principles of reciprocity between jurisdictions. The PRC does not have any treaties or other forms of written arrangements with the U.S. that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the Civil Procedures Law, mainland China courts will not enforce a foreign judgment against the Sponsor or TGVC’s directors and officers if they decide that the judgment violates the basic principles of mainland China laws or national sovereignty, security, or public interest. As a result, it is uncertain whether and on what basis a mainland China court would enforce a judgment rendered by a court in the U.S. Recognition and enforcement in mainland China of judgments of U.S. courts in relation to any matter not subject to a binding arbitration provision may be difficult or impossible.

There is also uncertainty as to whether the courts of Hong Kong would enforce in Hong Kong, in original actions or in actions for enforcement, judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any state or territory within the United States. There are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the United States. A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (i) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty) and (ii) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

Due to the lack of reciprocity and treaties between the U.S., on the one hand, and the PRC, on the other hand, and the additional time and cost constraints in order to enforce judgments obtained in U.S. courts based upon the civil liability provisions of U.S. federal securities laws in the PRC, PubCo shareholders, may experience difficulties in effecting service of legal process in the U.S. and enforcing civil liabilities in the PRC against PubCo and certain of its directors and officers.

LEGAL MATTERS

The validity of the issuance of the PubCo Ordinary Shares has been passed upon by Conyers Dill & Pearman. Loeb & Loeb LLP, New York, New York, has acted as counsel for the underwriters in connection with certain legal matters related to this offering.

EXPERTS

The consolidated financial statements of Flexi as of December 31, 2022 and 2021, and for the years then ended, and of Common Ground Works Sdn Bhd as of December 31, 2021 and 2020, and for the years then ended, appearing in this prospectus have been audited by BF Borgers CPA PC, an independent registered public accounting firm, 5400 W Cedar Ave, Lakewood, Colorado 80226, PCAOB No. PC (5041), as set forth in its report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as an expert in accounting and auditing.

BF Borgers CPA PC has been Flexi’s auditor since 2022. Prior to that, Flexi’s auditor had been BDO Ltd, Professional Number: M0200, 25th Floor Wing On Centre, 111 Connaught Road Central, Hong Kong.

The financial statements of TGVC as of December 31, 2022 and 2021, and for the year ended December 31, 2022 and the period from February 8, 2021 (inception) through December 31, 2021, appearing in this prospectus have been audited by Marcum LLP, an independent registered public accounting firm, as stated in its report appearing elsewhere in this prospectus (which contains an explanatory paragraph relating to substantial doubt about the ability of TGVC to continue as a going concern), and are included in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

As a foreign private issuer, after the consummation of the Business Combination, PubCo will be required to file its annual report on Form 20-F with the SEC no later than four months following its fiscal year end.

Information and statements contained in this prospectus or any exhibit to the registration statement of which this prospectus is a part are qualified in all respects by reference to the copy of the relevant contract or other document filed as an exhibit to the registration statement of which this prospectus is a part.

TG Venture Acquisition Corp. Unaudited Financial Statements as of September 30, 2023
Condensed Balance Sheets as of September 30, 2023 (Unaudited) and December 31, 2022	F-102
Unaudited Condensed Statements of Operations for the three and nine months ended September 30, 2023 and 2022	F-103
Unaudited Condensed Statements of Changes in Stockholders’ Deficit for the three and nine months ended September 30, 2023 and 2022	F-104
Unaudited Condensed Statements of Cash Flows for the nine months ended September 30, 2023 and 2022	F-105
Notes to Unaudited Condensed Financial Statements	F-106

TG Venture Acquisition Corp. Unaudited Financial Statements as of June 30, 2023
Condensed Balance Sheets as of June 30, 2023 (Unaudited) and December 31, 2022	F-129
Unaudited Condensed Statements of Operations for the three and six months ended June 30, 2023 and 2022	F-130
Unaudited Condensed Statements of Changes in Stockholders’ Deficit for the three and six months ended June 30, 2023 and 2022	F-131
Unaudited Condensed Statements of Cash Flows for the six months ended June 30, 2023 and 2022	F-132
Notes to Unaudited Condensed Financial Statements	F-133

TG Venture Acquisition Corp. Audited Financial Statements
Report of Independent Registered Public Accounting Firm (PCAOB ID 688)	F-156
Balance Sheets as of December 31, 2022 and 2021	F-157
Statements of Operations for the year ended December 31, 2022 and 2021	F-158
Statements of Changes in Stockholders’ (Deficit) Equity for the year ended December 31, 2022 and the period from February 8, 2021 (inception) through December 31, 2021	F-159
Statements of Cash Flows for the year ended December 31, 2022 and the period from February 8, 2021 (inception) through December 31, 2021	F-160
Notes to Financial Statements	F-161

F-1

THE FLEXI GROUP LTD

CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

CONDENSED INTERIM CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

		As at
(All amounts stated in United States Dollars, unless otherwise stated)		June 30, 2023	December 31, 2022
Non-current assets
Intangible assets	6	55,160,286	55,181,350
Property, plant and equipment	7	6,121,021	7,487,195
Right-of-use assets	8	22,477,782	25,208,941
Deferred tax assets (net)	9	871,638	895,395
Investments accounted for using equity method	10	1,763,118	1,841,418
Financial asset
- Other long-term financial assets	11	2,457,639	2,966,618
Total non-current assets		88,851,484	93,580,917
Current assets
Financial asset
- Trade and other receivables	12	2,038,326	2,528,417
- Cash and cash equivalents	14	3,256,407	3,297,485
Current tax assets	15	10,648	28,915
Total current assets		5,305,381	5,854,817
Total assets		94,156,865	99,435,734

Equity
Share capital	16	74,947,920	74,947,920
Other components of equity	17	(26,258,969)	(25,021,010)
Equity attributable to the equity holders of the Company		48,688,951	49,926,910
Non-Controlling Interest		1,218,206	1,211,136
Total equity		49,907,157	51,138,046

Non-current liabilities
Financial liabilities
-Lease liabilities	18	20,657,705	19,715,742
-Borrowings	19	1,396,569	250,952
Provision for restoration cost	20	1,849,112	1,868,035
Other payables	21	3,025,527	3,191,863
Total non-current liabilities		26,928,913	25,026,592
Current liabilities
Financial liabilities
- Trade and other payables	22	11,790,186	12,669,890
- Lease liabilities	18	3,779,331	7,520,663
- Borrowings	19	476,935	940,717
Contract and other liabilities	23	1,210,894	2,091,722
Current tax liabilities	24	63,449	48,104
Total current liabilities		17,320,795	23,271,096
Total liabilities		44,249,708	48,297,688
Total equity and liabilities		94,156,865	99,435,734

THE FLEXI GROUP LTD

CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

CONDENSED INTERIM CONSOLIDATED STATEMENTS OF PROFIT AND LOSS AND COMPRENSIVE INCOME

(All amounts in United States Dollars, unless otherwise stated)		For the six months ended
		June 30, 2023	June 30, 2022
Revenue from operations	26	11,425,670	6,960,233
Cost of sales	27	(4,500,292)	(3,060,842)
Gross profit		6,925,378	3,899,391
Other income/(expense)	28	395,615	(736,424)
Administration expenses	29	(7,557,411)	(5,208,025)
Finance cost	30	(679,302)	(517,050)
Share of (loss)/profit from equity accounted investments	10	(79,160)	22,510
Loss before income tax expense		(994,880)	(2,539,598)
Income tax expense	31	(93,085)	(5,190)
Loss for the period		(1,087,965)	(2,544,788)
Profits attributable to
Non-controlling interest		7,070	15,074
Owners of the parent		(1,095,035)	(2,559,862)
Other comprehensive income
Items that will not be reclassified to profit or loss:
Exchange differences on translating foreign operations attributable to:
Non-controlling interest		—	263,458
Owners of the parent		(142,924)	730,933
Other comprehensive income, net of tax		(142,924)	994,391
Total comprehensive loss for the period		(1,230,889)	(1,550,398)

THE FLEXI GROUP LTD

CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

CONDENSED CONSOLIDATED INTERIM STATEMENTS OF CHANGES IN EQUITY

	Share premium	Foreign exchange reserve	Share based payment reserve	Accumulated losses	Non controlling interest	Total
Balance at January 01, 2023	74,947,920	612,632	2,649,282	(28,282,924)	1,211,136	51,138,046
(Loss)/profit for the period	—	—	—	(1,095,035)	7,070	(1,087,965)
Exchange differences on translation of foreign operations	—	(142,924)	—	—	—	(142,924)
Balance at June 30, 2023	74,947,920	469,708	2,649,282	(29,377,959)	1,218,206	49,907,157

Balance at January 01, 2022	23,031,342	90,452	2,587,940	(24,257,721)	—	1,452,013
Issuance of shares	51,916,578	—	—	—	—	51,916,578
Non controlling interest share due to business combination	—	—	—	—	(3,305,179)	(3,305,179)
Issue of equity shares of option	—	—	230,809	—	—	230,809
(Loss)/profit for the period	—	—	—	(2,559,862)	15,074	(2,544,788)
Exchange differences on translation of foreign operations	—	730,933	—	—	263,458	994,391
Balance at June 30, 2022	74,947,920	821,385	2,818,749	(26,817,583)	(3,026,647)	48,743,824

THE FLEXI GROUP LTD

CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

CONDENSED INTERIM CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

		For the six months ended
		June 30, 2023	June 30, 2022
Cash flows from operating activities
Loss before income tax expense		(994,880)	(2,539,598)
Adjustments for:
Depreciation of property, plant and equipment		1,053,939	684,982
Depreciation of right-of-use assets		4,062,779	2,655,853
Loss on disposal of property, plant and equipment		128,307	262,573
Amortization of intangible assets		33,212	270,521
Interest expense on lease liabilities		531,528	572,681
Interest expense on borrowings		59,387	96,401
Interest income		(7,139)	(2,021)
Discounting effect on security deposit		(50,671)	—
Gain on retirement of lease obligation		(980)	—
Provision for stock-based compensation expense		—	230,809
Additional provision for restoration made		—	18,498
Unwind of discounting on provision for restoration costs		20,371	19,623
Share of loss/(profit) from equity accounted investments		79,160	(22,510)
Operating profit before working capital changes		4,915,013	2,247,812
Decrease/(increase) in trade and other receivables		(1,302)	(381,501)
Increase/(decrease) in accruals and other payables		(555,532)	1,435,471
Increase/(decrease) long term deposits		559,650	857,218
Cash generated from operations		4,917,829	4,159,000
Income tax paid		(59,473)	(11,673)
Net cash from operating activities	(A)	4,858,356	4,147,327

Cash flows from investing activities
Purchases of property, plant and equipment		(95,126)	(665,918)
Purchase of intangible assets		(28,225)	—
Proceeds from disposal of equipment		2,767	—
Interest received		7,139	2,021
Net cash used in investing activities	(B)	(113,445)	(663,897)

Cash flows from financing activities
Interest paid		(59,387)	(96,401)
Repayment of principal of lease liabilities		(4,058,861)	(3,441,652)
Repayment of interest of lease liabilities		(531,528)	(572,681)
Proceeds/(repayment of) from borrowings		688,614	(405,394)
Issuance of preference shares		—	249,912
Repayment to shareholders		(1,130,287)	—
Advances from directors		444,798	—
Net cash used in financing activities	(C)	(4,646,651)	(4,266,216)

Net increase in cash and cash equivalents	(A+B+C)	98,260	(782,786)
Cash and cash equivalents at beginning of period		3,297,485	2,251,885
Effect of foreign exchange rate changes		(139,338)	(48,869)
Cash acquired on acquisition		—	3,133,931
Cash and cash equivalents at end of period		3,256,407	4,554,161

THE FLEXI GROUP LTD

CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - COMPANY OVERVIEW

The Flexi Group Limited (formerly known as “The Hive Worldwide Limited”) is a limited liability company incorporated in the British Virgin Islands. The address of its registered office is Wickhams Cay 11, Road Town, Tortola, VG 1110, British Virgin Islands.

The principal activity of The Flexi Group Limited (“the Group”) is managing business centres. There has been no significant change in the nature of this activity during the period.

On June 01, 2022, the Group has completed acquisition of Common Ground Works Sdn Bhd and its subsidiaries (“CG Group” or “Common Ground Group”). CG Group is a coworking and business centre management company.

NOTE 2 - BASIS OF PREPARATION

This Condensed Interim Consolidated Financial Statements are for the six months ended June 30, 2023. The financial statements of the Group have been prepared in accordance with International Financial Reporting Standards (“IFRSs”), as issued by the International Accounting Standards Board (“IASB”). They have been prepared in accordance with IAS 34 ‘Interim Financial Reporting’. They do not include all of the information required in annual financial statements in accordance with IFRS, and should be read in conjunction with the consolidated financial statements for the year ended December 31, 2022.

The financial statements of the Group have been prepared on the historical cost basis, except as otherwise disclosed in Note 3.

The individual financial statements of each entity in the Group are measured using the currency of the primary economic environment in which they operate (“the functional currency”). The consolidated financial statements are presented in United States Dollar (“USD”) (“the presentation currency”).

Going concern

The financial statements of the Group have been prepared on the assumption that the Group will continue as a going concern. The application of the going concern basis is based on the assumption that the Group will be able to realize its assets and liquidate its liabilities in the normal course of business.

The Group incurred a net loss of USD 1,087,965 for period ended June 30, 2023 and had net current liabilities of USD 12,015,414 as at June 30, 2023. The Group’s shareholders have also undertaken to provide continuing financial support, including not to demand repayment of amounts due, until the Group is able to pay its other creditors in the normal course of business, in order to maintain the Group as a going concern. Management is confident that it will optimize its cash flows and believes that it will continue to have adequate resources to continue in operational existence for foreseeable future, accordingly, the financial statements are continued to be prepared on a going concern basis.

NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES

3.1	Basis of consolidation

The consolidated financial statements comprise the financial statements of the Group. The financial statements of the subsidiaries used in the preparation of the consolidated financial statements are prepared for the same reporting date as the Group.

Consistent accounting policies are applied to like transactions and events in similar circumstances.

There are no accounting pronouncements which have become effective from January 1, 2023 that have a significant impact on the Group’s interim condensed consolidated financial statements.

The Condensed Interim Consolidated Financial Statements have been prepared in accordance with the accounting policies adopted in the Group’s most recent annual financial statements for the year ended 31 December 2022.

(a)	Subsidiaries

A subsidiary is an investee over which the Group is able to exercise control. The Group controls an investee if all three of the following elements are present: power over the investee, exposure, or rights, to variable returns from the investee, and the ability to use its power to affect those variable returns. Control is reassessed whenever facts and circumstances indicate that there may be a change in any of these elements of control.

(b)	Intragroup transactions

Intra-group balances and transactions, and any unrealized income and expenses arising from intra-group transactions are eliminated in preparing the consolidated financial statements.

Unrealized gains arising from transactions with equity-accounted associates and joint ventures are eliminated against the investment to the extent of the Group’s interest in the investee. Unrealized losses are eliminated in the same way as unrealized gains, but only to the extent that there is no evidence of impairment.

(c)	Business combination

The Group applies the acquisition method in accounting for business combinations. The consideration transferred by the Group to obtain control of a subsidiary is calculated as the sum of the acquisition-date fair values of assets transferred, liabilities incurred and the equity interests issued by the Group.

Assets acquired and liabilities assumed are measured at their acquisition-date fair values.

Goodwill represents the future economic benefits arising from a business combination that are not individually identified and separately recognized.

(d)	Non-controlling interests

Non-controlling interests represent the equity in subsidiaries not attributable, directly or indirectly, to owners of the Group and are presented separately in the consolidated statement of financial position within equity.

Losses attributable to the non-controlling interests are allocated to the non-controlling interests even if the losses exceed the non-controlling interests.

3.2	Investments accounted using equity method

Investments in associates and joint ventures are accounted for using the equity method.

The carrying amount of the investment in associates and joint ventures is increased or decreased to recognize the Group’s share of the profit or loss and other comprehensive income of the associate and joint venture, adjusted where necessary to ensure consistency with the accounting policies of the Group.

Unrealised gains and losses on transactions between the Group and its associates and joint ventures are eliminated to the extent of the Group’s interest in those entities.

3.3	Foreign currency transactions and operations

(a)	Translation of foreign currency transactions

Foreign currency transactions are translated to the respective functional currencies of the Group entities using the exchange rates prevailing at the transaction dates. At the end of each reporting date, monetary items denominated in foreign currencies are retranslated at the exchange rates prevailing at the reporting date.

Non-monetary items denominated in foreign currencies that are measured at fair value are retranslated at the rates prevailing at the dates the fair values were determined. Non-monetary items denominated in foreign currencies that are measured at historical cost are translated at the historical rates as at the dates of the initial transactions.

Foreign exchange differences arising on settlement or retranslation of monetary items are recognized in profit or loss except for monetary items that are designated as hedging instruments in either a cash flow hedge or a hedge of the Group’s net investment of a foreign operation. When settlement of a monetary item receivable from or payable to a foreign operation is neither planned nor likely to occur in the foreseeable future, exchange differences are recognized in profit or loss in the separate financial statements of the parent Group or the individual financial statements of the foreign operation. In the Condensed Interim consolidated financial statements, the exchange differences are considered to form part of a net investment in a foreign operation and are recognized initially in other comprehensive income until its disposal, at which time, the cumulative amount is reclassified to profit or loss.

The gain or loss arising on translation of non-monetary items measured at fair value is treated in line with the recognition of the gain or loss on the change in fair value of the item (i.e. translation differences on items whose fair value gain or loss is recognized in other comprehensive income or profit or loss are also recognized in other comprehensive income or profit or loss, respectively).

(b)	Translation of foreign operations

The assets and liabilities of foreign operations denominated in the functional currency different from the presentation currency, including goodwill and fair value adjustments arising on acquisition, are translated into the presentation currency at exchange rates prevailing at the reporting date. The income and expenses of foreign operations are translated at exchange rates at the dates of the transactions. Exchange differences arising on the translation are recognized in other comprehensive income. However, if the foreign operation is a non-wholly owned subsidiary, then the relevant proportionate share of the translation difference is allocated to the non-controlling interests.

When a foreign operation is disposed of such that control, significant influence or joint control is lost, the cumulative amount in foreign exchange translation reserves related to that foreign operation is reclassified to profit or loss. For a partial disposal not involving loss of control of a subsidiary that includes a foreign operation, the proportionate share of cumulative amount in foreign exchange translation reserve is reattributed to non-controlling interests. For partial disposals of associates or joint ventures that do not result in the Group losing significant influence or joint control, the proportionate share of the cumulative amount in foreign exchange translation reserve is reclassified to profit or loss.

3.4	Property, plant and equipment

Property, plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses.

The cost of property, plant and equipment includes its purchase price and the costs directly attributable to the acquisition of the items.

Subsequent costs are included in the asset’s carrying amount or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Group and the cost of the item can be measured reliably. The carrying amount of the replaced part is derecognized. All other repairs and maintenance are recognized as an expense in profit or loss during the period in which they are incurred.

An item of equipment is derecognized upon disposal or when no future economic benefits are expected from its use or disposal. Any gain or loss arising on derecognition of the asset is recognized in profit or loss.

Property, plant and equipment are depreciated so as to write off their cost net of expected residual value over their estimated useful lives on a straight-line basis. The useful lives, residual value and depreciation method are reviewed, and adjusted if appropriate, at the end of each reporting period. The useful lives are as follows:

Leasehold improvements - In accordance to lease terms or 2 - 20 years

Furniture and fixtures - 3 - 5 years

Office equipment - 2 - 5 years

Construction in progress is stated at cost less impairment losses. Cost comprises direct costs of construction as well as borrowing costs capitalized during the periods of construction and installation. capitalization of these costs ceases and the construction in progress is transferred to the appropriate class of property, plant and equipment when substantially all the activities necessary to prepare the assets for their intended use are completed. No depreciation is provided for in respect of construction in progress until it is completed and ready for its intended use.

An asset is written down immediately to its recoverable amount if its carrying amount is higher than the asset’s estimated recoverable amount.

Assets held under finance leases are depreciated over their expected useful lives on the same basis as owned assets, or where shorter, the term of the relevant lease.

The gain or loss on disposal of an item of property, plant and equipment is the difference between the net sale proceeds and its carrying amount, and is recognized in profit or loss on disposal.

3.5	Leasing

All leases (irrespective of operating leases or finance leases) are required to be capitalized in the statement of financial position as right-of-use assets and lease liabilities, but accounting policy choices exist for an entity to choose not to capitalize (i) leases which are short-term leases and/or (ii) leases for which the underlying asset is of low value. The Group has elected not to recognise right-of use assets and lease liabilities for low value assets and leases for which at the commencement date have a lease term less than 12 months. The lease payments associated with those leases have been expensed on straight-line basis over the lease term.

Covid-19 - Related Rent Concession

IFRS 16 was amended to provide a practical expedient to lessees in accounting for rent concessions arising as a result of the Covid-19 pandemic, by including an additional practical expedient in IFRS 16 that permits entities to elect not to account for rent concessions as modifications. The practical expedient applies only to rent concessions occurring as a direct consequence of Covid-19 pandemic and only if all of the following criteria are satisfied:

(a)	The change in lease payments results in revised consideration for the lease that is substantially the same as, or less than, the consideration for the lease immediately preceding the change;

(b)	The reduction in lease payments affects only payments originally due on or before 30 June 2022; and

(c)	There is no substantive change to other terms and conditions of the lease.

Rent concessions that satisfy these criteria may be accounted for in accordance with this practical expedient, which means the lessee does not need to assess whether the rent concession meets the definition of lease modification. Lessees shall apply other requirements of IFRS 16 in accounting for the rent concession.

Accounting for rent concessions as lease modifications would have resulted in the Group remeasuring the lease liability to reflect the revised consideration using a revised discount rate, with the effect of the change in the lease liability recorded against the right-of-use asset. By applying the practical expedient, the Group is not required to determine a revised discount rate and the effect of the change in the lease liability is reflected in profit or loss in the period in which the event or condition that triggers the rent concession occurs.

The Group has elected to utilize the practical expedient for all rent concessions that meet the criteria. In accordance with the transitional provisions, the Group has applied the amendment retrospectively, and has not restated prior period figure. As the rent concessions have arisen during the current period, there is no retrospective adjustment to opening balance of retained earnings at 1 January 2020 on initial application of the amendment.

Right-of-use asset

The right-of-use asset should be recognized at cost and would comprise: (i) the amount of the initial measurement of the lease liability (see below for the accounting policy to account for lease liability); (ii) any lease payments made at or before the commencement date, less any lease incentives received; (iii) any initial direct costs incurred by the lessee and (iv) an estimate of costs to be incurred by the lessee in dismantling and removing the underlying asset to the condition required by the terms and conditions of the lease, unless those costs are incurred to produce inventories.

Under the cost model, the Group measures the right-to-use at cost, less any accumulated depreciation and any impairment losses, and adjusted for any remeasurement of lease liability.

The Group accounts for leasehold land and buildings which is held for own use under IFRS 16 and are carried at fair value. Other than the above right-of-use assets, the Group also has leased a number of properties under tenancy agreements which the Group exercises its judgement and determines that it is a separate class of asset apart from the leasehold land and buildings which is held for own use. As a result, the right-of- use asset arising from the properties under tenancy agreements are carried at depreciated cost.

Lease liability

The lease liability is recognized at the present value of the lease payments that are not paid at the date of commencement of the lease. The lease payments are discounted using the interest rate implicit in the lease, if that rate can be readily determined. If that rate cannot be readily determined, the Group uses the Group’s incremental borrowing rate.

The following payments for the right-to-use the underlying asset during the lease term that are not paid at the commencement date of the lease are considered to be lease payments: (i) fixed payments less any lease incentives receivable: (ii) variable lease payments that depend on an index or a rate, initially measured using the index or rate as at commencement date; (iii) amounts expected to be payable by the lessee under residual value guarantees; (iv) the exercise price of a purchase option if the lessee is reasonably certain to exercise that option and (v) payments of penalties for terminating the lease, if the lease term reflects the lessee exercising an option to terminate the lease.

Subsequent to the commencement date, the Group measures the lease liability by: (i) increasing the carrying amount to reflect interest on the lease liability; (ii) reducing the carrying amount to reflect the lease payments made; and (iii) remeasuring the carrying amount to reflect any reassessment or lease modifications, e.g., a change in future lease payments arising from change in an index or rate, a change in the lease term, a change in the in substance fixed lease payments or a change in assessment to purchase the underlying asset.

Accounting as a lessor

The Group sub-leases parts of its office premises to tenants. Rental income from operating leases is recognized in profit or loss on a straight-line basis over the term of the relevant lease. Initial direct costs incurred in negotiating and arranging an operating lease are added to the carrying amount of the leased asset and recognized as an expense on the straight-line basis over the lease term.

3.6	Intangibles assets

(i)	Acquired intangible assets

Intangible assets acquired separately are initially recognized at cost. Subsequently, intangible assets with finite useful lives are carried at cost less accumulated amortization and accumulated impairment losses.

Amortization is provided on a straight-line basis over its useful lives as follows. The amortization expense is recognized in profit or loss and included in administrative expenses.

Tradenames	Indefinite life
Domain name	30 years
Software	10 years
Non-compete	5 years

•	Tradenames

The “Common Ground” and “Cluster” tradenames (the “tradenames”) along with its logo forms part of the intellectual property rights of the Group and it intends to continue the use of the tradenames post-acquisition. The tradenames enjoy considerable recognition in the respective countries, which was one of the primary considerations for the acquisition of Common Ground and Cluster. Since the tradename is the value driver for the business, it has been identified as the primary intangible asset in this transaction.

In previous financial period, the Group reassessed the estimated useful life of “Cluster” tradename based on latest available development of the business and market condition, and is of the view that the estimated useful life should be revised to indefinite. Arising from this, the carrying value of the tradename continues to be stated at amortised cost and the tradename will not be further amortised commencing from financial year ended 31 December 2022. However, it is subject to impairment annually. The change of the estimated useful life for “Cluster” tradename to indefinite is consistent with the “Common Ground” tradename acquired by the Group in previous financial period.

•	Domain name

The domain name is a unique address that identifies Hive website.

•	Software

The mobile application developed by Common Ground enables its coworking community to stay connected at all times with the latest benefits, events, business opportunities and other businesses and members across all of Common Ground’s venues. Based on discussions with management, the technology developed and owned by Common Ground provides its customers with a seamless onboarding experience and that a market participant would allocate value to the same as it would enable them to continue with the operations without disruptions.

•	Non-Compete

A non-compete is a legally binding restrictive covenant designed to prevent the signee from exploiting competitive advantages gained through association with the other party in the agreement.

(ii)	Internally generated intangible assets (research and development costs)

Expenditure on internally developed products is capitalized if it can be demonstrated that:

●	it is technically feasible to develop the product for it to be sold;

●	adequate resources are available to complete the development;

●	there is an intention to complete and sell the product;

●	the Group is able to sell the product;

●	sale of the product will generate future economic benefits; and expenditure on the project can be measured reliably.

Capitalized development costs are amortized on a straight line basis over a period of 10 years. The amortization expense is recognized in profit or loss and included in administrative expenses.

Development expenditure not satisfying the above criteria and expenditure on the research phase of internal projects are recognized in profit or loss as incurred.

(iii)	Impairment

Intangible assets with finite lives are tested for impairment when there is an indication that an asset may be impaired. Intangible assets with indefinite useful lives and intangible assets not yet available for use are tested for impairment annually, irrespective of whether there is any indication that they may be impaired. Intangible assets are tested for impairment by comparing their carrying amounts with their recoverable amounts.

If the recoverable amount of an asset is estimated to be less than its carrying amount, the carrying amount of the asset is reduced to its recoverable amount.

An impairment loss is recognized as an expense immediately, unless the relevant asset is carried at a revalued amount, in which case the impairment loss is treated as revaluation decrease to the extent of its revaluation surplus.

3.7	Financial instruments

(i)	Financial assets

A financial asset (unless it is a trade receivable without a significant financing component) is initially measured at fair value plus transaction costs that are directly attributable to its acquisition or issue.

Amortized cost: Assets that are held for collection of contractual cash flows where those cash flows represent solely payments of principal and interest are measured at amortized cost. Financial assets at amortized cost are subsequently measured using the effective interest rate method. Interest income, foreign exchange gains and losses and impairment are recognized in profit or loss. Any gain on derecognition is recognized in profit or loss.

(ii)	Impairment loss on financial assets

The Group recognises loss allowances for expected credit loss (“ECL”) on trade receivables and contract assets. ECLs are measured on either of the following bases:

-	12-months ECLs: these are ECLs that result from possible default events within the 12 months after the reporting date; and

- Lifetime ECLs: these are ECLs that result from all possible default events over the expected life of a financial instrument. The maximum period considered when estimating ECLs is the maximum contractual period over which the Group is exposed to credit risk.

ECLs are a probability-weighted estimate of credit losses. Credit losses are measured as the difference between all contractual cash flows that are due to the Group in accordance with the contract and all the cash flows that the Group expects to receive. The shortfall is then discounted at an approximation to the assets’ original effective interest rate.

The Group measured loss allowances for trade receivables and contract assets using IFRS 9 simplified approach and has calculated ECLs based on lifetime ECLs. The Group has established a provision matrix that is based on the Group’s historical credit loss experience, adjusted for forward-looking factors specific to the debtors and the economic environment.

When determining whether the credit risk of a financial asset has increased significantly since initial recognition and when estimating ECL, the Group considers reasonable and supportable information that is relevant and available without undue cost or effort. This includes both quantitative and qualitative information analysis, based on the Group’s historical experience and informed credit assessment and including forward-looking information.

The Group assumes that the credit risk on a financial asset has increased significantly if it is more than 90 days past due.

The Group considers a financial asset to be in default when: (1) the borrower is unlikely to pay its credit obligations to the Group in full, without recourse by the Group to actions such as realizing security (if any is held); or (2) the financial asset is more than 90 days past due.

Depending on the nature of the financial instruments, the assessment of a significant increase in credit risk is performed on either an individual or a collective basis. When the assessment is performed on a collective basis, the financial instruments are grouped based on shared credit risk characteristics, such as past due status and credit risk ratings.

The Group considers a financial asset to be credit-impaired when:

●	significant financial difficulty of the debtor;

●	a breach of contract, such as a default or being more than 90 days past due;

●	the restructuring of a loan or advance by the Group on terms that the Group would not consider otherwise;

●	it is probable that the debtor will enter bankruptcy or other financial reorganization; or

●	the disappearance of an active market for a security because of financial difficulties.

The Group recognises an impairment gain or loss in profit or loss for all financial instruments with a corresponding adjustment to their carrying amount through a loss allowance account.

The Group writes off a financial asset when there is information indicating that the debtor is in severe financial difficulty and there is no realistic prospect of recovery. Financial assets written off may still be subject to enforcement activities under the Group’s recovery procedures, taking into account legal advice where appropriate. Any recoveries made are recognized in profit or loss.

Interest income on credit-impaired financial assets is calculated based on the amortized cost (i.e. the gross carrying amount less loss allowance) of the financial asset. For non credit-impaired financial assets interest income is calculated based on the gross carrying amount.

(iii)	Financial liabilities

The Group classifies its financial liabilities as financial liabilities at amortized cost including contract liabilities, accruals and other payable and other financial liabilities, which are initially measured at fair value, net of directly attributable costs incurred, and subsequently measured at amortized cost, using the effective interest method. The related interest expense is recognized in profit or loss.

Gains or losses are recognized in profit or loss when the liabilities are derecognized as well as through the amortization process.

(iv)	Effective interest method

The effective interest method is a method of calculating the amortized cost of a financial asset or financial liability and of allocating interest income or interest expense over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash receipts or payments through the expected life of the financial asset or liability, or where appropriate, a shorter period.

(v)	Equity instrument

Equity instruments issued by the Group are recorded at the proceeds received, net of direct issue costs.

(vi)	Derecognition

The Group derecognises a financial asset when the contractual rights to the future cash flows in relation to the financial asset expire or when the financial asset has been transferred and the transfer meets the criteria for derecognition in accordance with IFRS 9.

Financial liabilities are derecognized when the obligation specified in the relevant contract is discharged, cancelled or expires.

3.8	Inventories

Inventories are initially recognized at cost, and subsequently at the lower of cost and net realizable value. Cost comprises all costs of purchase and other costs incurred in bring the inventories to their present location and condition. Cost is calculated using the first-in first-out method. Net realizable value represents the estimated selling price in the ordinary course of business less the estimated costs necessary to make the sale.

3.9	Revenue recognition

The Group recognize revenue that depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Group and the Group expect to be entitled in exchange for those goods or services.

For contract with separate performance obligations, the transaction price is allocated to the separate performance obligations on the relative stand-alone selling price basis.

Revenue from contracts with customers is recognized by reference to each distinct performance obligation in the contract with customer, i.e. when or as a performance obligation in the contract with customer is satisfied. A performance obligation is satisfied when or as the customer obtains control of the good or service underlying the particular performance obligation, which the performance obligation may be satisfied at a point in time or over time.

Membership fee income

Membership fee income are recognized over time as those services are provided. Invoices for membership services are issued on a month basis and are usually payable within five to seven days.

Services income

Services income are recognized when the services are rendered as the criteria of recognizing revenue over time is not met. Invoices are usually payable upon receipt invoices.

Rental income

Rental income under operating leases is recognized on a straight-line basis over the lease term, unless another systemic basis is more representative of the time pattern of the user’s benefit.

Sales of goods

Sales income is recognized at a point in time when the customer obtains control of the goods.

Revenue excludes value added tax or other sales taxes and is after deduction of any trade discounts.

Other income

Interest income is accrued on a time basis on the principal outstanding at the applicable interest rate.

Contract assets and liabilities

A contract asset represents the Group’s right to consideration in exchange for services that the Group has transferred to a customer that is not yet unconditional. In contrast, a receivable represents the Group’s unconditional right to consideration, i.e. only the passage of time is required before payment of that consideration is due.

A contract liability represents the Group’s obligation to transfer services to a customer for which the Group has received consideration (or an amount of consideration is due) from the customer.

Contract asset is recognized when (i) the Group completes the infrastructure construction works under such services contracts but yet certified by architects, surveyors or other representatives appointed by customers, or (ii) the customers retain retention money to secure the due performance of the contracts. Any amount previously recognized as a contract asset is reclassified to trade receivables at the point at which it is invoiced to the customer. If the considerations (including advances received from customers) exceeds the revenue recognized to date under the input method then the Group recognises a contract liability for the difference.

3.10	Income taxes

Income taxes for the year comprise current tax and deferred tax.

Current tax is based on the profit or loss from ordinary activities adjusted for items that are non-assessable or disallowable for income tax purposes and is calculated using tax rates that have been enacted or substantively enacted at the end of reporting period. The amount of current tax payable or receivable is the best estimate of the tax amount expected to be paid or received that reflects any uncertainty related to income tax.

Deferred tax is recognized in respect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the corresponding amounts used for tax purposes. Except for goodwill not deductible for tax purposes and initial recognition of assets and liabilities that are not part of the business combination which affect neither accounting nor taxable profits, taxable temporary differences arising on investments in subsidiaries, associates and joint ventures where the Group is able to control the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future, deferred tax liabilities are recognized for all taxable temporary differences. Deferred tax assets are recognized to the extent that it is probable that taxable profits will be available against which deductible temporary differences can be utilized, provided that the deductible temporary differences are not arises from initial recognition of assets and liabilities in a transaction other than in a business combination that affects neither taxable profit nor the accounting profit.

Deferred tax is measured at the tax rates appropriate to the expected manner in which the carrying amount of the asset or liability is realized or settled and that have been enacted or substantively enacted at the end of reporting period, and reflects any uncertainty related to income taxes.

Deferred tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current tax liabilities and when they relate to income tax levied by the same taxation authority and the Group intends to settle its current tax assets and liabilities on a net basis.

The carrying amount of deferred tax assets is reviewed at each reporting date and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the assets to be recovered.

Income taxes are recognized in profit or loss except when they relate to items recognized in other comprehensive income, in which case the taxes are also recognized in other comprehensive income.

3.11	Government grants

Government grants are not recognized until there is reasonable assurance that the Group will comply with the conditions attaching to them and that the grants will be received.

Government grants are recognized in profit or loss on a systematic basis over the periods in which the Group recognises as expenses the related costs for which the grants are intended to compensate.

3.12	Employee benefits

(a)	Short term employee benefits

Short term employee benefits are employee benefits (other than termination benefits) that are expected to be settled wholly before twelve months after the end of the annual reporting period in which the employees render the related service. Short term employee benefits are recognized in the year when the employees render the related service.

(b)	Defined contribution retirement plans

Contributions to defined contribution retirement plans are recognized as an expense in profit or loss when the services are rendered by the employees.

(c)	Termination benefits

Termination benefits are recognized on the earlier of when the Group can no longer withdraw the offer of those benefits and when the Group recognises restructuring costs involving the payment of termination benefits.

(d)	Share-based payments transactions

Selected employees of the Group receive remuneration in the form of equity settled instruments, for rendering services over a defined vesting period and for Group’s performance-based stock options over the defined period. Equity instruments granted are measured by reference to the fair value of the instrument at the date of grant. In cases, where equity instruments are granted at a nominal exercise price, the intrinsic value on the date of grant approximates the fair value. The expense is recognized in the consolidated statement of profit and loss with a corresponding increase to the share-based payment reserve, a component of equity. The equity instruments generally vest in a graded manner over the vesting period. The fair value determined at the grant date is expensed over the vesting period. The stock compensation expense is determined based on the Group’s estimate of equity instruments that will eventually vest.

3.13	Impairment of assets (other than financial assets)

At the end of each reporting period, the Group reviews the carrying amounts of the following assets to determine whether there is any indication that those assets have suffered an impairment loss or an impairment loss previously recognized no longer exists or may have decreased:

●	leasehold rights

●	intangible assets

●	property, plant and equipment

●	right-of-use assets

●	investments in subsidiaries

If the recoverable amount (i.e. the greater of the fair value less costs to sell and value in use) of an asset is estimated to be less than its carrying amount, the carrying amount of the asset is reduced to its recoverable amount. An impairment loss is recognized as an expense immediately.

Where an impairment loss subsequently reverses, the carrying amount of the asset is increased to the revised estimate of its recoverable amount, to the extent that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognized for the asset in prior years. A reversal of an impairment loss is recognized as income immediately.

3.14	Borrowing costs

Borrowing costs are recognized in profit or loss in the period in which they are incurred.

3.15	Provisions and contingent liabilities

Provisions are recognized for liabilities of uncertain timing or amount when the Group has a legal or constructive obligation arising as a result of a past event, which it is probable will result in an outflow of economic benefits that can be reasonably estimated.

3.16	Cash and cash equivalents

Cash and cash equivalents comprise cash balances and short-term deposits and highly liquid investments with maturities of three months or less from the date of acquisition that are subject to an insignificant risk of changes in their fair value, and are used by the Group in the management of its short-term commitments. For the purpose of the statement of cash flows, bank overdrafts that are repayable on demand and that form an integral part of the Group’s cash management are included in cash and cash equivalents.

3.17	Related parties

(a)	A person or a close member of that person’s family is related to the Group if that person:

(i)	has control or joint control over the Group;

(ii)	has significant influence over the Group; or

(iii)	is a member of key management personnel of the Group or the Group’s parent.

(b)	An entity is related to the Group if any of the following conditions apply:

(i)	The entity and the Group are members of the same group (which means that each parent, subsidiary and fellow subsidiary is related to the others).

(ii)	One entity is an associate or joint venture of the other entity (or an associate or joint venture of a member of a group of which the other entity is a member).

(iii)	Both entities are joint ventures of the same third party.

(iv)	One entity is a joint venture of a third entity and the other entity is an associate of the third entity.

(v)	The entity is a post-employment benefit plan for the benefit of the employees of the Group or an entity related to the Group.

(vi)	The entity is controlled or jointly controlled by a person identified in (a).

(vii)	A person identified in (a)(i) has significant influence over the entity or is a member of key management personnel of the entity (or of a parent of the entity).

(viii)	The entity, or any member of a group of which it is a part, provides key management personnel services to the group or to the group’s parent.

(c)	Close members of the family of a person are those family members who may be expected to influence, or be influenced by, that person in their dealings with the entity and include:

(i)	that person’s children and spouse or domestic partner;

(ii)	children of that person’s spouse or domestic partner; and

(iii)	dependents of that person or that person’s spouse or domestic partner.

NOTE 4 - CRITICAL ACCOUNTING JUDGEMENTS AND KEY SOURCES OF ESTIMATION UNCERTAINTY

When preparing the Interim Financial Statements, management undertakes a number of judgements, estimates and assumptions about the carrying amounts of assets, liabilities, income and expense that are not readily apparent from other sources. The estimates and associated assumptions are based on historical experience and other factors that are considered to be relevant. The actual results may differ from the judgements, estimates and assumptions made by management, and will seldom equal the estimated results.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period or in the period of the revision and future periods if the revision affects both current and future periods.

The following are key assumptions concerning the future and estimation uncertainty at the end of reporting period that have a significant risk of causing a material adjustment to the carrying amount of assets and liabilities within the next financial year.

(a)	Critical judgements in applying accounting policies

The following are the critical judgements, apart from those involving estimation, that the directors of the Group have made in the process of applying the Group’s accounting policies and that have the most significant effect on the amounts recognized and disclosures made in the financial statements.

Going concern assumption

As explained in Note 2 to the financial statements, the directors have made an assessment of the Group’s ability to continue as a going concern and are satisfied that the liquidity of the Group can be maintained in the coming year taking into considerations as detailed in Note 2. The directors of the Group also believe that the Group will have sufficient working capital to meet its financial obligations when they fall due within the next twelve months from the end of the reporting period.

(b)	Key sources of estimation uncertainty

The following are key sources of estimation uncertainty that have a significant risk of resulting a material adjustment to the carrying amount of assets and liabilities within the next financial year are as follows:

(i)	Impairment of property, plant and equipment

Determining whether property, plant and equipment are impaired requires an estimation of the recoverable amount of property, plant and equipment. The calculation of recoverable amount requires the Group to estimate the future cash flows expected to arise from using the property, plant and equipment and a suitable discount rate in order to calculate the present value. The directors considered that no impairment was required as at 30 June 2023 as the carrying amount of the property, plant and equipment was estimated to be not less than its recoverable amount.

(ii)	Depreciation and amortization charges

The Group depreciates/amortises the property, plant and equipment/intangible assets on a straight-line basis over the estimated useful life, commencing from the date when property, plant and equipment/intangible assets are placed into use. The estimated useful life and dates that the Group places the property, plant and equipment/intangible assets into use reflects the directors’ estimates of the periods that the Group intends to derive future economic benefits from the use of the Group’s property, plant and equipment/intangible assets.

(iii)	Income tax

The Group is subject to income taxes in several jurisdictions. Significant judgement is required in determining the worldwide provision for income taxes. There are transactions and calculations for which the ultimate tax determination is uncertain during the ordinary course of business. The Group recognises liabilities for anticipated tax audit issues based on estimates of whether additional taxes will be due. Where the final tax outcome of these matters is different from the amounts that are initially recorded, such differences will impact the income tax and deferred tax provisions in the period in which such determination is made.

(iv)	Provision for premises reinstatement costs

The Group leased a number of offices as coworking spaces and extensively furnished them to conditions to suit the requirements of members. According to the terms of the leases, these elaborate leasehold improvements are to be removed and the offices must be reinstated once the lease expires.

NOTE 5 - SIGNIFICANT EVENTS AND TRANSACTION

The principal activity of the Group is managing business centres. There has been no significant change in the nature of this activity during the period.

In light of the conflict in the Ukraine, there has no impact on the Group because it does not have any operation at Ukraine.

Overall, the Group is in a strong position and has sufficient capital and liquidity to service its operating activities and debt. The Group’s objectives and policies for managing capital, credit risk and liquidity risk are described in its annual financial statements.

Acquisition of Common Ground Works Sdn. Bhd.

On June 1, 2022, the Group completed the acquisition of Common Ground Works Sdn. Bhd. and its subsidiaries which is engaged in the activity of managing business centres for a purchase consideration of USD 51.7 million (refer Note 13).

THE FLEXI GROUP LTD

CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 - INTANGIBLE ASSETS

	Domain name	Tradenames	Non-compete	Software	Goodwill	Total
Gross Carrying value
As at 1 January 2023	301,945	31,632,316	67,939	593,085	23,085,200	55,680,485
Additions	—	—	—	28,225	—	28,225
Exchange differences	(1,488)	—	61	(26,061)	—	(27,488)
As at 30 June 2023	300,457	31,632,316	68,000	595,249	23,085,200	55,681,222

Accumulated amortization
As at 1 January 2023	42,215	139,050	23,800	294,070	—	499,135
Amortization for the period	5,000	—	6,800	21,412	—	33,212
Exchange differences	(191)	—	—	(11,220)	—	(11,411)
As at 30 June 2023	47,024	139,050	30,600	304,262	—	520,936

Net carrying value
As at 30 June 2023	253,433	31,493,266	37,400	290,987	23,085,200	55,160,286

	Domain name	Trade names	Non-compete	Software	Goodwill	Total
Gross Carrying value
As at 1 January 2022	301,966	1,854,000	68,000	295,373	434,000	2,953,339
Acquisition during the year	—	29,778,316	—	264,871	22,651,200	52,694,387
Additions	—	—	—	43,502	—	43,502
Exchange difference	(21)	—	(61)	(10,661)	—	(10,743)
As at 31 December 2022	301,945	31,632,316	67,939	593,085	23,085,200	55,680,485

Accumulated amortization
As at 1 January 2022	32,167	139,050	10,200	268,748	—	450,165
Amortization for the year	10,011	—	13,600	35,081	—	58,692
Exchange difference	37	—	—	(9,759)	—	(9,722)
As at 31 December 2022	42,215	139,050	23,800	294,070	—	499,135

Net carrying value					.
As at 31 December 2022	259,730	31,493,266	44,139	299,015	23,085,200	55,181,350

On June 01, 2022, the Group acquired Common Ground Works Sdn Bhd and its subsidiaries. (Refer Note 13 on business combinations).

NOTE 7 - PROPERTY, PLANT AND EQUIPMENT

	Leasehold improvements	Furniture and fixtures	Office equipment	Construction in Progress	Total
Gross Carrying value
As at 1 January 2023	17,190,573	4,385,101	2,721,951	—	24,297,625
Additions	62,928	8,371	23,827	—	95,126
Transfer	(87)	(8,263)	(4,609)	—	(12,959)
Disposal	(658,052)	(119,015)	(51,842)	—	(828,909)
Exchange differences	(492,548)	(169,601)	(97,394)	—	(759,543)
As at 30 June 2023	16,102,814	4,096,593	2,591,933	—	22,791,340

Accumulated depreciation
As at 1 January 2023	10,885,307	3,629,663	2,295,460	—	16,810,430
Charge for the period	662,575	264,372	126,992	—	1,053,939
Eliminated on disposal	(555,588)	(108,553)	(46,653)	—	(710,794)
Exchange differences	(258,043)	(142,593)	(82,620)	—	(483,256)
As at 30 June 2023	10,734,251	3,642,889	2,293,179	—	16,670,319

Net carrying value
As at 30 June 2023	5,368,563	453,704	298,754	—	6,121,021

	Leasehold improvements	Furniture and fixtures	Office equipment	Construction in Progress	Total
Gross Carrying value
As at 1 January 2022	8,807,919	1,726,501	1,156,714	—	11,691,134
Acquisition during the year	8,677,001	2,658,728	1,542,607	403,705	13,282,041
Additions	288,484	174,607	90,956	—	554,047
Transfer	400,548	—	—	(400,548)	—
Disposal	(575,405)	(102,136)	(19,292)	—	(696,833)
Exchange differences	(407,974)	(72,599)	(49,034)	(3,157)	(532,764)
As at 31 December 2022	17,190,573	4,385,101	2,721,951	—	24,297,625

Accumulated depreciation
As at 1 January 2022	6,394,771	1,355,318	916,117	—	8,666,206
Acquisition during the year	3,481,888	1,879,522	1,203,007	—	6,564,417
Charge for the year	1,440,809	457,455	232,149	—	2,130,413
Eliminated on disposal	(232,060)	(10,806)	(18,558)	—	(261,424)
Exchange differences	(200,101)	(51,826)	(37,255)	—	(289,182)
As at 31 December 2022	10,885,307	3,629,663	2,295,460	—	16,810,430

Net carrying value
As at 31 December 2022	6,305,266	755,438	426,491	—	7,487,195

NOTE 8 - RIGHT OF USE ASSETS

	Office premises	Office equipment	Total
Gross Carrying value
As at 1 January 2023	53,993,201	233,737	54,226,938
Additions	1,952,175	—	1,952,175
Retirement of obligation	(1,227,632)	(232,636)	(1,460,268)
Lease modifications	—	—	—
Exchange differences	(1,166,210)	(1,101)	(1,167,311)
As at 30 June 2023	53,551,534	—	53,551,534

Accumulated amortization
As at 1 January 2023	28,838,001	179,996	29,017,997
Amortization for the period	4,062,779	—	4,062,779
Retirement of obligation	(1,227,632)	(179,224)	(1,406,856)
Exchange differences	(599,396)	(772)	(600,168)
As at 30 June 2023	31,073,752	—	31,073,752

Net carrying value
As at 30 June 2023	22,477,782	—	22,477,782

	Office premises	Office equipment	Total
Gross Carrying value
As at 1 January 2022	33,524,716	240,735	33,765,451
Acquisition during the year	11,404,587	—	11,404,587
Additions	10,497,394	—	10,497,394
Prepaid lease rent	79,838	—	79,838
Retirement of obligation	(968,747)	—	(968,747)
Lease modifications	107,700	—	107,700
Exchange differences	(652,287)	(6,998)	(659,285)
As at 31 December 2022	53,993,201	233,737	54,226,938

Accumulated amortization
As at 1 January 2022	19,342,077	142,812	19,484,889
Acquisition during the year	3,899,603	—	3,899,603
Amortization for the year	6,979,704	42,147	7,021,851
Retirement of obligation	(968,747)	—	(968,747)
Exchange differences	(414,636)	(4,963)	(419,599)
As at 31 December 2022	28,838,001	179,996	29,017,997

Net carrying value
As at 31 December 2022	25,155,200	53,741	25,208,941

THE FLEXI GROUP LTD

CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 - DEFERRED TAX ASSETS/(LIABILITIES)

	As at
	June 30, 2023	December 31, 2022
At the beginning of the period	895,395	934,745
Recognized in profit or loss	—	20,776
Exchange differences	(23,757)	(60,126)
At the end of the period	871,638	895,395

Presented after appropriate offsetting as follows:
Deferred tax assets	1,782,847	1,831,441
Deferred tax liabilities	911,209	936,046

	As at	Recognized		As at	Recognized		As at
	January 1,	in profit or	Exchange	December 31,	in profit or	Exchange	June 30,
	2022	loss	differences	2022	loss	differences	2023
Deferred tax assets
Deductible temporary differences in respect of expenses	42,273	3,627	(2,775)	43,125	—	(1,144)	41,981
Lease liabilities	1,666,323	(274,300)	(100,695)	1,291,328	—	(34,264)	1,257,064
Tax losses carried forward	453,799	73,704	(30,515)	496,988	—	(13,186)	483,802

	2,162,395	(196,969)	(133,985)	1,831,441	—	(48,594)	1,782,847

Deferred tax liabilities
Differences between the carrying amount of equipment and its tax base	1,227,650	(217,745)	(73,859)	936,046	—	(24,837)	911,209

	1,227,650	(217,745)	(73,859)	936,046	—	(24,837)	911,209

NOTE 10 - INVESTMENTS ACCOUNTED FOR USING EQUITY METHOD

	As at
	June 30, 2023	December 31, 2022
Unquoted shares
Investment acquired at fair value	1,980,571	1,980,571
Accumulated share of post-acquisition results	(219,302)	(140,142)
Exchange difference	1,849	989
	1,763,118	1,841,418

The investment in the joint venture of the Group are measured using the equity method in accordance with IAS 28.

Details of the joint venture are as follows:

	Principal place of business/ Country of incorporation	Effective equity interest		Principal activities
Name of the entity held by the Group		2023	2022
Common Ground (Thailand) Company Limited	Thailand	29%	29%	Managing co-working space business.
("CGTH")

The aggregate amounts of the current assets, non-current assets, current liabilities and non-current liabilities, income and expenses related to the Group’s interests in the joint venture are as follow:

	CGTH
	June 30, 2023	December 31, 2022
Assets and liabilities:
Current assets	697,619	820,262
Non-current assets	4,422,492	5,199,856
Current liabilities	(1,466,264)	(1,156,440)
Non-current liabilities	(4,018,382)	(4,967,909)
Net assets/(liabilities)	(364,535)	(104,231)

Included in the assets and liabilities are:
Cash and cash equivalents	333,654	227,358
Non-current financial liabilities (excluding provisions)	(1,613,671)	(2,529,835)
Current financial liabilities (excluding trade and other payables)	(685,342)	(330,262)

Results:
Loss for the period	(272,964)	(483,249)
Other comprehensive income	—	—
Total comprehensive loss	(272,964)	(483,249)

Included in the total comprehensive loss are:
Revenue	1,378,369	1,350,065
Depreciation	658,103	750,387
Finance cost	182,105	222,014

Group's share of results:
Group's share of loss	(79,160)	(140,142)
Group's share of other comprehensive income	—	—
Group's share of total comprehensive loss	(79,160)	(140,142)

NOTE 11 - OTHER LONG TERM FINANCIAL ASSETS

	As at
	June 30, 2023	December 31, 2022

Security deposits	2,457,639	2,966,618

NOTE 12 - TRADE AND OTHER RECEIVABLES

	As at
	June 30, 2023	December 31, 2022
Trade receivables	1,455,138	1,663,785
Deposits & other receivables	1,378,982	1,159,445
Less: allowance for expected credit losses	(813,739)	(804,151)
Related party balances	7,225	124,799
Amount due from director	—	375,833
Amount due from shareholder	10,720	8,706
	2,038,326	2,528,417

NOTE 13 - BUSINESS COMBINATIONS

Acquisition of Common Ground Group

On June 1, 2022, the Group completed the acquisition of 100% of Common Ground Works Sdn Bhd and its subsidiaries (“CG Group” or “Common Ground Group”), a coworking and a business center management company, by acquiring 100% of its share capital. The acquisition was executed through a share purchase agreement and was settled by issue of 111,733 ordinary shares of the Company for a total consideration of USD 51,710,032, which was valued by income based and market-based approaches. Common Ground Group is a well-known brand in the industry across the Southeast Asia region and the acquisition of Common Ground Group will benefit the Group financially and commercially. With this acquisition, the Group targets to become one of the largest Asia Pacific workspace operators.

The acquisition was accounted for as a business combination using the acquisition method of accounting in accordance with IFRS 3, Business Combinations. The purchase price was allocated to the assets acquired and liabilities assumed based on the fair values at the date of acquisition. The excess of the purchase price over the fair value of the net assets acquired (including identified intangibles) was allocated to goodwill, none of which expected to be deductible for tax purposes. Goodwill is primarily attributed to synergies from future expected economic benefits, including enhanced revenue growth from expanded capabilities and geographic presence as well as cost savings from duplicative overhead, streamlined operations, and enhanced operational efficiency.

The Group had recognized acquisition related cost of USD 48,864 included in administration expenses in the financial year ended December 31, 2022.

The following table presents the purchase price allocation:

	Pre-acquisition carrying amount	Fair Value Adjustments	Purchase Price Allocated
Assets
Property and equipment	6,717,624	—	6,717,624
Intangible assets	216,208	48,663	264,871
Right to use assets	7,518,984	—	7,518,984
Investment in joint venture	182,571	1,798,429	1,981,000
Trade and other receivables	2,091,647	—	2,091,647
Cash	3,144,732	—	3,144,732
Current tax asset	108,985	—	108,985
Other non-current receivables	1,605,195	—	1,605,195
Total assets	21,585,946	1,847,092	23,433,038

Liabilities
Trade and other payables	8,564,223	—	8,564,223
Lease incentive: current portion	423,275	—	423,275
Lease liabilities: current portion	955,440	—	955,440
Amount due to directors	1,466,171	—	1,466,171
Lease incentive: non-current portion	3,687,013	—	3,687,013
Lease liabilities: non-current portion	7,072,607	—	7,072,607
Current tax liability	133,712	—	133,712
Provision for restoration	587,082	—	587,082
Non-controlling interest	(2,949,359)	4,197,359	1,248,000
Total liabilities	19,940,164	4,197,359	24,137,523

Net Assets	1,645,782	(2,350,267)	(704,485)
Tradenames	—	29,778,316	29,778,316
Favourable / (Unfavourable) leases	—	(15,000)	(15,000)
Goodwill and other fair value adjustments	—	22,651,200	22,651,200
Total Purchase Consideration	1,645,782	50,064,249	51,710,031

Out of the acquired receivable totaling USD 3,696,842, the fair value is same as the carrying value and this entire contractual value is expected to be collected at the acquisition date.

Revenue and loss for the year after the acquisition date, which are recorded on the consolidated statement of profit and loss for the year ended December 31, 2022 are USD 4,828,308 and USD 919,526 respectively.

Revenue and loss for the year ended December 31, 2022, assuming that the acquisition of Common Ground Group was effective on January 1, 2022, are USD 21,452,673 and USD 4,359,738 respectively.

NOTE 14 - CASH AND CASH EQUIVALENTS

	As at
	June 30, 2023	December 31, 2022

Cash at banks and on hand	3,256,407	3,297,485

NOTE 15 - CURRENT TAX ASSETS

	As at
	June 30, 2023	December 31, 2022

Corporation tax asset	10,648	28,915

NOTE 16 - SHARE PREMIUM

	June 30, 2023		December 31, 2022
Issued and fully paid	Numbers	Share premium	Numbers	Share premium

Ordinary Shares
Balance at the beginning of the year	253,938	74,947,920	100,000	3,705,728
Issued during the financial year
- new ordinary shares	—	—	111,733	51,710,031
- conversion from preference shares	—	—	42,205	19,532,161
Balance at the end of the year	253,938	74,947,920	253,938	74,947,920

Class B Shares
Balance at the beginning of the year	—	—	41,665	19,325,614
Issued during the financial year
- new preference shares	—	—	540	206,547
- conversion to ordinary shares	—	—	(42,205)	(19,532,161)
Balance at the end of the year	—	—	—	—

Ordinary shares are equity instruments. An equity instrument is any contract that evidences a residual interest in the assets of the Group after deducting all of its liabilities. Ordinary shares are recorded at the proceeds received, net of directly attributable incremental transaction costs. Dividends on ordinary shares are recognized in liabilities in the period in which they are declared.

Nominal value of the share capital issued is nil. Proceeds received in addition to the nominal value of the shares issued have been included in share premium, less registration and other regulatory fees.

NOTE 17 - RESERVES

	Share based payment reserve	Accumulated losses	Foreign exchange reserve	Total
Balance as at 1 January 2022	2,587,940	(24,257,721)	90,452	(21,579,329)
Loss for the year	—	(4,025,203)	—	(4,025,203)
Issue of equity shares of option	61,342	—	—	61,342
Exchange differences on translation of foreign operations	—	—	522,180	522,180
Balance as at 31 December 2022	2,649,282	(28,282,924)	612,632	(25,021,010)
Loss for the period	—	(1,095,035)	—	(1,095,035)
Exchange differences on translation of foreign operations	—	—	(142,924)	(142,924)
Balance as at 30 June 2023	2,649,282	(29,377,959)	469,708	(26,258,969)

The following describes the nature and purpose of each reserve within owner's equity:

Reserves	Description and purpose
Share based payment reserve	Share based payment reserve represents the amount set aside for issuing ESOPs to management and employees based on vesting schedule.

Foreign exchange reserve	Exchange reserve represented gains/losses arising on retranslation the net assets of foreign operations into presentation currency.

Retained earnings/(accumulated losses)	Cumulative net gains and losses recognized in profit or loss.

NOTE 18 - LEASE LIABILITIES

	Office Premises	Office Equipment	Total
Balance as at 1 January 2022	15,624,349	99,419	15,723,768
Additions	10,497,394	—	10,497,394
Acquisition	8,028,047	—	8,028,047
Interest expense	805,930	2,483	808,413
Lease payments	(7,548,820)	(45,073)	(7,593,893)
Lease modification	107,606	—	107,606
Exchange differences	(332,801)	(2,129)	(334,930)
Balance as at 31 December 2022	27,181,705	54,700	27,236,405
Additions	1,952,175	—	1,952,175
Interest expense	531,528	—	531,528
Lease payments	(4,590,389)	—	(4,590,389)
Lease modification	—	(54,392)	(54,392)
Exchange differences	(637,983)	(308)	(638,291)
Balance as at 30 June 2023	24,437,036	—	24,437,036

Future minimum lease payments together with the present value of net minimum lease payments are as follows:

	Minimum lease payments	Interest	Present value
As at 31 December 2022
Not later than one year	8,565,039	(1,044,376)	7,520,663
Later than one year and not later than two years	5,471,169	(767,848)	4,703,321
Later than two year and not later than five years	11,043,702	(1,324,876)	9,718,826
Later than five years	5,773,993	(480,398)	5,293,595
Total	30,853,903	(3,617,498)	27,236,405

As at 30 June 2023
Not later than one year	4,245,349	(466,018)	3,779,331
Later than one year and not later than two years	5,980,833	(774,605)	5,206,228
Later than two year and not later than five years	11,636,911	(1,289,821)	10,347,090
Later than five years	5,560,161	(455,774)	5,104,387
Total	27,423,254	(2,986,218)	24,437,036

The present value of future lease payments are analyzed as:

	As at
	June 30, 2023	December 31, 2022
Current liabilities	3,779,331	7,520,663
Non-current liabilities	20,657,705	19,715,742
	24,437,036	27,236,405

NOTE 19 - BORROWINGS

	As at
	June 30, 2023	December 31, 2022
Balance at the beginning of the year	1,191,669	2,025,792
Additions	1,148,120	—
Interest expense	59,387	169,295
Loan payments	(518,893)	(993,305)
Exchange differences	(6,779)	(10,113)
Balance at the end of the year	1,873,504	1,191,669

At the end of the reporting period, future payments are due as follows:

	Minimum payments	Interest	Present value
As at 31 December 2022
Not later than one year	1,021,425	(80,708)	940,717
Later than one year and not later than two years	255,356	(4,404)	250,952
Later than two year and not later than five years	—	—	—
Later than five years	—	—	—
	1,276,781	(85,112)	1,191,669

As at 30 June 2023
Not later than one year	524,766	(47,831)	476,935
Later than one year and not later than two years	365,040	(43,809)	321,231
Later than two year and not later than five years	446,878	(95,287)	351,591
Later than five years	794,449	(70,702)	723,747
	2,131,133	(257,629)	1,873,504

The present value of future payments are analyzed as:

	As at
	June 30, 2023	December 31, 2022
Current	476,935	940,717
Non-current	1,396,569	250,952
	1,873,504	1,191,669

NOTE 20 - PROVISION

	As at
	June 30, 2023	December 31, 2022
Balance at the beginning of the year	1,868,035	959,267
Provisions made for the year	—	305,772
Acquired under business combination	—	613,879
Add: Unwinding of discount	20,371	62,951
Less: Reversal of provision on restoration costs	—	(43,853)
Foreign exchange difference	(39,294)	(29,981)
Balance at the end of the year	1,849,112	1,868,035

The provisions for restoration costs represents the present value of the directors’ best estimates in respect of the Group's obligation to dismantle and remove the underlying assets and restore the rented premises on which they are located after the end of lease terms.

NOTE 21 - OTHER PAYABLES

	As at
	June 30, 2023	December 31, 2022
Non-current liabilities
Deferred income	2,883,786	3,046,258
Payable to third party	141,741	145,605
Total	3,025,527	3,191,863

Refer Note 25 on deferred income for further breakup.

NOTE 22 - TRADE AND OTHER PAYABLES

	As at
	June 30, 2023	December 31, 2022
Trade payables and other payable	10,111,639	10,245,409
Amount due to shareholders	104,184	1,294,916
Amount owing to directors	1,574,363	1,129,565
	11,790,186	12,669,890

The normal credit terms granted by the trade payables to the Group ranging from 14 to 30 days (2022: 14 to 30 days).

NOTE 23 - CONTRACT AND OTHER LIABILITIES

	As at
	June 30, 2023	December 31, 2022
Contract liabilities	938,906	1,047,872
Interest payable to shareholders	—	430,948
Current portion of deferred income	271,988	612,902
	1,210,894	2,091,722

Refer Note 25 on deferred income for further breakup.

Contract liability relates to advance membership fees received for which performance obligations have not been satisfied. Contract liability is recognized as revenue when performance obligations are satisfied.

NOTE 24 - CURRENT TAX LIABILITIES

	As at
	June 30, 2023	December 31, 2022

Corporation tax liability	63,449	48,104

NOTE 25 - DEFERRED INCOME

	As at
	June 30, 2023	December 31, 2022
Balance at the beginning of the year	3,659,160	—
Acquired during the financial year	—	4,110,288
Released to profit or loss	(308,932)	(422,709)
Exchange difference	(194,454)	(28,419)
Balance at the end of the year	3,155,774	3,659,160

Presented by:
- Non-current	2,883,786	3,046,258
- Current	271,988	612,902
	3,155,774	3,659,160

Deferred income is in relation to the fit-out subsidies received from the lessors. The deferred income will release to profit or loss based on tenure of the lease.

THE FLEXI GROUP LTD
CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 26 - REVENUE FROM OPERATIONS

	Six months ended
	June 30, 2023	June 30, 2022
Revenue from contract with customers:
Membership fee income	10,049,997	6,170,742
Rental income	123,472	122,399
Event services income	418,556	211,131
Other services	833,645	455,961
Total	11,425,670	6,960,233

(a)  Disaggregation of Revenue

	Six months ended
	June 30, 2023	June 30, 2022
Primary geographical market:
Hong Kong	2,534,900	2,502,001
Singapore	2,339,052	1,106,034
Bangkok	361,034	289,058
Japan	85,409	315,064
Australia	1,258,054	1,443,673
Vietnam	370,371	302,572
Taiwan	304,298	331,543
Malaysia	3,190,154	544,579
Philippines	982,398	125,709
Total	11,425,670	6,960,233

Major services:
Membership fee income	10,049,997	6,170,742
Rental income	123,472	122,399
Other services	1,252,201	667,092
Total	11,425,670	6,960,233

Timing of revenue recognition:
At a point in time	1,375,673	789,491
Over time	10,049,997	6,170,742
Total	11,425,670	6,960,233

(b) Transaction price allocated to the remaining performance obligation

The Group apply the practical expedient in paragraph 121(a) of IFRS 15 and do not disclose information about remaining performance obligations that have original expected durations of one year or less.

NOTE 27- COST OF SALES	Six months ended
	June 30, 2023	June 30, 2022
Supplies expenses	71,891	69,442
Event expenses	90,268	52,560
Depreciation of right of use assets	4,062,779	2,882,163
Miscellaneous expenses	275,354	56,677
Total	4,500,292	3,060,842

NOTE 28 - OTHER INCOME/(EXPENSES)

	Six months ended
	June 30, 2023	June 30, 2022
Bank interest income	7,139	2,021
Exchange gain/(loss)	133,858	(872,169)
Government grants received	4,825	53,071
(Loss)/gain on disposal of property, plant and equipment	(128,307)	454
Deferred income recognized	308,932	42,825
Discounting effect on security deposits	50,671	22,669
Others	18,497	14,705
Total	395,615	(736,424)

NOTE 29 - ADMINISTRATION EXPENSES

	Six months ended
	June 30, 2023	June 30, 2022
Building management fees	882,881	525,164
Depreciation & amortization	1,087,151	863,491
Legal and professional fee	17,343	125,278
Employee related expenses	2,171,877	2,208,415
Variable rent	986,778	202,004
Marketing and brand building	294,967	181,324
Miscellaneous expenses	2,116,414	1,102,349
Total	7,557,411	5,208,025

NOTE 30 - FINANCE COST

	Six months ended
	June 30, 2023	June 30, 2022
Interest expense	107,153	104,000
Lease liabilities	536,090	399,824
Discounting effect on lease incentive	15,688	2,975
Unwinding of discount on provisions	20,371	10,251
Total	679,302	517,050

NOTE 31 - INCOME TAX EXPENSE

	Six months ended
	June 30, 2023	June 30, 2022
Current tax
- current year	93,085	5,190
- prior year	—	—
	93,085	5,190

Deferred tax
- current year	—	—
- prior year	—	—
	—	—

Total	93,085	5,190

Pursuant to the rules and regulations of the British Virgin Islands, the Group is not subject to any income tax in the British Virgin Islands.

A reconciliation of the tax expense applicable to loss before income tax expense using the statutory rates, ranging from 0% to 30% (2022: 0% to 30%), of the countries in which the Group and its subsidiaries are domiciled to the income tax expense at the Group’s effective tax rates are as follows:

	Six months ended
	June 30, 2023	June 30, 2022
Loss before tax	(994,880)	(2,539,598)
Tax effects arising from:
- effect of different tax rate in foreign jurisdictions	(84,653)	(621,067)
- non-deductible expenses	136,925	573,813
- non-taxable income	(15,160)	(10,792)
- deferred tax assets not recognized	241,159	1,842,310
- utilization of deferred tax assets not recognized	(166,188)	(1,784,476)
- share of results of joint venture	(18,998)	5,402

Total income tax expense	93,085	5,190

THE FLEXI GROUP LTD

CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 32 - SEGMENT REPORTING

The Group has operating segments based on its geographies. These operating segments are monitored by the Group’s chief operating decision maker who is the Group’s chief executive officer and she makes the strategic decisions on the allocation of resources based on adjusted segment reporting results. Intangible assets and deferred taxes are included at corporate level (“included in others”) as they are not specifically allocated by the management. During the six month period to 30 June 2023, there have been no changes from prior periods in the measurement methods used to determine operating segments and reported segment profit or loss. The revenues and profit generated by each of the Group’s operating segments and segment assets and liabilities are summarised as follows:

The Company is organized into the following operating segments which are based on geographies:

As at 30 June 2023	Australia	Hong Kong	Singapore	Malaysia	Philippines	Corporate	Total
Segment revenue	1,258,054	2,534,900	2,339,052	3,190,154	982,398	1,121,112	11,425,670
Segment results
-Finance cost	99,860	103,812	182,099	265,204	14,845	13,482	679,302
-Net profit/(loss) after tax	(36,274)	(518,986)	(14,299)	302,680	102,972	(924,058)	(1,087,965)
Segment assets	7,818,218	3,763,198	10,631,476	13,722,380	2,073,401	56,148,192	94,156,865
Segment liabilities	5,252,490	5,432,738	11,930,946	12,383,720	5,114,686	4,135,128	44,249,708

As at 30 June 2022	Australia	Hong Kong	Singapore	Malaysia	Philippines	Corporate	Total
Segment revenue	1,443,673	2,502,001	1,106,034	544,579	125,709	1,238,237	6,960,233
Segment results
-Finance cost	139,887	178,001	144,364	52,499	5,625	(3,326)	517,050
-Net profit/(loss) after tax	52,540	(632,850)	(227,726)	(295,520)	(17,138)	(1,424,094)	(2,544,788)
Segment assets	7,810,102	4,838,841	3,003,743	16,948,807	2,997,778	57,273,617	92,872,888
Segment liabilities	8,397,905	5,704,460	4,838,754	14,981,899	6,905,459	3,300,585	44,129,063

THE FLEXI GROUP LTD

CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 33 - SERVICE FEE COMMITMENTS

The Group entered into service agreements with service providers for periods ranging from three years to five years (2022: three years to five years).

At the end of the reporting period, the total future minimum annual service payments under non-cancellable service agreements are as follows:

	As at
	June 30, 2023	December 31, 2022
Not later than one year	6,750	13,884
Later than one year but not later than five years	50,173	51,601
Later than five years	—	—
	56,923	65,485

NOTE 34 - CAPITAL COMMITMENT

There are no capital commitments as at reporting date.

NOTE 35 - EMPLOYEE STOCK OPTIONS

As at 30 June 2023, the Group maintained a share-based payment scheme for employee remuneration. The scheme will be settled in equity. Options under this programme will vest if certain conditions, as defined in the programme, are met. It is based on the service period being met for the employees. The fair value of the shares as on grant date was USD 131.74.

	Outstanding	Weighted average exercise price (USD)
As at January 01, 2023	52,371	48.02
Granted during the year	—	—
Exercised during the year	—	—
Forfeited during the year	—	—
As at June 30, 2023	52,371	48.02
Options vested and exercisable	52,371	48.02

As at January 01, 2022	51,678	47.70
Granted during the year	693	72.20
Exercised during the year	—	—
Forfeited during the year	—	—
As at December 31, 2022	52,371	48.02
Options vested and exercisable	52,371	48.02

The Group has recognized stock compensation expense of USD 61,342 for the year ended December 31, 2022 and USD 125,644 for the year ended December 31, 2021.

The grant date fair value of options has been estimated using the Black-Scholes single option pricing model with following assumptions:

Fair value of shares	131.74
Exercise price	72.20
Expected term (in years)	5.00
Dividend yield	Nil
Risk free rate of return (in %)	2.89
Volatility (in %)	59.48

Expected volatility has been based on an evaluation of the historical volatility of the comparable company’s share prices. The historical period for the computation of volatility equals to the expected term of the options.

Out of the total options outstanding as at December 31, 2022, 34,017 options have an exercise price in the range of USD 68.9 to USD 72.2 and 18,354 options have an exercise price in the range of USD 8 to USD 30 (December 31, 2021: 33,324 options have an exercise price in the range of USD 68.9 to USD 72.2 and 18,354 options have an exercise price in the range of USD 8 to USD 30) and a weighted average remaining contractual life of 5.48 years (December 31, 2021: 5.43 years).

NOTE 36 - FINANCIAL INSTRUMENTS

(a)	Categories of financial statements

The following table analyses the financial instruments in the statements of financial position by the classes of financial instruments to which they are assigned:

	Amortized cost	Carrying amount
As at 30 June 2023
Financial assets
Trade and other receivables	2,038,326	2,038,326
Other long-term financial assets	2,457,639	2,457,639
Cash and cash equivalents	3,256,407	3,256,407
	7,752,372	7,752,372

Financial liabilities
Trade and other payables	11,790,186	11,790,186
Lease liabilities	24,437,036	24,437,036
Loans and liabilities	1,873,504	1,873,504
	38,100,726	38,100,726

As at 31 December 2022
Financial assets
Trade and other receivables	2,528,417	2,528,417
Other long-term financial assets	2,966,618	2,966,618
Cash and cash equivalents	3,297,485	3,297,485
	8,792,520	8,792,520

Financial liabilities
Trade and other payables	12,669,890	12,669,890
Lease liabilities	27,236,405	27,236,405
Loans and liabilities	1,191,669	1,191,669
	41,097,964	41,097,964

(b)	Financial risk management

The Group activities are exposed to a variety of financial risks arising from their operations and the use of financial instruments. The key financial risks include credit risk, liquidity risk and currency risk.

(i)	Credit risk

Credit risk is the risk of financial loss to the Group that may arise on outstanding financial instruments should a counterparty default on its obligations. The Group exposures to credit risk arise primarily from trade and other receivables. The Group have a credit policy in place and the exposure to credit risk is managed through the application of credit approvals, credit limits and monitoring procedures.

(1)	Trade receivables

As at the end of the reporting period, the maximum exposure to credit risk arising from trade receivables is represented by their carrying amounts in the statement of financial position.

The carrying amount of trade receivables are not secured by any collateral or supported by any other credit enhancements. In determining the recoverability of these receivables, the Group consider any change in the credit quality of the receivables from the date the credit was initially granted up to the reporting date. The Group have adopted a policy of dealing with creditworthy counterparties as a means of mitigating the risk of financial loss from defaults.

Credit risk concentration profile

At the reporting date, the Group did not have any significant concentration of credit risk that may arise from exposure to a single customer or to a group of customers.

The Group apply the simplified approach to providing for impairment losses (“ECL”) prescribed by IFRS 9, which permits the use of the lifetime expected credit losses provision for all trade receivables. The Group individually assessed ECL of individual customers based on indicators such as changes in financial capability of receivables, past payment trends of the receivable and default or significant delay in payments. The determination of ECL also incorporate economic conditions during the period of historical data, current conditions and forward-looking information on the economic conditions over the expected settlement period of the receivables. The Group believe that changes in economic conditions over these periods would not materially impact the impairment calculation of the receivables.

The information about the credit risk exposure on the Group’s trade receivables are as follows:

	Gross carrying amount	ECL allowance	Net balance
As at 30 June 2023
Current (not past dues)	533,622	—	533,622
1 to 30 days past due	122,844	—	122,844
31 to 60 days past due	44,225	—	44,225
61 to 90 days past due	9,025	—	9,025
91 to 120 days past due	1,786	—	1,786
>120 days past due	(70,103)	—	(70,103)
Credit Impaired
(i) Individually assessed	769,066	(769,066)	—
(ii) Collectively assessed	44,673	(44,673)	—
Total	1,455,138	(813,739)	641,399

	Gross carrying amount	ECL allowance	Net balance
As at 31 December 2022
Current (not past dues)	636,605	—	636,605
1 to 30 days past due	155,185	—	155,185
31 to 60 days past due	71,057	—	71,057
61 to 90 days past due	20,579	—	20,579
91 to 120 days past due	11,687	—	11,687
>120 days past due	(35,479)	—	(35,479)
Credit Impaired
(i) Individually assessed	781,192	(781,192)	—
(ii) Collectively assessed	22,959	(22,959)	—
	1,663,785	(804,151)	859,634

The significant changes in gross carrying amount of trade receivables do not contribute to changes in impairment losses during the financial year.

(2)	Other receivables and other financial assets

For other receivables and other financial assets (including cash and cash equivalents), the Group minimize credit risk by dealing exclusively with high credit rating counterparties. At the reporting date, the Group maximum exposure to credit risk arising from other receivables and other financial assets are represented by the carrying amount of each class of financial assets recognized in the statements of financial position.

The Group consider the other receivables and other financial assets to have low credit risk. Consequently, the Group are of the view that the loss allowance is not material and hence, it is not provided for, other than those disclosed in Note 12 to the financial statements.

(ii)	Liquidity risk

Liquidity risk is the risk that the Group will encounter difficulties in meeting financial obligations when they fall due. The Group exposure to liquidity risk arise primarily from mismatches of the maturities between financial assets and liabilities.

The Group actively manage their cash flow to ensure that all repayment and funding needs are met. As part of their overall prudent liquidity management, the Group depend on shareholders to maintain sufficient levels of cash to meet their working capital requirement.

Maturity analysis

The maturity analysis of the Group financial liabilities by their relevant maturity at the reporting date are based on contractual undiscounted repayment obligations are as follows:

	Carrying amount	Not later than one year	Later than one year and not later than two years	Later than two year and not later than five years	Later than five years	Total
As at 30 June 2023
Trade and other payables	11,931,927	11,790,186	141,741	—	—	11,931,927
Lease liabilities	24,437,036	3,779,331	5,206,228	10,347,090	5,104,387	24,437,036
Borrowings	1,873,504	476,935	321,231	351,591	723,747	1,873,504
Total	38,242,467	16,046,452	5,669,200	10,698,681	5,828,134	38,242,467

	Carrying amount	Not later than one year	Later than one year and not later than two years	Later than two year and not later than five years	Later than five years	Total
As at 31 December 2022
Trade and other payables	12,815,495	12,669,890	145,605	—	—	12,815,495
Lease liabilities	27,236,405	7,520,663	4,703,321	9,718,826	5,293,595	27,236,405
Borrowings	1,191,669	940,717	250,952	—	—	1,191,669
Total	41,243,569	21,131,270	5,099,878	9,718,826	5,293,595	41,243,569

Currency risk arises when the Group enters into transactions denominated in currencies other than the functional currency. The currencies giving rise to the risk are primarily the United States Dollar (“USD”), Hong Kong Dollar (“HKD”), Singapore Dollar (“SGD”), Thai Baht (“THB”), Vietnamese Dong (“VND”), Australian Dollar (“AUD”), Japanese Yen (“JPY”), New Taiwan Dollar (“TWD”), Malaysian Ringgit (“MYR”) and Philippine Peso (“PHP”).

The Group has not used any derivative contracts to hedge its exposure to currency risk. As the Group trades within a narrow band around the USD, the directors of the Group do not expect that there will be any significant currency risk in USD. For other currencies, a significant change in the exchange rate in HKD, SGD, THB, VND, AUD, JPY, TWD, MYR and PHP against USD may have a material impact on the Group’s results.

The carrying amounts of the Group’s foreign currency denominated monetary assets and liabilities at the reporting date are as follows:

	Assets		Liabilities
	June 30, 2023	December 31, 2022	June 30, 2023	December 31, 2022

HKD	568,877	897,111	(4,183,464)	(3,925,781)
SGD	1,228,650	825,774	(10,874,132)	(12,367,582)
THB	112,872	108,980	(334,449)	(378,422)
VND	243,896	126,934	(923,331)	(1,057,783)
AUD	894,690	609,529	(5,988,331)	(5,909,308)
JPY	—	80,985	—	(187,632)
MYR	2,364,662	1,931,810	(8,388,745)	(8,149,997)
PHP	285,444	493,959	(5,371,812)	(8,277,345)
TWD	59,448	76,818	(886,500)	(241,425)

(c)	Fair value

(i)	Determination of fair value

The carrying amounts of cash and bank balances, short term receivables and payables are reasonable approximation of fair values due to short term nature of these financial instruments.

(ii)	Fair value hierarchy

As the financial assets and liabilities of the Group are not carried at fair value by any valuation method, the fair value hierarchy analysis is not presented.

THE FLEXI GROUP LTD

CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 37 - RELATED PARTY RELATIONS AND TRANSACTIONS

(a)	Identity of related parties

Parties are considered to be related to the Group if the Group has the ability, directly or indirectly, to control the party or exercise significant influence over the party in making financial and operational decisions, or vice versa, or where the Group and the party are subject to common control. Related parties may be individuals or other entities.

Related parties of the Group include:

(i)	Subsidiaries;

(ii)	Joint venture; and

(iii)	Key management personnel, comprise persons (including the directors of the Group) who have the authority and responsibility for planning, directing and controlling the activities of the Group directly or indirectly

Name of the related party	Relation	% shareholding if any
Constant Thomas John Tedder
("Constant")	Company Director
Christopher Ian Edwards	Company Director & CEO
Teo Juhn How	Company Director
Erman Akinci	Company Director
Alexis Grolin	Company Director
Lai Shi Noon	CFO (left in December 2022)
Liew Kok Seng	CFO (appointed in December 2022 and left in March 2022)
Chua Tian Pang	CFO (appointed in February 2022 and left in May 2022)
Batur Limited	Entity with director interest	100% owned by Constant, Director of The Flexi Group Ltd
The Hive Partners Limited	Entity with director interest	100% owned by Constant, Director of The Flexi Group Ltd
Honey Capital Ltd	Entity with director interest	100% owned by Batur Limited, indirectly wholly owned by common director,
Constant
Fly Farm International Limited	Director interest	-
Upwaste Limited	Director interest	-
Earth.Org Limited	Director interest	-
Island Earth Limited	Entity with director interest	100% owned by Batur Limited, indirectly wholly owned by common director,
Constant

(b)	Compensation of key management personnel

There are no management entities that provide key management personnel services to the Group. Total remuneration paid to the directors during the six months ended June 30, 2023 was USD 194,427 (June 30, 2022: USD 137,793).

(c)	Details of the subsidiaries are as follows:

Name of subsidiary held by the Group	Principal place of business/Country of incorporation	2023	2022	Principal activities
The Hive International Limited	Hong Kong	100%	100%	Provision of administrative services to group companies
Hong Kong Hive Limited	Hong Kong	100%	100%	Provision of co-working space for creative industries
The Hive Coworking Space Singapore Pte. Ltd.	Singapore	100%	100%	Provision of office administrative services on a fee or contract basis
The Hive Bangkok Ltd.	Thailand	100%	100%	Provision of real estate leasing activities
The Hive Design Company Limited	Hong Kong	100%	100%	Provision of design and consultancy services on a fee or on a contract basis
The Hive Habitat Limited	Hong Kong	100%	100%	Provision of co- living spaces
The Hive Japan Kabushiki Kaisha	Japan	100%	100%	Provision of co-working space for creative industries
The Hive Coworking Australia Pty Ltd.	Australia	100%	100%	Provision of co-working space for creative industries
White Moon Holdings Pty Ltd. (“The Cluster”)	Australia	100%	100%	Provision of co-working space for creative industries
The Hive Milton House Pty Ltd	Australia	100%	100%	Dormant
The Hive Partnership Australia Pty Ltd	Australia	100%	-	Dormant

The Hive Abbotsford Pty Ltd	Australia	100%	-	Provision of co-working space for creative industries
The Hive Vietnam Co. Ltd.	Vietnam	100%	100%	Provision of co-working space and management consultancy
The Hive Taiwan Limited	Taiwan	100%	100%	Provision of co-working space.
The Hive Lai Chi Kok Limited	Hong Kong	100%	100%	Provision of co-working space.
The Hive Connaught Road Ltd	Hong Kong	100%	100%	Provision of co-working space.
Common Ground Works Sdn Bhd	Malaysia	100%	100%	Managing business centers.
Common Ground TTDI Sdn Bhd	Malaysia	100%	100%	Managing business centres.
Common Ground MK Sdn. Bhd.	Malaysia	100%	100%	Managing business centres.
Common Ground BB Sdn. Bhd.	Malaysia	100%	100%	Managing business centres.
Common Ground AD Sdn. Bhd.	Malaysia	100%	100%	Managing business centres.
Common Ground AP Sdn. Bhd.	Malaysia	100%	100%	Managing business centres.
Common Ground QS Sdn. Bhd.	Malaysia	100%	100%	Managing business centres.
Common Ground MV Sdn. Bhd.	Malaysia	100%	100%	Managing business centres.
Common Ground PJ Sdn. Bhd.	Malaysia	100%	100%	Managing business centres.
Common Ground MD Sdn. Bhd.	Malaysia	100%	100%	Managing business centres.
Common Ground PG Sdn. Bhd.	Malaysia	100%	100%	Managing business centres.
Common Ground KL33 Sdn Bhd	Malaysia	100%	100%	Managing business centres.
Common Ground BSE Sdn. Bhd.	Malaysia	100%	100%	Providing office administrative and other business support services.
Common Ground BS Sdn. Bhd.	Malaysia	100%	100%	Providing coworking, shared office, event spaces, meeting rooms as well as cafe and bar services.
Common Ground M3 Sdn. Bhd. (formerly known as Common Ground CC Sdn. Bhd.)	Malaysia	100%	100%	Managing business centres.
Common Ground DH Sdn. Bhd. (formerly known as Common Ground SH Sdn. Bhd.)	Malaysia	100%	100%	Managing business centres.
Common Ground HO Sdn. Bhd. (formerly known as Common Ground TTD/2 Sdn. Bhd.)	Malaysia	100%	100%	Dormant

Common Ground MT Sdn. Bhd.	Malaysia	100%	100%	Managing business centres.
Common Minds Sdn. Bhd.	Malaysia	100%	100%	Dormant
Common Ground SD Sdn. Bhd.	Malaysia	100%	100%	Providing coworking, shared office, event spaces, meeting rooms as well as cafe and bar services.
Common Ground Bangsar Sdn. Bhd.	Malaysia	100%	100%	Dormant
Common Ground BU Sdn. Bhd.	Malaysia	100%	100%	Dormant
Common Ground QS2 Sdn. Bhd.	Malaysia	100%	100%	Dormant
Common Ground MM Sdn. Bhd.	Malaysia	100%	100%	Dormant
Common Ground Works Philippines Inc.	Philippines	60%	60%	Engage in office rental business, operate, hold, engage in, or manage co-working space business, and operate as facilities provider and managed facility provider in connection with the office rental and co working space businesses.
CGP-IBP Inc.	Philippines	90%	90%	Engage in office rental business, operate, hold, engage in, or manage co-working space business, and operate as facilities provider and managed facility provider in connection with the office rental and co working space businesses.
CGP Ventures Inc.	Philippines	90%	90%	Dormant
CG8Rockwell Inc.	Philippines	90%	90%	Engage in office rental business, to operate, hold, engage in, or manage co-working space business, and to operate as facilities provider and managed facility provider in connection with the office rental and co working space businesses.
Common Ground Services and Solutions Inc.	Philippines	60%	60%	Engage in export-oriented services catering to foreign owned-and-operated companies such as business consultancy, information technology services, incubation and acceleration of startups and entrepreneur backed- businesses, general management services, and in knowledge process outsourcing such as marketing, fiscal and back- office support, as well as in business process outsourcing.

(d)	Details of the joint ventures are as follows:

Name of joint ventures held by the Group	Principal place of business/ Country of incorporation	2023	2022	Principal activities
Common Ground (Thailand) Company limited (“CGTH”)	Thailand	29%	29%	Managing co-working space business.

NOTE 38 - CAPITAL RISK MANAGEMENT

The primary objective of the Group capital management is to ensure that they maintain a healthy capital ratio in order to sustain future development of the business so that they can continue to maximize returns for shareholders. The Group manage their capital structure and make adjustments to it, in light of changes in economic and business conditions. To maintain or adjust the capital structure, the Group may adjust the dividend payment to shareholders, return capital to shareholders or issue new shares. No changes were made in the objectives, policies and process during the financial year ended 30 June 2023 and 31 December 2022.

The Group are not subject to any externally imposed capital requirements.

NOTE 39 - PROVIDENT FUND CONTRIBUTION

		As at
		June 30, 2023	December 31, 2022
Hong Kong	MPF Contribution Expense	29,327	68,158
Australia	Superannuation	23,618	53,980
Singapore	CPF Contribution Expense	27,228	45,813
Malaysia	Provident Fund	74,922	78,762
		155,096	246,713

NOTE 40 - GUARANTEES AND BANKING FACILITIES

White Moon Holdings Pty Ltd.:

As at 30 June 2023, an indemnity guarantee facility of AUD753,522 (31 December 2022: AUD753,522) were utilized by a subsidiary as a security of its obligation under the lease with the landlord. During the period, the subsidiary entered a new guarantee of AUD377,782 to secure a loan of AUD328,216.

NOTE 41 - SIGNIFICANT EVENTS AFTER THE REPORTING DATE

There are no significant events after the reporting date.

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of The Flexi Group Ltd.

Opinion on the Financial Statements

We have audited the accompanying consolidated statements of financial position of The Flexi Group Ltd. (the “Company”), as of December 31, 2022 and 2021, the related statements of comprehensive loss, changes in shareholders’ equity (deficit) and cash flows for the years then ended, and related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the years ended December 31, 2022 and 2021, in conformity with the International Financial Reporting Standards as issued by the International Accounting Standards Board.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/S/ BF Borgers CPA PC (PCAOB ID 5041)

We have served as Auditor since 2022

Lakewood, CO

June 12, 2023

THE FLEXI GROUP LTD
CONSOLIDATED FINANCIAL STATEMENTS

STATEMENTS OF FINANCIAL POSITION

(All amounts stated in United States Dollars, unless otherwise stated)

		As at
		December 31, 2022	December 31, 2021
Non-current assets
Intangible assets	6	55,163,275	2,505,835
Property, plant and equipment	7	7,505,270	3,053,616
Right-of-use assets	8	25,208,941	14,280,562
Deferred tax assets (net)	9	895,395	934,745
Investments accounted for using equity method Financial asset	10	1,841,418	—
- Other long-term financial assets	11	2,966,618	2,076,501
Total non-current assets		93,580,917	22,851,259
Current assets
Financial asset
- Trade and other receivables	12	3,068,361	866,027
- Cash and cash equivalents	14	3,297,485	2,251,884
Inventory Current tax assets	15	-28,915	374-
Total current assets		6,394,761	3,118,285
Total assets		99,975,678	25,969,544
Equity
Share premium	16	74,947,920	23,031,342
Other components of equity	17	(25,021,010)	(21,579,329)
Equity attributable to the equity holders of the Company		49,926,910	1,452,013
Non-Controlling Interest		1,211,136	—
Total equity		51,138,046	1,452,013
Non-current liabilities
Financial liabilities
-Lease liabilities	18	19,715,742	9,837,900
-Borrowings	19	250,952	1,184,009
Provision for restoration cost	20	1,868,035	959,267
Other payables	21	3,191,863	319,735
Total non-current liabilities		25,026,592	12,300,911
Current liabilities
Financial liabilities - Trade and other payables	22	13,209,834	4,740,689
- Lease liabilities	18	7,520,663	5,882,621
- Borrowings	19	940,717	841,783
Contract and other liabilities	23	2,091,722	737,571
Current tax liabilities	24	48,104	13,956
Total current liabilities		23,811,040	12,216,620
Total liabilities		48,837,632	24,517,531
Total equity and liabilities		99,975,678	25,969,544

THE FLEXI GROUP LTD

CONSOLIDATED FINANCIAL STATEMENTS

STATEMENTS OF PROFIT & LOSS AND OTHER COMPREHENSIVE INCOME

(All amounts in United States Dollars, unless otherwise stated)

		For the year ended
		December 31, 2022	December 31, 2021
Revenue from operations	26	18,105,055	11,937,078
Cost of sales	27	(7,725,291)	(6,659,175)
Gross profit		10,379,764	5,277,903
Other income/(expenses)	28	139,223	(743,857)
Administration expenses	29	(13,033,558)	(7,658,862)
Net impairment losses of financial assets	30	(47,620)	—
Finance cost	31	(1,177,589)	(996,728)
Share of loss from equity accounted investments	10	(140,142)	—
Loss before income tax expense		(3,879,922)	(4,121,544)
Income tax (expense)/benefit	32	(182,145)	828,632
Loss for the year		(4,062,067)	(3,292,912)
Loss attributable to:
Non-controlling interest		(36,864)	—
Owners of the parent		(4,025,203)	(3,292,912)
Other comprehensive income
Items that will not be reclassified to profit or loss:
Exchange differences on translating foreign operations attributable to:
Non-controlling interest		—	—
Owners of the parent		522,180	651,316
Other comprehensive income, net of tax		522,180	651,316
Total comprehensive loss for the year		(3,539,887)	(2,641,596)

THE FLEXI GROUP LTD

CONSOLIDATED FINANCIAL STATEMENTS

STATEMENTS OF CHANGES IN EQUITY

	Share premium	Foreign exchange reserve	Share based payment reserve	Accumulated losses	Non controlling interest	Total
Balance at January 01, 2022	23,031,342	90,452	2,587,940	(24,257,721)	—	1,452,013
Issuance of shares	51,916,578	—	—	—	—	51,916,578
Non controlling interest share due to business combination	—	—	—	—	1,248,000	1,248,000
Issue of equity shares of option	—	—	61,342	—	—	61,342
Loss for the year	—	—	—	(4,025,203)	(36,864)	(4,062,067)
Exchange differences on translation of foreign operations	—	522,180	—	—	—	522,180
Balance at December 31, 2022	74,947,920	612,632	2,649,282	(28,282,924)	1,211,136	51,138,046

		Foreign exchange	Share based		Non controlling
	Share premium	reserve	payment reserve	Accumulated losses	interest	Total
Balance at 1 January 2021	23,031,342	(560,864)	2,462,296	(20,964,809)	—	3,967,965
Issuance of shares	—	—	—	—	—	—
Loss for the year	—	—	—	(3,292,912)	—	(3,292,912)
Issue of equity shares of option	—	—	125,644	—	—	125,644
Exchange differences on translation of foreign operations	—	651,316	—	—	—	651,316
Balance at December 31, 2021	23,031,342	90,452	2,587,940	(24,257,721)	—	1,452,013

THE FLEXI GROUP LTD
CONSOLIDATED FINANCIAL STATEMENTS
 STATEMENTS OF CASH FLOWS

Consolidated statement of cash flows

(All amounts stated in United States Dollars, unless otherwise stated)

		For the year ended
		December 31, 2022	December 31, 2021
Cash flows from operating activities
Loss before income tax expense		(3,879,922)	(4,121,544)
Adjustments for:
Depreciation of property, plant and equipment		2,137,236	1,385,536
Depreciation of right-of-use assets		7,021,851	6,398,751
Loss on disposal of property, plant and equipment		435,409	43,814
Amortization of intangible assets		52,305	159,357
Interest expense on lease liabilities		808,413	581,679
Interest expense on borrowings		169,295	174,056
Interest income		(7,370)	(64)
Provision for expected credit losses		—	1,724
Discounting effect on security deposit		(79,838)	—
Unwind of discounting on provisions for restoration costs		62,951	—
Additional provision for restoration made		305,772	—
Reversal of provision on restoration cost		(43,853)	—
Provision for stock based compensation expense		61,342	125,642
Share of results of equity accounted investment		140,142	—
Operating profit before working capital changes		7,183,733	4,748,951
Inventories		374	1,400
Trade and other receivables		(48,182)	(55,330)
Long term deposits		725,231	—
Accruals and other payables		(699,911)	(995,061)
Cash generated from operations		7,161,245	3,699,960
Income tax paid		(190,461)	(95,576)
Net cash from operating activities	(A)	6,970,784	3,604,384
Cash flows from investing activities
Purchases of property, plant and equipment		(552,910)	(104,168)
Purchase of intangible assets		(44,650)	—
Net cash paid from disposal of property, plant and equipment		—	(40,357)
Investment in subsidiary		—	(2,277,000)
Interest received		7,370	—
Net cash used in investing activities	(B)	(590,190)	(2,421,525)
Cash flows from financing activities
Interest paid on borrowings		(169,295)	(174,056)
Increase in amount due from a shareholder		—	(535)
Repayment of principal of lease liabilities		(6,785,480)	(4,188,298)
Repayment of interest of lease liabilities		(808,413)	(581,679)
(Repayment of)/proceeds from long term borrowings		(824,010)	2,031,206
Proceeds from issuance of shares		206,547	—
Payments to holding company		—	(2,324)
Net cash used in financing activities	(C)	(8,380,651)	(2,915,686)
Net decrease in cash and cash equivalents	(A+B+C)	(2,000,057)	(1,732,827)
Cash and cash equivalents at beginning of year		2,251,884	2,720,412
Effect of foreign exchange rate changes		(99,074)	1,264,299
Cash acquired on acquisition		3,144,732	—
Cash and cash equivalents at end of year		3,297,485	2,251,884

THE FLEXI GROUP LTD

CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - COMPANY OVERVIEW

The Flexi Group Limited (Formerly known as “The Hive Worldwide Limited”) is a limited liability company incorporated in the British Virgin Islands. The address of its registered office is Wickhams Cay 11, Road Town, Tortola, VG 1110, British Virgin Islands.

The principal activity of The Flexi Group Limited (“the Group”) is managing business centers. There has been no significant change in the nature of this activity during the year.

On June 01, 2022, the Group has completed acquisition of Common Ground Works Sdn Bhd and its subsidiaries (“CG Group” or “Common Ground Group”). CG Group is a coworking and business centers management company.

The Group’s Board of Directors authorized these financial statements for issue on May 18, 2023.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Basis of preparation

The financial statements of the Group have been prepared in accordance with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board (“IASB”).

The financial statements of the Group have been prepared on the historical cost basis, except as otherwise disclosed in Note 3.

The individual financial statements of each entity in the Group are measured using the currency of the primary economic environment in which they operate (“the functional currency”). The consolidated financial statements are presented in United States Dollar (“USD”), while Hong Kong Dollar (HKD) is the Group’s functional currency, and has been rounded to the nearest USD, unless otherwise stated.

Going concern

The financial statements of the Group have been prepared on the assumption that the Group will continue as a going concern. The application of the going concern basis is based on the assumption that the Group will be able to realize its assets and liquidate its liabilities in the normal course of business.

The Group incurred a net loss of USD 4,062,067 for year ended December 31, 2022 and has negative working capital of USD 17,416,279 as at the year end. The Group has net assets of USD 51,138,046 as at December 31, 2022 and the Group’s shareholders have also undertaken to provide continuing financial support, including not to demand repayment of amounts due, until the Group is able to pay its creditors in the normal course of business, in order to maintain the Group as a going concern. Management is confident that it will optimize its cash flows and believes that it will continue to have adequate resources to continue in operational existence for foreseeable future, accordingly, the financial statements are continued to be prepared on a going concern basis.

NOTE 3 - BASIS OF CONSOLIDATION

The consolidated financial statements comprise the financial statements of the Group. The financial statements of the subsidiaries used in the preparation of the consolidated financial statements are prepared for the same reporting date as the Group.

Consistent accounting policies are applied to like transactions and events in similar circumstances.

There are no accounting pronouncements which have become effective from January 1, 2022 that have a significant impact on the Group’s consolidated financial statements.

The Consolidated Financial Statements have been prepared in accordance with the accounting policies adopted in the Group’s most recent annual financial statements for the year ended 31 December 2021.

(a)	Subsidiaries

A subsidiary is an investee over which the Group is able to exercise control. The Group controls an investee if all three of the following elements are present: power over the investee, exposure, or rights, to variable returns from the investee, and the ability to use its power to affect those variable returns. Control is reassessed whenever facts and circumstances indicate that there may be a change in any of these elements of control.

(b)	Intragroup transactions

Intra-group balances and transactions, and any unrealized income and expenses arising from intra-group transactions are eliminated in preparing the consolidated financial statements.

Unrealized gains arising from transactions with equity-accounted associates and joint ventures are eliminated against the investment to the extent of the Group’s interest in the investee. Unrealized losses are eliminated in the same way as unrealized gains, but only to the extent that there is no evidence of impairment.

3.1	Business combination

The Group applies the acquisition method in accounting for business combinations. The consideration transferred by the Group to obtain control of a subsidiary is calculated as the sum of the acquisition-date fair values of assets transferred, liabilities incurred and the equity interests issued by the Group.

Assets acquired and liabilities assumed are measured at their acquisition-date fair values.

Goodwill represents the future economic benefits arising from a business combination that are not individually identified and separately recognized.

3.2	Investments accounted using equity method

Investments in associates and joint ventures are accounted for using the equity method.

The carrying amount of the investment in associates and joint ventures is increased or decreased to recognize the Group’s share of the profit or loss and other comprehensive income of the associate and joint venture, adjusted where necessary to ensure consistency with the accounting policies of the Group.

Unrealised gains and losses on transactions between the Group and its associates and joint ventures are eliminated to the extent of the Group’s interest in those entities.

3.3	Foreign currency transactions and operations

(a)	Translation of foreign currency transactions

Foreign currency transactions are translated to the respective functional currencies of the Group entities using the exchange rates prevailing at the transaction dates. At the end of each reporting date, monetary items denominated in foreign currencies are retranslated at the exchange rates prevailing at the reporting date.

Non-monetary items denominated in foreign currencies that are measured at fair value are retranslated at the rates prevailing at the dates the fair values were determined. Non-monetary items denominated in foreign currencies that are measured at historical cost are translated at the historical rates as at the dates of the initial transactions.

Foreign exchange differences arising on settlement or retranslation of monetary items are recognized in profit or loss except for monetary items that are designated as hedging instruments in either a cash flow hedge or a hedge of the Group’s net investment of a foreign operation. When settlement of a monetary item receivable from or payable to a foreign operation is neither planned nor likely to occur in the foreseeable future, exchange differences are recognized in profit or loss in the separate financial statements of the parent Group or the individual financial statements of the foreign operation. In the consolidated financial statements, the exchange differences are considered to form part of a net investment in a foreign operation and are recognized initially in other comprehensive income until its disposal, at which time, the cumulative amount is reclassified to profit or loss.

The gain or loss arising on translation of non-monetary items measured at fair value is treated in line with the recognition of the gain or loss on the change in fair value of the item (i.e. translation differences on items whose fair value gain or loss is recognized in other comprehensive income or profit or loss are also recognized in other comprehensive income or profit or loss, respectively).

(b)	Translation of foreign operations

The assets and liabilities of foreign operations denominated in the functional currency different from the presentation currency, including goodwill and fair value adjustments arising on acquisition, are translated into the presentation currency at exchange rates prevailing at the reporting date. The income and expenses of foreign operations are translated at exchange rates at the dates of the transactions. Exchange differences arising on the translation are recognized in other comprehensive income. However, if the foreign operation is a non-wholly owned subsidiary, then the relevant proportionate share of the translation difference is allocated to the non-controlling interests.

When a foreign operation is disposed of such that control, significant influence or joint control is lost, the cumulative amount in foreign exchange translation reserves related to that foreign operation is reclassified to profit or loss. For a partial disposal not involving loss of control of a subsidiary that includes a foreign operation, the proportionate share of cumulative amount in foreign exchange translation reserve is reattributed to non-controlling interests. For partial disposals of associates or joint ventures that do not result in the Group losing significant influence or joint control, the proportionate share of the cumulative amount in foreign exchange translation reserve is reclassified to profit or loss.

3.4	Property, plant and equipment

Property, plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses.

The cost of property, plant and equipment includes its purchase price and the costs directly attributable to the acquisition of the items.

Subsequent costs are included in the asset’s carrying amount or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Group and the cost of the item can be measured reliably. The carrying amount of the replaced part is derecognized. All other repairs and maintenance are recognized as an expense in profit or loss during the period in which they are incurred.

An item of equipment is derecognized upon disposal or when no future economic benefits are expected from its use or disposal. Any gain or loss arising on derecognition of the asset is recognized in profit or loss.

Property, plant and equipment are depreciated so as to write off their cost net of expected residual value over their estimated useful lives on a straight-line basis. The useful lives, residual value and depreciation method are reviewed, and adjusted if appropriate, at the end of each reporting period. The useful lives are as follows:

Leasehold improvements - In accordance to lease terms or 2 - 20 years
Furniture and fixtures - 3 - 5 years

Office equipment - 2 - 5 years

Construction in progress is stated at cost less impairment losses. Cost comprises direct costs of construction as well as borrowing costs capitalized during the periods of construction and installation. Capitalization of these costs ceases and the construction in progress is transferred to the appropriate class of property, plant and equipment when substantially all the activities necessary to prepare the assets for their intended use are completed. No depreciation is provided for in respect of construction in progress until it is completed and ready for its intended use.

An asset is written down immediately to its recoverable amount if its carrying amount is higher than the asset’s estimated recoverable amount.

Assets held under finance leases are depreciated over their expected useful lives on the same basis as owned assets, or where shorter, the term of the relevant lease.

The gain or loss on disposal of an item of property, plant and equipment is the difference between the net sale proceeds and its carrying amount, and is recognized in profit or loss on disposal.

3.5	Leasing

All leases (irrespective of operating leases or finance leases) are required to be capitalized in the statement of financial position as right-of-use assets and lease liabilities, but accounting policy choices exist for an entity to choose not to capitalize (i) leases which are short-term leases and/or (ii) leases for which the underlying asset is of low value. The Group has elected not to recognize right-of use assets and lease liabilities for low value assets and leases for which at the commencement date have a lease term less than 12 months. The lease payments associated with those leases have been expensed on straight-line basis over the lease term.

Covid-19 - Related Rent Concession

IFRS 16 was amended to provide a practical expedient to lessees in accounting for rent concessions arising as a result of the Covid-19 pandemic, by including an additional practical expedient in IFRS 16 that permits entities to elect not to account for rent concessions as modifications. The practical expedient applies only to rent concessions occurring as a direct consequence of Covid-19 pandemic and only if all of the following criteria are satisfied:

(a)	The change in lease payments results in revised consideration for the lease that is substantially the same as, or less than, the consideration for the lease immediately preceding the change;

(b)	The reduction in lease payments affects only payments originally due on or before 30 June 2021; and

(c)	There is no substantive change to other terms and conditions of the lease.

Rent concessions that satisfy these criteria may be accounted for in accordance with this practical expedient, which means the lessee does not need to assess whether the rent concession meets the definition of lease modification. Lessees shall apply other requirements of IFRS 16 in accounting for the rent concession.

Accounting for rent concessions as lease modifications would have resulted in the Group remeasuring the lease liability to reflect the revised consideration using a revised discount rate, with the effect of the change in the lease liability recorded against the right-of-use asset. By applying the practical expedient, the Group is not required to determine a revised discount rate and the effect of the change in the lease liability is reflected in profit or loss in the period in which the event or condition that triggers the rent concession occurs.

The Group has elected to utilize the practical expedient for all rent concessions that meet the criteria. In accordance with the transitional provisions, the Group has applied the amendment retrospectively, and has not restated prior period figure. As the rent concessions have arisen during the current period, there is no retrospective adjustment to opening balance of retained earnings at 1 January 2020 on initial application of the amendment.

Right-of-use asset

The right-of-use asset should be recognized at cost and would comprise: (i) the amount of the initial measurement of the lease liability (see below for the accounting policy to account for lease liability); (ii) any lease payments made at or before the commencement date, less any lease incentives received; (iii) any initial direct costs incurred by the lessee and (iv) an estimate of costs to be incurred by the lessee in dismantling and removing the underlying asset to the condition required by the terms and conditions of the lease, unless those costs are incurred to produce inventories.

Under the cost model, the Group measures the right-to-use at cost, less any accumulated depreciation and any impairment losses, and adjusted for any remeasurement of lease liability.

The Group accounts for leasehold land and buildings which is held for own use under IFRS 16 and are carried at fair value. Other than the above right-of-use assets, the Group also has leased a number of properties under tenancy agreements which the Group exercises its judgement and determines that it is a separate class of asset apart from the leasehold land and buildings which is held for own use. As a result, the right-of- use asset arising from the properties under tenancy agreements are carried at depreciated cost.

Lease liability

The lease liability is recognized at the present value of the lease payments that are not paid at the date of commencement of the lease. The lease payments are discounted using the interest rate implicit in the lease, if that rate can be readily determined. If that rate cannot be readily determined, the Group uses the Group’s incremental borrowing rate.

The following payments for the right-to-use the underlying asset during the lease term that are not paid at the commencement date of the lease are considered to be lease payments: (i) fixed payments less any lease incentives receivable: (ii) variable lease payments that depend on an index or a rate, initially measured using the index or rate as at commencement date; (iii) amounts expected to be payable by the lessee under residual value guarantees; (iv) the exercise price of a purchase option if the lessee is reasonably certain to exercise that option and (v) payments of penalties for terminating the lease, if the lease term reflects the lessee exercising an option to terminate the lease.

Subsequent to the commencement date, the Group measures the lease liability by: (i) increasing the carrying amount to reflect interest on the lease liability; (ii) reducing the carrying amount to reflect the lease payments made; and (iii) remeasuring the carrying amount to reflect any reassessment or lease modifications, e.g., a change in future lease payments arising from change in an index or rate, a change in the lease term, a change in the in substance fixed lease payments or a change in assessment to purchase the underlying asset.

Accounting as a lessor

The Group sub-leases parts of its office premises to tenants. Rental income from operating leases is recognized in profit or loss on a straight-line basis over the term of the relevant lease. Initial direct costs incurred in negotiating and arranging an operating lease are added to the carrying amount of the leased asset and recognized as an expense on the straight-line basis over the lease term.

3.6	Intangibles assets

(i)	Acquired intangible assets

Intangible assets acquired separately are initially recognized at cost. Subsequently, intangible assets with finite useful lives are carried at cost less accumulated amortization and accumulated impairment losses.

Amortization is provided on a straight-line basis over its useful lives as follows. The amortization expense is recognized in profit or loss and included in administrative expenses.

Tradenames	Indefinite life
Domain name	30 years
Software	10 years
Non-compete	5 years

•	Tradenames

The “Common Ground” and “Cluster” tradenames (the “tradenames”) along with its logo forms part of the intellectual property rights of the Company and Flexi intends to continue the use of the tradenames post-acquisition. The tradenames enjoy considerable recognition in the respective countries, which was one of the primary considerations for the acquisition of Common Ground and Cluster. Since the tradename is the value driver for the business, it has been identified as the primary intangible asset in this transaction.

During the year, the Group reassessed the estimated useful life of “Cluster” tradename based on latest available development of the business and market condition, and is of the view that the estimated useful life should be revised to indefinite. Arising from this, the carrying value of the tradename continues to be stated at amortised cost and the tradename will not be amortised commencing current year (FY2021 - USD139,050). However, it is subject to impairment annually. The change of the estimated useful life for “Cluster” tradename to indefinite is consistent with the “Common Ground” tradename acquired by the Group during the year.

•	Domain name

The domain name is a unique address that identifies Hive website.

•	Software

The mobile application developed by Common Ground enables its coworking community to stay connected at all times with the latest benefits, events, business opportunities and other businesses and members across all of Common Ground’s venues. Based on discussions with Common Ground’s management, we understand that the technology developed and owned by Common Ground provides its customers with a seamless onboarding experience and that a market participant would allocate value to the same as it would enable them to continue with the operations without disruptions.

•	Non-Compete

A non-compete is a legally binding restrictive covenant designed to prevent the signee from exploiting competitive advantages gained through association with the other party in the agreement.

(ii)	Internally generated intangible assets (research and development costs)

Expenditure on internally developed products is capitalized if it can be demonstrated that:

-	it is technically feasible to develop the product for it to be sold;

-	adequate resources are available to complete the development;

-	there is an intention to complete and sell the product;

-	the Group is able to sell the product;

-	sale of the product will generate future economic benefits; and expenditure on the project can be measured reliably.

Capitalized development costs are amortized on a straight line basis over a period of 10 years. The amortization expense is recognized in profit or loss and included in administrative expenses.

Development expenditure not satisfying the above criteria and expenditure on the research phase of internal projects are recognized in profit or loss as incurred.

(iii)	Impairment

Intangible assets with finite lives are tested for impairment when there is an indication that an asset may be impaired. Intangible assets with indefinite useful lives and intangible assets not yet available for use are tested for impairment annually, irrespective of whether there is any indication that they may be impaired. Intangible assets are tested for impairment by comparing their carrying amounts with their recoverable amounts.

If the recoverable amount of an asset is estimated to be less than its carrying amount, the carrying amount of the asset is reduced to its recoverable amount.

An impairment loss is recognized as an expense immediately, unless the relevant asset is carried at a revalued amount, in which case the impairment loss is treated as revaluation decrease to the extent of its revaluation surplus.

3.7	Financial instruments

(i)	Financial assets

A financial asset (unless it is a trade receivable without a significant financing component) is initially measured at fair value plus transaction costs that are directly attributable to its acquisition or issue.

Amortized cost: Assets that are held for collection of contractual cash flows where those cash flows represent solely payments of principal and interest are measured at amortized cost. Financial assets at amortized cost are subsequently measured using the effective interest rate method. Interest income, foreign exchange gains and losses and impairment are recognized in profit or loss. Any gain on derecognition is recognized in profit or loss.

(ii)	Impairment loss on financial assets

The Group recognizes loss allowances for expected credit loss (“ECL”) on trade receivables and contract assets. ECLs are measured on either of the following bases:

-12-months ECLs: these are ECLs that result from possible default events within the 12 months after the reporting date; and

- Lifetime ECLs: these are ECLs that result from all possible default events over the expected life of a financial instrument. The maximum period considered when estimating ECLs is the maximum contractual period over which the Group is exposed to credit risk.

ECLs are a probability-weighted estimate of credit losses. Credit losses are measured as the difference between all contractual cash flows that are due to the Group in accordance with the contract and all the cash flows that the Group expects to receive. The shortfall is then discounted at an approximation to the assets’ original effective interest rate.

The Group measured loss allowances for trade receivables and contract assets using IFRS 9 simplified approach and has calculated ECLs based on lifetime ECLs. The Group has established a provision matrix that is based on the Group’s historical credit loss experience, adjusted for forward-looking factors specific to the debtors and the economic environment.

When determining whether the credit risk of a financial asset has increased significantly since initial recognition and when estimating ECL, the Group considers reasonable and supportable information that is relevant and available without undue cost or effort. This includes both quantitative and qualitative information analysis, based on the Group’s historical experience and informed credit assessment and including forward-looking information.

The Group assumes that the credit risk on a financial asset has increased significantly if it is more than 90 days past due.

The Group considers a financial asset to be in default when: (1) the borrower is unlikely to pay its credit obligations to the Group in full, without recourse by the Group to actions such as realizing security (if any is held); or (2) the financial asset is more than 90 days past due.

Depending on the nature of the financial instruments, the assessment of a significant increase in credit risk is performed on either an individual or a collective basis. When the assessment is performed on a collective basis, the financial instruments are grouped based on shared credit risk characteristics, such as past due status and credit risk ratings.

The Group considers a financial asset to be credit-impaired when:

●	significant financial difficulty of the debtor;

●	a breach of contract, such as a default or being more than 90 days past due;

●	the restructuring of a loan or advance by the Group on terms that the Group would not consider otherwise;

●	it is probable that the debtor will enter bankruptcy or other financial reorganization; or

●	the disappearance of an active market for a security because of financial difficulties.

The Group recognizes an impairment gain or loss in profit or loss for all financial instruments with a corresponding adjustment to their carrying amount through a loss allowance account.

The Group writes off a financial asset when there is information indicating that the debtor is in severe financial difficulty and there is no realistic prospect of recovery. Financial assets written off may still be subject to enforcement activities under the Group’s recovery procedures, taking into account legal advice where appropriate. Any recoveries made are recognized in profit or loss.

Interest income on credit-impaired financial assets is calculated based on the amortized cost (i.e. the gross carrying amount less loss allowance) of the financial asset. For non credit-impaired financial assets interest income is calculated based on the gross carrying amount.

(iii)	Financial liabilities

The Group classifies its financial liabilities as financial liabilities at amortized cost including contract liabilities, accruals and other payable and other financial liabilities, which are initially measured at fair value, net of directly attributable costs incurred, and subsequently measured at amortized cost, using the effective interest method. The related interest expense is recognized in profit or loss.

Gains or losses are recognized in profit or loss when the liabilities are derecognized as well as through the amortization process.

(iv)	Effective interest method

The effective interest method is a method of calculating the amortized cost of a financial asset or financial liability and of allocating interest income or interest expense over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash receipts or payments through the expected life of the financial asset or liability, or where appropriate, a shorter period.

(v)	Equity instrument

Equity instruments issued by the Group are recorded at the proceeds received, net of direct issue costs.

(vi)	Derecognition

The Group derecognizes a financial asset when the contractual rights to the future cash flows in relation to the financial asset expire or when the financial asset has been transferred and the transfer meets the criteria for derecognition in accordance with IFRS 9.

Financial liabilities are derecognized when the obligation specified in the relevant contract is discharged, cancelled or expires.

3.8	Inventories

Inventories are initially recognized at cost, and subsequently at the lower of cost and net realizable value. Cost comprises all costs of purchase and other costs incurred in bring the inventories to their present location and condition. Cost is calculated using the first-in first-out method. Net realizable value represents the estimated selling price in the ordinary course of business less the estimated costs necessary to make the sale.

3.9	Revenue recognition

The Group recognize revenue that depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Group and the Group expect to be entitled in exchange for those goods or services.

For contract with separate performance obligations, the transaction price is allocated to the separate performance obligations on the relative stand-alone selling price basis.

Revenue from contracts with customers is recognized by reference to each distinct performance obligation in the contract with customer, i.e. when or as a performance obligation in the contract with customer is satisfied. A performance obligation is satisfied when or as the customer obtains control of the good or service underlying the particular performance obligation, which the performance obligation may be satisfied at a point in time or over time.

Membership fee income

Membership fee income are recognized over time as those services are provided. Invoices for membership services are issued on a month basis and are usually payable within five to seven days.

Services income

Services income are recognized when the services are rendered as the criteria of recognizing revenue over time is not met. Invoices are usually payable upon receipt invoices.

Rental income

Rental income under operating leases is recognized on a straight-line basis over the lease term, unless another systemic basis is more representative of the time pattern of the user’s benefit.

Sales of goods

Sales income is recognized at a point in time when the customer obtains control of the goods. Revenue excludes value added tax or other sales taxes and is after deduction of any trade discounts.

Other income

Interest income is accrued on a time basis on the principal outstanding at the applicable interest rate.

Contract assets and liabilities

A contract asset represents the Group’s right to consideration in exchange for services that the Group has transferred to a customer that is not yet unconditional. In contrast, a receivable represents the Group’s unconditional right to consideration, i.e. only the passage of time is required before payment of that consideration is due.

A contract liability represents the Group’s obligation to transfer services to a customer for which the Group has received consideration (or an amount of consideration is due) from the customer.

Contract asset is recognized when (i) the Group completes the infrastructure construction works under such services contracts but yet certified by architects, surveyors or other representatives appointed by customers, or (ii) the customers retain retention money to secure the due performance of the contracts. Any amount previously recognized as a contract asset is reclassified to trade receivables at the point at which it is invoiced to the customer. If the considerations (including advances received from customers) exceeds the revenue recognized to date under the input method then the Group recognizes a contract liability for the difference.

3.10	Income taxes

Income taxes for the year comprise current tax and deferred tax.

Current tax is based on the profit or loss from ordinary activities adjusted for items that are non-assessable or disallowable for income tax purposes and is calculated using tax rates that have been enacted or substantively enacted at the end of reporting period. The amount of current tax payable or receivable is the best estimate of the tax amount expected to be paid or received that reflects any uncertainty related to income tax.

Deferred tax is recognized in respect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the corresponding amounts used for tax purposes. Except for goodwill not deductible for tax purposes and initial recognition of assets and liabilities that are not part of the business combination which affect neither accounting nor taxable profits, taxable temporary differences arising on investments in subsidiaries, associates and joint ventures where the Group is able to control the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future, deferred tax liabilities are recognized for all taxable temporary differences. Deferred tax assets are recognized to the extent that it is probable that taxable profits will be available against which deductible temporary differences can be utilized, provided that the deductible temporary differences are not arises from initial recognition of assets and liabilities in a transaction other than in a business combination that affects neither taxable profit nor the accounting profit.

Deferred tax is measured at the tax rates appropriate to the expected manner in which the carrying amount of the asset or liability is realized or settled and that have been enacted or substantively enacted at the end of reporting period, and reflects any uncertainty related to income taxes.

Deferred tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current tax liabilities and when they relate to income tax levied by the same taxation authority and the Group intends to settle its current tax assets and liabilities on a net basis.

The carrying amount of deferred tax assets is reviewed at each reporting date and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the assets to be recovered.

Income taxes are recognized in profit or loss except when they relate to items recognized in other comprehensive income, in which case the taxes are also recognized in other comprehensive income.

No material uncertain tax positions exist as at 31 December 2022. This assessment relies on estimates and assumptions and may involve a series of complex judgments about future events. To the extent that the final tax outcome of these matters is different than the amounts recorded, such differences will impact income tax expense in the period in which such determination is made.

3.11	Government grants

Government grants are not recognized until there is reasonable assurance that the Group will comply with the conditions attaching to them and that the grants will be received.

Government grants are recognized in profit or loss on a systematic basis over the periods in which the Group recognizes as expenses the related costs for which the grants are intended to compensate.

3.12	Employee benefits

(a)	Short term employee benefits

Short term employee benefits are employee benefits (other than termination benefits) that are expected to be settled wholly before twelve months after the end of the annual reporting period in which the employees render the related service. Short term employee benefits are recognized in the year when the employees render the related service.

(b)	Defined contribution retirement plans

Contributions to defined contribution retirement plans are recognized as an expense in profit or loss when the services are rendered by the employees.

(c)	Termination benefits

Termination benefits are recognized on the earlier of when the Group can no longer withdraw the offer of those benefits and when the Group recognizes restructuring costs involving the payment of termination benefits.

(d)	Share-based payments transactions

Selected employees of the Group receive remuneration in the form of equity settled instruments, for rendering services over a defined vesting period and for Group’s performance-based stock options over the defined period. Equity instruments granted are measured by reference to the fair value of the instrument at the date of grant. In cases, where equity instruments are granted at a nominal exercise price, the intrinsic value on the date of grant approximates the fair value. The expense is recognized in the consolidated statement of income with a corresponding increase to the share-based payment reserve, a component of equity. The equity instruments generally vest in a graded manner over the vesting period. The fair value determined at the grant date is expensed over the vesting period. The stock compensation expense is determined based on the Group’s estimate of equity instruments that will eventually vest.

3.13	Impairment of assets (other than financial assets)

At the end of each reporting period, the Group reviews the carrying amounts of the following assets to determine whether there is any indication that those assets have suffered an impairment loss or an impairment loss previously recognized no longer exists or may have decreased:

●	leasehold rights

●	intangible assets

●	property, plant and equipment

●	right-of-use assets

●	investments in subsidiaries

If the recoverable amount (i.e. the greater of the fair value less costs to sell and value in use) of an asset is estimated to be less than its carrying amount, the carrying amount of the asset is reduced to its recoverable amount. An impairment loss is recognized as an expense immediately.

Where an impairment loss subsequently reverses, the carrying amount of the asset is increased to the revised estimate of its recoverable amount, to the extent that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognized for the asset in prior years. A reversal of an impairment loss is recognized as income immediately.

3.14	Borrowing costs

Borrowing costs are recognized in profit or loss in the period in which they are incurred.

3.15	Provisions and contingent liabilities

Provisions are recognized for liabilities of uncertain timing or amount when the Group has a legal or constructive obligation arising as a result of a past event, which it is probable will result in an outflow of economic benefits that can be reasonably estimated.

3.16	Cash and cash equivalents

Cash and cash equivalents comprise cash balances and short-term deposits and highly liquid investments with maturities of three months or less from the date of acquisition that are subject to an insignificant risk of changes in their fair value, and are used by the Group in the management of its short-term commitments. For the purpose of the statement of cash flows, bank overdrafts that are repayable on demand and that form an integral part of the Group’s cash management are included in cash and cash equivalents.

3.17	Related parties

(a)	A person or a close member of that person’s family is related to the Group if that person:

(i)	has control or joint control over the Group;
(ii)	has significant influence over the Group; or
(iii)	is a member of key management personnel of the Group or the Group’s parent.

(b)	An entity is related to the Group if any of the following conditions apply:

(i)	The entity and the Group are members of the same group (which means that each parent, subsidiary and fellow subsidiary is related to the others).
(ii)	One entity is an associate or joint venture of the other entity (or an associate or joint venture of a member of a group of which the other entity is a member).
(iii)	Both entities are joint ventures of the same third party.
(iv)	One entity is a joint venture of a third entity and the other entity is an associate of the third entity.
(v)	The entity is a post-employment benefit plan for the benefit of the employees of the Group or an entity related to the Group.
(vi)	The entity is controlled or jointly controlled by a person identified in (a).
(vii)	A person identified in (a)(i) has significant influence over the entity or is a member of key management personnel of the entity (or of a parent of the entity).
(viii)	The entity, or any member of a group of which it is a part, provides key management personnel services to the group or to the group’s parent.

(c)	Close members of the family of a person are those family members who may be expected to influence, or be influenced by, that person in their dealings with the entity and include:

(i)	that person’s children and spouse or domestic partner;
(ii)	children of that person’s spouse or domestic partner; and
(iii)	dependents of that person or that person’s spouse or domestic partner.

NOTE 4 - CRITICAL ACCOUNTING JUDGEMENTS AND KEY SOURCES OF ESTIMATION UNCERTAINTY

When preparing the Financial Statements, management undertakes a number of judgements, estimates and assumptions about the carrying amounts of assets, liabilities, income and expense that are not readily apparent from other sources. The estimates and associated assumptions are based on historical experience and other factors that are considered to be relevant. The actual results may differ from the judgements, estimates and assumptions made by management, and will seldom equal the estimated results.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period or in the period of the revision and future periods if the revision affects both current and future periods.

The following are key assumptions concerning the future and estimation uncertainty at the end of reporting period that have a significant risk of causing a material adjustment to the carrying amount of assets and liabilities within the next financial year.

(a)	Critical judgements in applying accounting policies

The following are the critical judgements, apart from those involving estimation, that the directors of the Group have made in the process of applying the Group’s accounting policies and that have the most significant effect on the amounts recognized and disclosures made in the financial statements.

Going concern assumption

As explained in Note 2 to the financial statements, the directors have made an assessment of the Group’s ability to continue as a going concern and are satisfied that the liquidity of the Group can be maintained in the coming year taking into considerations as detailed in Note 2. The directors of the Group also believe that the Group will have sufficient working capital to meet its financial obligations when they fall due within the next twelve months from the end of the reporting period.

(b)	Key sources of estimation uncertainty

The following are key sources of estimation uncertainty that have a significant risk of resulting a material adjustment to the carrying amount of assets and liabilities within the next financial year are as follows:

Impairment of property, plant and equipment

Determining whether property, plant and equipment are impaired requires an estimation of the recoverable amount of property, plant and equipment. The calculation of recoverable amount requires the Group to estimate the future cash flows expected to arise from using the property, plant and equipment and a suitable discount rate in order to calculate the present value. The directors considered that no impairment was required as at 31 December 2022 as the carrying amount of the property, plant and equipment was estimated to be not less than its recoverable amount.

Depreciation and amortization charges

The Group depreciates/amortizes the property, plant and equipment/intangible assets on a straight-line basis over the estimated useful life, commencing from the date when property, plant and equipment/intangible assets are placed into use. The estimated useful life and dates that the Group places the property, plant and equipment/intangible assets into use reflects the directors’ estimates of the periods that the Group intends to derive future economic benefits from the use of the Group’s property, plant and equipment/intangible assets.

Income tax

The Group is subject to income taxes in several jurisdictions. Significant judgement is required in determining the worldwide provision for income taxes. There are transactions and calculations for which the ultimate tax determination is uncertain during the ordinary course of business. The Group recognizes liabilities for anticipated tax audit issues based on estimates of whether additional taxes will be due. Where the final tax outcome of these matters is different from the amounts that are initially recorded, such differences will impact the income tax and deferred tax provisions in the period in which such determination is made.

Provision for premises reinstatement costs

The Group leased a number of offices as coworking spaces and extensively furnished them to conditions to suit the requirements of members. According to the terms of the leases, these elaborate leasehold improvements are to be removed and the offices must be reinstated once the lease expires.

NOTE 5 - SIGNIFICANT EVENTS AND TRANSACTIONS

The principal activity of the Group is managing business centers. There has been no significant change in the nature of this activity during the period.

In light of the conflict in the Ukraine, there has no impact on the Group because the Group does not have any operation in Ukraine.

Overall, the Group is in a strong position and has sufficient capital and liquidity to service its operating activities and debt. The Group’s objectives and policies for managing capital, credit risk and liquidity risk are described in its annual financial statements.

Acquisition of Common Ground Works Sdn. Bhd

On June 1, 2022, Hive Worldwide Ltd completed the acquisition of Common Grounds Works Sdn. Bhd. and its subsidiaries which is engaged in the activity of managing business centres for a purchase consideration of USD 51.7 million (refer note 13).

NOTE 6 - INTANGIBLE ASSETS

	Domain name	Tradenames	Non-compete	Software	Goodwill	Total
Gross Carrying value
As at 1 January 2022	301,619	1,883,292	68,000	116,021	434,000	2,802,932
Acquisition during the year	—	29,778,316	—	264,871	22,651,200	52,694,387
Additions	—	—	—	44,650	—	44,650
Disposal	—	—	—	—	—	—
Exchange differences	—	(29,292)	—	—	—	(29,292)
As at 31 December 2022	301,619	31,632,316	68,000	425,542	23,085,200	55,512,677
Accumulated Amortization
As at 1 January 2022	31,826	139,050	10,200	116,021	—	297,097
Amortization for the year	10,064	—	13,661	28,581	—	52,305
Eliminated on disposal	—	—	—	—	—	—
Exchange differences	—	—	—	—	—	—
As at 31 December 2022	41,890	139,050	23,861	144,602	—	349,402
Net carrying value
As at 31 December 2022	259,729	31,493,266	44,139	280,940	23,085,200	55,163,275

	Domain name	Tradenames	Non-compete	Software	Goodwill	Total
Gross Carrying value
As at 1 January 2021	303,356	—	—	116,039	—	419,395
Additions	—	1,854,000	68,000	—	507,391	2,429,391
Exchange difference	(1,737)	29,292	—	(18)	(73,391)	(45,854)
As at 31 December 2021	301,619	1,883,292	68,000	116,021	434,000	2,802,932
Accumulated Amortization
As at 1 January 2021	21,856	—	—	116,039	—	137,895
Amortization for the year	10,107	139,050	10,200	—	—	159,357
Exchange difference	(137)	—	—	(18)	—	(155)
As at 31 December 2021	31,826	139,050	10,200	116,021	—	297,097
Net carrying value
As at 31 December 2021	269,793	1,744,242	57,800	—	434,000	2,505,835

During the year ended December 31, 2022, the Group acquired Common Ground Works Sdn Bhd and its subsidiaries on June 01, 2022. (Refer Note 13 on business combinations)

NOTE 7 - PROPERTY, PLANT AND EQUIPMENT

	Leasehold improvements	Furniture and fixtures	Office equipment	Construction in Progress	Total
Gross Carrying value
As at 1 January 2022	8,813,809	1,727,246	1,336,501	—	11,877,556
Acquisition during the year	8,677,001	2,658,499	1,542,836	403,705	13,282,041
Additions/Transfer to Leasehold Improvements	689,031	174,607	89,820	(400,548)	552,910
Disposal	(575,405)	(102,136)	(19,292)	—	(696,833)
Exchange differences	(397,157)	(73,343)	108,273	(3,157)	(365,384)
As at 31 December 2022	17,207,279	4,384,873	3,058,138	—	24,650,290
Accumulated depreciation and impairment
As at 1 January 2022	6,398,735	1,355,982	1,069,223	—	8,823,940
Acquisition during the year	3,481,888	1,879,522	1,203,007	—	6,564,417
Charge for the year	1,440,809	457,455	238,972	—	2,137,236
Eliminated on disposal	(232,060)	(10,806)	(18,558)	—	(261,424)
Exchange differences	(187,363)	(52,489)	120,703	—	(119,149)
As at 31 December 2022	10,902,009	3,629,664	2,613,347	—	17,145,020
Net carrying value
As at 31 December 2022	6,305,270	755,209	444,791	—	7,505,270

	Leasehold improvements	Furniture and fixtures	Office equipment	Construction in Progress	Total
Gross Carrying value
As at 1 January 2021	8,921,693	1,763,851	1,114,609	—	11,800,153
Acquisition during the year	245,969	—	236,696	—	482,665
Additions	37,039	27,723	39,406	—	104,168
Transfer	—	—	—	—	—
Disposal	(15,356)	(7,112)	(383)	—	(22,851)
Exchange differences	(375,536)	(57,216)	(53,827)	—	(486,579)
As at 31 December 2021	8,813,809	1,727,246	1,336,501	—	11,877,556
Accumulated depreciation and impairment
As at 1 January 2021	5,607,822	1,180,061	763,203	—	7,551,086
Acquisition during the year	16,704	—	169,285	—	185,989
Charge for the year	983,113	223,451	179,176	—	1,385,740
Eliminated on disposal	(15,356)	(3,923)	(115)	—	(19,394)
Exchange differences	(193,548)	(43,607)	(42,326)	—	(279,481)
As at 31 December 2021	6,398,735	1,355,982	1,069,223	—	8,823,940
Net carrying value
As at 31 December 2021	2,415,074	371,264	267,278	—	3,053,616

NOTE 8 - RIGHT OF USE ASSETS

	Office premises	Office equipment	Total
Gross Carrying value
As at 1 January 2022	33,524,716	240,735	33,765,451
Acquisition during the year	11,404,587	—	11,404,587
Additions	10,497,394	—	10,497,394
Prepaid lease rent	79,838	—	79,838
Retirement of obligation	(968,747)	—	(968,747)
Lease modifications	107,700	—	107,700
Exchange differences	(652,287)	(6,998)	(659,285)
As at 31 December 2022	53,993,201	233,737	54,226,938
Accumulated amortization
As at 1 January 2022	19,342,077	142,812	19,484,889
Acquisition during the year	3,899,603	—	3,899,603
Amortisation for the year	6,979,704	42,147	7,021,851
Retirement of obligation	(968,747)	—	(968,747)
Exchange differences	(414,636)	(4,963)	(419,599)
As at 31 December 2022	28,838,001	179,996	29,017,997
Net carrying value
As at 31 December 2022	25,155,200	53,741	25,208,941

	Office premises	Office equipment	Total
Gross Carrying value As at 1 January 2021	28,063,933	230,064	28,293,997
Additions	4,708,732	48,614	4,757,346
Retirement of obligation	(754,130)	(34,132)	(788,262)
Lease modifications	2,190,410	—	2,190,410
Exchange differences	(684,229)	(3,811)	(688,040)
As at 31 December 2021	33,524,716	240,735	33,765,451
Accumulated amortization As at 1 January 2021	11,463,260	103,327	11,566,587
Amortisation for the year	6,347,390	51,361	6,398,751
Retirement of obligation	1,803,845	(10,298)	1,793,547
Exchange differences	(272,418)	(1,578)	(273,996)
As at 31 December 2021	19,342,077	142,812	19,484,889
Net carrying value
As at 31 December 2021	14,182,639	97,923	14,280,562

NOTE 9 - DEFERRED TAX ASSETS/(LIABILITIES)

	As at
	December 31, 2022	December 31, 2021
At beginning of the period	934,745	—
Recognized in profit or loss	20,776	966,746
Exchange differences	(60,126)	(32,001)
	895,395	934,745
Presented after appropriate offsetting as follows:
Deferred tax assets	1,831,441	2,162,395
Deferred tax liabilities	936,046	1,227,650
Deferred tax assets (net)	895,395	934,745

	As at January 1, 2021	Recognized in Profit or Loss	Exchange Differences	As at December 31, 2021	Recognized in Profit or Loss	Exchange Differences	As at December 31, 2022
Group
Deferred tax assets
Deductible temporary differences in respect of expenses	—	43,721	(1,447)	42,274	3,627	(2,775)	43,126
Lease liabilities	—	1,723,370	(57,048)	1,666,322	(274,300)	(100,695)	1,291,327
Tax losses carried forward	—	469,335	(15,536)	453,799	73,704	(30,515)	496,988
	—	—	—	—	—	—	—
At 31 December	—	2,236,426	(74,031)	2,162,395	(196,969)	(133,985)	1,831,441

Deferred tax liabilities
Differences between the carrying amount of equipment and its tax base	—	1,269,679	(42,029)	1,227,650	(217,745	(73,859)	936,046
At 31 December	—	1,269,679	(42,029)	1,227,650	(217,745	(73,859)	936,046

NOTE 10 - INVESTMENTS ACCOUNTED FOR USING EQUITY METHOD

As at December 31, 2022
Unquoted shares
Investment acquired at fair value	1,981,000
Accumulated share of post-acquisition results	(140,142)
Exchange difference	560
Balance at the end	1,841,418

The investment in the joint venture of the Group are measured using the equity method in accordance with IAS 28.

Details of the joint venture are as follows:

	Principal place of business/Country of incorporation	Effective equity interest		Principal activities
		2022	2021
Name of the entity held by the Group
Common Ground (Thailand) Company Limited (“CGTH”)	Thailand	29%	—	Managing co-working space business.

The aggregate amounts of the current assets, non-current assets, current liabilities and non-current liabilities, income and expenses related to the Group’s interests in the joint venture are as follows:

CGTH 2022
Group
Assets and liabilities:
Current assets	820,262
Non-current assets	5,199,856
Current liability	(1,156,440)
Non-current liability	(4,967,909)
Net assets	(104,232)
Included in the assets and liabilities are:
Cash and cash equivalents	227,358
Non-current financial liabilities (excluding provisions)	(2,529,835)
Current financial liabilities (excluding trade and other payables)	(330,262)

The aggregate amounts of the current assets, non-current assets, current liabilities and non-current liabilities, income and expenses related to the Group’s interests in the joint venture are as follows

Group	CGTH 2022
Results:
Loss for the period	(483,249)
Other comprehensive income	—
Total comprehensive loss	(483,249)
Included in the total comprehensive loss are:
Revenue	1,350,065
Depreciation	750,387
Finance cost	222,014
Group’s share of results:
Group’s share of loss	(140,142)
Group’s share of other comprehensive income	—
Group’s share of total comprehensive loss	(140,142)

NOTE 11 - OTHER LONG TERM FINANCIAL ASSETS

	As at
	December 31, 2022	December 31, 2021
Security deposits	2,966,618	2,076,501
	2,966,618	2,076,501

NOTE 12 - TRADE AND OTHER RECEIVABLES

	As at
	December 31, 2022	December 31, 2021
Trade receivable	1,663,785	165,497
Deposits & other receivable	1,699,389	267,198
Less: allowance for expected credit losses	(804,151)	(15,571)
Related party balances	124,799	102,614
Amount due from director	375,833	338,765

NOTE 13 - BUSINESS COMBINATIONS

1.	Acquisition of White Moon Holdings Pty Ltd. (“The Cluster”)

On April 1, 2021, the Group obtained the control of The Cluster, a business center management company, by acquiring 100% of its share capital. The acquisition was executed through a purchase agreement for cash consideration of USD 2,277,000.

The acquisition was accounted for as a business combination using the acquisition method of accounting in accordance with IFRS 3, Business Combinations. The purchase price was allocated to the assets acquired and liabilities assumed based on the fair values at the date of acquisition. The excess of the purchase price over the fair value of the net assets acquired (including identified intangibles) was allocated to goodwill, which is not expected to be deductible for tax purposes. Goodwill is primarily attributed to synergies from future expected economic benefits, including enhanced revenue growth from expanded capabilities and geographic presence as well as cost savings from duplicative overhead, streamlined operations, and enhanced operational efficiency.

During the year ended December 31, 2021, the Group had recognized acquisition related cost of USD 68,284 i ncluded in administration expenses.

The following table presents the purchase price allocation:

Assets acquired	Pre-acquisition carrying amount	Fair Value Adjustments	Purchase Price Allocated
Property and equipment	296,676	—	296,676
Software	33,461	—	33,461
Deferred tax assets	86,051	—	86,051
Income tax asset	7,727	—	7,727
Other assets	762,398	—	762,398
Total assets	1,186,313	—	1,186,313

Liabilities acquired
Bank guarantee liability	784,621		784,621
Total assets	1,186,313	—	1,186,31
Deferred rent expense	239,692	—	239,692
Total liabilities	1,024,313	—	1,024,313

Net Assets	162,000	—	162,000
Fair value of tradename	—	1,854,000	1,854,000
Fair value of non-compete	—	68,000	68,000
Fair value of unfavourable leases	—	(241,000)	(241,000)
Total	162,000	1,681,000	1,843,000
Goodwill	—	434,000	434,000
Total Purchase Consideration			2,277,000

Total Purchase Consideration 2,277,000

Revenue and loss for the year of the Cluster after the acquisition date, which are recorded on the consolidated statement of profit and loss for the year ended Dec 31, 2021 are USD 1,244,697 and USD 128,798, respectively.

Revenue and loss for the year ended December 2021 related to the consolidated results, assuming that the acquisition of The Cluster was effective on January 1, 2021, are USD 12,449,307 and USD 3,266,086 respectively.

2.	Acquisition of Common Ground Group

On June 1, 2022, the Group completed the acquisition of 100% of Common Ground Works Sdn Bhd and its subsidiaries (“CG Group” or “Common Ground Group”), a coworking and a business center management company, by acquiring 100% of its share capital. The acquisition was executed through a share purchase agreement and was settled by issue of 111,733 ordinary shares of the Company for a total consideration of USD 51,710,032, which was valued by income based and market-based approaches. Common Ground Group is a well-known brand in the industry across the South East Asia region and the acquisition of Common Ground Group will benefit the Group financially and commercially. With this acquisition, the Group targets to become one of the largest Asia Pacific workspace operators.

The acquisition was accounted for as a business combination using the acquisition method of accounting in accordance with IFRS 3, Business Combinations. The purchase price was allocated to the assets acquired and liabilities assumed based on the fair values at the date of acquisition. The excess of the purchase price over the fair value of the net assets acquired (including identified intangibles) was allocated to goodwill, none of which expected to be deductible for tax purposes. Goodwill is primarily attributed to synergies from future expected economic benefits, including enhanced revenue growth from expanded capabilities and geographic presence as well as cost savings from duplicative overhead, streamlined operations, and enhanced operational efficiency.

During the year ended December 31, 2022, the Group had recognized acquisition related cost of USD 48,864 included in administration expenses.

The following table presents the purchase price allocation:

Assets	Pre-acquisition carrying amount	Fair Value Adjustments	Purchase Price Allocated
Property and equipment	6,717,624	—	6,717,624
Intangible Assets	216,208	48,663	264,871
Right to use assets	7,518,984	—	7,518,984
Investment in joint venture	182,571	1,798,429	1,981,000
Trade and Other Receivables	2,091,647	—	2,091,647
Cash	3,144,732	—	3,144,732
Current Tax asset	108,985	—	108,985
Other Non Current Receivable	1,605,195	—	1,605,195
Total assets	21,585,946	1,847,092	23,433,038

Liabilities
Trade and Other Payables	8,564,223	—	8,564,223
Lease Incentive: current portion	423,275	—	423,275
Lease liabilities: current portion	955,440	—	955,440
Amount due to directors	1,466,171	—	1,466,171
Lease Incentive	3,687,013	—	3,687,013
Lease liabilities	7,072,607	—	7,072,607
Current Tax Liability	133,712	—	133,712
Provision for restoration	587,082	—	587,082
Non-controlling interest	(2,949,359)	4,197,359	1,248,000
Total liabilities	19,940,164	4,197,359	24,137,523

Net Assets	1,645,782	(2,350,267)	(704,485)
Tradename	—	29,778,316	29,778,316
Favourable / (Unfavourable) leases	—	(15,000)	(15,000)
Goodwill and other fair value adjustments	—	22,651,200	22,651,200
Total Purchase Consideration	1,645,782	50,064,249	51,710,031

Out of the aquired receivable totalling USD 3,696,842, the fair value is same as the carrying value and this entire contractual value is expected to be collected at the acquisition date.

Revenue and loss for the year of Common Ground Group after the acquisition date, which are recorded on the consolidated statement of profit and loss for the year ended December 31, 2022 are USD 4,828,308 and USD 919,526 respectively.

Revenue and loss for the year ended December 31, 2022 related to the consolidated results, assuming that the acquisition of Common Ground Group was effective on January 1, 2022, are USD 21,452,673 and USD 4,359,738 respectively.

NOTE 14 - CASH AND CASH EQUIVALENTS

	As at
	December 31, 2022	December 31, 2021
Cash at banks and on hand	3,297,485	2,251,884
	3,297,485	2,251,884

NOTE 15 - CURRENT TAX ASSETS

	As at
	December 31, 2022	December 31, 2021
Corporation Tax Asset	28,915	—
	28,915	—

NOTE 16 - SHARE PREMIUM

	December 31, 20u22			December 31, 2021
Issued and fully paid	Numbers	Share capital	Share premium	Numbers	Share capital	Share premium

Ordinary Shares
Balance at the beginning of the year	100,000	—	3,705,728	100,000	—	3,705,728
Issued during the financial year		—
- new ordinary shares	111,733	—	51,710,031	—	—	—
- conversion from preference shares	42,205	—	19,532,161	—	—	—
Balance at the end of the year	253,938	—	74,947,920	100,000	—	3,705,728

Class B Shares
Balance at the beginning of the year	41,665	—	19,325,614	41,665	—	19,325,614
Issued during the financial year		—
- new preference shares	540	—	206,547	—	—	—
- conversion to ordinary shares	(42,205)	—	(19,532,161)	—	—	—
Balance at the end of the year	—	—	—	41,665	—	19,325,614

Nominal value of the share capital issued is nil. Proceeds received in addition to the nominal value of the shares issued have been included in share premium, less registration and other regulatory fees.

Ordinary shares are equity instruments. An equity instrument is any contract that evidences a residual interest in the assets of the Group after deducting all of its liabilities. Ordinary shares are recorded at the proceeds received, net of directly attributable incremental transaction costs. Dividends on ordinary shares are recognized in liabilities in the period in which they are declared.

NOTE 17 - RESERVES

	Share based payment		Foreign exchange
	reserve	Accumulated losses	reserve	Total
Balance as at 1 January 2021	2,462,296	(20,964,809)	(560,864)	(19,063,377)
Loss for the year	—	(3,292,912)	—	(3,292,912)
Issue of equity shares of option	125,644	—	—	125,644
Exchange differences on translation of foreign operations	—	—	651,316	651,316
Balance as at 31 December 2021	2,587,940	(24,257,721)	90,452	(21,579,329)
Loss for the year	—	(4,025,203)	—	(4,025,203)
Issue of equity shares of option	61,342	—	—	61,342
Exchange differences on translation of foreign operations	—	—	522,180	522,180
Balance as at 31 December 2022	2,649,282	(28,282,924)	612,632	(25,021,010)

Reserves	Description and purpose

Share based payment reserve	Share based payment reserve represents the amount set aside for issuing ESOPs to management and employees based on vesting

Foreign exchange reserve	Exchange reserve represented gains/losses arising on retranslation the net assets of foreign operations into presentation currency.

Retained earnings/ (accumulated losses)	Cumulative net gains and losses recognized in profit or loss.

NOTE 18 - LEASE LIABILITIES

	Office Premises	Office Equipment	Total
Balance as at 1 January 2021	16,780,089	128,154	16,908,243
Additions	5,146,170	48,614	5,194,784
Interest expense	578,346	3,419	581,765
Lease payments	(4,715,995)	(53,983)	(4,769,978)
Lease modification	(1,681,042)	(24,456)	(1,705,498)
Exchange differences	(486,480)	(2,315)	(488,795)
Balance as at 31 December 2021	15,621,088	99,433	15,720,521
Additions	10,497,394	—	10,497,394
Acquisition	8,028,047	—	8,028,047
Interest expense	805,930	2,483	808,413
Lease payments	(7,548,820)	(45,073)	(7,593,893)
Lease modification	107,700	—	107,700
Exchange differences	(329,634)	(2,143)	(331,777)
Balance as at 31 December 2022	27,181,705	54,700	27,236,405

Future minimum lease payments together with the present value of net minimum lease payments are as follows:

	Minimum lease
	payments	Interest	Present value
As at 31 December 2021
Not later than one year	6,320,036	(437,415)	5,882,621
Later than one year and not later than two years	5,249,571	(275,462)	4,974,109
Later than two year and not later than five years	3,710,164	(286,365)	3,423,799
Later than five years	1,548,744	(108,752)	1,439,992
Total	16,828,515	(1,107,994)	15,720,521

As at 31 December 2022
Not later than one year	8,565,039	(1,044,376)	7,520,663
Later than one year and not later than two years	5,471,169	(767,848)	4,703,321
Later than two year and not later than five years	11,043,702	(1,324,876)	9,718,826
Later than five years	5,773,993	(480,398)	5,293,595
Total	30,853,903	(3,617,498)	27,236,405

The present value of future lease payments are analyzed as:

	As at
	December 31, 2022	December 31, 2021
Current liabilities	7,520,663	5,882,621
Non-current liabilities	19,715,742	9,837,900
	27,236,405	15,720,521

NOTE 19 - BORROWINGS

Amount in USD
Balance as at 1 January 2021	-
Additions	2,131,650
Processing fee	100,444
Interest expense	174,056
Loan payments	(371,940)
Exchange differences	(8,418)
Balance as at 31 December 2021	2,025,792
Additions	—
Interest expense	169,295
Loan payments	(993,305)
Exchange differences	(10,113)
Balance as at 31 December 2022	1,191,669

At the end of the reporting period, future payments are due as follows:

	Minimum payments	Interest	Present value
As at 31 December 2021
Not later than one year	1,014,805	(173,022)	841,783
Later than one year and not later than two years	1,014,806	(80,122)	934,684
Later than two year and not later than five years	253,701	(4,376)	249,325
	2,283,312	(257,520)	2,025,792

	Minimum payments	Interest	Present value
As at 31 December 2022
Not later than one year	1,021,425	(80,708)	940,717
Later than one year and not later than two years	255,356	(4,404)	250,952
Later than two year and not later than five years	—	—	—
Later than five years	—	—	—
	1,276,781	(85,112)	1,191,669

	As at
	December 31, 2022	December 31, 2021
Current	940,717	841,783
Non-current	250,952	1,184,009
	1,191,669	2,025,792

NOTE 20 - PROVISION

	As at
	December 31, 2022	December 31, 2021
Balance at the beginning of the year	959,267	940,944
Provisions made for the year	305,772	—
Acquired under business combination	587,082	—
Add: Unwinding of discount	62,951	18,323
Less: Reversal of provision on restoration costs	(43,853)	—
Foreign exchange difference	(3,184)	—
Balance at the end of the year	1,868,035	959,267

The provisions for restoration costs represents the present value of the directors’ best estimates in respect of the Group obligation to dismantle and remove the underlying assets and restore the rented premises on which they are located after the end of lease terms.

NOTE 21 - OTHER PAYABLES

	As at
	December 31, 2022	December 31, 2021
Non-current liabilities
Deferred income	3,046,258	—
Payable to third party	145,605	319,735
Total	3,191,863	319,735

 Refer Note 25 on deferred income for further breakup.

NOTE 22 - TRADE AND OTHER PAYABLES

	As at
	December 31, 2022	December 31, 2021
Trade and other payables	10,785,353	3,444,525
Amount due to shareholders	1,294,916	1,296,164
Amount owing to directors	1,129,565	—
	13,209,834	4,740,689

The normal credit terms granted by the trade payables to the Group ranging from 14 to 30 days (2021: 14 to 30 days).

NOTE 23 - CONTRACT AND OTHER LIABILITIES

	As at
	December 31, 2022	December 31, 2021
Contract liabilities	1,047,872	410,623
Interest payable to shareholders	430,948	326,948
Current portion of deferred income	612,902	—
	2,091,722	737,571

Refer Note 25 on deferred income for further breakup.

Contract liability relates to advance membership fees received for which performance obligations have not been satisfied. Contract liability is recognized as revenue when performance obligations are satisfied.

NOTE 24 - CURRENT TAX LIABILITIES

	As at
	December 31, 2022	December 31, 2021
Corporation tax liability	48,104	13,956
	48,104	13,956

NOTE 25 - DEFERRED INCOME

	As at
	December 31, 2022	December 31, 2021
Balance at the beginning of the year	—	—
Acquired during the financial year	4,110,288	—
Released to profit or loss	(422,709)	—
Exchange difference	(28,419)	—
Balance at the end of the year	3,659,160	—

	As at
	December 31, 2022 December 31, 2021
Presented by:
- Non-current portion	3,046,258	—
- Current portion	612,902	—
	3,659,160	—

Deferred income is in relation to the fit-out subsidies received from the lessors. The deferred income will release to profit or loss based on tenure of the lease.

NOTE 26 - REVENUE FROM OPERATIONS

	Year Ended
	December 31, 2022	December 31, 2021

Revenue from contract with customers:
Membership fees income	15,846,091	10,570,185
Rental income	586,642	656,267
Event services income	385,797	109,398
Other services	1,286,525	601,228
Total	18,105,055	11,937,078

(a) Disaggregation of Revenue

	Year Ended
	December 31, 2022	December 31, 2021
Primary geographical market:
Hongkong	5,151,423	5,335,650
Singapore	2,659,179	2,294,562
Bangkok	546,572	586,229
Japan	632,258	669,870
Australia	2,953,939	1,807,912
Vietnam	679,574	586,354
Taiwan	653,803	656,501
Malaysia	3,795,277	—
Philippines	1,033,030	—
Total	18,105,055	11,937,078

Major services:
Membership fees income	15,846,091	10,570,185
Rental income	586,642	911,535
Other services	1,672,322	455,358
Total	18,105,055	11,937,078

Timing of revenue recognition:
At a point in time	2,258,964	1,366,893
Over time	15,846,091	10,570,185
Total	18,105,055	11,937,078

(b) Transaction price allocated to the remaining performance obligation

The Group apply the practical expedient in paragraph 121(a) of IFRS 15 and do not disclose information about remaining performance obligations that have original expected durations of one year or less.

NOTE 27- COST OF SALES

	Year Ended
	December 31, 2022	December 31, 2021
Supplies expenses	169,862	154,851
Event expenses	211,050	57,145
Depreciation of right of use assets	7,002,888	6,382,209
Miscellaneous expenses	341,491	64,970
Total	7,725,291	6,659,175

NOTE 28 - OTHER INCOME/(EXPENSES)

	Year Ended
	December 31, 2022	December 31, 2021
Bank interest income	7,370	495
COVID-19 related rent concession	—	26,154
Exchange loss	(674,667)	(1,001,124)
Early termination membership fee i ncome	46,219	7,525
Government grants received	134,511	29,739
Loss on disposal of property, plant and e quipment	(473)	—
Deferred income recognized	422,710	—
Discounting effect on security deposits	84,801	42,829
Others	118,752	150,525
Total	139,223	(743,857)

NOTE 29 - ADMINISTRATION EXPENSES

	Year Ended
	December 31, 2022	December 31, 2021
Building management fees	857,420	445,513
Depreciation & amortization (other than cost of sales)	2,160,244	1,261,055
Legal and professional fee	302,368	466,579
Employee related expenses	4,422,773	3,195,077
Variable rent	977,609	—
Marketing and brand building	444,091	297,760
Miscellaneous expenses	3,869,053	1,992,878
Total	13,033,558	7,658,862

NOTE 30 - NET IMPAIRMENT LOSSES OF FINANCIAL ASSETS

	Year Ended
	December 31, 2022	December 31, 2021

Venue closure	47,620	—
Total	47,620	—

NOTE 31 - FINANCE COST

	Year Ended
	December 31, 2022	December 31, 2021
Interests on:
Bank overdrafts	—	700,350
Lease liabilities	990,934	278,056
Others	186,655	18,322
Total	1,177,589	996,728

NOTE 32 - INCOME TAX EXPENSE/(BENEFIT)

	As at
	December 31, 2022	December 31, 2021
Current tax
Income tax
- current year	202,921	637
- prior year	—	—
	202,921	637

Deferred tax
- current year	(20,776)	(829,269)
- prior year	—	—
	(20,776)	(829,269)

Total income tax expense/(benefit)	182,145	(828,632)

The amount of taxation in the consolidated statement of profit or loss and other comprehensive income represents:

Pursuant to the rules and regulations of the British Virgin Islands, the Group is not subject to any income tax in the British Virgin Islands.

A reconciliation of the tax expense applicable to loss before income tax expense using the statutory rates, ranging from 0% to 30% (2021: 0% to 30%), of the countries in which the Group and its subsidiaries are domiciled to the income tax expense at the Group’s effective tax rates are as follows:

	As at
	December 31, 2022	December 31, 2021
Loss before tax	(3,879,922)	(4,121,544)
Tax effects arising from:
- effect of different tax rate in foreign jurisdictions	(276,972)	(558,181)
- non-deductible expenses	396,016	288,998
- non-taxable income	(123,968)	—
- deferred tax assets not recognized	251,675	269,820
- utilization of deferred tax assets not recognized	(123,908)	—
- over provision of current and deferred tax expense in prior year	—	(829,269)
- share of results of joint venture	33,229	—
- change of tax rate	26,073	—
Total income tax expense/(benefit)	182,145	(828,632)

NOTE 33 - SEGMENT REPORTING

The Group has operating segments based on its geographies. These operating segments are monitored by the Group’s chief operating decision maker who is the Group’s chief executive officer and he makes the strategic decisions on the allocation of resources based on adjusted segment reporting results. Intangible assets and deferred taxes are included at corporate level (“included in others”) as they are not specifically allocated by the management. During the year ended 31 December 2022, there have been no changes from prior periods in the measurement methods used to determine operating segments and reported segment profit or loss. The revenues and profit generated by each of the Group’s operating segments and segment assets and liabilities are summarized as follows:

The Group is organized into the following operating segments which are based on geographies:

As at December 31, 2022	Hong Kong	Australia	Singapore	Japan	Malaysia	Philippines	Corporate	Total
Segment revenue	5,151,423	2,953,939	2,659,179	632,258	3,795,277	1,033,030	1,879,949	18,105,055
Segment results
- Finance cost	113,722	253,885	294,987	9,975	323,094	31,510	150,416	1,177,589
- Net loss/(profit) after tax	961,967	(132,352)	278,063	65,352	321,974	522,804	2,007,395	4,025,203
Segment assets	4,154,296	6,118,283	12,784,738	808,281	13,453,047	1,201,877	61,455,156	99,975,678
Segment liabilities	3,837,543	6,957,267	13,994,734	237,409	13,749,103	5,820,505	4,241,071	48,837,632

As at December 31, 2021	Hong Kong	Australia	Singapore	Japan	Malaysia	Philippines	Corporate	Total
Segment revenue	5,335,650	1,807,912	2,294,562	669,870	—	—	1,829,084	11,937,078
Segment results
- Finance cost	168,348	369,469	308,674	27,990	—	—	122,247	996,728
- Net loss/(profit) after tax	(4,423,445)	(1,438,443)	(1,985,888)	(641,881)	—	—	11,782,569	3,292,912
Segment assets	6,644,038	10,018,129	3,849,545	1,504,671	—	—	3,953,161	25,969,544
Segment liabilities	7,105,516	7,389,687	6,070,579	706,347	—	—	3,245,402	24,517,531

NOTE 34 - SERVICE FEE COMMITMENTS

The Group entered into service agreements with service providers for periods ranging from three years to five years (2021: three years to five years). At the end of the reporting period, the total future minimum annual service payments under non-cancellable service agreements are as follows:

	As at
	December 31, 2022	December 31, 2021

Not later than one year	13,884	30,486
Later than one year but not later than five years	51,601	67,911
Later than five years	—	—
	65,484	98,397

NOTE 35 - CAPITAL COMMITMENT

There are no capital commitments as at balance sheet date.

NOTE 36 - EMPLOYEE STOCK OPTIONS

As at 31 December 2022, the Group maintained a share-based payment scheme for employee remuneration. The scheme will be settled in equity. Options under this programme will vest if certain conditions, as defined in the programme, are met. It is based on the service period being met for the employees. The fair value of the shares as on grant date was USD 131.74.

		Weighted average
	Outstanding	exercise price
		(USD)
As at January 01, 2022	51,678	47.70
Granted during the year	693	72.20
Exercised during the year	—	—
Forfeited during the year	—	—
As at December 31, 2022	52,371	48.02
Options vested and exercisable	52,371	48.02

As at January 01, 2021	47,777	45.69
Granted during the year	3,901	72.20
Exercised during the year	—	—
Forfeited during the year	—	—
As at December 31, 2021	51,678	47.70
Options vested and exercisable	51,678	47.70

The Group has recognized stock compensation expense of USD 61,342 for the year ended December 31, 2022 and USD 125,644 for the year ended December 31, 2021.

The grant date fair value of options has been estimated using the Black-Scholes single option pricing model with following assumptions: -

Fair value of shares	131.74
Exercise price	72.20
Expected term (in years)	5.00
Dividend yeild	Nil
Risk free rate of return (in %)	2.89
Volatality (in %)	59.48

Expected volatility has been based on an evaluation of the historical volatility of the comparable company’s share prices. The historical period for the computation of volatility equals to the expected term of the options

Out of the total options outstanding as at December 31, 2022, 34,017 options have an exercise price in the range of USD 68.9 to USD 72.2 and 18,354 options have an exercise price in the range of USD 8 to USD 30 (December 31, 2021 : 33,324 options have an exercise price in the range of USD 68.9 to USD 72.2 and 18,354 options have an exercise price in the range of USD 8 to USD 30) and a weighted average remaining contractual life of 5.48 years (December 31, 2021: 5.43 years).

NOTE 37 - FINANCIAL INSTRUMENTS

(a) Categories of financial statements

The following table analyses the financial instruments in the statements of financial position by the classes of

	Amortized cost	Carrying amount

As at 31 December 2022
Financial assets
Trade and other receivables	3,068,361	3,068,361
Other long-term financial assets	2,966,618	2,966,618
Cash and cash equivalents	3,297,485	3,297,485
	9,332,464	9,332,464

Financial liabilities
Trade and other payables	13,209,834	13,209,834
Lease liabilities	27,236,405	27,236,405
Loans and liabilities	1,191,669	1,191,669
	41,637,908	41,637,908

	Amortized cost	Carrying amount
As at 31 December 2021
Financial assets
Trade and other receivables	866,027	866,027
Other long-term financial assets	2,076,501	2,076,501
Cash and cash equivalents	2,251,884	2,251,884
	5,194,412	5,194,412

Financial liabilities
Trade and other payables	4,740,689	4,740,689
Lease liabilities	15,720,521	15,720,521
Loans and liabilities	2,025,792	2,025,792
	22,487,002	22,487,002

(b) Financial risk management

The Group activities are exposed to a variety of financial risks arising from their operations and the use of financial instruments. The key financial risks include credit risk and liquidity risk.

(i)	Credit risk

Credit risk is the risk of financial loss to the Group that may arise on outstanding financial instruments should a counterparty default on its obligations. The Group exposures to credit risk arise primarily from trade and other receivables. The Group have a credit policy in place and the exposure to credit risk is managed through the application of credit approvals, credit limits and monitoring procedures.

Trade receivables

As at the end of the reporting period, the maximum exposure to credit risk arising from trade receivables is represented by their carrying amounts in the statement of financial position.

The carrying amount of trade receivables are not secured by any collateral or supported by any other credit enhancements. In determining the recoverability of these receivables, the Group consider any change in the credit quality of the receivables from the date the credit was initially granted up to the reporting date. The Group have adopted a policy of dealing with creditworthy counterparties as a means of mitigating the risk of financial loss from defaults.

Credit risk concentration profile

At the reporting date, the Group did not have any significant concentration of credit risk that may arise from exposure to a single customer or to a group of customers.

The Group apply the simplified approach to providing for impairment losses (“ECL”) prescribed by IFRS 9, which permits the use of the lifetime expected credit losses provision for all trade receivables. The Group individually assessed ECL of individual customers based on indicators such as changes in financial capability of receivables, past payment trends of the receivable and default or significant delay in payments. The determination of ECL also incorporate economic conditions during the period of historical data, current conditions and forward-looking information on the economic conditions over the expected settlement period of the receivables. The Group believe that changes in economic conditions over these periods would not materially impact the impairment calculation of the receivables.

The information about the credit risk exposure on the Group trade receivables are as follows:

	Gross carrying	ECL allowance	Net balance
	amount
As at December 31, 2022
Current (not past dues)	636,605	(5,299)	631,306
1 to 30 days past due	155,185	(9,327)	145,858
31 to 60 days past due	71,057	(10,935)	60,122
61 to 90 days past due	20,579	(2,096)	18,483
>90 days past due	11,687	4,698	16,385
>120 days past due	768,672	(781,192)	-12,520
Credit Impaired
(i) Individually assessed	—	—	—
(ii) Collectively assessed	—	—	—
Total	1,663,785	(804,151)	859,634

	Gross carrying	ECL allowance	Net balance
	amount
As at December 31, 2021
Current (not past dues)	163,855	(15,128)	148,727
1 to 30 days past due	10,820	(930)	9,890
31 to 60 days past due	-4,192	(802)	-4,994
61 to 90 days past due	-4,986	1,289	-3,697
>90 days past due	—	—	—
Credit Impaired
(i) Individually assessed	—	—	—
(ii) Collectively assessed	—	—	—
	165,497	(15,571)	149,926

The significant changes in gross carrying amount of trade receivables do not contribute to changes in impairment losses during the financial year.

Other receivables and other financial assets

For other receivables and other financial assets (including cash and cash equivalents), the Group minimize credit risk by dealing exclusively with high credit rating counterparties. At the reporting date, the Group maximum exposure to credit risk arising from other receivables and other financial assets are represented by the carrying amount of each class of financial assets recognized in the statements of financial position.

The Group consider the other receivables and other financial assets to have low credit risk. Consequently, the Group are of the view that the loss allowance is not material and hence, it is not provided for, other than those disclosed in Note 12 to the financial statements.

(ii)	Liquidity risk

Liquidity risk is the risk that the Group and the Group will encounter difficulties in meeting financial obligations when they fall due. The Group exposure to liquidity risk arise primarily from mismatches of the maturities between financial assets and liabilities.

The Group actively manage their cash flow to ensure that all repayment and funding needs are met. As part of their overall prudent liquidity management, the Group depend on shareholders to maintain sufficient levels of cash to meet their working capital requirement.

Maturity analysis

The maturity analysis of the Group financial liabilities by their relevant maturity at the reporting date are based on contractual undiscounted repayment obligations are as follows:

				Later than
			Later than one year	two year and
		Not later than one	and not later than	not later than	Later than five
	Carrying amount	year	two years	five years	years	Total
As at 31 December, 2022
Trade and other payables	13,355,439	13,209,834	145,605	—	—	13,355,439
Lease liabilities	27,236,405	7,520,663	4,703,321	9,718,826	5,293,595	27,236,405
Borrowings	1,191,669	940,717	250,952	—	—	1,191,669
Total	41,783,513	21,671,214	4,954,273	9,718,826	5,293,595	41,783,513

				Later than
			Later than one year	two year and
		Not later than one	and not later than	not later than Later than five
	Carrying amount	year	two years	five years	years	Total
As at 31 December, 2021
Trade and other payables	5,060,424	4,740,689	106,578	159,868	53,289	5,060,424
Lease liabilities	15,720,521	5,882,621	4,974,109	3,423,799	1,439,992	15,720,521
Borrowings	2,025,792	841,783	934,684	249,325	—	2,025,792
Total	22,806,737	11,465,093	6,015,371	3,832,992	1,493,281	22,806,737

(iii)	Currency risk

Currency risk arises when the Group enters into transactions denominated in currencies other than the functional currency of the Group. The currencies giving rise to the risk are primarily the United States Dollar (“USD”), Singapore Dollar (“SGD”), Thai Baht (“THB”), Vietnamese Dong (“VND”), Australian Dollar (“AUD”), Japanese Yen (“JPY”), New Taiwan Dollar (“TWD”), Malaysian Ringgit (“MYR”) and Philippine Peso (“PHP”).

The Group has not used any derivative contracts to hedge its exposure to currency risk. As the Hong Kong Dollar trades within a narrow band around the USD, the directors of the Group do not expect that there will be any significant currency risk in USD. For other currencies, a significant change in the exchange rate in SGD, THB, VND, AUD, JPY, TWD, MYR, PHP and HK$ against USD and may have a material impact on the Group’s results.

The carrying amounts of the Group’s foreign currency denominated monetary assets and liabilities at the reporting date are as follows:

	Assets		Liabilities
	2022	2021	2022	2021

SGD	825,774	207,882	(12,367,582)	(3,997,883)
THB	108,980	134,667	(378,422)	(186,632)
VND	126,934	102,043	(1,057,783)	(1,191,650)
AUD	609,529	1,030,840	(5,909,308)	(6,672,258)
JPY	80,985	68,792	(187,632)	(645,903)
MYR	1,931,810	—	(8,149,997)	—
PHP	493,959	—	(8,277,345)	—
TWD	76,818	171,429	(241,425)	(569,631)

(c)	Fair value

(i)	Determination of fair value

The carrying amounts of cash and bank balances, short term receivables and payables are reasonable approximation of fair values due to short term nature of these financial instruments.

(ii)	Fair value hierarchy

As the financial assets and liabilities of the Group are not carried at fair value by any valuation method, the fair value hierarchy analysis is not presented.

NOTE 38 - NET DEBT RECONCILIATION

Particulars	Borrowings	Lease obligations	Total
As at January 01, 2022	2,025,792	15,720,521	17,746,313
Cash flows -
Payment of lease liability	—	(7,593,893)	(7,593,893)
Loan taken	—	—	—
Repayment	(993,305)		(993,305)
Non-cash movements -
Finance cost	169,295	808,413	977,708
Additions to lease liability	—	18,525,441	18,525,441
Lease modifications	—	107,700	107,700
Others	(10,113)	(331,777)	(341,890)
As at December 31, 2022	1,191,669	27,236,405	28,428,074

Particulars	Borrowings	Lease obligations	Total
As at January 01, 2021	—	16,908,243	16,908,243
Cash flows -
Payment of lease liability	—	(4,769,978)	(4,769,978)
Loan taken	2,232,094	—	2,232,094
Repayment	(371,940)	—	(371,940)
Non-cash movements -
Finance cost	174,056	581,765	755,821
Additions to lease liability	—	5,194,784	5,194,784
Lease modifications	—	(1,705,498)	(1,705,498)
Others	(8,418)	(488,795)	(497,213)
As at December 31, 2021	2,025,792	15,720,521	17,746,313

NOTE 39 - RELATED PARTY RELATIONS AND TRANSACTIONS

(a) Identity of related parties

Parties are considered to be related to the Group if the Group has the ability, directly or indirectly, to control the party or exercise significant influence over the party in making financial and operational decisions, or vice versa, or where the Group and the party are subject to common control. Related parties may be individuals or other entities.

Related parties of the Group include:

(i)	Joint venture; and

(ii)	Key management personnel, comprise persons (including the directors of the Group ) who have the authority and responsibility for planning, directing and controlling the activities of the Group directly or indirectly

Name of the related party	Relation	% share holding if any
Constant Thomas John Tedder	Company Director
Christopher Ian Edwards	Company Director & CEO
Teo Juhn How	Company Director
Erman Akinci	Company Director
Alexis Grolin	Company Director
Lai Shi Noon	CFO (left in December 2022)
Liew Kok Seng	CFO (appointed in December 2022)
Batur Limited	Entity with director interest	100% owned by Constant, Director of Flexi Group Ltd
The Hive Partners Limited	Entity with director interest	100% owned by Constant, Director of Flexi Group Ltd
Honey Capital Ltd	Entity with director interest	100% owned by Batur Limited, indirectly wholly owned by common director,
Constant Thomas John Tedder
Fly Farm International Limited	Entity with director interest	-
Upwaste Limited	Entity with director interest	-
Earth.Org Limited	Entity with director interest	-
Island Earth Limited	Entity with director interest	100% owned by Batur Limited, indirectly wholly owned by common director,
Constant Thomas John Tedder

(b)	Compensation of key management personnel

There are no management entities that provide key management personnel services to the Group. Total remuneration paid to the key management personnel during the year ended December 31, 2022 was USD 414,537.

(c)	Details of the joint ventures are as follows:

	Country of
Name of company held by the Group	incorporation	2022	2021	Principal activities
Common Ground (Thailand) Company Limited
	Thailand	29%	-	Managing co-working space business.
("CGTH")

NOTE 40 - LIST OF SUBSIDIARIES

	Country of
Name of company held by the Group	incorporation	2022	2021	Principal activities
The Hive International Limited	Hong Kong	100%	100%	Provision of administrative services to group companies
Hong Kong Hive Limited	Hong Kong	100%	100%	Provision of co-working space for creative industries
The Hive Coworking Space Singapore Pte. Ltd.	Singapore	100%	100%	Provision of office administrative services on a fee or contract
				basis
The Hive Bangkok Ltd.	Thailand	100%	100%	Provision of real estate leasing activities
The Hive Design Company Limited (Note a)	Hong Kong	100%	100%	Provision of design and consultancy services on a fee or on a
				contract basis
The Hive Habitat Limited (Note b)	Hong Kong	100%	100%	Provision of co- living spaces
The Hive Japan Kabushiki Kaisha	Japan	100%	100%	Provision of co-working space for creative industries
The Hive Coworking Australia Pty Ltd.	Australia	100%	100%	Provision of co-working space for creative industries
White Moon Holdings Pty Ltd. ("The Cluster")	Australia	100%	100%	Provision of co-working space for creative industries
The Hive Milton House Pty Ltd	Australia	100%	-	Dormant
The Hive Vietnam Co. Ltd.	Vietnam	100%	100%	Provision of co-working space and management consultancy

The Hive Taiwan Limited	Taiwan	100%	100%	Provision of co-working space.
The Hive Lai Chi Kok Limited	Hong Kong	100%	100%	Provision of co-working space.
The Hive Connaught Road Ltd	Hong Kong	100%	-	Provision of co-working space.
Common Ground Works Sdn. Bhd.	Malaysia	100%	-	Managing business centers.
Common Ground TTDI Sdn. Bhd.	Malaysia	100%	-	Managing business centers.
Common Ground MK Sdn. Bhd.	Malaysia	100%	-	Managing business centers.
Common Ground BB Sdn. Bhd.	Malaysia	100%	-	Managing business centers.
Common Ground AD Sdn. Bhd.	Malaysia	100%	-	Managing business centers.
Common Ground AP Sdn. Bhd.	Malaysia	100%	-	Managing business centers.
Common Ground QS Sdn. Bhd.	Malaysia	100%	-	Managing business centers.
Common Ground MV Sdn. Bhd.	Malaysia	100%	-	Managing business centers.
Common Ground PJ Sdn. Bhd.	Malaysia	100%	-	Managing business centers.
Common Ground MD Sdn. Bhd.	Malaysia	100%	-	Managing business centers.
Common Ground PG Sdn. Bhd.	Malaysia	100%	-	Managing business centers.
Common Ground KL33 Sdn. Bhd.	Malaysia	100%	-	Managing business centers.
Common Ground BSE Sdn. Bhd.	Malaysia	100%	-	Providing office administrative and other business support
				services.
			-	Providing coworking, shared office, event spaces, meeting
Common Ground BS Sdn. Bhd.	Malaysia	100%
			-	rooms as well as cafe and bar services.
Common Ground M3 Sdn. Bhd. (formerly known as	Malaysia
		100%	-	Dormant
Common Ground CC Sdn. Bhd.)
	Malaysia
Common Ground DH Sdn. Bhd.
		100%	-	Dormant
(formerly known as Common Ground SH Sdn. Bhd.)

Common Ground HO Sdn. Bhd.
(formerly known as Common Ground TTD/2 Sdn.	Malaysia	100%	-	Dormant
Bhd.)
Common Ground MT Sdn. Bhd.	Malaysia	100%	-	Dormant
Common Minds Sdn. Bhd.	Malaysia	100%	-	Dormant
Common Ground SD Sdn. Bhd.	Malaysia	100%	-	Dormant
Common Ground Bangsar Sdn. Bhd.	Malaysia	100%	-	Dormant
Common Ground BU Sdn. Bhd.	Malaysia	100%	-	Dormant
Common Ground QS2 Sdn. Bhd.	Malaysia	100%	-	Dormant
Common Ground MM Sdn. Bhd.	Malaysia	100%	-	Dormant
Common Ground Works Philippines Inc.	Philippines	60%	-	Engage in office rental business, operate, hold, engage in, or
				manage co-working space business, and operate as facilities
				provider and managed facility provider in connection with the
				office rental and co- working space businesses.

CGP-IBP Inc.	Philippines	90%	-	Engage in office rental business, operate, hold, engage in, or
				manage co-working space business, and operate as facilities
				provider and managed facility provider in connection with the
				office rental and co- working space businesses.

CGP Ventures Inc.	Philippines	90%	-	Dormant
CG8Rockwell Inc.	Philippines	90%	-	Engage in office rental business, to operate, hold, engage in, or
				manage co-working space business, and to operate as facilitie s
				provider and managed facility provider in connection with the
				office rental and co- working space businesses.

Common Ground Services and Solutions Inc.	Philippines	60%	-	Engage in export-oriented services catering to foreign- owned-
				and-operated companies such as business consultancy,
				information technology services, incubation and acceleration of
				startups and entrepreneur backed-businesses, general
				management services, and in knowledge process outsourcing
				such as marketing, fiscal and back-office support, as well as in
				business process outsourcing.

Note a: The Hive Design Company Limited applied to be a dormant company in September 2021. Note b: The Hive Habitat Limited applied to be a dormant company in October 2021.

NOTE 41 - CAPITAL RISK MANAGEMENT

The primary objective of the Group capital management is to ensure that they maintain a healthy capital ratio in order to sustain future development of the business so that they can continue to maximize returns for shareholders. The Group manage their capital structure and make adjustments to it, in light of changes in economic and business conditions. To maintain or adjust the capital structure, the Group may adjust the dividend payment to shareholders, return capital to shareholders or issue new shares. No changes were made in the objectives, policies and process during the financial year ended 31 December 2022 and 31 December, 2021.

The Group are not subject to any externally imposed capital requirements.

NOTE 42 - PROVIDENT FUND CONTRIBUTION

		As at
		December 31, 2022	December 31, 2021

Hong Kong	MPF Contribution Expense	68,158	35,880
Australia	Superannuation	53,980	29,973
Singapore	CPF Contribution Expense	45,813	21,512
Malaysia	Provident Fund	78,762	69,632
		246,713	156,997

NOTE 43 - GUARANTEES AND BANKING FACILITIES

(i) White Moon Holdings Pty Ltd.:

As at 31 December 2022, an indemnity guarantee facility of AUD753,522 (31 December 2021: AUD881,855) were utilized by a subsidiary as a security of its obligation under the lease with the landlord.

NOTE 44 - EVENTS AFTER THE REPORTING DATE

No adjusting or significant non-adjusting events have occurred between the 31 December reporting date and the date of authorisation.

TG VENTURE ACQUISITION CORP.

 CONDENSED BALANCE SHEETS

	September 30,	December 31,
	2023	2022
	(Unaudited)
ASSETS
Current assets:
Cash	$8,992	$147,020
Due from related party	267,137	—
Prepaid expenses	42,500	140,692
Total Current Assets	318,629	287,712

Cash and investments held in Trust Account	14,632,141	118,956,557
TOTAL ASSETS	$14,950,770	$119,244,269

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$3,639,089	$1,455,616
Due to related parties	10,220	106,215
Advance from related party	267,137	—
Promissory note – related party	469,000	—
Excise tax payable	1,056,197	—
Income tax payable	432,081	268,239
Total Current Liabilities	5,873,724	1,830,070
TOTAL LIABILITIES	5,873,724	1,830,070

Commitments and Contingencies (Note 6)

Class A common stock subject to possible redemption, $0.0001 par value; 1,335,696 and 11,500,000 shares at a redemption value of $10.91 and $10.29 per share at September 30, 2023 and December 31, 2022, respectively	14,567,407	118,309,040

STOCKHOLDERS’ DEFICIT:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; no shares issued and outstanding	—	—
Class A common stock, $0.0001 par value, 100,000,000 shares authorized, 57,500 shares issued and outstanding (excluding 1,335,696 and 11,500,000 shares subject to possible redemption) at September 30, 2023 and December 31, 2022, respectively	6	6
Class B common stock, $0.0001 par value, 10,000,000 shares authorized, 2,889,149 shares issued and outstanding at September 30, 2023 and December 31, 2022	289	289
Additional paid-in capital	—	1,035,565
Accumulated deficit	(5,490,656)	(1,930,701)
TOTAL STOCKHOLDERS’ DEFICIT	(5,490,361)	(894,841)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$14,950,770	$119,244,269

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-102

TG VENTURE ACQUISITION CORP.

UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022

General and administrative expenses	$912,493	$225,976	$3,436,700	$724,512
Loss from operations	(912,493)	(225,976)	(3,436,700)	(724,512)

Other income:
Interest income on cash and investments held in Trust Account	187,420	529,287	2,207,527	656,858
Total other income	187,420	529,287	2,207,527	656,858

(Loss) income before provision for income taxes	(725,073)	303,311	(1,229,173)	(67,654)
Provision for income taxes	28,859	68,992	432,081	70,480
Net (loss) income	$(753,932)	$234,319	$(1,661,254)	$(138,134)

Basic and diluted weighted average shares outstanding, Class A common stock subject to possible redemption	1,335,696	11,557,500	6,399,232	11,557,500
Basic and diluted net (loss) income per common share, Class A common stock subject to possible redemption	$(0.18)	$0.02	$(0.18)	$(0.01)

Basic and diluted weighted average shares outstanding, Class B common stock	2,889,149	2,889,149	2,889,149	2,889,149
Basic and diluted net (loss) income per common share, Class B common stock	$(0.18)	$0.02	$(0.18)	$(0.01)

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-103

TG VENTURE ACQUISITION CORP.

 UNAUDITED CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ (DEFICIT) EQUITY

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2023

	Class A Common Stock		Class B Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance as of December 31, 2022	57,500	$6	2,889,149	$289	$1,035,565	$(1,930,701)	$(894,841)
Accretion to Common Stock Subject to Redemption	—	—	—	—	(939,298)	—	(939,298)
Net loss	—	—	—	—	—	(280,912)	(280,912)
Balance as of March 31, 2023 (Unaudited)	57,500	6	2,889,149	289	96,267	(2,211,613)	(2,115,051)
Accretion to Common Stock Subject to Redemption	—	—	—	—	(96,267)	(573,662)	(669,929)
Excise tax payable attributable to redemption of common stock	—	—	—	—	—	(1,056,197)	(1,056,197)
Sponsor payment to Investors (non-redemption agreements)	—	—	—	—	(105,000)	—	(105,000)
Capital contribution from non-redemption agreements	—	—	—	—	105,000	—	105,000
Net loss	—	—	—	—	—	(626,410)	(626,410)
Balance as of June 30, 2023 (Unaudited)	57,500	6	2,889,149	289	—	(4,467,882)	(4,467,587)
Accretion to Common Stock Subject to Redemption	—	—	—	—	—	(268,842)	(268,842)
Net loss	—	—	—	—	—	(753,932)	(753,932)
Balance as of September 30, 2023 (Unaudited)	57,500	$6	2,889,149	$289	$—	$(5,490,656)	$(5,490,361)

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2022

	Common stock				Additional		Total
	Class A		Class B		Paid-In	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance as of December 31, 2021	57,500	$6	2,889,149	$289	$2,044,605	$(1,073,167)	$971,733
Net loss	—	—	—	—	—	(261,691)	(261,691)
Balance as of March 31, 2022 (Unaudited)	57,500	6	2,889,149	289	2,044,605	(1,334,858)	710,042
Net loss	—	—	—	—	—	(110,762)	(110,762)
Balance as of June 30, 2022 (Unaudited)	57,500	6	2,889,149	289	2,044,605	(1,445,620)	599,280
Accretion to Common Stock Subject to Redemption	—	—	—	—	(265,087)	—	(265,087)
Net income	—	—	—	—	—	234,319	234,319
Balance as of September 30, 2022 (Unaudited)	57,500	$6	2,889,149	$289	$1,779,518	$(1,211,301)	$568,512

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-104

TG VENTURE ACQUISITION CORP.

UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

	For the Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(1,661,254)	$(138,134)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest earned on investment held in Trust Account	(2,207,527)	(656,858)
Changes in current assets and current liabilities:
Prepaid assets	98,192	315,269
Accounts payable and accrued expense	2,183,473	(7,623)
Due to related parties	(95,995)	4,005
Due from related party	(267,137)	—
Advance from related party	267,137	—
Income tax payable	163,842	70,480
Net cash used in operating activities	(1,519,269)	(412,861)

Cash flows from investing activities:
Deposit in Trust for extension payments	(267,137)	—
Cash withdrawn from Trust Account for tax obligations	1,179,378	—
Cash withdrawn from Trust Account in connection with redemption	105,619,702	—
Net cash provided by investing activities	106,531,943	—

Cash flows from financing activities:
Proceeds from promissory note – related party	469,000	—
Redemption of common stock	(105,619,702)	—
Net cash used in financing activities	(105,150,702)	—

Net change in cash	(138,028)	(412,861)
Cash, beginning of the period	147,020	664,626
Cash, end of the period	$8,992	$251,765

Supplemental disclosure of non-cash financing activities:
Accretion to Common Stock Subject to Redemption	$1,878,069	$265,087
Excise tax payable attributable to redemption of common stock	$1,056,197	$—

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-105

TG VENTURE ACQUISITION CORP.

 NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 1 — Organization and Business Operations

TG Venture Acquisition Corp. (the “Company”) is a blank check company incorporated as a Delaware corporation on February 8, 2021, for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”).

As of September 30, 2023, the Company had not commenced any operations. All activity for the period from February 8, 2021 (inception) through September 30, 2023 relates to the Company’s formation and the initial public offering described below. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Initial Public Offering (the “IPO”).

The Company’s sponsor is Tsangs Group Holdings Limited (the “Sponsor”). The registration statement for the Company’s IPO was declared effective on November 2, 2021 (the “Effective Date”). On November 5, 2021, the Company consummated the IPO of 11,500,000 units (the “Units” and, with respect to the Common stock included in the Units being offered, the “Public Shares” and the warrants included in the Units being offered, the “Public Warrants”) at $10.00 per Unit, including the full exercise of the underwriters’ over-allotment of 1,500,000 Units, generating gross proceeds to the Company of $115,000,000, which is discussed in Note 3.

Simultaneously with the consummation of the IPO, the Company consummated the private placement of 5,500,000 Warrants (the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant to the Sponsor, generating gross proceeds to the Company of $5,500,000, which is described in Note 4.

Transaction costs amounted to $3,040,822 consisting of $1,150,000 of underwriting commissions, $575,000 of fair value of the Units issued to ThinkEquity LLC (“ThinkEquity”), the representative of the underwriters (see Note 6), $579,110 of fair value of the Founder Shares (as defined in Note 5) sold to advisors in excess of proceeds (see Note 5), and $736,712 of other offering costs, and was all charged to stockholders’ equity.

While the Company’s management has broad discretion with respect to the specific application of the cash held outside of the Trust Account (as hereinafter defined), substantially all of the net proceeds from the IPO and the sale of the Private Placement Warrants, which are placed in the Trust Account, are intended to be applied generally toward completing a Business Combination. The Company’s Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the value of the assets held in the Trust Account (excluding the taxes payable on the interest earned on the Trust Account) at the time of the signing a definitive agreement in connection with the initial Business Combination. However, the Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination.

F-106

Following the closing of the IPO on November 5, 2021, $117,300,000 ($10.20 per Unit) from the net proceeds of the sale of Units in the IPO and a portion of the proceeds of the sale of the Private Placement Warrants were deposited into a trust account (the “Trust Account”) located in the United States with Continental Stock Transfer & Trust Company acting as trustee, and are invested only in U.S. government securities with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its franchise and income tax obligations (less up to $100,000 of interest to pay dissolution expenses), the proceeds from the IPO and the sale of the Private Placement Warrants will not be released from the Trust Account until the earliest of: (a) the completion of the initial Business Combination; (b) the redemption of any Public Shares properly submitted in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation: (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the initial Business Combination or certain amendments to the Company’s charter prior thereto or to redeem 100% of the Public Shares if the Company does not complete the initial Business Combination within 24 months from the closing of this offering November 5, 2023 (See Note 9, Subsequent Events); or (ii) with respect to any other provision relating to stockholders’ rights or pre-Business Combination activity; and (c) the redemption of 100% of the Public Shares if the Company is unable to complete the initial Business Combination within the required time frame (subject to the requirements of applicable law).

Public stockholders have the opportunity to redeem all or a portion of their Public Shares upon the completion of the initial Business Combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account as of two business days prior to voting on the initial Business Combination, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its franchise and income taxes, divided by the number of then outstanding Public Shares, subject to the limitations described herein. The amount in the Trust Account is initially anticipated to be $10.20 per public share.

The Company will only proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 immediately prior to or upon the consummation of such Business Combination, and, if the Company seeks public stockholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by applicable law or stock exchange listing requirements and the Company does not decide to hold a stockholder vote for business or other reasons, the Company will, pursuant to its amended and restated certificate of incorporation, conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (the “SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by applicable law or stock exchange listing requirements, or the Company decides to obtain stockholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares and any Public Shares purchased during or after the IPO in favor of approving a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed transaction.

F-107

The Company has 24 months from the closing of the IPO until November 5, 2023 to complete the initial Business Combination (the “Combination Period”) (See Note 9, Subsequent Events). In connection with the Extension (defined below), the Sponsor will deposit monthly extension payments into the Trust Account on each of May 5, 2023 and on the 5th day of each subsequent month until November 5, 2023. As of the date hereof, six monthly extension payments, in the aggregate principal amount of $320,564, have been deposited into the Trust Account. As such, the termination date was extended to December 5, 2023. If the Company is unable to complete the initial Business Combination within the Combination Period, the Company will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible, but no more than ten business days thereafter subject to lawfully available funds therefor, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the board of directors, dissolve and liquidate, subject in the case of clauses (ii) and (iii) above to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the warrants, which will expire worthless if the Company fails to complete the initial Business Combination within the Combination Period.

The initial stockholders, Sponsor, executive officers and directors have entered into a letter agreement with the Company, pursuant to which they have agreed to (i) to waive their redemption rights with respect to their Founder Shares if we are forced to liquidate; (ii) to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with a stockholder vote to approve an amendment to the Company’s amended and restated certificate of incorporation: (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or certain amendments to the charter prior thereto or to redeem 100% of the Company’s Public Shares if the Company does not complete the initial Business Combination within the Combined Period or (B) with respect to any other provision relating to stockholders’ rights or pre-initial Business Combination activity; and (iii) to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if the Company fails to complete the initial Business Combination within the Combination Period, although they will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares they hold if the Company fails to complete the initial Business Combination within the Combination Period; (iv) the Founder Shares are shares of the Company’s Class B common stock that will automatically convert into shares of the Company’s Class A common stock at the time of the initial Business Combination, on a one-for-one basis, subject to adjustment as described herein, and (v) are entitled to registration rights. If the Company submits the initial Business Combination to the public stockholders for a vote, the initial stockholders, officers and directors have agreed pursuant to the letter agreement to vote any shares held by them and any Public Shares purchased during or after this offering (including in open market and privately negotiated transactions) in favor of the initial Business Combination.

The Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or similar agreement or Business Combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.20 per Public Share; and (ii) the actual amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.20 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. However, the Company has not asked the Sponsor to reserve for such indemnification obligations, nor has the Company independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and believe that the Sponsor’s only assets are securities of the Company. Therefore, the Company cannot assent that the Sponsor would be able to satisfy those obligations. None of the Company’s officers or directors will indemnify the Company for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

F-108

Proposed Business Combination

On December 5, 2022, the Company entered into a Business Combination Agreement (the “Business Combination Agreement”) by and among (i) The Flexi Group Limited, a business company with limited liability incorporated under the laws of the British Virgin Islands (the “Flexi”), (ii) The Flexi Group Holdings Ltd, a business company with limited liability incorporated under the laws of the British Virgin Islands and a direct wholly owned subsidiary of Flexi (“PubCo” and, together with Flexi, the “Flexi Group”), (iii) The Flexi Merger Co. Ltd., a business company with limited liability incorporated under the laws of the British Virgin Islands and a direct wholly owned subsidiary of PubCo (“Merger Sub 1”), and (iv) Flexi Merger Co. LLC, a Delaware limited liability company and a direct wholly owned subsidiary of PubCo (“Merger Sub 2” and, Merger Sub 2, PubCo and Merger Sub 1, each, individually, an “Acquisition Entity”).

Capitalized terms used in this section, but not otherwise defined herein have the meanings given to them in the Business Combination Agreement.

Pursuant to the Business Combination Agreement, subject to the terms and conditions set forth therein, (i) Merger Sub 1 will merge with and into Flexi (the “Initial Merger”), whereby the separate existence of Merger Sub 1 will cease and Flexi will be the surviving entity of the Initial Merger and become a wholly owned subsidiary of PubCo, and (ii) following confirmation of the effective filing of the documents required to implement the Initial Merger, Merger Sub 2 will merge with and into TGVC (the “SPAC Merger” and together with the Initial Merger, the “Mergers”), the separate existence of Merger Sub 2 will cease and the Company will be the surviving entity of the SPAC Merger and a direct wholly owned subsidiary of PubCo.

As a result of the Mergers, among other things, (i) each outstanding Flexi Ordinary Share will be cancelled in exchange for the right to receive such number of PubCo Ordinary Shares that is equal to the Company Exchange Ratio, (ii) each outstanding SPAC Unit will be automatically detached and the holder thereof will be deemed to hold one share of SPAC Class A Common Stock and one SPAC Warrant, (iii) each outstanding share of SPAC Class B Common Stock will automatically convert into SPAC Class A Common Stock, (iv) each outstanding share of SPAC Class A Common Stock will be cancelled in exchange for the right to receive such number of PubCo Ordinary Shares that is equal to the SPAC Exchange Ratio, and (v) each outstanding SPAC Warrant will be assumed by PubCo and converted into a warrant to purchase PubCo Ordinary Shares (each, an “Assumed SPAC Warrant”).

Amendments to Business Combination Agreement

On August 10, 2023, the Company entered into an amendment (the “First Amendment”) to the Business Combination Agreement (the “Business Combination Agreement”), dated December 5, 2022. The First Amendment revises the earnout periods set forth in the Business Combination Agreement to provide that Flexi shareholders may receive earnout shares based on PubCo revenue targets achieved during the first two full fiscal years following the closing of the business combination to be effected pursuant thereto.

Earnout

The Business Combination Agreement, subject to the terms and conditions set forth therein, provides that Flexi shareholders as of the Initial Merger will have the right to receive up to an aggregate of 2,900,000 additional PubCo Ordinary Shares based on the total annual revenues of PubCo in each of the two fiscal years following the Closing Date.

F-109

Representations, Warranties and Covenants

The Business Combination Agreement contains customary representations and warranties of the parties, which will not survive the Closing. Many of the representations and warranties are qualified by materiality or Company Material Adverse Effect (with respect to Flexi) or SPAC Material Adverse Effect (with respect to the Company). “Material Adverse Effect” as used in the Business Combination Agreement means with respect to Flexi or the Company, as applicable, any event, state of facts, development, change, circumstance, occurrence or effect that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on (i) the business, assets and liabilities, results of operations or financial condition of the applicable party and its subsidiaries, taken as a whole or (ii) the ability of such party or any of its subsidiaries to consummate the Transactions, in each case subject to certain customary exceptions. Certain of the representations are subject to specified exceptions and qualifications contained in the Business Combination Agreement or in information provided pursuant to certain disclosure schedules to the Business Combination Agreement.

The Business Combination Agreement also contains pre-closing covenants of the parties, including obligations of the parties to operate their respective businesses in the ordinary course consistent with past practice, and to refrain from taking certain specified actions without the prior written consent of the other applicable parties, in each case, subject to certain exceptions and qualifications. Additionally, the parties have agreed not to solicit, negotiate or enter into competing transactions, as further provided in the Business Combination Agreement. The covenants do not survive the Closing (other than those that are to be performed after the Closing).

As promptly as practicable after the execution of the Business Combination Agreement, the Company and PubCo have agreed to prepare and file with the SEC, a Registration Statement on Form F-4 (as amended, the “F-4 Registration Statement”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and issuance of the PubCo Ordinary Shares and Assumed SPAC Warrants to be issued pursuant to the Business Combination Agreement The F-4 Registration Statement will contain a proxy statement/prospectus for the purpose of (i) the Company soliciting proxies from its shareholders to approve the Business Combination Agreement, the Transactions and related matters (the “the Company Shareholder Approval”) at a special meeting of the Company shareholders (the “Shareholder Meeting”), (ii) providing the Company’s shareholders an opportunity, in accordance with its organizational documents and initial public offering prospectus, to redeem their shares of SPAC Class A Common Stock (collectively, the “Redemptions”), and (iii) PubCo’s offering and issuance of the PubCo Ordinary Shares and Assumed Warrants in connection with the Transactions. PubCo filed the initial F-4 Registration Statement on February 13, 2023.

PubCo agreed to take all action within its power so that effective at the Closing, the board of directors of PubCo will consist of no less than five individuals, two of whom may be designated by the Sponsor, and a majority of whom shall be independent directors in accordance with Nasdaq requirements, and which shall comply with all diversity requirements under applicable Law.

In addition, prior to Closing, PubCo agreed to amend and restate its Memorandum of Association and Articles of Association (the “PubCo Governing Documents”). The PubCo Governing Documents will include customary provisions for a memorandum of association and articles of association of a British Virgin Islands publicly traded company that is traded on Nasdaq.

F-110

Conditions to the Parties’ Obligations to Consummate the Mergers

Under the Business Combination Agreement, the parties’ obligations to consummate the Transactions are subject to a number of customary conditions for special purpose acquisition companies, including, among others, the following: (i) the approval of the Mergers and the other shareholder proposals required to approve the Transactions by the Company’s and Flexi’s shareholders, (ii) all specified approvals or consents (including governmental and regulatory approvals) have been obtained and all waiting, notice, or review periods have expired or been terminated, as applicable, (iii) the effectiveness of the F-4 Registration Statement, (iv) PubCo’s initial listing application with Nasdaq shall have been conditionally approved and, immediately following the Closing, PubCo shall satisfy any applicable initial and continuing listing requirements of Nasdaq and PubCo shall not have received any notice of non-compliance therewith, and (v) the PubCo Ordinary Shares and Assumed SPAC Warrants having been approved for listing on Nasdaq, subject to round lot holder requirements.

In addition to these customary closing conditions, the Company must also hold net tangible assets of at least $5,000,001 immediately prior to Closing, net of Redemptions and liabilities (including the Company’s transaction expenses).

The obligations of the Company to consummate the Transactions are also subject to, among other things (i) the representations and warranties of Flexi and of each Acquisition Entity being true and correct, subject to the materiality standards contained in the Business Combination Agreement, (ii) material compliance by Flexi and each Acquisition Entity with its pre-closing covenants, and (iii) the absence of a Company Material Adverse Effect.

In addition, the obligations of Flexi to consummate the Transactions are also subject to, among other things (i) the representations and warranties of the Company being true and correct, subject to the materiality standards contained in the Business Combination Agreement, (ii) material compliance by the Company with its pre-closing covenants, and (iii) the absence of a SPAC Material Adverse Effect.

Termination Rights

The Business Combination Agreement contains certain termination rights, including, among others, the following: (i) upon the mutual written consent of the Company and Flexi, (ii) if the consummation of the Transactions is prohibited by governmental order, (iii) if the Closing has not occurred on or before November 5, 2023, (iv) in connection with a breach of a representation, warranty, covenant or other agreement by Flexi or the Company which is not capable of being cured or is not cured within 30 days after receipt of notice of such breach, (v) by either the Company or Flexi if the board of directors of the other party publicly changes its recommendation with respect to the Business Combination Agreement and Transactions and related shareholder approvals under certain circumstances detailed in the Business Combination Agreement, (vi) by either the Company or Flexi if the Shareholder Meeting is held and the Company Shareholder Approval is not received, (vii) by the Company if the requisite Company Audited Financial Statements and PCAOB-compliant unaudited financials of Flexi for the first, second and third quarters of 2022 (to the extent required in accordance with the Business Combination Agreement) have not been delivered by January 4, 2023, with respect to the first and second quarters, and January 16, 2023, with respect to the third quarter, or (viii) by the Company if Flexi does not receive the written consent of its shareholders to the Business Combination Agreement and related approvals within five business days after the F-4 Registration Statement has become effective. The shareholder approval received at the Special Meeting of Shareholders held on May 4, 2023, effectively extended the date that the Closing must occur to November 5, 2023. (See Note 9, Subsequent Events)

F-111

None of the parties to the Business Combination Agreement are required to pay a termination fee or reimburse any other party for its expenses as a result of a termination of the Business Combination Agreement. However, each party will remain liable for willful and material breaches of the Business Combination Agreement prior to termination.

Trust Account Waiver

Flexi and each Acquisition Entity agreed that it and its affiliates will not have any right, title, interest or claim of any kind in or to any monies in the Company’s trust account held for its public shareholders, and agreed not to, and waived any right to, make any claim against the trust account (including any distributions therefrom).

The Business Combination Agreement is filed as Exhibit 2.1 to this Annual Report on Form 10-K and the foregoing description thereof is qualified in its entirety by reference to the full text of the Business Combination Agreement. The Business Combination Agreement provides investors with information regarding its terms and is not intended to provide any other factual information about the parties. In particular, the assertions embodied in the representations and warranties contained in the Business Combination Agreement were made as of the execution date of the Business Combination Agreement only and are qualified by information in confidential disclosure schedules provided by the parties to each other in connection with the signing of the Business Combination Agreement. These disclosure schedules contain information that modifies, qualifies, and creates exceptions to the representations and warranties set forth in the Business Combination Agreement. Moreover, certain representations and warranties in the Business Combination Agreement may have been used for the purpose of allocating risk between the parties rather than establishing matters of fact. Accordingly, you should not rely on the representations and warranties in the Business Combination Agreement as characterizations of the actual statements of fact about the parties.

Shareholder Support Agreement

Contemporaneously with the execution of the Business Combination Agreement, PubCo, Flexi and certain Flexi shareholders entered into a Shareholder Support Agreement, pursuant to which, among other things, certain Flexi shareholders agreed (i) to vote their Flexi shares in favor of the Business Combination Agreement (including by execution of a written consent), the Mergers and the other Transactions, (ii) to waive any rights to seek appraisal or rights of dissent in connection with the Business Combination Agreement, the Mergers and the transactions contemplated thereby; and (iii) to consent to the termination of all shareholder agreements with Flexi (with certain exceptions), effective at Closing, subject to the terms and conditions contemplated by the Shareholder Support Agreement. Flexi shareholders party to the Shareholder Support Agreement collectively have a sufficient number of votes to approve the Business Combination Agreement, the Mergers and the other Transactions.

The Shareholder Support Agreement and all of its provisions will terminate and be of no further force or effect upon the earlier of the Closing and termination of the Business Combination Agreement pursuant to its terms. Upon such termination of the Shareholder Support Agreement, all obligations of the parties under the Shareholder Support Agreement will terminate; provided, however, that such termination will not relieve any party thereto from liability arising in respect of any breach of the Shareholder Support Agreement prior to such termination.

F-112

Sponsor Support Agreement

Contemporaneously with the execution of the Business Combination Agreement, the Company entered into a Sponsor Support Agreement with the Sponsor, PubCo, Flexi, and certain members of the Company’s board of directors and management team (the “Holders”), pursuant to which, among other things, the Sponsor and the Holders agreed to vote their the Company shares in favor of the Business Combination Agreement (including by execution of a written consent), the Mergers and the other Transactions, subject to the terms and conditions contemplated by the Sponsor Support Agreement.

The Sponsor Support Agreement and all of its provisions will terminate and be of no further force or effect upon the earlier to occur of Closing and termination of the Business Combination Agreement pursuant to its terms.

Lock-Up Agreement

Concurrently with the execution of the Business Combination Agreement, the Company and PubCo entered into separate Lock-Up Agreements (each a “Lock-Up Agreement”) with Sponsor, certain members of the Company’s board of directors and management team, and certain Flexi shareholders, pursuant to which 95% of the PubCo Ordinary Shares to be received by such shareholders will be locked-up and subject to transfer restrictions for a period of time following the Closing, as described below, subject to certain exceptions. That portion of the securities held by such shareholders will be locked-up until the earliest of: (i) the six month anniversary of the date of the Closing, (ii) subsequent to the Business Combination, if the last sale price of PubCo Ordinary Shares equals or exceeds $12.00 per share (adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like), for any 20 trading days within any 30-trading day period commencing at least 150 days after the date of the Business Combination, and (iii) the date after the Closing on which PubCo completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction which results in all of PubCo’s shareholders having the right to exchange their equity holdings in PubCo for cash, securities or other property.

Registration Rights Agreement

Concurrently with the execution of the Business Combination Agreement, PubCo entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Sponsor and certain Flexi shareholders pursuant to which, among other things, PubCo agreed to provide Sponsor and such shareholders with certain rights relating to the registration for resale under the Securities Act of the PubCo Ordinary Shares and Assumed Warrants that they received in the Mergers.

Forms of the foregoing agreements related to the Business Combination Transaction are filed as exhibits to this Annual Report, and the foregoing description thereof is qualified in its entirety by reference to the full text of the respective agreement.

The transaction is expected to be completed in the fourth quarter of 2023, subject to regulatory approvals and other customary closing conditions. After closing, The Flexi Group’s ordinary shares are expected to trade on the Nasdaq Stock Market LLC under ticker symbol FLXG.

Shareholder Approval – Charter Amendments

The Company held a special meeting of stockholders (the “Special Meeting”) on May 4, 2023. At the Special Meeting, shareholders approved the following proposals:

Proposal No. 1 — The Charter Amendment Proposal — to amend our Amended and Restated Certificate of Incorporation (our “Charter”) to extend the time period we have to consummate a business combination (the “Combination Period”) for an additional six months, from May 5, 2023 to November 5, 2023 (such new date, the “Extended Date” and such amendment, the “Charter Amendment”); and,

Proposal No. 2 — The Trust Amendment Proposal — to amend the Investment Management Trust Agreement, dated November 2, 2021, by and between Continental Stock Transfer & Trust Company and the Company (the “Trust Agreement”), to extend the Combination Period for an additional six months, from May 5, 2023 to November 5, 2023 (the “Trust Amendment” and together with the Charter Amendment, the “Extension”). (See Note 9, Subsequent Events)

F-113

Pursuant to our Charter, we provided the holders of shares of our Class A common stock (the “Public Shares” and such holders, the “Public Stockholders”) originally sold as part of the Units issued in our IPO (the “IPO”) with the opportunity to redeem, in connection with the Charter Amendment Proposal and the Trust Amendment Proposal (the “Election”), their Public Shares for a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account established by us and Continental Stock Transfer & Trust Company (“CST”) to hold the proceeds of the IPO (the “Trust Account”), including interest not previously released to us to pay our taxes, divided by the number of then outstanding Public Shares.

On April 30, 2023, we and our Sponsor entered into an agreement (the “Non-Redemption Agreement”) with Bulldog Investors, LLP (“Bulldog”) and Phillip Goldstein (“Goldstein” and, together with Bulldog, the “Investors”) in exchange for the Investors agreeing not to redeem shares of the Company’s Class A common stock sold in the Company’s IPO (the “Public Shares”) at the Special Meeting. The Non-Redemption Agreement provides for, among other things, the Sponsor to pay approximately $105,000 to the Investors in exchange for the Investors agreeing to hold and not redeem certain Public Shares at the Special Meeting.

Holders of 10,164,304 shares of the Company’s Common Stock exercised their right to redeem their shares (and did not withdraw their redemption), which represents approximately 88% of the shares that were part of the shares that were sold in the Company’s IPO, for a cash redemption price of approximately $10.39 per share, or an aggregate redemption amount of $105,619,702. Following such redemptions, approximately $13,879,535 will remain in the trust account and 1,335,696 shares of Common Stock will remain issued and outstanding. Accordingly, all of the obligations of the parties to the Non-Redemption Agreement were fulfilled.

Additionally, pursuant to the Non-Redemption Agreement, the Company has agreed that until the earlier of (a) the consummation of the Company’s initial business combination; (b) the liquidation of the trust account; and (c) 24 months from consummation of the Company’s IPO, the Company will maintain the investment of funds held in the trust account in interest-bearing United States government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), having a maturity of 185 days or less, or in money market funds meeting the conditions of paragraphs (d)(1), (d)(2), (d)(3) and (d)(4) of Rule 2a-7 promulgated under the Investment Company Act, which invest only in direct U.S. government treasury obligations. The Company has also agreed that it will not use any amounts in the trust account, or the interest earned thereon, to pay any excise tax that may be imposed on the Company pursuant to the Inflation Reduction Act (IRA) of 2022 (H.R. 5376) (the “Inflation Reduction Act”) due to any redemptions of public shares at the Special Meeting, including in connection with a liquidation of the Company if it does not effect a business combination prior to its termination date by the Company (see Note 6). The Non-Redemption Agreement is not expected to increase the likelihood that the Extension Proposals are approved by stockholders but will increase the amount of funds that remain in the Company’s trust account following the Special Meeting.

In connection with the Non-Redemption Agreement, the Company amended its advisory agreement with ThinkEquity LLC and agreed to pay ThinkEquity LLC an advisory fee of $50,000.

Also, in connection with the Non-Redemption Agreement, a director of the Company agreed to provide a loan to the Sponsor in the principal amount of approximately $105,000.

F-114

Liquidity, Capital Resources, and Going Concern

The Company’s liquidity needs prior to the consummation of the IPO had been satisfied through a payment from the Sponsor of $25,000 (see Note 5) for the Founder Shares and the loan under an unsecured promissory note from the Sponsor of up to $400,000 (see Note 5) which was fully repaid on December 31, 2021. Subsequent to the consummation of the IPO, the Company’s liquidity has been satisfied through the net proceeds from the consummation of the IPO and the Private Placement held outside of the Trust Account. As of September 30, 2023, the Company had $8,992 in its operating bank account and working capital deficit of $5,555,095.

In addition, in order to finance transaction costs in connection with a Business Combination, the Company’s Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, provide the Company Working Capital Loans, as defined below (see Note 5). As of September 30, 2023 and December 31, 2022, there were no amounts outstanding under any Working Capital Loans.

The Company expects to incur significant costs in pursuit of its acquisition plans. Based on the foregoing, management believes that the Company will not have sufficient working capital and borrowing capacity to meet its needs through the earlier of the consummation of a Business Combination or one year from this filing. Over this time period, the Company will be using these funds for paying existing accounts payable, identifying and evaluating prospective initial Business Combination candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to merge with or acquire, and structuring, negotiating and consummating the Business Combination.

On March 16, 2023, the Sponsor issued a promissory note allowing the Company to borrow up to $3,000,000 under an unsecured promissory note to be used to defray expenses in connection with the proposed Business Combination. The promissory note is payable on the date on which the Company consummates its initial Business Combination. $350,000 in previously advanced fund from the Sponsor is included as part of the principal of the promissory note and is therefore not available for further use by the Company (see Note 5).

In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the Company’s business plan is dependent on the completion of the Business Combination, the Company’s existing cash and working capital as of September 30, 2023 are not sufficient to complete its planned activities for a reasonable period of time, and the date for mandatory liquidation and dissolution raises substantial doubt about the Company’s ability to continue as a going concern through December 5, 2023, the scheduled liquidation date of the Company if it does not complete a Business Combination prior to such date. These conditions also raise substantial doubt about the Company’s ability to continue as a going concern for a period of time within one year after the date that these unaudited financial statements are issued. Management plans to address this uncertainty through a Business Combination as discussed above. There is no assurance that the Company’s plans to consummate a Business Combination will be successful within the Combination Period. The unaudited financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Risks and Uncertainties

In February 2022, the Russian Federation and Belarus commenced a military action with the country of Ukraine. As a result of this action, various nations, including the United States, have instituted economic sanctions against the Russian Federation and Belarus. Further, the impact of this action and related sanctions on the world economy are not determinable as of the date of these unaudited financial statements. The specific impact on the Company’s financial condition, results of operations, and cash flows is also not determinable as of the date of these unaudited financial statements.

F-115

Note 2 — Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s Form 10-K for the year ended December 31, 2022 as filed with the SEC on March 29, 2023, which contains the audited financial statements and notes thereto. The interim results for the three and nine months ended September 30, 2023 are not necessarily indicative of the results to be expected for the year ending December 31, 2023 or for any future interim periods.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statement with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the unaudited financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited financial statements. Making estimates requires management to exercise significant judgement. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the unaudited financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates. The significant accounting estimate reflected in the Company’s unaudited financial statements includes, but is not limited to, valuation of Founder Shares.

F-116

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had cash of $8,992 and $147,020 as of September 30, 2023 and December 31, 2022, respectively. The Company did not have any cash equivalents as of September 30, 2023 and December 31, 2022.

Investments Held in Trust Account

As of September 30, 2023 and December 31, 2022, substantially all of assets held in the Trust Account were held in money market funds which are invested primarily in U.S. Treasury securities.

During the period ended September 30, 2023, the Company withdrew $1,179,378 of the interest income from the Trust Account to pay its tax obligations and $105,619,702 from the Trust Account in connection with redemptions. Additional withdrawals may occur in future period as permitted under the Trust Agreement.

A decline in the market value of held-to-maturity securities below cost that is deemed to be other than temporary, results in an impairment that reduces the carrying costs to such securities’ fair value. The impairment is charged to earnings and a new cost basis for the security is established. To determine whether an impairment is other than temporary, the Company considers whether it has the ability and intent to hold the investment until a market price recovery and considers whether evidence indicating the cost of the investment is recoverable outweighs evidence to the contrary. Evidence considered in this assessment includes the reasons for the impairment, the severity and the duration of the impairment, changes in value subsequent to year-end, forecasted performance of the investee, and the general market condition in the geographic area or industry in which the investee operates.

Premiums and discounts are amortized or accreted over the life of the related held-to-maturity security as an adjustment to yield using the effective-interest method. Such amortization and accretion are included in the “interest income” line item in the statements of operations. Interest income is recognized when earned.

Deferred Offering Costs

The Company complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1, “Other Assets and Deferred Costs”. Deferred offering costs consists of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that are directly related to the Public Offering. Offering costs are allocated to the separable financial instruments to be issued in the IPO based on a relative fair value basis, compared to total proceeds received. Upon closing of the IPO on November 5, 2021, offering costs associated with the Class A common stock and the warrants were charged to stockholders’ equity. Upon the IPO on November 5, 2021 offering costs amounted to $3,040,822, all of which was allocated to stockholders’ equity.

Share Based Compensation

The Company complies with ASC 718 Compensation- Stock Compensation, regarding interests in founder shares acquired by directors and advisors of the Company as compensation. The interests in the founder shares vested upon the Company completing the initial public offering and compensation expense has been recorded accordingly at that date based upon the initial grant date fair value. The determination of the fair value of the share-based compensation awards represents a significant estimate within the financial statements. The fair value is based upon a Monte Carlo valuation that considers the probability of an initial public offering, business combination and other risk factors.

F-117

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet, primarily due to its short-term nature.

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable. In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Class A Common Stock Subject to Possible Redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s Class A common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, Class A common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’(deficit) equity section of the Company’s balance sheets.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of the Class A common stock subject to possible redemption to equal the redemption value at the end of each reporting period. This method would view the end of the reporting period as if it were also the redemption date for the security. Effective with the closing of the IPO, the Company recognized the accretion from initial book value to redemption amount, which resulted in charges against additional paid-in capital (to the extent available) and accumulated deficit. There was $1,878,069 increase in the redemption value at September 30, 2023 since the interest earned to date from marketable securities held in Trust Account exceed the franchise taxes incurred and provision for income taxes to date. The dissolution expense of $100,000 is not included in the redemption value of the shares subject to redemption since it is only taken into account in the event of the Company’s liquidation.

At September 30, 2023 and December 31, 2022, the Class A common stock subject to possible redemption reflected in the balance sheets is reconciled in the following table:

F-118

Gross proceeds	$115,000,000
Less:
Proceeds allocated to Public Warrants	(6,725,456)
Issuance cost of redeemable Class A common stock	(3,040,822)
Plus:
Remeasurement adjustment on redeemable common stock	13,075,318
Class A common stock subject to possible redemption, December 31, 2022	118,309,040
Plus:
Remeasurement adjustment on redeemable common stock	939,298
Class A common stock subject to possible redemption, March 31, 2023	119,248,338
Less:
Redemptions	(105,619,702)
Plus:
Remeasurement adjustment on redeemable common stock	669,929
Class A common stock subject to possible redemption, June 30, 2023	14,298,565
Plus:
Remeasurement adjustment on redeemable common stock	268,842
Class A common stock subject to possible redemption, September 30, 2023	$14,567,407

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with FASB ASC Topic 815, “Derivatives and Hedging” (“ASC 815”). Derivative instruments are initially recorded at fair value on the grant date and re-valued at each reporting date, with changes in the fair value reported in the statements of operations. Derivative assets and liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

Warrants

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in FASB ASC 480, “Distinguishing Liabilities from Equity” (“ASC 480”) and ASC 815. The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common shares and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

If the stock subject to mandatory redemptions provisions represents the only shares in the reporting entity, it must report instruments in the liabilities section of its statements of financial position. The stock subject must then describe them as shares subject to mandatory redemption, so as to distinguish the instruments from other financial statement liabilities. The Company concludes that the Company’s warrants defined in Note 7 do not exhibit any of the above characteristics and, therefore, are outside the scope of ASC 480.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all of the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. The Company accounts for the 11,500,000 Public Warrants (Note 3) and 5,500,000 Private Placement Warrants (Note 4) as equity-classified instruments.

Net (Loss) Income Per Common Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share”. Net (loss) income per share is computed by dividing net (loss) income by the weighted average number of shares of common stock outstanding during the period. The Company has two classes of shares, which are referred to as Class A common stock and Class B common stock. Earnings and losses are shared pro rata between the two classes of shares. The Company had not considered the effect of the Private Placement to purchase an aggregate of 5,500,000 of Class A common stock in the calculation of diluted (loss) income per share, since their exercise is contingent upon future events. As a result, diluted net (loss) income per common stock is the same as basic net loss per common stock. The table below presents a reconciliation of the numerator and denominator used to compute basic and diluted net (loss) income per share for each class of common stock.

Reconciliation of Net (Loss) Income per Common Stock

Basic and diluted net (loss) income per share for Class A common stock and for Class B common stock is calculated as follows:

F-119

	For the Three Months Ended September 30,
	2023	2022
Net (Loss) Income per share for Class A common stock:
Allocation of net (loss) income to Class A common stock	$(238,358)	$187,458

Basic and diluted weighted average shares, Class A common stock	1,335,696	11,557,500
Basic and diluted net (loss) income per share	$(0.18)	$0.02

Net (Loss) Income per share for Class B common stock:
Allocation of net (loss) income to Class B common stock	$(515,574)	$46,861

Basic and diluted weighted average shares, Class B common stock	2,889,149	2,889,149
Basic and diluted net (loss) income per share	$(0.18)	$0.02

	For the Nine Months Ended September 30,
	2023	2022
Net Loss per share for Class A common stock:
Allocation of net loss to Class A common stock	$(1,144,521)	$(110,509)

Basic and diluted weighted average shares, Class A common stock	6,399,232	11,557,500
Basic and diluted net loss per share	$(0.18)	$(0.01)

Net Loss per share for Class B common stock:
Allocation of net loss to Class B common stock	$(516,733)	$(27,625)

Basic and diluted weighted average shares, Class B common stock	2,889,149	2,889,149
Basic and diluted net loss per share	$(0.18)	$(0.01)

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.” ASC 740, Income Taxes, requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the unaudited condensed financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized. As of September 30, 2023 and December 31, 2022, the Company’s deferred tax asset had a full valuation allowance recorded against it.

ASC 740-270-25-2 requires that an annual effective tax rate be determined, and such annual effective rate applied to year to date income in interim periods under ASC 740-270-30-5. The Company’s effective tax rate was (3.98%) and 22.75% for the three months ended September 30, 2023 and 2022, respectively, and (35.15%) and (104.18%) for the nine months ended September 30, 2023 and 2022, respectively. The effective tax rate differs from the statutory tax rate of 21% for the three and nine months ended September 30, 2023 and 2022, due to changes in the valuation allowance on the deferred tax assets.

While ASC 740 identifies usage of an effective annual tax rate for purposes of an interim provision, it does allow for estimating individual elements in the current period if they are significant, unusual, or infrequent. Computing the effective tax rate for the Company is complicated due to the potential impact of the timing of any Business Combination expenses and the actual interest income that will be recognized during the year. The Company has taken a position as to the calculation of income tax expense in a current period based on ASC 740-270-25-3 which states, “If an entity is unable to estimate a part of its ordinary income (or loss) or the related tax (or benefit) but is otherwise able to make a reasonable estimate, the tax (or benefit) applicable to the item that cannot be estimated shall be reported in the interim period in which the item is reported.” The Company believes its calculation to be a reliable estimate and allows it to properly take into account the usual elements that can impact its annualized book income and its impact on the effective tax rate. As such, the Company is computing its taxable income (or loss) and associated income tax provision based on actual results through September 30, 2023.

F-120

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of September 30, 2023 and December 31, 2022. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company has identified the United States as its only “major” tax jurisdiction. The Company is subject to income taxation by major taxing authorities since inception. These examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal Deposit Insurance Corporation coverage of $250,000. At December 31, 2022 and 2021, the Company had not experienced losses on this account. As of September 30, 2023 and December 31, 2022, the Company had $8,992 and $147,020, respectively, in its cash account.

Recent Accounting Standards

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s unaudited financial statements.

Note 3 — Initial Public Offering

On November 5, 2021, the Company sold 11,500,000 Units, including the full exercise of the underwriters’ over-allotment option to purchase 1,500,000 Units, at a purchase price of $10.00 per Unit. Each unit consists of one Public Share, an aggregate of 11,500,000 Public Shares, and one redeemable Public Warrant, an aggregate of 11,500,000 Public Warrants. Each Public Warrant entitles the holder to purchase one share of Class A common stock at an exercise price of $11.50 per share, subject to adjustment (see Note 7).

Note 4 — Private Placement

Simultaneously with the closing of the IPO, the Sponsor purchased an aggregate of 5,500,000 Private Placement Warrants at a price of $1.00 per warrant in a private placement, for an aggregate purchase price of $5,500,000. Each Private Placement Warrant entitles the holder thereof to purchase one share of the Company’s Class A common stock at a price of $11.50 per share, subject to adjustments (see Note 7), and will expire worthless if the Company does not complete the initial Business Combination.

The Private Placement Warrants are identical to the Public Warrants except that they will not be transferable, assignable or saleable until 30 days after the Business Combination except to certain permitted transferees.

F-121

Note 5 — Related Party Transactions

Founder Shares

In 2021, the Sponsor and other founders (the “Initial Stockholder”) paid $25,982 in exchange for 2,889,149 shares of Common stock (the “Founder Shares”). The number of Founder Shares outstanding was determined based on the expectation that the total size of the IPO would be a maximum of 11,500,000 Units if the underwriter’s over-allotment option was exercised in full, and therefore that such Founder Shares represent 20% of the outstanding shares after the IPO.

Two of the initial stockholders, TriPoint Capital Management, LLC (“TriPoint”), a Delaware limited liability company, and HFI Limited (“HFI”), a Cayman Islands company, serve in an advisory capacity to the Sponsor with the Company being a primary beneficiary, and their participation in the purchase of Founder Shares is considered as part of their compensation as advisors. Accordingly, upon consummation of the IPO on November 5, 2021, the Company recorded the excess fair value above the purchase price of the 300,000 Founder Shares purchased by TriPoint and HFI as an offering cost of $579,110, which were charged to stockholders’ equity.

On November 2, 2021, the Sponsor entered into an Agreement with the Company’s three independent directors under which they were each assigned 30,000 of the Founder Shares the Sponsor owned, as an inducement to serve as directors of the Company, for which they paid $0.009 per share, or an aggregate of $810. The shares are vested upon the consummation of the IPO. The fair value of the 90,000 shares at November 2, 2021, was estimated using a Monte Carlo simulation model to be approximately $706,000 in the aggregate, which the Company recorded as director compensation expense.

The Initial Stockholders have agreed not to transfer, assign, or sell any of their Founder Shares until the earlier to occur of: (A) nine months after the completion of the initial Business Combination or (B) subsequent to the initial Business Combination, (x) if the last sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property, except with respect to permitted transferees.

Due from Related Party

Pursuant to the approval of the Charter Amendment Proposal and the Trust Amendment Proposal the Sponsor will deposit extension-related contributions into the Trust Account. During the nine months ended September 30, 2023, the Company contributed $267,137 on behalf of the Sponsor to extend the termination date. As of September 30, 2023 and December 31, 2022, there were $267,137 and $0, respectively, outstanding under due from related party.

Advance from Related Party

On May 10, 2023, pursuant to the approval of the Charter Amendment Proposal and the Trust Amendment Proposal the contributions made by Sponsor to the Trust Account to extend the termination date will be evidenced by a non-interest bearing, unsecured promissory note and will be repayable upon consummation of an initial Business Combination. As of September 30, 2023, the Company has contributed $267,137 to the Trust Account in which will be reimbursed by Sponsor.

F-122

Promissory Note — Related Party

The Sponsor issued a promissory note allowing the Company to borrow up to $400,000 under an unsecured promissory note to be used for a portion of the expenses of the IPO. The Company had borrowed $227,690 under the promissory note. At December 31, 2021, the Company fully repaid the outstanding promissory note.

On March 16, 2023, the Sponsor issued a promissory note allowing the Company to borrow up to $3,000,000 under an unsecured promissory note to be used to defray expenses in connection with the proposed Business Combination. The promissory note is payable on the date on which the Company consummates its initial Business Combination. $350,000 in previously advanced fund from the Sponsor is included as part of the principal of the promissory note and is therefore not available for further use by the Company. At September 30, 2023 and December 31, 2022, the Company has $469,000 and $0 outstanding promissory notes, respectively.

Due to Related Parties

As of September 30, 2023 and December 31, 2022, there were $10,220 and $106,215, respectively, outstanding under due to related parties including the monthly administrative service fee.

Working Capital Loans

The Sponsor has committed that they are willing and able to provide the Company with any additional funds it needs to carry out its operations. In order to finance transaction costs in connection with an intended initial Business Combination, the Sponsor, an affiliate of the Sponsor or certain of the Company’s officers and directors have committed to loan the Company funds as may be required (the “Working Capital Loans”). If the Company completes an initial Business Combination, the Company would repay such loaned amounts out of the proceeds of the Trust Account released to the Company. Otherwise, such loans would be repaid only out of funds held outside the Trust Account. In the event that the initial Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from the Trust Account would be used to repay such loaned amounts. Up to $3,000,000 of such loans may be convertible into Private Placement Warrants of the post Business Combination entity, at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the Private Placement Warrants issued to the Sponsor. As of September 30, 2023 and December 31, 2022, the Company had no borrowings under the Working Capital Loans.

Administrative Service Fee

The Company entered into an administrative services agreement on November 2, 2021, pursuant to which the Company will pay an affiliate of the Sponsor, $445 per month for office space, utilities and secretarial and administrative support. Upon completion of the initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. Total expense under the administrative services agreement during the three and nine months ended September 30, 2023, were $1,335 and $4,005, respectively. Total expense under the administrative services agreement during the three and nine months ended September 30, 2022, were $1,335 and $4,005, respectively.

F-123

Note 6 — Commitments and Contingencies

Registration Rights

The holders of the Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any shares of Class A common stock issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans and upon conversion of the Founder Shares) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the Effective Date of the registration statement of which this prospectus forms a part, requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to the Class A common stock). The holders of these securities will be entitled to make up to three demands, excluding short form demands, that the Company registers such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the Company’s completion of the initial Business Combination.

Underwriting Agreement

On November 5, 2021, the Company paid a cash underwriting discount of 1.0% per Unit, or $1,150,000. In addition, the underwriting agreement provides the option to purchase up to 1,500,000 additional Units to cover any over-allotments, if any, at the Proposed Public Offering price of $10.00 less the underwriting discount of 1%. The over-allotment was exercised in full upon the IPO on November 5, 2021.

Representative Units

Simultaneous with the closing of the IPO, the Company issued to ThinkEquity, as part of representative compensation upon the consummation of the IPO, 57,500 Representative Units (the “Representative Units”). The Representative Units consist of one share of Class A common stock and one redeemable warrant to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment. The Representative Units are identical to the Units except, and so long as the Representative Units are held by ThinkEquity (and/or its designees) or its permitted transferees, they (i) may not (including the Class A common stock issuable upon exercise of the warrants), subject to certain limited exceptions, be transferred, assigned or sold by the holders until 30 days after the completion of the initial Business Combination, (ii) may be exercised by the holders on a cashless basis, (iii) will be entitled to registration rights and (iv) will not be exercisable more than five years from the Effective Date of the registration statement of which this prospectus forms a part in accordance with FINRA Rule 5110(f)(2)(G)(i). ThinkEquity has agreed (i) to waive its redemption rights with respect to the warrants underlying the Representative Units in connection with the completion of the initial Business Combination and (ii) to waive its rights to liquidating distributions from the Trust Account with respect to such warrants if the Company fails to complete the initial Business Combination within 24 months from the closing of the IPO.

Advisory Services Agreement

On December 23, 2022, the Company entered into an agreement with ThinkEquity to provide financial advisory services in connection with the proposed Business Combination with The Flexi Group Ltd. The Company shall pay ThinkEquity an advisory fee for the Advisory Services in an amount equal to greater of either (i) 4.0% of the net funds from the Company’s Trust Account after investor redemptions, or (ii) $300,000, which fee shall be due and payable in immediately available funds on the day of closing of the proposed Business Combination. In addition to any fees which may be payable to ThinkEquity under the agreement, the Company shall reimburse ThinkEquity, upon reasonable request made from time to time, for its reasonable and documented out-of-pocket expenses incurred in connection with the Advisory Services up to a maximum of $15,000, including, but not limited to, the reasonable and documented fees and disbursements of ThinkEquity’s legal counsel.

F-124

In connection with the Non-Redemption Agreement, the Company amended its advisory agreement with ThinkEquity LLC and agreed to pay ThinkEquity LLC an advisory fee of $50,000.

Inflation Reduction Act of 2022

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases of stock by publicly traded U.S. domestic corporations and certain U.S. domestic subsidiaries of publicly traded foreign corporations occurring on or after January 1, 2023. The excise tax is imposed on the repurchasing corporation itself, not its shareholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax.

On May 10, 2023, the Company’s stockholders redeemed 10,164,304 shares of Class A shares of common stock for a total of $105,619,702. The Company evaluated the classification and accounting of the stock redemption under ASC 450, “Contingencies”. ASC 450 states that when a loss contingency exists the likelihood that the future event(s) will confirm the loss or impairment of an asset or the incurrence of a liability can range from probable to remote. A contingent liability must be reviewed at each reporting period to determine appropriate treatment. The Company evaluated the current status and probability of completing a Business Combination as of September 30, 2023 and concluded that it is probable that a contingent liability should be recorded. As of September 30, 2023, the Company recorded $1,056,197 of excise tax liability calculated as 1% of shares redeemed on May 10, 2023.

Note 7 — Stockholders’ Deficit

Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share. As of September 30, 2023 and December 31, 2022, there were no shares of preferred stock issued or outstanding.

Class A Common Stock — The Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. At September 30, 2023 and December 31, 2022, there were 57,500 shares of Class A common stock issued and outstanding (excluding 1,335,696 and 11,500,000 shares of Class A common stock subject to possible redemption, respectively).

Class B Common Stock — The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. At September 30, 2023 and December 31, 2022, there were 2,889,149 shares of Class B common stock issued and outstanding.

The shares of Class B common stock will automatically convert into shares of the Class A common stock at the time of the initial Business Combination on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations, and the like, and subject to further adjustment as provided herein.

F-125

Warrants – At September 30, 2023 and December 31, 2022, 11,500,000 Public Warrants and 5,500,000 Private Placement Warrants are currently outstanding. Each warrant entitles the holder to purchase one share of the Company’s Class A common stock at a price of $11.50 per share, subject to adjustment as described herein. In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at a Newly Issued Price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or its affiliates, prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) The Market Value (defined as the volume weighted average reported trading price of Class A Common Stock for twenty trading days starting on the trading day prior to the date of the consummation of the initial Business Combination) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the greater of the Market Value and the Newly Issued Price.

Each warrant is exercisable at any time commencing on the later of 30 days after the completion of an initial business combination and 12 months from the closing of the IPO and terminating at 5:00 p.m., New York City time on the earlier to occur of (i) the date that is five (5) years after the date on which the Company consummates a Business Combination, (ii) at 5:00 p.m., New York City time on the Redemption Date as provided in the Warrant Agreement and (iii) the liquidation of the Trust Account (the “Expiration Date”). The Company in its sole discretion may extend the duration of the Warrants by delaying the Expiration Date; provided, however, that the Company will provide at least twenty (20) days’ prior written notice of any such extension to registered holders and, provided further that any such extension shall be applied consistently to all of the Warrants. Notwithstanding anything to the contrary contained herein, for so long as any Private Warrant is held by the Sponsor and/or their designees, such Private Warrant may not be exercised after five years from the Effective Date of the Registration Statement. The warrants will expire at 5:00 p.m., New York City time on the warrant expiration date, which is five years after the completion of the initial Business Combination or earlier upon redemption or liquidation. On the exercise of any warrant, the warrant exercise price will be paid directly to the Company and not placed in the Trust Account.

The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company’s satisfying its obligations described below with respect to registration. No warrant will be exercisable, and the Company will not be obligated to issue shares of Class A common stock upon exercise of a warrant unless Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will the Company be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a Unit containing such warrant will have paid the full purchase price for the Unit solely for the share of Class A common stock underlying such Unit.

The Company is not registering the shares of Class A common stock issuable upon exercise of the warrants at this time. However, the Company has agreed that as soon as practicable after the closing of the initial Business Combination, the Company will use its best efforts to file with the SEC a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants, to cause such registration statement to become effective and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective within 60 business days after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption.

Redemption of warrants:

Once the warrants become exercisable, the Company may redeem the outstanding warrants:

F-126

●	In whole and not in part;

●	at a price of $0.01 per warrant;

●	upon not less than 30 days’ prior written notice of redemption given after the warrants become exercisable to each warrant holder; and

●	if, and only if, the last sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

If the Company calls the warrants for redemption as described above, the management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” the management will consider, among other factors, its cash position, the number of warrants that are outstanding and the dilutive effect on the stockholders of issuing the maximum number of shares of Class A common stock issuable upon the exercise of the warrants. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If the Company’s management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption.

Note 8 — Fair Value Measurements

The fair value of the Company’s certain assets and liabilities, which qualify as financial instruments under ASC 820, approximates the carrying amounts represented in the balance sheets as of September 30, 2023 and December 31, 2022. The fair values of cash and cash equivalents, prepaid assets, accounts payable and accrued expenses are estimated to approximate the carrying values as of September 30, 2023 and December 31, 2022 due to the short maturities of such instruments.

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at September 30, 2023 and December 31, 2022, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description:	Level	September 30, 2023	Level	December 31, 2022
Assets:
U.S. Money Market Funds Held in Trust Account	1	14,632,141	1	$118,956,557

There were no transfers between Levels 1, 2 or 3 during the period ended September 30, 2023 and December 31, 2022.

F-127

Note 9 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date the unaudited condensed financial statements were issued. Except as disclosed in the footnotes elsewhere and below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the unaudited condensed financial statements.

On October 9, 2023, the Company received a written notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) indicating that, based on the number of beneficial holders and holders of record of the Company’s Class A common stock (the “Total Holders”), the Company no longer meets Listing Rule 5450(a)(2), which requires listed companies to maintain a minimum of 400 Total Holders. Nasdaq Listing Rule 5810(c)(2)(C) provides TGVC with a period of 45 calendar days, or until November 24, 2023 (the “Compliance Date”), to submit a plan to regain compliance. Pursuant to Nasdaq Listing Rule 5810(c)(2)(B)(i), if Nasdaq accepts the Company’s compliance plan, then Nasdaq may grant an extension of up to 180 calendar days from the date of the Notice for compliance with the Total Holders requirement. If Nasdaq does not accept the Company’s compliance plan, then the Company will have the opportunity to appeal the decision in front of a Nasdaq Hearings Panel.

On October 25, 2023, the Company entered into a second amendment to the Advisory Agreement with ThinkEquity, dated December 23, 2022 (such amendment, the “Advisory Agreement Amendment”), pursuant to which the Company agreed to pay ThinkEquity a fee of $40,000 in connection with ThinkEquity providing advisory services to the Company in connection with the Non-Redemption Agreement.

On October 27, 2023, the Company and its Sponsor entered into an agreement (the ”Non-Redemption Agreement”) with Bulldog Investors, LLP (“Bulldog”) and Phillip Goldstein (together with Bulldog, the “Investors”), in connection with the Company’s Special Meeting (see below). The Non-Redemption Agreement provides for, among other things, the Sponsor, or its designee, to pay up to an aggregate of $369,002 (the “Second Extension Non-Redemption Payment”) to the Investors in exchange for the Investors agreeing to hold and to not redeem certain shares of common stock of the Company held by them (the “Acquired Investor Shares”) if the Extension is approved and becomes effective. If the Sponsor or its designee fails to make the Second Extension Non-Redemption Payment under the Non-Redemption Agreement (subject to a two (2) day grace period) (such date, inclusive of the grace period, the “Liquidation Trigger Date”), then the Company will liquidate and dissolve as soon as practicable (and not later than three (3) days) after the Liquidation Trigger Date.

In connection with the Non-Redemption Agreement, the Company paid ThinkEquity LLC an advisory fee of $40,000.

On November 1, 2023, the Company held a special meeting of its stockholders (the “Special Meeting”). At the Special Meeting, the Company’s stockholders approved a third amendment to the Trust Agreement (the “Third Trust Amendment”) that extends the date by which the Company must liquidate the Trust Account established in connection with the Company’s IPO, from November 5, 2023 to May 5, 2024, as described in the Definitive Proxy Statement on Form DEF 14A filed by the Company with the SEC on October 12, 2023 (the “Proxy Statement”). Following such approval by the Company’s stockholders, the Company and CST entered into the Third Trust Amendment on November 1, 2023.

In connection with the Charter Amendment Proposal, holders of 467,026 shares of the Common Stock exercised their right to redeem their shares (and did not withdraw their requests for redemption) for a cash redemption price of approximately $11.04 per share, or an aggregate redemption amount of approximately $5.16 million. Following such redemptions, approximately $9.59 million will remain in the Trust Account and 3,815,319 shares of Common Stock will remain issued and outstanding.

On November 1, 2023, the Company and CST entered into a fourth amendment to the Trust Agreement (the “Fourth Trust Amendment”) to allow for the funds in the Trust Account to be held in an interest-bearing bank demand deposit account.

F-128

TG VENTURE ACQUISITION CORP.

 CONDENSED BALANCE SHEETS

	June 30,	December 31,
	2023	2022
	(Unaudited)
ASSETS
Current assets:
Cash	$809,199	$147,020
Due from related party	106,856	—
Prepaid expenses	60,000	140,692
Total Current Assets	976,055	287,712

Cash and investments held in Trust Account	14,284,440	118,956,557
TOTAL ASSETS	$15,260,495	$119,244,269

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$3,067,118	$1,455,616
Due to related parties	8,885	106,215
Advance from related party	106,856	—
Promissory note – related party	519,000	—
Excise tax payable	1,056,197	—
Income tax payable	671,461	268,239
Total Current Liabilities	5,429,517	1,830,070
TOTAL LIABILITIES	5,429,517	1,830,070

Commitments and Contingencies (Note 6)	—	—

Class A common stock subject to possible redemption, $0.0001 par value; 1,335,696 and 11,500,000 shares at a redemption value of $10.70 and $10.29 per share at June 30, 2023 and December 31, 2022, respectively	14,298,565	118,309,040

STOCKHOLDERS’ DEFICIT:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; no shares issued and outstanding	—	—
Class A common stock, $0.0001 par value, 100,000,000 shares authorized, 57,500 shares issued and outstanding (excluding 1,335,696 and 11,500,000 shares subject to possible redemption) at June 30, 2023 and December 31, 2022, respectively	6	6
Class B common stock, $0.0001 par value, 10,000,000 shares authorized, 2,889,149 shares issued and outstanding at June 30, 2023 and December 31, 2022	289	289
Additional paid-in capital	—	1,035,565
Accumulated deficit	(4,467,882)	(1,930,701)
TOTAL STOCKHOLDERS’ DEFICIT	(4,467,587)	(894,841)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$15,260,495	$119,244,269

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-129

TG VENTURE ACQUISITION CORP.

UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022

General and administrative expenses	$1,239,483	$222,647	$2,524,207	$498,536
Loss from operations	(1,239,483)	(222,647)	(2,524,207)	(498,536)

Other income:
Interest income on cash and investments held in Trust Account	758,892	113,373	2,020,107	127,571
Total other income	758,892	113,373	2,020,107	127,571

Loss before provision for income taxes	(480,591)	(109,274)	(504,100)	(370,965)
Provision for income taxes	145,819	1,488	403,222	1,488
Net loss	$(626,410)	$(110,762)	$(907,322)	$(372,453)

Basic and diluted weighted average shares outstanding, Class A common stock subject to possible redemption	6,417,848	11,557,500	8,972,963	11,557,500
Basic and diluted net loss per common share, Class A common stock subject to possible redemption	$(0.07)	$(0.01)	$(0.08)	$(0.03)

Basic and diluted weighted average shares outstanding, Class B common stock	2,889,149	2,889,149	2,889,149	2,889,149
Basic and diluted net loss per common share, Class B common stock	$(0.07)	$(0.01)	$(0.08)	$(0.03)

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-130

TG VENTURE ACQUISITION CORP.

 UNAUDITED CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ (DEFICIT) EQUITY

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2023

	Class A Common Stock		Class B Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance as of December 31, 2022	57,500	$6	2,889,149	$289	$1,035,565	$(1,930,701)	$(894,841)
Accretion to Common Stock Subject to Redemption	—	—	—	—	(939,298)	—	(939,298)
Net loss	—	—	—	—	—	(280,912)	(280,912)
Balance as of March 31, 2023 (Unaudited)	57,500	6	2,889,149	289	96,267	(2,211,613)	(2,115,051)
Accretion to Common Stock Subject to Redemption	—	—	—	—	(96,267)	(573,662)	(669,929)
Excise tax payable attributable to redemption of common stock	—	—	—	—	—	(1,056,197)	(1,056,197)
Sponsor payment to Investors (non-redemption agreements)	—	—	—	—	(105,000)	—	(105,000)
Capital contribution from non-redemption agreements	—	—	—	—	105,000	—	105,000
Net loss	—	—	—	—	—	(626,410)	(626,410)
Balance as of June 30, 2023 (Unaudited)	57,500	$6	2,889,149	$289	$—	$(4,467,882)	$(4,467,587)

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2022

	Common stock				Additional		Total
	Class A		Class B		Paid-In	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance as of December 31, 2021	57,500	$6	2,889,149	$289	$2,044,605	$(1,073,167)	$971,733
Net loss	—	—	—	—	—	(261,691)	(261,691)
Balance as of March 31, 2022 (Unaudited)	57,500	6	2,889,149	289	2,044,605	(1,334,858)	710,042
Net loss	—	—	—	—	—	(110,762)	(110,762)
Balance as of June 30, 2022 (Unaudited)	57,500	$6	2,889,149	$289	$2,044,605	$(1,445,620)	$599,280

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-131

TG VENTURE ACQUISITION CORP.

UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

	For the Six Months Ended June 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(907,322)	$(372,453)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest earned on investment held in Trust Account	(2,020,107)	(127,571)
Changes in current assets and current liabilities:
Prepaid assets	80,692	194,504
Accounts payable and accrued expense	1,611,502	(73,372)
Due to related parties	(97,330)	2,670
Due from related party	(106,856)	—
Advance from related party	106,856	—
Income tax payable	403,222	1,488
Net cash used in operating activities	(929,343)	(374,734)

Cash flows from investing activities:
Deposit in Trust for extension payments	(106,856)	—
Cash withdrawn from Trust Account for tax obligations	1,179,378	—
Cash withdrawn from Trust Account in connection with redemption	105,619,702	—
Net cash provided by investing activities	106,692,224	—

Cash flows from financing activities:
Proceeds from promissory note – related party	519,000	—
Redemption of common stock	(105,619,702)	—
Net cash used in financing activities	(105,100,702)	—

Net change in cash	662,179	(374,734)
Cash, beginning of the period	147,020	664,626
Cash, end of the period	$809,199	$289,892

Supplemental disclosure of non-cash financing activities:
Accretion to Common Stock Subject to Redemption	$1,609,227	$—
Excise tax payable attributable to redemption of common stock	$1,056,197	$—

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-132

TG VENTURE ACQUISITION CORP.

 NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 1 — Organization and Business Operations

TG Venture Acquisition Corp. (the “Company”) is a blank check company incorporated as a Delaware corporation on February 8, 2021, for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”).

As of June 30, 2023, the Company had not commenced any operations. All activity for the period from February 8, 2021 (inception) through June 30, 2023 relates to the Company’s formation and the initial public offering described below. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Initial Public Offering (the “IPO”).

The Company’s sponsor is Tsangs Group Holdings Limited (the “Sponsor”). The registration statement for the Company’s IPO was declared effective on November 2, 2021 (the “Effective Date”). On November 5, 2021, the Company consummated the IPO of 11,500,000 units (the “Units” and, with respect to the Common stock included in the Units being offered, the “Public Shares” and the warrants included in the Units being offered, the “Public Warrants”) at $10.00 per Unit, including the full exercise of the underwriters’ over-allotment of 1,500,000 Units, generating gross proceeds to the Company of $115,000,000, which is discussed in Note 3.

Simultaneously with the consummation of the IPO, the Company consummated the private placement of 5,500,000 Warrants (the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant to the Sponsor, generating gross proceeds to the Company of $5,500,000, which is described in Note 4.

Transaction costs amounted to $3,040,822 consisting of $1,150,000 of underwriting commissions, $575,000 of fair value of the Units issued to ThinkEquity LLC (“ThinkEquity”), the representative of the underwriters (see Note 6), $579,110 of fair value of the Founder Shares (as defined in Note 5) sold to advisors in excess of proceeds (see Note 5), and $736,712 of other offering costs, and was all charged to stockholders’ equity.

While the Company’s management has broad discretion with respect to the specific application of the cash held outside of the Trust Account (as hereinafter defined), substantially all of the net proceeds from the IPO and the sale of the Private Placement Warrants, which are placed in the Trust Account, are intended to be applied generally toward completing a Business Combination. The Company’s Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the value of the assets held in the Trust Account (excluding the taxes payable on the interest earned on the Trust Account) at the time of the signing a definitive agreement in connection with the initial Business Combination. However, the Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination.

F-133

Following the closing of the IPO on November 5, 2021, $117,300,000 ($10.20 per Unit) from the net proceeds of the sale of Units in the IPO and a portion of the proceeds of the sale of the Private Placement Warrants were deposited into a trust account (the “Trust Account”) located in the United States with Continental Stock Transfer & Trust Company acting as trustee, and are invested only in U.S. government securities with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its franchise and income tax obligations (less up to $100,000 of interest to pay dissolution expenses), the proceeds from the IPO and the sale of the Private Placement Warrants will not be released from the Trust Account until the earliest of: (a) the completion of the initial Business Combination; (b) the redemption of any Public Shares properly submitted in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation: (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the initial Business Combination or certain amendments to the Company’s charter prior thereto or to redeem 100% of the Public Shares if the Company does not complete the initial Business Combination within 24 months from the closing of this offering November 5, 2023; or (ii) with respect to any other provision relating to stockholders’ rights or pre-Business Combination activity; and (c) the redemption of 100% of the Public Shares if the Company is unable to complete the initial Business Combination within the required time frame (subject to the requirements of applicable law).

Public stockholders have the opportunity to redeem all or a portion of their Public Shares upon the completion of the initial Business Combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account as of two business days prior to voting on the initial Business Combination, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its franchise and income taxes, divided by the number of then outstanding Public Shares, subject to the limitations described herein. The amount in the Trust Account is initially anticipated to be $10.20 per public share.

The Company will only proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 immediately prior to or upon the consummation of such Business Combination, and, if the Company seeks public stockholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by applicable law or stock exchange listing requirements and the Company does not decide to hold a stockholder vote for business or other reasons, the Company will, pursuant to its amended and restated certificate of incorporation, conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (the “SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by applicable law or stock exchange listing requirements, or the Company decides to obtain stockholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares and any Public Shares purchased during or after the IPO in favor of approving a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed transaction.

F-134

The Company has 24 months from the closing of the IPO until November 5, 2023 to complete the initial Business Combination (the “Combination Period”). In connection with the Extension (defined below), the Sponsor will deposit monthly extension payments into the Trust Account on each of May 5, 2023 and on the 5th day of each subsequent month until November 5, 2023. As of the date hereof, four monthly extension payments, in the aggregate principal amount of $213,711, have been deposited into the Trust Account. As such, the current termination date is October 5, 2023. If the Company is unable to complete the initial Business Combination within the Combination Period, the Company will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible, but no more than ten business days thereafter subject to lawfully available funds therefor, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the board of directors, dissolve and liquidate, subject in the case of clauses (ii) and (iii) above to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the warrants, which will expire worthless if the Company fails to complete the initial Business Combination within the Combination Period.

The initial stockholders, Sponsor, executive officers and directors have entered into a letter agreement with the Company, pursuant to which they have agreed to (i) to waive their redemption rights with respect to their Founder Shares if we are forced to liquidate; (ii) to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with a stockholder vote to approve an amendment to the Company’s amended and restated certificate of incorporation: (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or certain amendments to the charter prior thereto or to redeem 100% of the Company’s Public Shares if the Company does not complete the initial Business Combination within the Combined Period or (B) with respect to any other provision relating to stockholders’ rights or pre-initial Business Combination activity; and (iii) to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if the Company fails to complete the initial Business Combination within the Combination Period, although they will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares they hold if the Company fails to complete the initial Business Combination within the Combination Period; (iv) the Founder Shares are shares of the Company’s Class B common stock that will automatically convert into shares of the Company’s Class A common stock at the time of the initial Business Combination, on a one-for-one basis, subject to adjustment as described herein, and (v) are entitled to registration rights. If the Company submits the initial Business Combination to the public stockholders for a vote, the initial stockholders, officers and directors have agreed pursuant to the letter agreement to vote any shares held by them and any Public Shares purchased during or after this offering (including in open market and privately negotiated transactions) in favor of the initial Business Combination.

The Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or similar agreement or Business Combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.20 per Public Share; and (ii) the actual amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.20 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. However, the Company has not asked the Sponsor to reserve for such indemnification obligations, nor has the Company independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and believe that the Sponsor’s only assets are securities of the Company. Therefore, the Company cannot assent that the Sponsor would be able to satisfy those obligations. None of the Company’s officers or directors will indemnify the Company for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

F-135

Proposed Business Combination

On December 5, 2022, the Company entered into a Business Combination Agreement (the “Business Combination Agreement”) by and among (i) The Flexi Group Limited, a business company with limited liability incorporated under the laws of the British Virgin Islands (the “Flexi”), (ii) The Flexi Group Holdings Ltd, a business company with limited liability incorporated under the laws of the British Virgin Islands and a direct wholly owned subsidiary of Flexi (“PubCo” and, together with Flexi, the “Flexi Group”), (iii) The Flexi Merger Co. Ltd., a business company with limited liability incorporated under the laws of the British Virgin Islands and a direct wholly owned subsidiary of PubCo (“Merger Sub 1”), and (iv) Flexi Merger Co. LLC, a Delaware limited liability company and a direct wholly owned subsidiary of PubCo (“Merger Sub 2” and, Merger Sub 2, PubCo and Merger Sub 1, each, individually, an “Acquisition Entity”).

Capitalized terms used in this section, but not otherwise defined herein have the meanings given to them in the Business Combination Agreement.

Pursuant to the Business Combination Agreement, subject to the terms and conditions set forth therein, (i) Merger Sub 1 will merge with and into Flexi (the “Initial Merger”), whereby the separate existence of Merger Sub 1 will cease and Flexi will be the surviving entity of the Initial Merger and become a wholly owned subsidiary of PubCo, and (ii) following confirmation of the effective filing of the documents required to implement the Initial Merger, Merger Sub 2 will merge with and into TGVC (the “SPAC Merger” and together with the Initial Merger, the “Mergers”), the separate existence of Merger Sub 2 will cease and the Company will be the surviving entity of the SPAC Merger and a direct wholly owned subsidiary of PubCo.

As a result of the Mergers, among other things, (i) each outstanding Flexi Ordinary Share will be cancelled in exchange for the right to receive such number of PubCo Ordinary Shares that is equal to the Company Exchange Ratio, (ii) each outstanding SPAC Unit will be automatically detached and the holder thereof will be deemed to hold one share of SPAC Class A Common Stock and one SPAC Warrant, (iii) each outstanding share of SPAC Class B Common Stock will automatically convert into SPAC Class A Common Stock, (iv) each outstanding share of SPAC Class A Common Stock will be cancelled in exchange for the right to receive such number of PubCo Ordinary Shares that is equal to the SPAC Exchange Ratio, and (v) each outstanding SPAC Warrant will be assumed by PubCo and converted into a warrant to purchase PubCo Ordinary Shares (each, an “Assumed SPAC Warrant”).

Earnout

The Business Combination Agreement, subject to the terms and conditions set forth therein, provides that Flexi shareholders as of the Initial Merger will have the right to receive up to an aggregate of 2,900,000 additional PubCo Ordinary Shares based on the total annual revenues of PubCo in each of the two fiscal years following the Closing Date.

F-136

Representations, Warranties and Covenants

The Business Combination Agreement contains customary representations and warranties of the parties, which will not survive the Closing. Many of the representations and warranties are qualified by materiality or Company Material Adverse Effect (with respect to Flexi) or SPAC Material Adverse Effect (with respect to the Company). “Material Adverse Effect” as used in the Business Combination Agreement means with respect to Flexi or the Company, as applicable, any event, state of facts, development, change, circumstance, occurrence or effect that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on (i) the business, assets and liabilities, results of operations or financial condition of the applicable party and its subsidiaries, taken as a whole or (ii) the ability of such party or any of its subsidiaries to consummate the Transactions, in each case subject to certain customary exceptions. Certain of the representations are subject to specified exceptions and qualifications contained in the Business Combination Agreement or in information provided pursuant to certain disclosure schedules to the Business Combination Agreement.

The Business Combination Agreement also contains pre-closing covenants of the parties, including obligations of the parties to operate their respective businesses in the ordinary course consistent with past practice, and to refrain from taking certain specified actions without the prior written consent of the other applicable parties, in each case, subject to certain exceptions and qualifications. Additionally, the parties have agreed not to solicit, negotiate or enter into competing transactions, as further provided in the Business Combination Agreement. The covenants do not survive the Closing (other than those that are to be performed after the Closing).

As promptly as practicable after the execution of the Business Combination Agreement, the Company and PubCo have agreed to prepare and file with the SEC, a Registration Statement on Form F-4 (as amended, the “F-4 Registration Statement”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and issuance of the PubCo Ordinary Shares and Assumed SPAC Warrants to be issued pursuant to the Business Combination Agreement The F-4 Registration Statement will contain a proxy statement/prospectus for the purpose of (i) the Company soliciting proxies from its shareholders to approve the Business Combination Agreement, the Transactions and related matters (the “the Company Shareholder Approval”) at a special meeting of the Company shareholders (the “Shareholder Meeting”), (ii) providing the Company’s shareholders an opportunity, in accordance with its organizational documents and initial public offering prospectus, to redeem their shares of SPAC Class A Common Stock (collectively, the “Redemptions”), and (iii) PubCo’s offering and issuance of the PubCo Ordinary Shares and Assumed Warrants in connection with the Transactions. PubCo filed the initial F-4 Registration Statement on February 13, 2023.

PubCo agreed to take all action within its power so that effective at the Closing, the board of directors of PubCo will consist of no less than five individuals, two of whom may be designated by the Sponsor, and a majority of whom shall be independent directors in accordance with Nasdaq requirements, and which shall comply with all diversity requirements under applicable Law.

In addition, prior to Closing, PubCo agreed to amend and restate its Memorandum of Association and Articles of Association (the “PubCo Governing Documents”). The PubCo Governing Documents will include customary provisions for a memorandum of association and articles of association of a British Virgin Islands publicly traded company that is traded on Nasdaq.

F-137

Conditions to the Parties’ Obligations to Consummate the Mergers

Under the Business Combination Agreement, the parties’ obligations to consummate the Transactions are subject to a number of customary conditions for special purpose acquisition companies, including, among others, the following: (i) the approval of the Mergers and the other shareholder proposals required to approve the Transactions by the Company’s and Flexi’s shareholders, (ii) all specified approvals or consents (including governmental and regulatory approvals) have been obtained and all waiting, notice, or review periods have expired or been terminated, as applicable, (iii) the effectiveness of the F-4 Registration Statement, (iv) PubCo’s initial listing application with Nasdaq shall have been conditionally approved and, immediately following the Closing, PubCo shall satisfy any applicable initial and continuing listing requirements of Nasdaq and PubCo shall not have received any notice of non-compliance therewith, and (v) the PubCo Ordinary Shares and Assumed SPAC Warrants having been approved for listing on Nasdaq, subject to round lot holder requirements.

In addition to these customary closing conditions, the Company must also hold net tangible assets of at least $5,000,001 immediately prior to Closing, net of Redemptions and liabilities (including the Company’s transaction expenses).

The obligations of the Company to consummate the Transactions are also subject to, among other things (i) the representations and warranties of Flexi and of each Acquisition Entity being true and correct, subject to the materiality standards contained in the Business Combination Agreement, (ii) material compliance by Flexi and each Acquisition Entity with its pre-closing covenants, and (iii) the absence of a Company Material Adverse Effect.

In addition, the obligations of Flexi to consummate the Transactions are also subject to, among other things (i) the representations and warranties of the Company being true and correct, subject to the materiality standards contained in the Business Combination Agreement, (ii) material compliance by the Company with its pre-closing covenants, and (iii) the absence of a SPAC Material Adverse Effect.

Termination Rights

The Business Combination Agreement contains certain termination rights, including, among others, the following: (i) upon the mutual written consent of the Company and Flexi, (ii) if the consummation of the Transactions is prohibited by governmental order, (iii) if the Closing has not occurred on or before November 5, 2023, (iv) in connection with a breach of a representation, warranty, covenant or other agreement by Flexi or the Company which is not capable of being cured or is not cured within 30 days after receipt of notice of such breach, (v) by either the Company or Flexi if the board of directors of the other party publicly changes its recommendation with respect to the Business Combination Agreement and Transactions and related shareholder approvals under certain circumstances detailed in the Business Combination Agreement, (vi) by either the Company or Flexi if the Shareholder Meeting is held and the Company Shareholder Approval is not received, (vii) by the Company if the requisite Company Audited Financial Statements and PCAOB-compliant unaudited financials of Flexi for the first, second and third quarters of 2022 (to the extent required in accordance with the Business Combination Agreement) have not been delivered by January 4, 2023, with respect to the first and second quarters, and January 16, 2023, with respect to the third quarter, or (viii) by the Company if Flexi does not receive the written consent of its shareholders to the Business Combination Agreement and related approvals within five business days after the F-4 Registration Statement has become effective. The shareholder approval received at the Special Meeting of Shareholders held on May 4, 2023, effectively extended the date that the Closing must occur to November 5, 2023 (See, “Note 9 – Subsequent Events”).

F-138

None of the parties to the Business Combination Agreement are required to pay a termination fee or reimburse any other party for its expenses as a result of a termination of the Business Combination Agreement. However, each party will remain liable for willful and material breaches of the Business Combination Agreement prior to termination.

Trust Account Waiver

Flexi and each Acquisition Entity agreed that it and its affiliates will not have any right, title, interest or claim of any kind in or to any monies in the Company’s trust account held for its public shareholders, and agreed not to, and waived any right to, make any claim against the trust account (including any distributions therefrom).

The Business Combination Agreement is filed as Exhibit 2.1 to this Annual Report on Form 10-K and the foregoing description thereof is qualified in its entirety by reference to the full text of the Business Combination Agreement. The Business Combination Agreement provides investors with information regarding its terms and is not intended to provide any other factual information about the parties. In particular, the assertions embodied in the representations and warranties contained in the Business Combination Agreement were made as of the execution date of the Business Combination Agreement only and are qualified by information in confidential disclosure schedules provided by the parties to each other in connection with the signing of the Business Combination Agreement. These disclosure schedules contain information that modifies, qualifies, and creates exceptions to the representations and warranties set forth in the Business Combination Agreement. Moreover, certain representations and warranties in the Business Combination Agreement may have been used for the purpose of allocating risk between the parties rather than establishing matters of fact. Accordingly, you should not rely on the representations and warranties in the Business Combination Agreement as characterizations of the actual statements of fact about the parties.

Shareholder Support Agreement

Contemporaneously with the execution of the Business Combination Agreement, PubCo, Flexi and certain Flexi shareholders entered into a Shareholder Support Agreement, pursuant to which, among other things, certain Flexi shareholders agreed (i) to vote their Flexi shares in favor of the Business Combination Agreement (including by execution of a written consent), the Mergers and the other Transactions, (ii) to waive any rights to seek appraisal or rights of dissent in connection with the Business Combination Agreement, the Mergers and the transactions contemplated thereby; and (iii) to consent to the termination of all shareholder agreements with Flexi (with certain exceptions), effective at Closing, subject to the terms and conditions contemplated by the Shareholder Support Agreement. Flexi shareholders party to the Shareholder Support Agreement collectively have a sufficient number of votes to approve the Business Combination Agreement, the Mergers and the other Transactions.

The Shareholder Support Agreement and all of its provisions will terminate and be of no further force or effect upon the earlier of the Closing and termination of the Business Combination Agreement pursuant to its terms. Upon such termination of the Shareholder Support Agreement, all obligations of the parties under the Shareholder Support Agreement will terminate; provided, however, that such termination will not relieve any party thereto from liability arising in respect of any breach of the Shareholder Support Agreement prior to such termination.

F-139

Sponsor Support Agreement

Contemporaneously with the execution of the Business Combination Agreement, the Company entered into a Sponsor Support Agreement with the Sponsor, PubCo, Flexi, and certain members of the Company’s board of directors and management team (the “Holders”), pursuant to which, among other things, the Sponsor and the Holders agreed to vote their the Company shares in favor of the Business Combination Agreement (including by execution of a written consent), the Mergers and the other Transactions, subject to the terms and conditions contemplated by the Sponsor Support Agreement.

The Sponsor Support Agreement and all of its provisions will terminate and be of no further force or effect upon the earlier to occur of Closing and termination of the Business Combination Agreement pursuant to its terms.

Lock-Up Agreement

Concurrently with the execution of the Business Combination Agreement, the Company and PubCo entered into separate Lock-Up Agreements (each a “Lock-Up Agreement”) with Sponsor, certain members of the Company’s board of directors and management team, and certain Flexi shareholders, pursuant to which 95% of the PubCo Ordinary Shares to be received by such shareholders will be locked-up and subject to transfer restrictions for a period of time following the Closing, as described below, subject to certain exceptions. That portion of the securities held by such shareholders will be locked-up until the earliest of: (i) the six month anniversary of the date of the Closing, (ii) subsequent to the Business Combination, if the last sale price of PubCo Ordinary Shares equals or exceeds $12.00 per share (adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like), for any 20 trading days within any 30-trading day period commencing at least 150 days after the date of the Business Combination, and (iii) the date after the Closing on which PubCo completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction which results in all of PubCo’s shareholders having the right to exchange their equity holdings in PubCo for cash, securities or other property.

Registration Rights Agreement

Concurrently with the execution of the Business Combination Agreement, PubCo entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Sponsor and certain Flexi shareholders pursuant to which, among other things, PubCo agreed to provide Sponsor and such shareholders with certain rights relating to the registration for resale under the Securities Act of the PubCo Ordinary Shares and Assumed Warrants that they received in the Mergers.

Forms of the foregoing agreements related to the Business Combination Transaction are filed as exhibits to this Annual Report, and the foregoing description thereof is qualified in its entirety by reference to the full text of the respective agreement.

The transaction is expected to be completed in the fourth quarter of 2023, subject to regulatory approvals and other customary closing conditions. After closing, The Flexi Group’s ordinary shares are expected to trade on the Nasdaq Stock Market LLC under ticker symbol FLXG.

Shareholder Approval – Charter Amendments

The Company held a special meeting of stockholders (the “Special Meeting”) on May 4, 2023. At the Special Meeting, shareholders approved the following proposals:

Proposal No. 1 — The Charter Amendment Proposal — to amend our Amended and Restated Certificate of Incorporation (our “Charter”) to extend the time period we have to consummate a business combination (the “Combination Period”) for an additional six months, from May 5, 2023 to November 5, 2023 (such new date, the “Extended Date” and such amendment, the “Charter Amendment”); and,

Proposal No. 2 — The Trust Amendment Proposal — to amend the Investment Management Trust Agreement, dated November 2, 2021, by and between Continental Stock Transfer & Trust Company and the Company (the “Trust Agreement”), to extend the Combination Period for an additional six months, from May 5, 2023 to November 5, 2023 (the “Trust Amendment” and together with the Charter Amendment, the “Extension”).

F-140

Pursuant to our Charter, we provided the holders of shares of our Class A common stock (the “Public Shares” and such holders, the “Public Stockholders”) originally sold as part of the Units issued in our IPO (the “IPO”) with the opportunity to redeem, in connection with the Charter Amendment Proposal and the Trust Amendment Proposal (the “Election”), their Public Shares for a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account established by us and Continental Stock Transfer & Trust Company (“CST”) to hold the proceeds of the IPO (the “Trust Account”), including interest not previously released to us to pay our taxes, divided by the number of then outstanding Public Shares.

On April 30, 2023, we and our Sponsor entered into an agreement (the ”Non-Redemption Agreement”) with Bulldog Investors, LLP (“Bulldog”) and Phillip Goldstein (“Goldstein” and, together with Bulldog, the “Investors”) in exchange for the Investors agreeing not to redeem shares of the Company’s Class A common stock sold in the Company’s IPO (the “Public Shares”) at the Special Meeting. The Non-Redemption Agreement provides for, among other things, the Sponsor to pay approximately $105,000 to the Investors in exchange for the Investors agreeing to hold and not redeem certain Public Shares at the Special Meeting.

Holders of 10,164,304 shares of the Company’s Common Stock exercised their right to redeem their shares (and did not withdraw their redemption), which represents approximately 88% of the shares that were part of the shares that were sold in the Company’s IPO, for a cash redemption price of approximately $10.39 per share, or an aggregate redemption amount of $105,619,702. Following such redemptions, approximately $13,879,535 will remain in the trust account and 1,335,696 shares of Common Stock will remain issued and outstanding. Accordingly, all of the obligations of the parties to the Non-Redemption Agreement were fulfilled.

Additionally, pursuant to the Non-Redemption Agreement, the Company has agreed that until the earlier of (a) the consummation of the Company’s initial business combination; (b) the liquidation of the trust account; and (c) 24 months from consummation of the Company’s IPO, the Company will maintain the investment of funds held in the trust account in interest-bearing United States government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), having a maturity of 185 days or less, or in money market funds meeting the conditions of paragraphs (d)(1), (d)(2), (d)(3) and (d)(4) of Rule 2a-7 promulgated under the Investment Company Act, which invest only in direct U.S. government treasury obligations. The Company has also agreed that it will not use any amounts in the trust account, or the interest earned thereon, to pay any excise tax that may be imposed on the Company pursuant to the Inflation Reduction Act (IRA) of 2022 (H.R. 5376) (the “Inflation Reduction Act”) due to any redemptions of public shares at the Special Meeting, including in connection with a liquidation of the Company if it does not effect a business combination prior to its termination date by the Company (see Note 6). The Non-Redemption Agreement is not expected to increase the likelihood that the Extension Proposals are approved by stockholders but will increase the amount of funds that remain in the Company’s trust account following the Special Meeting.

In connection with the Non-Redemption Agreement, the Company amended its advisory agreement with ThinkEquity LLC and agreed to pay ThinkEquity LLC an advisory fee of $50,000.

Also, in connection with the Non-Redemption Agreement, a director of the Company agreed to provide a loan to the Sponsor in the principal amount of approximately $105,000.

F-141

Liquidity, Capital Resources, and Going Concern

The Company’s liquidity needs prior to the consummation of the IPO had been satisfied through a payment from the Sponsor of $25,000 (see Note 5) for the Founder Shares and the loan under an unsecured promissory note from the Sponsor of up to $400,000 (see Note 5) which was fully repaid on December 31, 2021. Subsequent to the consummation of the IPO, the Company’s liquidity has been satisfied through the net proceeds from the consummation of the IPO and the Private Placement held outside of the Trust Account. As of June 30, 2023, the Company had $809,199 in its operating bank account and working capital deficit of $4,467,587.

In addition, in order to finance transaction costs in connection with a Business Combination, the Company’s Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, provide the Company Working Capital Loans, as defined below (see Note 5). As of June 30, 2023 and December 31, 2022, there were no amounts outstanding under any Working Capital Loans.

The Company expects to incur significant costs in pursuit of its acquisition plans. Based on the foregoing, management believes that the Company will not have sufficient working capital and borrowing capacity to meet its needs through the earlier of the consummation of a Business Combination or one year from this filing. Over this time period, the Company will be using these funds for paying existing accounts payable, identifying and evaluating prospective initial Business Combination candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to merge with or acquire, and structuring, negotiating and consummating the Business Combination.

On March 16, 2023, the Sponsor issued a promissory note allowing the Company to borrow up to $3,000,000 under an unsecured promissory note to be used to defray expenses in connection with the proposed Business Combination. The promissory note is payable on the date on which the Company consummates its initial Business Combination. $350,000 in previously advanced fund from the Sponsor is included as part of the principal of the promissory note and is therefore not available for further use by the Company (see Notes 5 and 10).

In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the Company’s business plan is dependent on the completion of the Business Combination, the Company’s existing cash and working capital as of June 30, 2023 are not sufficient to complete its planned activities for a reasonable period of time, and the date for mandatory liquidation and dissolution raises substantial doubt about the Company’s ability to continue as a going concern through November 5, 2023, the scheduled liquidation date of the Company if it does not complete a Business Combination prior to such date. These conditions also raise substantial doubt about the Company’s ability to continue as a going concern for a period of time within one year after the date that these unaudited financial statements are issued. Management plans to address this uncertainty through a Business Combination as discussed above. There is no assurance that the Company’s plans to consummate a Business Combination will be successful within the Combination Period. The unaudited financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Risks and Uncertainties

In February 2022, the Russian Federation and Belarus commenced a military action with the country of Ukraine. As a result of this action, various nations, including the United States, have instituted economic sanctions against the Russian Federation and Belarus. Further, the impact of this action and related sanctions on the world economy are not determinable as of the date of these unaudited financial statements. The specific impact on the Company’s financial condition, results of operations, and cash flows is also not determinable as of the date of these unaudited financial statements.

F-142

Note 2 — Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s Form 10-K for the year ended December 31, 2022 as filed with the SEC on March 29, 2023, which contains the audited financial statements and notes thereto. The interim results for the three and six months ended June 30, 2023 are not necessarily indicative of the results to be expected for the year ending December 31, 2023 or for any future interim periods.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statement with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the unaudited financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited financial statements. Making estimates requires management to exercise significant judgement. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the unaudited financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates. The significant accounting estimate reflected in the Company’s unaudited financial statements includes, but is not limited to, valuation of Founder Shares.

F-143

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had cash of $809,199 and $147,020 as of June 30, 2023 and December 31, 2022, respectively. The Company did not have any cash equivalents as of June 30, 2023 and December 31, 2022.

Investments Held in Trust Account

As of June 30, 2023 and December 31, 2022, substantially all of assets held in the Trust Account were held in money market funds which are invested primarily in U.S. Treasury securities.

During the period ended June 30, 2023, the Company withdrew $1,179,378 of the interest income from the Trust Account to pay its tax obligations and $105,619,702 from the Trust Account in connection with redemptions. Additional withdrawals may occur in future period as permitted under the Trust Agreement.

A decline in the market value of held-to-maturity securities below cost that is deemed to be other than temporary, results in an impairment that reduces the carrying costs to such securities’ fair value. The impairment is charged to earnings and a new cost basis for the security is established. To determine whether an impairment is other than temporary, the Company considers whether it has the ability and intent to hold the investment until a market price recovery and considers whether evidence indicating the cost of the investment is recoverable outweighs evidence to the contrary. Evidence considered in this assessment includes the reasons for the impairment, the severity and the duration of the impairment, changes in value subsequent to year-end, forecasted performance of the investee, and the general market condition in the geographic area or industry in which the investee operates.

Premiums and discounts are amortized or accreted over the life of the related held-to-maturity security as an adjustment to yield using the effective-interest method. Such amortization and accretion are included in the “interest income” line item in the statements of operations. Interest income is recognized when earned.

Deferred Offering Costs

The Company complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1, “Other Assets and Deferred Costs”. Deferred offering costs consists of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that are directly related to the Public Offering. Offering costs are allocated to the separable financial instruments to be issued in the IPO based on a relative fair value basis, compared to total proceeds received. Upon closing of the IPO on November 5, 2021, offering costs associated with the Class A common stock and the warrants were charged to stockholders’ equity. Upon the IPO on November 5, 2021 offering costs amounted to $3,040,822, all of which was allocated to stockholders’ equity.

F-144

Share Based Compensation

The Company complies with ASC 718 Compensation- Stock Compensation, regarding interests in founder shares acquired by directors and advisors of the Company as compensation. The interests in the founder shares vested upon the Company completing the initial public offering and compensation expense has been recorded accordingly at that date based upon the initial grant date fair value. The determination of the fair value of the share-based compensation awards represents a significant estimate within the financial statements. The fair value is based upon a Monte Carlo valuation that considers the probability of an initial public offering, business combination and other risk factors.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet, primarily due to its short-term nature.

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable. In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Class A Common Stock Subject to Possible Redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s Class A common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, Class A common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’(deficit) equity section of the Company’s balance sheets.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of the Class A common stock subject to possible redemption to equal the redemption value at the end of each reporting period. This method would view the end of the reporting period as if it were also the redemption date for the security. Effective with the closing of the IPO, the Company recognized the accretion from initial book value to redemption amount, which resulted in charges against additional paid-in capital (to the extent available) and accumulated deficit. There was $1,609,227 increase in the redemption value at June 30, 2023 since the interest earned to date from marketable securities held in Trust Account exceed the franchise taxes incurred and provision for income taxes to date. The dissolution expense of $100,000 is not included in the redemption value of the shares subject to redemption since it is only taken into account in the event of the Company’s liquidation.

As of June 30, 2023, common stock subject to possible redemption exceeded cash held in Trust Account by $14,125 due to over withdrawal of interest earned on Trust Account for tax-related obligations. This difference will be settled in the third quarter of 2023.

At June 30, 2023 and December 31, 2022, the Class A common stock subject to possible redemption reflected in the balance sheets is reconciled in the following table:

F-145

Schedule of reconciliation
Gross proceeds	$115,000,000
Less:
Proceeds allocated to Public Warrants	(6,725,456)
Issuance cost of redeemable Class A common stock	(3,040,822)
Plus:
Remeasurement adjustment on redeemable common stock	13,075,318
Class A common stock subject to possible redemption, December 31, 2021	118,309,040
Plus:
Remeasurement adjustment on redeemable common stock	939,298
Class A common stock subject to possible redemption, March 31, 2023	119,248,338
Less:
Redemptions	(105,619,702)
Plus:
Remeasurement adjustment on redeemable common stock	669,929
Class A common stock subject to possible redemption, June 30, 2023	$14,298,565

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with FASB ASC Topic 815, “Derivatives and Hedging” (“ASC 815”). Derivative instruments are initially recorded at fair value on the grant date and re-valued at each reporting date, with changes in the fair value reported in the statements of operations. Derivative assets and liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

Warrants

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in FASB ASC 480, “Distinguishing Liabilities from Equity” (“ASC 480”) and ASC 815. The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common shares and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

If the stock subject to mandatory redemptions provisions represents the only shares in the reporting entity, it must report instruments in the liabilities section of its statements of financial position. The stock subject must then describe them as shares subject to mandatory redemption, so as to distinguish the instruments from other financial statement liabilities. The Company concludes that the Company’s warrants defined in Note 7 do not exhibit any of the above characteristics and, therefore, are outside the scope of ASC 480.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all of the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. The Company accounts for the 11,500,000 Public Warrants (Note 3) and 5,500,000 Private Placement Warrants (Note 4) as equity-classified instruments.

Net Loss Per Common Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share”. Net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. The Company has two classes of shares, which are referred to as Class A common stock and Class B common stock. Earnings and losses are shared pro rata between the two classes of shares. The Company had not considered the effect of the Private Placement to purchase an aggregate of 5,500,000 of Class A common stock in the calculation of diluted loss per share, since their exercise is contingent upon future events. As a result, diluted net loss per common stock is the same as basic net loss per common stock. The table below presents a reconciliation of the numerator and denominator used to compute basic and diluted net loss per share for each class of common stock.

Reconciliation of Net Loss per Common Stock

Basic and diluted net loss per share for Class A common stock and for Class B common stock is calculated as follows:

F-146

Schedule of earnings per share, basic and diluted
	For the Three Months Ended June 30,
	2023	2022
Net Loss per share for Class A common stock:
Allocation of net loss to Class A common stock	$(431,955)	$(88,611)

Basic and diluted weighted average shares, Class A common stock	6,417,848	11,557,500
Basic and diluted net loss per share	$(0.07)	$(0.01)

Net Loss per share for Class B common stock:
Allocation of net loss to Class B common stock	$(194,455)	$(22,151)

Basic and diluted weighted average shares, Class B common stock	2,889,149	2,889,149
Basic and diluted net loss per share	$(0.07)	$(0.01)

	For the Six Months Ended June 30,
	2023	2022
Net Loss per share for Class A common stock:
Allocation of net loss to Class A common stock	$(686,334)	$(297,967)

Basic and diluted weighted average shares, Class A common stock	8,972,963	11,557,500
Basic and diluted net loss per share	$(0.08)	$(0.03)

Net Loss per share for Class B common stock:
Allocation of net loss to Class B common stock	$(220,988)	$(74,486)

Basic and diluted weighted average shares, Class B common stock	2,889,149	2,889,149
Basic and diluted net loss per share	$(0.08)	$(0.03)

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.” ASC 740, Income Taxes, requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the unaudited condensed financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized. As of June 30, 2023 and December 31, 2022, the Company’s deferred tax asset had a full valuation allowance recorded against it.

ASC 740-270-25-2 requires that an annual effective tax rate be determined, and such annual effective rate applied to year to date income in interim periods under ASC 740-270-30-5. The Company’s effective tax rate was 30.34% and (0.40%) for the three months ended June 30, 2023 and 2022, respectively, and 79.99% and (1.36%) for the six months ended June 30, 2023 and 2022, respectively. The effective tax rate differs from the statutory tax rate of 21% for the three and six months ended June 30, 2023 and 2022, due to changes in the valuation allowance on the deferred tax assets.

While ASC 740 identifies usage of an effective annual tax rate for purposes of an interim provision, it does allow for estimating individual elements in the current period if they are significant, unusual, or infrequent. Computing the effective tax rate for the Company is complicated due to the potential impact of the timing of any Business Combination expenses and the actual interest income that will be recognized during the year. The Company has taken a position as to the calculation of income tax expense in a current period based on ASC 740-270-25-3 which states, “If an entity is unable to estimate a part of its ordinary income (or loss) or the related tax (or benefit) but is otherwise able to make a reasonable estimate, the tax (or benefit) applicable to the item that cannot be estimated shall be reported in the interim period in which the item is reported.” The Company believes its calculation to be a reliable estimate and allows it to properly take into account the usual elements that can impact its annualized book income and its impact on the effective tax rate. As such, the Company is computing its taxable income (or loss) and associated income tax provision based on actual results through June 30, 2023.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of June 30, 2023 and December 31, 2022. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

F-147

The Company has identified the United States as its only “major” tax jurisdiction. The Company is subject to income taxation by major taxing authorities since inception. These examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal Deposit Insurance Corporation coverage of $250,000. At December 31, 2022 and 2021, the Company had not experienced losses on this account. As of June 30, 2023 and December 31, 2022, the Company had $809,199 and $147,020, respectively, in its cash account.

Recent Accounting Standards

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s unaudited financial statements.

Note 3 — Initial Public Offering

On November 5, 2021, the Company sold 11,500,000 Units, including the full exercise of the underwriters’ over-allotment option to purchase 1,500,000 Units, at a purchase price of $10.00 per Unit. Each unit consists of one Public Share, an aggregate of 11,500,000 Public Shares, and one redeemable Public Warrant, an aggregate of 11,500,000 Public Warrants. Each Public Warrant entitles the holder to purchase one share of Class A common stock at an exercise price of $11.50 per share, subject to adjustment (see Note 7).

Note 4 — Private Placement

Simultaneously with the closing of the IPO, the Sponsor purchased an aggregate of 5,500,000 Private Placement Warrants at a price of $1.00 per warrant in a private placement, for an aggregate purchase price of $5,500,000. Each Private Placement Warrant entitles the holder thereof to purchase one share of the Company’s Class A common stock at a price of $11.50 per share, subject to adjustments (see Note 7), and will expire worthless if the Company does not complete the initial Business Combination.

The Private Placement Warrants are identical to the Public Warrants except that they will not be transferable, assignable or saleable until 30 days after the Business Combination except to certain permitted transferees.

F-148

Note 5 — Related Party Transactions

Founder Shares

In 2021, the Sponsor and other founders (the “Initial Stockholder”) paid $25,982 in exchange for 2,889,149 shares of Common stock (the “Founder Shares”). The number of Founder Shares outstanding was determined based on the expectation that the total size of the IPO would be a maximum of 11,500,000 Units if the underwriter’s over-allotment option was exercised in full, and therefore that such Founder Shares represent 20% of the outstanding shares after the IPO.

Two of the initial stockholders, TriPoint Capital Management, LLC (“TriPoint”), a Delaware limited liability company, and HFI Limited (“HFI”), a Cayman Islands company, serve in an advisory capacity to the Sponsor with the Company being a primary beneficiary, and their participation in the purchase of Founder Shares is considered as part of their compensation as advisors. Accordingly, upon consummation of the IPO on November 5, 2021, the Company recorded the excess fair value above the purchase price of the 300,000 Founder Shares purchased by TriPoint and HFI as an offering cost of $579,110, which were charged to stockholders’ equity.

On November 2, 2021, the Sponsor entered into an Agreement with the Company’s three independent directors under which they were each assigned 30,000 of the Founder Shares the Sponsor owned, as an inducement to serve as directors of the Company, for which they paid $0.009 per share, or an aggregate of $810. The shares are vested upon the consummation of the IPO. The fair value of the 90,000 shares at November 2, 2021, was estimated using a Monte Carlo simulation model to be approximately $706,000 in the aggregate, which the Company recorded as director compensation expense.

The Initial Stockholders have agreed not to transfer, assign, or sell any of their Founder Shares until the earlier to occur of: (A) nine months after the completion of the initial Business Combination or (B) subsequent to the initial Business Combination, (x) if the last sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property, except with respect to permitted transferees.

Due from Related Party

Pursuant to the approval of the Charter Amendment Proposal and the Trust Amendment Proposal the Sponsor will deposit extension-related contributions into the Trust Account. During the three months ended June 30, 2023, the Company contributed $106,856 on behalf of the Sponsor to extend the termination date. As of June 30, 2023 and December 31, 2022, there were $106,856 and $0, respectively, outstanding under due from related party.

Advance from Related Party

On May 10, 2023, pursuant to the approval of the Charter Amendment Proposal and the Trust Amendment Proposal the contributions made by Sponsor to the Trust Account to extend the termination date will be evidenced by a non-interest bearing, unsecured promissory note and will be repayable upon consummation of an initial Business Combination. As of June 30, 2023, the Company has contributed $106,856 to the Trust Account in which will be reimbursed by Sponsor.

F-149

Promissory Note — Related Party

The Sponsor issued a promissory note allowing the Company to borrow up to $400,000 under an unsecured promissory note to be used for a portion of the expenses of the IPO. The Company had borrowed $227,690 under the promissory note. At December 31, 2021, the Company fully repaid the outstanding promissory note.

On March 16, 2023, the Sponsor issued a promissory note allowing the Company to borrow up to $3,000,000 under an unsecured promissory note to be used to defray expenses in connection with the proposed Business Combination. The promissory note is payable on the date on which the Company consummates its initial Business Combination. $350,000 in previously advanced fund from the Sponsor is included as part of the principal of the promissory note and is therefore not available for further use by the Company. At June 30, 2023 and December 31, 2022, the Company have $519,000 and $0 outstanding promissory notes, respectively.

Due to Related Parties

As of June 30, 2023 and December 31, 2022, there were $8,885 and $106,215, respectively, outstanding under due to related parties including the monthly administrative service fee.

Working Capital Loans

The Sponsor has committed that they are willing and able to provide the Company with any additional funds it needs to carry out its operations. In order to finance transaction costs in connection with an intended initial Business Combination, the Sponsor, an affiliate of the Sponsor or certain of the Company’s officers and directors have committed to loan the Company funds as may be required (the “Working Capital Loans”). If the Company completes an initial Business Combination, the Company would repay such loaned amounts out of the proceeds of the Trust Account released to the Company. Otherwise, such loans would be repaid only out of funds held outside the Trust Account. In the event that the initial Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from the Trust Account would be used to repay such loaned amounts. Up to $3,000,000 of such loans may be convertible into Private Placement Warrants of the post Business Combination entity, at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the Private Placement Warrants issued to the Sponsor. As of June 30, 2023 and December 31, 2022, the Company had no borrowings under the Working Capital Loans.

Administrative Service Fee

The Company entered into an administrative services agreement on November 2, 2021, pursuant to which the Company will pay an affiliate of the Sponsor, $445 per month for office space, utilities and secretarial and administrative support. Upon completion of the initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. Total expense under the administrative services agreement during the three and six months ended June 30, 2023, were $1,335 and $2,670, respectively. Total expense under the administrative services agreement during the three and six months ended June 30, 2022, were $1,335 and $2,670, respectively.

F-150

Note 6 — Commitments and Contingencies

Registration Rights

The holders of the Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any shares of Class A common stock issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans and upon conversion of the Founder Shares) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the Effective Date of the registration statement of which this prospectus forms a part, requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to the Class A common stock). The holders of these securities will be entitled to make up to three demands, excluding short form demands, that the Company registers such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the Company’s completion of the initial Business Combination.

Underwriting Agreement

On November 5, 2021, the Company paid a cash underwriting discount of 1.0% per Unit, or $1,150,000. In addition, the underwriting agreement provides the option to purchase up to 1,500,000 additional Units to cover any over-allotments, if any, at the Proposed Public Offering price of $10.00 less the underwriting discount of 1%. The over-allotment was exercised in full upon the IPO on November 5, 2021.

Representative Units

Simultaneous with the closing of the IPO, the Company issued to ThinkEquity, as part of representative compensation upon the consummation of the IPO, 57,500 Representative Units (the “Representative Units”). The Representative Units consist of one share of Class A common stock and one redeemable warrant to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment. The Representative Units are identical to the Units except, and so long as the Representative Units are held by ThinkEquity (and/or its designees) or its permitted transferees, they (i) may not (including the Class A common stock issuable upon exercise of the warrants), subject to certain limited exceptions, be transferred, assigned or sold by the holders until 30 days after the completion of the initial Business Combination, (ii) may be exercised by the holders on a cashless basis, (iii) will be entitled to registration rights and (iv) will not be exercisable more than five years from the Effective Date of the registration statement of which this prospectus forms a part in accordance with FINRA Rule 5110(f)(2)(G)(i). ThinkEquity has agreed (i) to waive its redemption rights with respect to the warrants underlying the Representative Units in connection with the completion of the initial Business Combination and (ii) to waive its rights to liquidating distributions from the Trust Account with respect to such warrants if the Company fails to complete the initial Business Combination within 24 months from the closing of the IPO.

Advisory Services Agreement

On December 23, 2022, the Company entered into an agreement with ThinkEquity to provide financial advisory services in connection with the proposed Business Combination with The Flexi Group Ltd. The Company shall pay ThinkEquity an advisory fee for the Advisory Services in an amount equal to greater of either (i) 4.0% of the net funds from the Company’s Trust Account after investor redemptions, or (ii) $300,000, which fee shall be due and payable in immediately available funds on the day of closing of the proposed Business Combination. In addition to any fees which may be payable to ThinkEquity under the agreement, the Company shall reimburse ThinkEquity, upon reasonable request made from time to time, for its reasonable and documented out-of-pocket expenses incurred in connection with the Advisory Services up to a maximum of $15,000, including, but not limited to, the reasonable and documented fees and disbursements of ThinkEquity’s legal counsel.

In connection with the Non-Redemption Agreement, the Company amended its advisory agreement with ThinkEquity LLC and agreed to pay ThinkEquity LLC an advisory fee of $50,000.

F-151

Inflation Reduction Act of 2022

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases of stock by publicly traded U.S. domestic corporations and certain U.S. domestic subsidiaries of publicly traded foreign corporations occurring on or after January 1, 2023. The excise tax is imposed on the repurchasing corporation itself, not its shareholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax.

On May 10, 2023, the Company’s stockholders redeemed 10,164,304 shares of Class A shares of common stock for a total of $105,619,702. The Company evaluated the classification and accounting of the stock redemption under ASC 450, “Contingencies”. ASC 450 states that when a loss contingency exists the likelihood that the future event(s) will confirm the loss or impairment of an asset or the incurrence of a liability can range from probable to remote. A contingent liability must be reviewed at each reporting period to determine appropriate treatment. The Company evaluated the current status and probability of completing a Business Combination as of June 30, 2023 and concluded that it is probable that a contingent liability should be recorded. As of June 30, 2023, the Company recorded $1,056,197 of excise tax liability calculated as 1% of shares redeemed on May 10, 2023.

Note 7 — Stockholders’ Deficit

Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share. As of June 30, 2023 and December 31, 2022, there were no shares of preferred stock issued or outstanding.

Class A Common Stock — The Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. At June 30, 2023 and December 31, 2022, there were 57,500 shares of Class A common stock issued and outstanding (excluding 1,335,696 and 11,500,000 shares of Class A common stock subject to possible redemption, respectively).

Class B Common Stock — The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. At June 30, 2023 and December 31, 2022, there were 2,889,149 shares of Class B common stock issued and outstanding.

The shares of Class B common stock will automatically convert into shares of the Class A common stock at the time of the initial Business Combination on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations, and the like, and subject to further adjustment as provided herein.

F-152

Warrants – At June 30, 2023 and December 31, 2022, 11,500,000 Public Warrants and 5,500,000 Private Placement Warrants are currently outstanding. Each warrant entitles the holder to purchase one share of the Company’s Class A common stock at a price of $11.50 per share, subject to adjustment as described herein. In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at a Newly Issued Price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or its affiliates, prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) The Market Value (defined as the volume weighted average reported trading price of Class A Common Stock for twenty trading days starting on the trading day prior to the date of the consummation of the initial Business Combination) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the greater of the Market Value and the Newly Issued Price.

Each warrant is exercisable at any time commencing on the later of 30 days after the completion of an initial business combination and 12 months from the closing of the IPO and terminating at 5:00 p.m., New York City time on the earlier to occur of (i) the date that is five (5) years after the date on which the Company consummates a Business Combination, (ii) at 5:00 p.m., New York City time on the Redemption Date as provided in the Warrant Agreement and (iii) the liquidation of the Trust Account (the “Expiration Date”). The Company in its sole discretion may extend the duration of the Warrants by delaying the Expiration Date; provided, however, that the Company will provide at least twenty (20) days’ prior written notice of any such extension to registered holders and, provided further that any such extension shall be applied consistently to all of the Warrants. Notwithstanding anything to the contrary contained herein, for so long as any Private Warrant is held by the Sponsor and/or their designees, such Private Warrant may not be exercised after five years from the Effective Date of the Registration Statement. The warrants will expire at 5:00 p.m., New York City time on the warrant expiration date, which is five years after the completion of the initial Business Combination or earlier upon redemption or liquidation. On the exercise of any warrant, the warrant exercise price will be paid directly to the Company and not placed in the Trust Account.

The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company’s satisfying its obligations described below with respect to registration. No warrant will be exercisable, and the Company will not be obligated to issue shares of Class A common stock upon exercise of a warrant unless Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will the Company be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a Unit containing such warrant will have paid the full purchase price for the Unit solely for the share of Class A common stock underlying such Unit.

The Company is not registering the shares of Class A common stock issuable upon exercise of the warrants at this time. However, the Company has agreed that as soon as practicable after the closing of the initial Business Combination, the Company will use its best efforts to file with the SEC a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants, to cause such registration statement to become effective and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective within 60 business days after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption.

Redemption of warrants:

Once the warrants become exercisable, the Company may redeem the outstanding warrants:

F-153

●	In whole and not in part;

●	at a price of $0.01 per warrant;

●	upon not less than 30 days’ prior written notice of redemption given after the warrants become exercisable to each warrant holder; and

●	if, and only if, the last sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

If the Company calls the warrants for redemption as described above, the management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” the management will consider, among other factors, its cash position, the number of warrants that are outstanding and the dilutive effect on the stockholders of issuing the maximum number of shares of Class A common stock issuable upon the exercise of the warrants. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If the Company’s management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption.

Note 8 — Fair Value Measurements

The fair value of the Company’s certain assets and liabilities, which qualify as financial instruments under ASC 820, approximates the carrying amounts represented in the balance sheets as of June 30, 2023 and December 31, 2022. The fair values of cash and cash equivalents, prepaid assets, accounts payable and accrued expenses are estimated to approximate the carrying values as of June 30, 2023 and December 31, 2022 due to the short maturities of such instruments.

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at June 30, 2023 and December 31, 2022, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Schedule of fair value on a recurring basis
Description:	Level	June 30, 2023	Level	December 31, 2022
Assets:
U.S. Money Market Funds Held in Trust Account	1	14,284,440	1	$118,956,557

There were no transfers between Levels 1, 2 or 3 during the period ended June 30, 2023 and December 31, 2022.

F-154

Note 9 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date the unaudited condensed financial statements were issued. Except as disclosed in the footnotes elsewhere and below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the unaudited condensed financial statements.

On August 10, 2023, the Company entered into an amendment (the “First Amendment”) to the Business Combination Agreement (the “Business Combination Agreement”), dated December 5, 2022. The First Amendment revises the earnout periods set forth in the Business Combination Agreement to provide that Flexi shareholders may receive earnout shares based on PubCo revenue targets achieved during the first two full fiscal years following the closing of the business combination to be effected pursuant thereto.

On September 24, 2023, the Company filed a preliminary proxy statement to hold the Second Extension Meeting to ask the Company’s Stockholders to approve the Second Extension, which will extend the Combination Period for up to an additional six months, from November 5, 2023 to May 5, 2024. If the Second Extension is approved and becomes effective, the Sponsor, or its designee, will deposit a Second Extension Payment to the Trust Account within five business days of the Second Extension Meeting for each of the following five months during the Second Extension. Assuming the Company will complete its initial business combination by May 5, 2024, a total of up to six Second Monthly Initial Extension Payments will be deposited in the Trust Account by April 5, 2024. Each Monthly Second Extension Payment will be evidenced by a Second Extension Note issued by the Company to the Sponsor, each in the principal amount equal to the Monthly Second Extension Payment. Each Second Extension Note will bear no interest and be payable in full upon the Company’s consummation of a business combination. If the Company completes a business combination, it may, at the option of the Sponsor, convert the amounts owed pursuant to the Second Extension Notes into warrants of TGVC, which warrants will be identical to the warrants issued to the Sponsor concurrently with the closing of the Company’s IPO. If the Company does not consummate a business combination by May 5, 2024, the Second Extension Notes will be repaid only from funds held outside of the Trust Account or will be forfeited, eliminated or otherwise forgiven.

F-155

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of

TG Venture Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of TG Venture Acquisition Corp. (the “Company”) as of December 31, 2022 and 2021, the related statements of operations, changes in stockholders’ (deficit) equity and cash flows for the year ended December 31, 2022 and for the period from February 8, 2021 (inception) through December 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the year ended December 31, 2022 and for the period from February 8, 2021 (inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph  – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company’s business plan is dependent on the completion of a business combination and the Company’s cash and working capital as of December 31, 2022 are not sufficient to complete its planned activities for a reasonable period of time, which is considered to be one year from the issuance date of the financial statements. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2021.

Hartford, CT
March 29, 2023

PCAOB ID Number 688

F-156

TG VENTURE ACQUISITION CORP.

BALANCE SHEETS

	December 31,
	2022	2021
ASSETS
Current assets:
Cash	$147,020	$664,626
Prepaid expenses	140,692	436,676
Total Current Assets	287,712	1,101,302

Prepaid expense – noncurrent	—	138,423
Cash and investments held in Trust Account	118,956,557	117,307,730
TOTAL ASSETS	$119,244,269	$118,547,455

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities:
Accounts payable and accrued expenses	$1,455,616	$274,847
Due to related parties	106,215	875
Income tax payable	268,239	—
Total Current Liabilities	1,830,070	275,722
TOTAL LIABILITIES	1,830,070	275,722

Commitments and Contingencies (Note 6)

Class A common stock subject to possible redemption, $0.0001 par value; 11,500,000 shares at a redemption value of $10.29 and $10.20 per share at December 31, 2022 and 2021, respectively	118,309,040	117,300,000

STOCKHOLDERS’ (DEFICIT) EQUITY:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; no shares issued and outstanding	—	—
Class A common stock, $0.0001 par value, 100,000,000 shares authorized, 57,500 shares issued and outstanding (excluding 11,500,000 shares subject to possible redemption) at December 31, 2022 and 2021	6	6
Class B common stock, $0.0001 par value, 10,000,000 shares authorized, 2,889,149 shares issued and outstanding at December 31, 2022 and 2021	289	289
Additional paid-in capital	1,035,565	2,044,605
Accumulated deficit	(1,930,701)	(1,073,167)
TOTAL STOCKHOLDERS’ (DEFICIT) EQUITY	(894,841)	971,733
TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY	$119,244,269	$118,547,455

The accompanying notes are an integral part of these financial statements.

F-157

TG VENTURE ACQUISITION CORP.

STATEMENTS OF OPERATIONS

		For the Period
		from February 8,
	For the Year	2021 (Inception)
	Ended	through
	December 31,	December 31,
	2022	2021

Formation and operating costs	$2,238,122	$375,267
Loss from operations	(2,238,122)	(375,267)

Other income (expenses):
Share based compensation expense	—	(705,630)
Interest income on cash and investments held in Trust Account	1,648,827	7,730
Total other income (expenses)	1,648,827	(697,900)

Loss before provision for income taxes	(589,295)	(1,073,167)
Provision for income taxes	268,239	—
Net loss	$(857,534)	$(1,073,167)

Basic and diluted weighted average shares outstanding, Class A common stock subject to possible redemption	11,557,500	2,014,610
Basic and diluted net loss per common share, Class A common stock subject to possible redemption	$(0.06)	$(0.26)

Basic and diluted weighted average shares outstanding, Class B common stock	2,889,149	2,095,139
Basic and diluted net loss per common share, Class B common stock	$(0.06)	$(0.26)

The accompanying notes are an integral part of these financial statements.

F-158

TG VENTURE ACQUISITION CORP.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ (DEFICIT) EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2022 AND FOR THE PERIOD FROM FEBRUARY 8, 2021 (INCEPTION) THROUGH DECEMBER 31, 2021

	Class A		Class B		Additional		Total
	Common Stock		Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit) Equity
Balance — February 8, 2021 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of founder shares	—	—	2,889,149	289	25,693	—	25,982
Issuance of representative units	57,500	6	—	—	(6)	—	—
Value of representative units issued	—	—	—	—	575,000	—	575,000
Excess fair value of Class B stock sold to advisors	—	—	—	—	579,110	—	579,110
Director share-based compensation	—	—	—	—	705,630	—	705,630
Issuance of private placement warrants	—	—	—	—	5,500,000	—	5,500,000
Allocated proceeds to public warrants	—	—	—	—	6,908,120	—	6,908,120
Underwriters’ discount allocated to warrants	—	—	—	—	(69,081)	—	(69,081)
Other offering expenses allocated to warrants	—	—	—	—	(113,583)	—	(113,583)
Accretion of common stock subject to possible redemption	—	—	—	—	(12,066,278)	—	(12,066,278)
Net loss	—	—	—	—	—	(1,073,167)	(1,073,167)
Balance – December 31, 2021	57,500	6	2,889,149	289	2,044,605	(1,073,167)	971,733
Accretion of common stock subject to possible redemption	—	—	—	—	(1,009,040)	—	(1,009,040)
Net loss	—	—	—	—	—	(857,534)	(857,534)
Balance – December 31, 2022	57,500	$6	2,889,149	$289	$1,035,565	$(1,930,701)	$(894,841)

The accompanying notes are an integral part of these financial statements.

F-159

TG VENTURE ACQUISITION CORP.

STATEMENTS OF CASH FLOWS

		For the Period
		from February 8,
	For the Year	2021 (Inception)
	Ended	Through
	December 31,	December 31,
	2022	2021
Cash Flows from Operating Activities:
Net loss	$(857,534)	$(1,073,167)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest earned on investment held in Trust Account	(1,648,827)	(7,730)
Formation and operating costs paid by Promissory note – related party	—	5,728
Director compensation expense	—	705,630
Changes in operating assets and liabilities:
Prepaid assets	434,407	(575,099)
Accounts payable and accrued expense	1,180,769	163,451
Due to related parties	105,340	—
Income tax payable	268,239	—
Net cash used in operating activities	(517,606)	(781,187)

Cash Flows from Investing Activities:
Investment of cash in Trust Account	—	(117,300,000)
Net cash used in investing activities	—	(117,300,000)

Cash Flows from Financing Activities:
Proceeds from issuance of shares to initial stockholders	—	113,850,000
Proceeds from sale of Founder Shares	—	25,982
Proceeds from sale of Private Placement units	—	5,500,000
Proceeds from issuance of promissory note to related party	—	100,000
Payment of promissory note to related party	—	(227,689)
Payment of deferred offering costs	—	(502,480)
Net cash provided by financing activities	—	118,745,813

Net Change in Cash	(517,606)	664,626
Cash – Beginning of period	664,626	—
Cash – End of period	$147,020	$664,626

Supplemental disclosure of non-cash financing activities:
Issuance of representative shares	$—	$6
Deferred offering costs paid by Sponsor under the promissory note	$—	$122,836
Deferred offering costs included in accrued offering costs and expenses	$—	$111,396
Remeasurement adjustment charged to additional paid in capital	$—	$12,066,278
Accretion to Common Stock Subject to Redemption	$1,009,040	$—

The accompanying notes are an integral part of these financial statements

F-160

TG VENTURE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022

Note 1 — Organization and Business Operations

TG Venture Acquisition Corp. (the “Company”) is a blank check company incorporated as a Delaware corporation on February 8, 2021, for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”).

As of December 31, 2022, the Company had not commenced any operations. All activity for the period from February 8, 2021 (inception) through December 31, 2022 relates to the Company’s formation and the initial public offering described below. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Initial Public Offering (the “IPO”).

The Company’s sponsor is Tsangs Group Holdings Limited (the “Sponsor”). The registration statement for the Company’s IPO was declared effective on November 2, 2021 (the “Effective Date”). On November 5, 2021, the Company consummated the IPO of 11,500,000 units (the “Units” and, with respect to the Common stock included in the Units being offered, the “Public Shares” and the warrants included in the Units being offered, the “Public Warrants”) at $10.00 per Unit, including the full exercise of the underwriters’ over-allotment of 1,500,000 Units, generating gross proceeds to the Company of $115,000,000, which is discussed in Note 3.

Simultaneously with the consummation of the IPO, the Company consummated the private placement of 5,500,000 Warrants (the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant to the Sponsor, generating gross proceeds to the Company of $5,500,000, which is described in Note 4.

Transaction costs amounted to $3,040,822 consisting of $1,150,000 of underwriting commissions, $575,000 of fair value of the Units issued to ThinkEquity LLC (“ThinkEquity”), the representative of the underwriters (see Note 6), $579,110 of fair value of the Founder Shares (as defined in Note 5) sold to advisors in excess of proceeds (see Note 5), and $736,712 of other offering costs, and was all charged to stockholders’ equity.

While the Company’s management has broad discretion with respect to the specific application of the cash held outside of the Trust Account (as hereinafter defined), substantially all of the net proceeds from the Initial Public Offering and the sale of the Private Placement Warrants, which are placed in the Trust Account, are intended to be applied generally toward completing a Business Combination. The Company’s Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the value of the assets held in the Trust Account (excluding the taxes payable on the interest earned on the Trust Account) at the time of the signing a definitive agreement in connection with the initial Business Combination. However, the Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination.

Following the closing of the IPO on November 5, 2021, $117,300,000 ($10.20 per Unit) from the net proceeds of the sale of Units in the IPO and a portion of the proceeds of the sale of the Private Placement Warrants were deposited into a trust account (the “Trust Account”) located in the United States with Continental Stock Transfer & Trust Company acting as trustee, and are invested only in U.S. government securities with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its franchise and income tax obligations (less up to $100,000 of interest to pay dissolution expenses), the proceeds from the IPO and the sale of the Private Placement Warrants will not be released from the Trust Account until the earliest of: (a) the completion of the initial Business Combination; (b) the redemption of any Public Shares properly submitted in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation: (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the initial Business Combination or certain amendments to the Company’s charter prior thereto or to redeem 100% of the Public Shares if the Company does not complete the initial Business Combination within 18 months from the closing of this offering May 5, 2023; or (ii) with respect to any other provision relating to stockholders’ rights or pre-Business Combination activity; and (c) the redemption of 100% of the Public Shares if the Company is unable to complete the initial Business Combination within the required time frame (subject to the requirements of applicable law).

Public stockholders have the opportunity to redeem all or a portion of their Public Shares upon the completion of the initial Business Combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account as of two business days prior to voting on the initial Business Combination, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its franchise and income taxes, divided by the number of then outstanding Public Shares, subject to the limitations described herein. The amount in the Trust Account is initially anticipated to be $10.20 per public share.

F-161

TG VENTURE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022

The Company will only proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 immediately prior to or upon the consummation of such Business Combination, and, if the Company seeks public stockholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by applicable law or stock exchange listing requirements and the Company does not decide to hold a stockholder vote for business or other reasons, the Company will, pursuant to its amended and restated certificate of incorporation, conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (the “SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by applicable law or stock exchange listing requirements, or the Company decides to obtain stockholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed transaction.

The Company has 18 months from the closing of the IPO until May 5, 2023 to complete the initial Business Combination (the “Combination Period”). If the Company is unable to complete the initial Business Combination within the Combination Period, the Company will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible, but no more than ten business days thereafter subject to lawfully available funds therefor, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the board of directors, dissolve and liquidate, subject in the case of clauses (ii) and (iii) above to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the warrants, which will expire worthless if the Company fails to complete the initial Business Combination within the Combination Period.

The initial stockholders, Sponsor, executive officers and directors have entered into a letter agreement with the Company, pursuant to which they have agreed to (i) to waive their redemption rights with respect to their Founder Shares if we are forced to liquidate; (ii) to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with a stockholder vote to approve an amendment to the Company’s amended and restated certificate of incorporation: (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or certain amendments to the charter prior thereto or to redeem 100% of the Company’s Public Shares if the Company does not complete the initial Business Combination within the Combined Period or (B) with respect to any other provision relating to stockholders’ rights or pre-initial Business Combination activity; and (iii) to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if the Company fails to complete the initial Business Combination within the Combination Period, although they will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares they hold if the Company fails to complete the initial Business Combination within the Combination Period; (iv) the Founder Shares are shares of the Company’s Class B common stock that will automatically convert into shares of the Company’s Class A common stock at the time of the initial Business Combination, on a one-for-one basis, subject to adjustment as described herein, and (v) are entitled to registration rights. If the Company submits the initial Business Combination to the public stockholders for a vote, the initial stockholders, officers and directors have agreed pursuant to the letter agreement to vote any shares held by them and any Public Shares purchased during or after this offering (including in open market and privately negotiated transactions) in favor of the initial Business Combination.

The Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or similar agreement or Business Combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.20 per Public Share; and (ii) the actual amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.20 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. However, the Company has not asked the Sponsor to reserve for such indemnification obligations, nor has the Company independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and believe that the Sponsor’s only assets are securities of the Company. Therefore, the Company cannot assent that the Sponsor would be able to satisfy those obligations. None of the Company’s officers or directors will indemnify the Company for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

F-162

TG VENTURE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022

Proposed Business Combination

On December 5, 2022, the Company entered into a Business Combination Agreement (the “Business Combination Agreement”) by and among (i) The Flexi Group Limited, a business company with limited liability incorporated under the laws of the British Virgin Islands (the “Flexi”), (ii) The Flexi Group Holdings Ltd., a business company with limited liability incorporated under the laws of the British Virgin Islands and a direct wholly owned subsidiary of Flexi (“PubCo” and, together with Flexi, the “Flexi Group”), (iii) The Flexi Merger Co. Ltd., a business company with limited liability incorporated under the laws of the British Virgin Islands and a direct wholly owned subsidiary of PubCo (“Merger Sub 1”), and (iv) Flexi Merger Co. LLC, a Delaware limited liability company and a direct wholly owned subsidiary of PubCo (“Merger Sub 2” and, Merger Sub 2, PubCo and Merger Sub 1, each, individually, an “Acquisition Entity”).

Capitalized terms used in this section, but not otherwise defined herein have the meanings given to them in the Business Combination Agreement.

Pursuant to the Business Combination Agreement, subject to the terms and conditions set forth therein, (i) Merger Sub 1 will merge with and into Flexi (the “Initial Merger”), whereby the separate existence of Merger Sub 1 will cease and Flexi will be the surviving entity of the Initial Merger and become a wholly owned subsidiary of PubCo, and (ii) following confirmation of the effective filing of the documents required to implement the Initial Merger, Merger Sub 2 will merge with and into TGVC (the “SPAC Merger” and together with the Initial Merger, the “Mergers”), the separate existence of Merger Sub 2 will cease and the Company will be the surviving entity of the SPAC Merger and a direct wholly owned subsidiary of PubCo.

As a result of the Mergers, among other things, (i) each outstanding Flexi Ordinary Share will be cancelled in exchange for the right to receive such number of PubCo Ordinary Shares that is equal to the Company Exchange Ratio, (ii) each outstanding SPAC Unit will be automatically detached and the holder thereof will be deemed to hold one share of SPAC Class A Common Stock and one SPAC Warrant, (iii) each outstanding share of SPAC Class B Common Stock will automatically convert into SPAC Class A Common Stock, (iv) each outstanding share of SPAC Class A Common Stock will be cancelled in exchange for the right to receive such number of PubCo Ordinary Shares that is equal to the SPAC Exchange Ratio, and (v) each outstanding SPAC Warrant will be assumed by PubCo and converted into a warrant to purchase PubCo Ordinary Shares (each, an “Assumed SPAC Warrant”).

Earnout

The Business Combination Agreement, subject to the terms and conditions set forth therein, provides that Flexi shareholders as of the Initial Merger will have the right to receive up to an aggregate of 2,900,000 additional PubCo Ordinary Shares based on the total annual revenues of PubCo in each of the two fiscal years following the Closing Date.

Representations, Warranties and Covenants

 The Business Combination Agreement contains customary representations and warranties of the parties, which will not survive the Closing. Many of the representations and warranties are qualified by materiality or Company Material Adverse Effect (with respect to Flexi) or SPAC Material Adverse Effect (with respect to the Company). “Material Adverse Effect” as used in the Business Combination Agreement means with respect to Flexi or the Company, as applicable, any event, state of facts, development, change, circumstance, occurrence or effect that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on (i) the business, assets and liabilities, results of operations or financial condition of the applicable party and its subsidiaries, taken as a whole or (ii) the ability of such party or any of its subsidiaries to consummate the Transactions, in each case subject to certain customary exceptions. Certain of the representations are subject to specified exceptions and qualifications contained in the Business Combination Agreement or in information provided pursuant to certain disclosure schedules to the Business Combination Agreement.

The Business Combination Agreement also contains pre-closing covenants of the parties, including obligations of the parties to operate their respective businesses in the ordinary course consistent with past practice, and to refrain from taking certain specified actions without the prior written consent of the other applicable parties, in each case, subject to certain exceptions and qualifications. Additionally, the parties have agreed not to solicit, negotiate or enter into competing transactions, as further provided in the Business Combination Agreement. The covenants do not survive the Closing (other than those that are to be performed after the Closing).

As promptly as practicable after the execution of the Business Combination Agreement, the Company and PubCo have agreed to prepare and file with the SEC, a Registration Statement on Form F-4 (as amended, the “F-4 Registration Statement”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and issuance of the PubCo Ordinary Shares and Assumed SPAC Warrants to be issued pursuant to the Business Combination Agreement The F-4 Registration Statement will contain a proxy statement/prospectus for the purpose of (i) the Company soliciting proxies from its shareholders to approve the Business Combination Agreement, the Transactions and related matters (the “the Company Shareholder Approval”) at a special meeting of the Company shareholders (the “Shareholder Meeting”), (ii) providing the Company’s shareholders an opportunity, in accordance with its organizational documents and initial public offering prospectus, to redeem their shares of SPAC Class A Common Stock (collectively, the “Redemptions”), and (iii) PubCo’s offering and issuance of the PubCo Ordinary Shares and Assumed Warrants in connection with the Transactions.

PubCo agreed to take all action within its power so that effective at the Closing, the board of directors of PubCo will consist of no less than five individuals, two of whom may be designated by the Sponsor, and a majority of whom shall be independent directors in accordance with Nasdaq requirements, and which shall comply with all diversity requirements under applicable Law.

In addition, prior to Closing, PubCo agreed to amend and restate its Memorandum of Association and Articles of Association (the “PubCo Governing Documents”). The PubCo Governing Documents will include customary provisions for a memorandum of association and articles of association of a British Virgin Islands publicly traded company that is traded on Nasdaq.

F-163

TG VENTURE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

 DECEMBER 31, 2022

Conditions to the Parties’ Obligations to Consummate the Mergers

 Under the Business Combination Agreement, the parties’ obligations to consummate the Transactions are subject to a number of customary conditions for special purpose acquisition companies, including, among others, the following: (i) the approval of the Mergers and the other shareholder proposals required to approve the Transactions by the Company’s and Flexi’s shareholders, (ii) all specified approvals or consents (including governmental and regulatory approvals) have been obtained and all waiting, notice, or review periods have expired or been terminated, as applicable, (iii) the effectiveness of the F-4 Registration Statement, (iv) PubCo’s initial listing application with Nasdaq shall have been conditionally approved and, immediately following the Closing, PubCo shall satisfy any applicable initial and continuing listing requirements of Nasdaq and PubCo shall not have received any notice of non-compliance therewith, and (v) the PubCo Ordinary Shares and Assumed SPAC Warrants having been approved for listing on Nasdaq, subject to round lot holder requirements.

In addition to these customary closing conditions, the Company must also hold net tangible assets of at least $5,000,001 immediately prior to Closing, net of Redemptions and liabilities (including the Company’s transaction expenses).

The obligations of the Company to consummate the Transactions are also subject to, among other things (i) the representations and warranties of Flexi and of each Acquisition Entity being true and correct, subject to the materiality standards contained in the Business Combination Agreement, (ii) material compliance by Flexi and each Acquisition Entity with its pre-closing covenants, and (iii) the absence of a Company Material Adverse Effect.

In addition, the obligations of Flexi to consummate the Transactions are also subject to, among other things (i) the representations and warranties of the Company being true and correct, subject to the materiality standards contained in the Business Combination Agreement, (ii) material compliance by the Company with its pre-closing covenants, and (iii) the absence of a SPAC Material Adverse Effect.

Termination Rights

 The Business Combination Agreement contains certain termination rights, including, among others, the following: (i) upon the mutual written consent of the Company and Flexi, (ii) if the consummation of the Transactions is prohibited by governmental order, (iii) if the Closing has not occurred on or before May 5, 2023, (iv) in connection with a breach of a representation, warranty, covenant or other agreement by Flexi or the Company which is not capable of being cured or is not cured within 30 days after receipt of notice of such breach, (v) by either the Company or Flexi if the board of directors of the other party publicly changes its recommendation with respect to the Business Combination Agreement and Transactions and related shareholder approvals under certain circumstances detailed in the Business Combination Agreement, (vi) by either the Company or Flexi if the Shareholder Meeting is held and the Company Shareholder Approval is not received, (vii) by the Company if the requisite Company Audited Financial Statements and PCAOB-compliant unaudited financials of Flexi for the first, second and third quarters of 2022 (to the extent required in accordance with the Business Combination Agreement) have not been delivered by January 4, 2023, with respect to the first and second quarters, and January 16, 2023, with respect to the third quarter, or (viii) by the Company if Flexi does not receive the written consent of its shareholders to the Business Combination Agreement and related approvals within five business days after the F-4 Registration Statement has become effective.

None of the parties to the Business Combination Agreement are required to pay a termination fee or reimburse any other party for its expenses as a result of a termination of the Business Combination Agreement. However, each party will remain liable for willful and material breaches of the Business Combination Agreement prior to termination.

Trust Account Waiver

 Flexi and each Acquisition Entity agreed that it and its affiliates will not have any right, title, interest or claim of any kind in or to any monies in the Company’s trust account held for its public shareholders, and agreed not to, and waived any right to, make any claim against the trust account (including any distributions therefrom).

 The Business Combination Agreement is filed as Exhibit 2.1 to this Annual Report on Form 10-K and the foregoing description thereof is qualified in its entirety by reference to the full text of the Business Combination Agreement. The Business Combination Agreement provides investors with information regarding its terms and is not intended to provide any other factual information about the parties. In particular, the assertions embodied in the representations and warranties contained in the Business Combination Agreement were made as of the execution date of the Business Combination Agreement only and are qualified by information in confidential disclosure schedules provided by the parties to each other in connection with the signing of the Business Combination Agreement. These disclosure schedules contain information that modifies, qualifies, and creates exceptions to the representations and warranties set forth in the Business Combination Agreement. Moreover, certain representations and warranties in the Business Combination Agreement may have been used for the purpose of allocating risk between the parties rather than establishing matters of fact. Accordingly, you should not rely on the representations and warranties in the Business Combination Agreement as characterizations of the actual statements of fact about the parties.

F-164

TG VENTURE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022

Shareholder Support Agreement

 Contemporaneously with the execution of the Business Combination Agreement, PubCo, Flexi and certain Flexi shareholders entered into a Shareholder Support Agreement, pursuant to which, among other things, certain Flexi shareholders agreed (i) to vote their Flexi shares in favor of the Business Combination Agreement (including by execution of a written consent), the Mergers and the other Transactions, (ii) to waive any rights to seek appraisal or rights of dissent in connection with the Business Combination Agreement, the Mergers and the transactions contemplated thereby; and (iii) to consent to the termination of all shareholder agreements with Flexi (with certain exceptions), effective at Closing, subject to the terms and conditions contemplated by the Shareholder Support Agreement. Flexi shareholders party to the Shareholder Support Agreement collectively have a sufficient number of votes to approve the Business Combination Agreement, the Mergers and the other Transactions.

 The Shareholder Support Agreement and all of its provisions will terminate and be of no further force or effect upon the earlier of the Closing and termination of the Business Combination Agreement pursuant to its terms. Upon such termination of the Shareholder Support Agreement, all obligations of the parties under the Shareholder Support Agreement will terminate; provided, however, that such termination will not relieve any party thereto from liability arising in respect of any breach of the Shareholder Support Agreement prior to such termination.

 Sponsor Support Agreement

 Contemporaneously with the execution of the Business Combination Agreement, the Company entered into a Sponsor Support Agreement with the Sponsor, PubCo, Flexi, and certain members of the Company’s board of directors and management team (the “Holders”), pursuant to which, among other things, the Sponsor and the Holders agreed to vote their the Company shares in favor of the Business Combination Agreement (including by execution of a written consent), the Mergers and the other Transactions, subject to the terms and conditions contemplated by the Sponsor Support Agreement.

 The Sponsor Support Agreement and all of its provisions will terminate and be of no further force or effect upon the earlier to occur of Closing and termination of the Business Combination Agreement pursuant to its terms.

Lock-Up Agreement

Concurrently with the execution of the Business Combination Agreement, the Company and PubCo entered into separate Lock-Up Agreements (each a “Lock-Up Agreement”) with Sponsor, certain members of the Company’s board of directors and management team, and certain Flexi shareholders, pursuant to which 95% of the PubCo Ordinary Shares to be received by such shareholders will be locked-up and subject to transfer restrictions for a period of time following the Closing, as described below, subject to certain exceptions. That portion of the securities held by such shareholders will be locked-up until the earliest of: (i) the six month anniversary of the date of the Closing, (ii) subsequent to the Business Combination, if the last sale price of PubCo Ordinary Shares equals or exceeds $12.00 per share (adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like), for any 20 trading days within any 30-trading day period commencing at least 150 days after the date of the Business Combination, and (iii) the date after the Closing on which PubCo completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction which results in all of PubCo’s shareholders having the right to exchange their equity holdings in PubCo for cash, securities or other property.

F-165

TG VENTURE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022

Registration Rights Agreement

 Concurrently with the execution of the Business Combination Agreement, PubCo entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Sponsor and certain Flexi shareholders pursuant to which, among other things, PubCo agreed to provide Sponsor and such shareholders with certain rights relating to the registration for resale under the Securities Act of the PubCo Ordinary Shares and Assumed Warrants that they received in the Mergers.

Forms of the foregoing agreements related to the Business Combination Transaction are filed as exhibits to this Annual Report, and the foregoing description thereof is qualified in its entirety by reference to the full text of the respective agreement.

The transaction is expected to be completed in the second quarter of 2023, subject to regulatory approvals and other customary closing conditions. After closing, The Flexi Group’s ordinary shares are expected to trade on the Nasdaq Stock Market LLC under ticker symbol FLXG.

Liquidity, Capital Resources, and Going Concern

The Company’s liquidity needs prior to the consummation of the Initial Public Offering had been satisfied through a payment from the Sponsor of $25,000 (see Note 5) for the Founder Shares and the loan under an unsecured promissory note from the Sponsor of up to $400,000 (see Note 5) which was fully repaid on December 31, 2021. Subsequent to the consummation of the Initial Public Offering, the Company’s liquidity has been satisfied through the net proceeds from the consummation of the Initial Public Offering and the Private Placement held outside of the Trust Account. As of December 31, 2022, the Company had $147,020 in its operating bank account and working capital deficit of $894,841.

In addition, in order to finance transaction costs in connection with a Business Combination, the Company’s Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, provide the Company Working Capital Loans, as defined below (see Note 5). As of December 31, 2022 and 2021, there were no amounts outstanding under any Working Capital Loans.

The Company expects to incur significant costs in pursuit of its acquisition plans. Based on the foregoing, management believes that the Company will not have sufficient working capital and borrowing capacity to meet its needs through the earlier of the consummation of a Business Combination or one year from this filing. Over this time period, the Company will be using these funds for paying existing accounts payable, identifying and evaluating prospective initial Business Combination candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to merge with or acquire, and structuring, negotiating and consummating the Business Combination.

On March 16, 2023, the Sponsor issued a promissory note allowing the Company to borrow up to $3,000,000 under an unsecured promissory note to be used to defray expenses in connection with the proposed Business Combination. The promissory note is payable on the date on which the Company consummates its initial Business Combination. $350,000 in previously advanced fund from the Sponsor is included as part of the principal of the promissory note and is therefore not available for further use by the Company (see Notes 5 and 10).

In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the Company’s business plan is dependent on the completion of the Business Combination, the Company’s existing cash and working capital as of December 31, 2022 are not sufficient to complete its planned activities for a reasonable period of time, and the date for mandatory liquidation and dissolution raises substantial doubt about the Company’s ability to continue as a going concern through May 5, 2023, the scheduled liquidation date of the Company if it does not complete a Business Combination prior to such date.   These conditions also raise substantial doubt about the Company’s ability to continue as a going concern for a period of time within one year after the date that these financial statements are issued. Management plans to address this uncertainty through a Business Combination as discussed above. There is no assurance that the Company’s plans to consummate a Business Combination will be successful within the Combination Period. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Risks and Uncertainties

In February 2022, the Russian Federation and Belarus commenced a military action with the country of Ukraine. As a result of this action, various nations, including the United States, have instituted economic sanctions against the Russian Federation and Belarus. Further, the impact of this action and related sanctions on the world economy are not determinable as of the date of these financial statements. The specific impact on the Company’s financial condition, results of operations, and cash flows is also not determinable as of the date of these financial statements.

Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus and war could have a negative effect on the Company’s financial position, results of its operations and search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Inflation Reduction Act of 2022

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases of stock by publicly traded U.S. domestic corporations and certain U.S. domestic subsidiaries of publicly traded foreign corporations occurring on or after January 1, 2023. The excise tax is imposed on the repurchasing corporation itself, not its shareholders from whom shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax.

Any redemption or other repurchase that occurs in connection with a business combination, extension vote or otherwise, may be subject to the excise tax. Whether and to what extent the Company would be subject to the excise tax in connection with a business combination, extension vote or otherwise would depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with a business combination, extension or otherwise, (ii) the structure of a business combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with a business combination (or otherwise issued not in connection with a business combination but issued within the same taxable year of a business combination) and (iv) the content of regulations and other guidance from the Treasury. In addition, because the excise tax would be payable by the Company and not by the redeeming holder, the mechanics of any required payment of the excise tax have not been determined. The foregoing could cause a reduction in the cash available on hand to complete a business combination and in the Company’s ability to complete a business combination.

F-166

TG VENTURE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022

Note 2 — Significant Accounting Policies

Basis of Presentation

The accompanying financial statement is presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statement with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

F-167

TG VENTURE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022

Use of Estimates

The preparation of the financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Making estimates requires management to exercise significant judgement. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates. The significant accounting estimate reflected in the Company’s financial statements includes, but is not limited to, valuation of Founder Shares.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had cash of $147,020 and $664,626 as of December 31, 2022 and 2021, respectively. The Company did not have any cash equivalents as of December 31, 2022 and 2021.

Investments Held in Trust Account

As of December 31, 2022, substantially all of assets held in the Trust Account were held in money market funds which are invested primarily in U.S. Treasury securities.

As of December 31, 2021, the assets held in the Trust Account consist of United States Treasury Bills. The Company classifies its United States Treasury securities as held-to-maturity in accordance with FASB ASC Topic 320 “Investments—Debt and Equity Securities.” Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Held-to-maturity treasury securities are recorded at amortized cost and adjusted for the amortization or accretion of premiums or discounts.

During the year ended December 31, 2022 and the period from February 8, 2021 (inception) through December 31, 2021, the Company did not withdraw any of the interest income from the Trust Account to pay its tax obligations, however, may in the future periods as permitted under the Trust Agreement.

A decline in the market value of held-to-maturity securities below cost that is deemed to be other than temporary, results in an impairment that reduces the carrying costs to such securities’ fair value. The impairment is charged to earnings and a new cost basis for the security is established. To determine whether an impairment is other than temporary, the Company considers whether it has the ability and intent to hold the investment until a market price recovery and considers whether evidence indicating the cost of the investment is recoverable outweighs evidence to the contrary. Evidence considered in this assessment includes the reasons for the impairment, the severity and the duration of the impairment, changes in value subsequent to year-end, forecasted performance of the investee, and the general market condition in the geographic area or industry in which the investee operates.

Premiums and discounts are amortized or accreted over the life of the related held-to-maturity security as an adjustment to yield using the effective-interest method. Such amortization and accretion are included in the “interest income” line item in the statements of operations. Interest income is recognized when earned.

Deferred Offering Costs

The Company complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1, “Other Assets and Deferred Costs”. Deferred offering costs consists of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that are directly related to the Public Offering. Offering costs are allocated to the separable financial instruments to be issued in the IPO based on a relative fair value basis, compared to total proceeds received. Upon closing of the IPO on November 5, 2021, offering costs associated with the Class A common stock and the warrants were charged to stockholders’ equity. Upon the IPO on November 5, 2021 offering costs amounted to $3,040,822, all of which was allocated to stockholders’ equity.

Share Based Compensation

The Company complies with ASC 718 Compensation- Stock Compensation, regarding interests in founder shares acquired by directors and advisors of the Company as compensation. The interests in the founder shares vested upon the Company completing the initial public offering and compensation expense has been recorded accordingly at that date based upon the initial grant date fair value. The determination of the fair value of the share-based compensation awards represents a significant estimate within the financial statements. The fair value is based upon a Monte Carlo valuation that considers the probability of an initial public offering, business combination and other risk factors.

F-168

TG VENTURE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet, primarily due to its short-term nature.

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable. In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Class A Common Stock Subject to Possible Redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s Class A common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, Class A common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’(deficit) equity section of the Company’s balance sheets.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of the Class A common stock subject to possible redemption to equal the redemption value at the end of each reporting period. This method would view the end of the reporting period as if it were also the redemption date for the security. Effective with the closing of the Initial Public Offering, the Company recognized the accretion from initial book value to redemption amount, which resulted in charges against additional paid-in capital (to the extent available) and accumulated deficit. There was $1,009,040 increase in the redemption value at December 31, 2022 since the interest earned to date from marketable securities held in Trust Account exceed the franchise taxes incurred and provision for income taxes to date. The dissolution expense of $100,000 is not included in the redemption value of the shares subject to redemption since it is only taken into account in the event of the Company’s liquidation.

At December 31, 2022 and 2021, the Class A common stock subject to possible redemption reflected in the balance sheets is reconciled in the following table:

Schedule of reconciliation
Gross proceeds	$115,000,000
Less:
Proceeds allocated to Public Warrants	(6,725,456)
Issuance cost of redeemable Class A common stock	(3,040,822)
Plus:
Remeasurement adjustment on redeemable common stock	12,066,278
Class A common stock subject to possible redemption, December 31, 2021	117,300,000
Plus:
Remeasurement adjustment on redeemable common stock	1,009,040
Class A common stock subject to possible redemption, December 31, 2022	$118,309,040

F-169

TG VENTURE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with FASB ASC Topic 815, “Derivatives and Hedging” (“ASC 815”). Derivative instruments are initially recorded at fair value on the grant date and re-valued at each reporting date, with changes in the fair value reported in the statements of operations. Derivative assets and liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

Warrants

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in FASB ASC 480, “Distinguishing Liabilities from Equity” (“ASC 480”) and ASC 815. The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common shares and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

If the stock subject to mandatory redemptions provisions represents the only shares in the reporting entity, it must report instruments in the liabilities section of its statements of financial position. The stock subject must then describe them as shares subject to mandatory redemption, so as to distinguish the instruments from other financial statement liabilities. The Company concludes that the Company’s warrants defined in Note 7 do not exhibit any of the above characteristics and, therefore, are outside the scope of ASC 480.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all of the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. The Company accounts for the 11,500,000 Public Warrants (Note 3) and 5,500,000 Private Placement Warrants (Note 4) as equity-classified instruments.

Net Loss per Common Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share”. Net loss share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. The Company has two classes of shares, which are referred to as Class A common stock and Class B common stock. Earnings and losses are shared pro rata between the two classes of shares. The Company had not considered the effect of the Private Placement to purchase an aggregate of 5,500,000 of Class A common stock in the calculation of diluted loss per share, since their exercise is contingent upon future events. As a result, diluted net loss per common stock is the same as basic net loss per common stock. The table below presents a reconciliation of the numerator and denominator used to compute basic and diluted net loss per share for each class of common stock.

Reconciliation of Net Loss per Common Stock

Basic and diluted net loss per share for Class A common stock and for Class B common stock is calculated as follows:

	For the Year Ended December 31, 2022	For the Period from February 8, 2021 (Inception) to December 31, 2021
Net loss per share for Class A common stock:
Allocation of net loss to Class A common stock	$(686,038)	$(526,069)

Basic and diluted weighted average shares, Class A common stock	11,557,500	2,014,610
Basic and diluted net loss per share	$(0.06)	$(0.26)

Net loss per share for Class B common stock:
Allocation of net loss to Class B common stock	$(171,496)	$(547,098)

Basic and diluted weighted average shares, Class B common stock	2,889,149	2,095,139
Basic and diluted net loss per share	$(0.06)	$(0.26)

F-170

TG VENTURE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022

Income Taxes

The Company accounts for income taxes under ASC 740 Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2022 and 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company has identified the United States as its only “major” tax jurisdiction. The Company is subject to income tax examinations by major taxing authorities since inception. These examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

The provision for income taxes for the year ended December 31, 2022 and for the period from February 8,2021 (inception) through December 31, 2021 were $268,239 and $0, respectively.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal Deposit Insurance Corporation coverage of $250,000. At December 31, 2022 and 2021, the Company had not experienced losses on this account.

Recent Accounting Standards

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

Note 3 — Initial Public Offering

On November 5, 2021, the Company sold 11,500,000 Units, including the full exercise of the underwriters’ over-allotment option to purchase 1,500,000 Units, at a purchase price of $10.00 per Unit. Each unit consists of one Public Share, an aggregate of 11,500,000 Public Shares, and one redeemable Public Warrant, an aggregate of 11,500,000 Public Warrants. Each Public Warrant entitles the holder to purchase one share of Class A common stock at an exercise price of $11.50 per share, subject to adjustment (see Note 7).

F-171

TG VENTURE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022

Note 4 — Private Placement

Simultaneously with the closing of the IPO, the Sponsor purchased an aggregate of 5,500,000 Private Placement Warrants at a price of $1.00 per warrant in a private placement, for an aggregate purchase price of $5,500,000. Each Private Placement Warrant entitles the holder thereof to purchase one share of the Company’s Class A common stock at a price of $11.50 per share, subject to adjustments (see Note 7), and will expire worthless if the Company does not complete the initial Business Combination.

The Private Placement Warrants are identical to the Public Warrants except that they will not be transferable, assignable or saleable until 30 days after the Business Combination except to certain permitted transferees.

Note 5 — Related Party Transactions

Founder Shares

In 2021, the Sponsor and other founders (the “Initial Stockholder”) paid $25,982 in exchange for 2,889,149 shares of Common stock (the “Founder Shares”). The number of Founder Shares outstanding was determined based on the expectation that the total size of the IPO would be a maximum of 11,500,000 Units if the underwriter’s over-allotment option was exercised in full, and therefore that such Founder Shares represent 20% of the outstanding shares after the IPO.

Two of the initial stockholders, TriPoint Capital Management, LLC (“TriPoint”), a Delaware limited liability company, and HFI Limited (“HFI”), a Cayman Islands company, serve in an advisory capacity to the Sponsor with the Company being a primary beneficiary, and their participation in the purchase of Founder Shares is considered as part of their compensation as advisors. Accordingly, upon consummation of the IPO on November 5, 2021, the Company recorded the excess fair value above the purchase price of the 300,000 Founder Shares purchased by TriPoint and HFI as an offering cost of $579,110, which were charged to stockholders’ equity.

On November 2, 2021, the Sponsor entered into an Agreement with the Company’s three independent directors under which they were each assigned 30,000 of the Founder Shares the Sponsor owned, as an inducement to serve as directors of the Company, for which they paid $0.009 per share, or an aggregate of $810. The shares are vested upon the consummation of the IPO. The fair value of the 90,000 shares at November 2, 2021, was estimated using a Monte Carlo simulation model to be approximately $706,000 in the aggregate, which the Company recorded as director compensation expense.

The Initial Stockholders have agreed not to transfer, assign, or sell any of their Founder Shares until the earlier to occur of: (A) nine months after the completion of the initial Business Combination or (B) subsequent to the initial Business Combination, (x) if the last sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property, except with respect to permitted transferees.

Promissory Note — Related Party

The Sponsor issued a promissory note allowing the Company to borrow up to $400,000 under an unsecured promissory note to be used for a portion of the expenses of the IPO. The Company had borrowed $227,690 under the promissory note. At December 31, 2021, the Company fully repaid the outstanding promissory note. At December 31, 2022, the Company did not have any outstanding promissory notes.

On March 16, 2023, the Sponsor issued a promissory note allowing the Company to borrow up to $3,000,000 under an unsecured promissory note to be used to defray expenses in connection with the proposed Business Combination. The promissory note is payable on the date on which the Company consummates its initial Business Combination. $350,000 in previously advanced fund from the Sponsor is included as part of the principal of the promissory note and is therefore not available for further use by the Company (see Note 10).

Due to Related Parties

As of December 31, 2022 and 2021, there were $106,215 and $875, respectively, outstanding under due to related parties including the monthly administrative service fee.

F-172

TG VENTURE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022

Working Capital Loans

The Sponsor has committed that they are willing and able to provide the Company with any additional funds it needs to carry out its operations. In order to finance transaction costs in connection with an intended initial Business Combination, the Sponsor, an affiliate of the Sponsor or certain of the Company’s officers and directors have committed to loan the Company funds as may be required (the “Working Capital Loans”). If the Company completes an initial Business Combination, the Company would repay such loaned amounts out of the proceeds of the Trust Account released to the Company. Otherwise, such loans would be repaid only out of funds held outside the Trust Account. In the event that the initial Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from the Trust Account would be used to repay such loaned amounts. Up to $3,000,000 of such loans may be convertible into Private Placement Warrants of the post Business Combination entity, at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the Private Placement Warrants issued to the Sponsor. As of December 31, 2022 and 2021, the Company had no borrowings under the Working Capital Loans.

Administrative Service Fee

The Company entered into an administrative services agreement on November 2, 2021, pursuant to which the Company will pay an affiliate of the Sponsor, $445 per month for office space, utilities and secretarial and administrative support. Upon completion of the initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. Total expense under the administrative services agreement during the year ended December 31, 2022 and for the period from February 8, 2021 (inception) through December 31, 2021, were $5,340 and $875, respectively.

Note 6 — Commitments and Contingencies

Registration Rights

The holders of the Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any shares of Class A common stock issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans and upon conversion of the Founder Shares) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the Effective Date of the registration statement of which this prospectus forms a part, requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to the Class A common stock). The holders of these securities will be entitled to make up to three demands, excluding short form demands, that the Company registers such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the Company’s completion of the initial Business Combination.

Underwriting Agreement

On November 5, 2021, the Company paid a cash underwriting discount of 1.0% per Unit, or $1,150,000. In addition, the underwriting agreement provides the option to purchase up to 1,500,000 additional Units to cover any over-allotments, if any, at the Proposed Public Offering price of $10.00 less the underwriting discount of 1%. The over-allotment was exercised in full upon the IPO on November 5, 2021.

Representative Units

Simultaneous with the closing of the IPO, the Company issued to ThinkEquity, as part of representative compensation upon the consummation of the IPO, 57,500 Representative Units (the “Representative Units”). The Representative Units consist of one share of Class A common stock and one redeemable warrant to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment. The Representative Units are identical to the Units except, and so long as the Representative Units are held by ThinkEquity (and/or its designees) or its permitted transferees, they (i) may not (including the Class A common stock issuable upon exercise of the warrants), subject to certain limited exceptions, be transferred, assigned or sold by the holders until 30 days after the completion of the initial Business Combination, (ii) may be exercised by the holders on a cashless basis, (iii) will be entitled to registration rights and (iv) will not be exercisable more than five years from the Effective Date of the registration statement of which this prospectus forms a part in accordance with FINRA Rule 5110(f)(2)(G)(i). ThinkEquity has agreed (i) to waive its redemption rights with respect to the warrants underlying the Representative Units in connection with the completion of the initial Business Combination and (ii) to waive its rights to liquidating distributions from the Trust Account with respect to such warrants if the Company fails to complete the initial Business Combination within 18 months from the closing of the IPO.

Advisory Services Agreement

On December 23, 2022, the Company entered into an agreement with ThinkEquity to provide financial advisory services in connection with the proposed Business Combination with The Flexi Group Ltd. The Company shall pay ThinkEquity an advisory fee for the Advisory Services in an amount equal to greater of either (i) 4.0% of the net funds from the Company’s Trust Account after investor redemptions, or (ii) $300,000, which fee shall be due and payable in immediately available funds on the day of closing of the proposed Business Combination. In addition to any fees which may be payable to ThinkEquity under the agreement, the Company shall reimburse ThinkEquity, upon reasonable request made from time to time, for its reasonable and documented out-of-pocket expenses incurred in connection with the Advisory Services up to a maximum of $15,000, including, but not limited to, the reasonable and documented fees and disbursements of ThinkEquity’s legal counsel.

F-173

TG VENTURE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022

Note 7 — Stockholders’ (Deficit) Equity

Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share. As of December 31, 2022 and 2021, there were no shares of preferred stock issued or outstanding.

Class A Common Stock — The Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. At December 31, 2022 and 2021, there were 57,500 shares of Class A common stock issued and outstanding (excluding 11,500,000 shares of Class A common stock subject to possible redemption).

Class B Common Stock — The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. At December 31, 2022 and 2021, there were 2,889,149 shares of Class B common stock issued and outstanding.

The shares of Class B common stock will automatically convert into shares of the Class A common stock at the time of the initial Business Combination on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations, and the like, and subject to further adjustment as provided herein.

Warrants – At December 31, 2022 and 2021, 11,500,000 Public Warrants and 5,500,000 Private Placement Warrants are currently outstanding. Each warrant entitles the holder to purchase one share of the Company’s Class A common stock at a price of $11.50 per share, subject to adjustment as described herein. In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at a Newly Issued Price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or its affiliates, prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) The Market Value (defined as the volume weighted average reported trading price of Class A Common Stock for twenty trading days starting on the trading day prior to the date of the consummation of the initial business combination) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the greater of the Market Value and the Newly Issued Price.

Each warrant is exercisable at any time commencing on the later of 30 days after the completion of an initial business combination and 12 months from the closing of the IPO and terminating at 5:00 p.m., New York City time on the earlier to occur of (i) the date that is five (5) years after the date on which the Company consummates a Business Combination, (ii) at 5:00 p.m., New York City time on the Redemption Date as provided in the Warrant Agreement and (iii) the liquidation of the Trust Account (the “Expiration Date”). The Company in its sole discretion may extend the duration of the Warrants by delaying the Expiration Date; provided, however, that the Company will provide at least twenty (20) days’ prior written notice of any such extension to registered holders and, provided further that any such extension shall be applied consistently to all of the Warrants. Notwithstanding anything to the contrary contained herein, for so long as any Private Warrant is held by the Sponsor and/or their designees, such Private Warrant may not be exercised after five years from the Effective Date of the Registration Statement. The warrants will expire at 5:00 p.m., New York City time on the warrant expiration date, which is five years after the completion of the initial Business Combination or earlier upon redemption or liquidation. On the exercise of any warrant, the warrant exercise price will be paid directly to the Company and not placed in the Trust Account.

The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company’s satisfying its obligations described below with respect to registration. No warrant will be exercisable, and the Company will not be obligated to issue shares of Class A common stock upon exercise of a warrant unless Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will the Company be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a Unit containing such warrant will have paid the full purchase price for the Unit solely for the share of Class A common stock underlying such Unit.

The Company is not registering the shares of Class A common stock issuable upon exercise of the warrants at this time. However, the Company has agreed that as soon as practicable after the closing of the initial Business Combination, the Company will use its best efforts to file with the SEC a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants, to cause such registration statement to become effective and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective within 60 business days after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption.

F-174

TG VENTURE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022

Redemption of warrants:

Once the warrants become exercisable, the Company may redeem the outstanding warrants:

●	In whole and not in part;

●	at a price of $0.01 per warrant;

●	upon not less than 30 days’ prior written notice of redemption given after the warrants become exercisable to each warrant holder; and

●	if, and only if, the last sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

If the Company calls the warrants for redemption as described above, the management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” the management will consider, among other factors, its cash position, the number of warrants that are outstanding and the dilutive effect on the stockholders of issuing the maximum number of shares of Class A common stock issuable upon the exercise of the warrants. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If the Company’s management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption.

Note 8. Income Tax

The Company’s net deferred tax assets at December 31, 2022 and 2021  are as follows:

	December 31,	December 31,
	2022	2021
Deferred tax assets
Net operating loss carryforward	$—	$37,512
Organizational costs/Start-up costs	200,597	41,294
Unrealized gain on interest income in Trust Account	—	(1,623)
Total deferred tax assets	200,597	77,183
Valuation Allowance	(200,597)	(77,183)
Deferred tax assets	$—	$—

The provision for income taxes for the year ended December 31, 2022 and for the period from February 8, 2021 (inception) through December 31, 2021 consist of the following:

	For the year ended December 31,	For the period from February 8, 2021 (inception) through December 31,
	2022	2021
Federal
Current	$268,239	$—
Deferred	(123,414)	(77,183)
Change in valuation allowance	123,414	77,183

Provision for income taxes	$268,239	$—

F-175

TG VENTURE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022

As of December 31, 2022 and 2021, the Company had $0 and $178,630 of U.S. federal net operating loss carryovers, respectively, available to offset future taxable income, which do not expire.

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the period from February 8, 2021 (inception) through December 31, 2021, the change in the valuation allowance was $77,183. For the year ended December 31, 2022, the change in the valuation allowance was $123,414.

A reconciliation of the federal income tax rate to the Company’s effective tax rate at December 31, 2022 and 2021 is as follows:

	December 31,	December 31,
	2022	2021
Statutory federal income tax rate	21.0%	21.0%
Permanent book/tax differences	(45.6)%	0.0%
Stock Based Compensation	(0.0)%	(13.8)%
Change in valuation allowance	(20.9)%	(7.2)%
Provision for income taxes	(45.5)%	0.0%

The Company files income tax returns in the U.S. federal jurisdiction. The Company’s tax returns for the year ended December 31, 2022 and 2021 remain open and subject to examination.

Note 9 — Fair Value Measurements

The fair value of the Company’s certain assets and liabilities, which qualify as financial instruments under ASC 820, approximates the carrying amounts represented in the balance sheets as of December 31, 2022 and 2021. The fair values of cash and cash equivalents, prepaid assets, accounts payable and accrued expenses are estimated to approximate the carrying values as of December 31, 2022 and 2021 due to the short maturities of such instruments.

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at December 31, 2022 and 2021, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description:	Level	December 31, 2022	Level	December 31, 2021
Assets:
U.S. Money Market Funds Held in Trust Account	1	118,956,557	1	$—

The carrying value, excluding gross unrealized holding loss and fair value of held to maturity securities on December 31, 2021 are as follows:

	Carrying Value as of December 31, 2021	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value as of December 31, 2021
U.S. Treasury Securities (maturity 05/20/2021)	$117,307,072	$—	$(21,399)	$117,285,673

F-176

TG VENTURE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2022

There were no transfers between Levels 1, 2 or 3 during the year ended December 31, 2022 and 2021.

Note 10 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date the financial statements were issued. Except as disclosed in the footnotes elsewhere and below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

On March 16, 2023, the Sponsor issued a promissory note allowing the Company to borrow up to $3,000,000 under an unsecured promissory note to be used to defray expenses in connection with the proposed Business Combination. The promissory note is payable on the date on which the Company consummates its initial Business Combination. $350,000 in previously advanced fund from the Sponsor is included as part of the principal of the promissory note and is therefore not available for further use by the Company.

F-177

Ordinary Shares

The Flexi Group Holdings Ltd

PRELIMINARY PROSPECTUS

ThinkEquity

, 2023

Through and including , 2023 (the 25th day after the date of this offering), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers

Pursuant to the BVI Act and PubCo’s Amended and Restated Memorandum and Articles of Association, PubCo shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings, any person who: (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, an officer or a liquidator of PubCo; or (b) is or was, at the request of PubCo, serving as a director or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise. This indemnification does not apply to a person unless the person acted honestly and in good faith and in what he believed to be the best interests of PubCo and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted of directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 7. Recent Sales of Unregistered Securities

 None.

II-1

Item 8. Exhibits and Financial Statement Schedules

Exhibit No.	Description

1.1*	Form of Underwriting Agreement.

2.1#	Business Combination Agreement, dated as of December 5, 2022, by and among TG Venture Acquisition Corp., The Flexi Group Holdings Ltd, Flexi Merger Co. LLC, The Flexi Merger Co. Ltd and The Flexi Group Limited (incorporated by reference to Exhibit 2.1 to TGVC’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 6, 2022).

2.2	First Amendment to Business Combination Agreement, dated as of August 10, 2023, by and among TG Venture Acquisition Corp., The Flexi Group Holdings Ltd, Flexi Merger Co. LLC, The Flexi Merger Co. Ltd and The Flexi Group Limited (incorporated by reference to Exhibit 2.1 to TGVC’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 11, 2023).

3.1	Memorandum and Articles of Association of The Flexi Group Holdings Ltd, dated November 10, 2022 (incorporated by reference to Exhibit 3.1 to PubCo’s Form F-4, filed with the Securities and Exchange Commission on February 13, 2023).

3.2	Amended and Restated Memorandum and Articles of Association of The Flexi Group Holdings Ltd, dated March 31, 2023 (incorporated by reference to Exhibit 3.2 to PubCo’s Form F-4/A, filed with the Securities and Exchange Commission on June 13, 2023).

4.1*	Form of Representative’s Warrant.

5.1*	Opinion of Conyers Dill & Pearman as to validity of The Flexi Group Holdings Ltd Ordinary Shares.

5.2*	Opinion of Lucosky Brookman LLP as to the Flexi Group Holdings Ltd Warrants.

8.1*	Opinion of Lucosky Brookman LLP regarding material U.S. federal income tax matters.

10.1	Form of Shareholder Support Agreement, dated as of December 5, 2022, by and between The Flexi Group Holdings Ltd and The Flexi Group Limited (incorporated by reference to Exhibit 10.1 to TGVC’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 6, 2022).

10.3	Form of Lock-Up Agreement (incorporated by reference to Exhibit 10.3 to TGVC’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 6, 2022).

10.4	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.4 to TGVC’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 6, 2022).

10.5	Loan Agreement, dated May 9, 2023, by and between Teo Juhn How and Common Ground Works Sdn. Bhd. (incorporated by reference to Exhibit 10.14 to PubCo’s Form F-4/A, filed with the Securities and Exchange Commission on June 13, 2023).

10.6	Addendum to Loan Agreement, dated September 5, 2023, by and between Teo Juhn How and Common Ground Works Sdn. Bhd. (incorporated by reference to Exhibit 10.20 to PubCo’s Form F-4/A, filed with the Securities and Exchange Commission on September 14, 2023).

10.7	Deed of Guarantee, dated May 9, 2023, by and between The Flexi Group Holdings Ltd and Teo Juhn How (incorporated by reference to Exhibit 10.15 to PubCo’s Form F-4/A, filed with the Securities and Exchange Commission on June 13, 2023).

II-2

10.8	Letter Agreement, dated April 8, 2022, between ARC Group Limited and The Flexi Group (incorporated by reference to Exhibit 10.20 to PubCo’s Form F-4/A, filed with the Securities and Exchange Commission on August 14, 2023).

10.9+	The Flexi Group Holdings Ltd 2023 Omnibus Securities and Incentive Plan (incorporated by reference to Annex D of the prospectus/proxy statement included in PubCo’s Form F-4, as amended, originally filed with the Securities and Exchange Commission on February 13, 2023).

21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to PubCo’s Form F-4/A, filed with the Securities and Exchange Commission on June 13, 2023).

23.1	Consent of BF Borgers CPA PC.

23.2	Consent of Marcum LLP

23.3*	Consent of Conyers Dill & Pearman (to be included in Exhibit 5.1).

23.4*	Consent of Lucosky Brookman LLP (to be included in Exhibits 5.2 and 8.1)

24.1	Powers of Attorney (included on signature page herein).

107	Filing Fee Table

*	Denotes exhibit to be filed by amendment
#	Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Flexi Group Holdings Ltd agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request; however, The Flexi Group Holdings Ltd may request confidential treatment of omitted items.
+	Denotes management agreement or incentive plan.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

(d) Filing Fee Table.

The Filing Fee Table and related disclosure is filed herewith as Exhibit 107.

Item 9. Undertakings.

(a) The undersigned hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

II-3

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) that for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) to file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished; provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements; and

(5) that, for the purpose of determining liability under the Securities Act to any purchaser:

(i) if the registrant is relying on Rule 430B:

(A) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

II-4

(ii) if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) The undersigned hereby undertakes:

(1) that for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(2) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-5

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, Hong Kong, on November 22, 2023.

The Flexi Group Holdings Ltd

By:	/s/ Christopher Ian Edwards
Christopher Ian Edwards Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher Ian Edwards his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following on November 22, 2023 in the capacities indicated.

Name	Title

/s/ Christopher Ian Edwards
Christopher Ian Edwards	Chief Executive Officer and Director (principal executive officer)

/s/ Yee Fei Chan
Yee Fei Chan	Chief Financial Officer (principal financial and principal accounting officer)

/s/ Constant Tedder
Constant Tedder	Director

/s/ Erman Akinci
Erman Akinci	Director

/s/ Juhn Teo
Juhn Teo	Director

/s/ Alexis Grolin
Alexis Grolin	Director

II-6

Authorized Representative

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of The Flexi Group Holdings Ltd, has signed this registration statement in New York, New York, on November 22, 2023.

Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Senior Vice-President on behalf of Cogency Global Inc.

II-7